As filed with the Securities and Exchange Commission on November 20, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROTH CH ACQUISITION I CO. PARENT CORP.*
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	5093 (Primary standard industrial classification code number)	83-3584792 (I.R.S. Employer Identification Number)

888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
(949) 720-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gordon Roth
Roth CH Acquisition I Co.
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
(949) 720-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Nussbaum, Esq. Norwood P. Beveridge, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4159	Joel T. May, Esq. Patrick S. Baldwin, Esq. Jones Day 1420 Peachtree Street, N.E., Suite 800 Atlanta, Georgia 30309 Tel: (404) 581-8967
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the business combination described in the proxy statement/prospectus contained herein have been satisfied or waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer   ☐ Accelerated filer   ☐ Non-accelerated filer   ☒ Smaller reporting company   ☒
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

*
Upon the closing of the business combination referred to in the proxy statement/prospectus within this registration statement, the name of the registrant is expected to change to PureCycle Technologies, Inc.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock, $.001 par value	9,828,000(1)	$10.075	$99,017,100(2)	$10,802.77
Shares of Common Stock, $.001 par value	87,500,000(3)	$0.078	$6,834,570(4)	$745.65
Warrants to purchase Common Stock	5,936,625(5)(7)	—	—	—
Shares of Common Stock, $.001 par value, underlying Warrants	5,936,625	$11.50(6)	$68,271,187.50	$7,448.39
Units, each consisting of one share of common stock, $.001 par value and three quarters of one warrant	9,828,000(1)(5)(7)	—	—	—
Total				$18,996.81

(1)
Relates to common stock, par value $0.001 per share, of the registrant (“ParentCo Common Stock”) issuable upon a series of mergers involving Roth CH Acquisition I Co. (“ROCH”) as further described herein. The amount of ParentCo Common Stock (and units including such shares of ParentCo Common Stock) to be registered is based on the estimate that such number of shares of the common stock of ROCH will be outstanding and held by such stockholders immediately prior to the business combination.

(2)
Pursuant to Rules 457(c) and 457(f) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product obtained by multiplying (a) $10.075, which represents the average of the high and low prices of the ROCH Common Stock on November 13, 2020, by (b) 9,828,000, based on the estimate that 9,828,000 shares of ROCH Common Stock will be outstanding immediately prior to the business combination.

(3)
The number of shares of common stock is based upon the sum of (i) 83,500,000 shares of ParentCo Common Stock estimated to be issued to the equity holders of PureCycle Technologies LLC (“PCT”) in connection with the closing of the proposed Business Combination; plus (ii) 4,000,000 shares of ParentCo Common Stock issuable upon the occurrence of certain milestones as described herein.

(4)
Pursuant to Rule 457(f) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based on the aggregate book value of the securities of PCT as of September 30, 2020.

(5)
Reflects warrants to purchase 5,936,625 shares of ParentCo Common Stock (“ParentCo Warrants”) based on the maximum number of public and private warrants of ROCH that will be converted into ParentCo Warrants (including units including such ParentCo Warrants) pursuant to the business combination. No fee required pursuant to Rule 457(g).

(6)
Pursuant to Rule 457(g)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the ParentCo Common Stock underlying the ParentCo Warrants is calculated based on the $11.50 exercise price of the ParentCo Warrants.

(7)
No fee required pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement we filed with the Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2020
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF ROTH CH ACQUISITION I CO.
AND PROSPECTUS FOR SHARES OF COMMON STOCK, WARRANTS AND UNITS,
OF ROTH CH ACQUISITION I CO. PARENT CORP.
Proxy Statement/Prospectus, dated
and first mailed to stockholders on or about
To the Stockholders of Roth CH Acquisition I Co.:
You are invited to attend a special meeting (the “Special Meeting”) of the stockholders of Roth CH Acquisition I Co. (“ROCH”) relating to the agreement and plan of merger, dated November 16, 2020 (the “Merger Agreement”), by and among Roth CH Acquisition I Co. Parent Corp. (“ParentCo”), ROCH, Roth CH Merger Sub Corp. (“Merger Sub Corp”), Roth CH Merger Sub LLC (“Merger Sub LLC”) and PureCycle Technologies LLC (“PCT”). This document is both a proxy statement/prospectus containing information about ROCH’s special meeting of stockholders and a prospectus of ParentCo with respect to the securities to be issued to ROCH’s securityholders and equityholders of PCT in the Business Combination (as defined below).
ParentCo, Merger Sub Corp and Merger Sub LLC are newly formed entities that were formed for the sole purpose of entering into and consummating the transactions set forth in the Merger Agreement. ParentCo is a wholly-owned direct subsidiary of ROCH and both Merger Sub LLC and Merger Sub Corp are wholly-owned direct subsidiaries of ParentCo. Pursuant to the Merger Agreement, at closing, each of the following transactions will occur in the following order: (i) Merger Sub Corp will merge with and into ROCH (the “RH Merger”), with ROCH surviving the RH Merger as a wholly-owned subsidiary of ParentCo (the “ROCH Surviving Company”); (ii) simultaneously with the RH Merger, Merger Sub LLC will merge with and into PCT (the “PCT Merger”), with PCT surviving the PCT Merger as a wholly-owned subsidiary of ParentCo (the “Surviving Company”); and (iii) following the PCT Merger, ParentCo will contribute to the Surviving Company the proceeds of the PIPE Investment, other than the par value of the Common Stock, which will have been disbursed to ROCH, within two days following the Closing, and ROCH Surviving Company will acquire, and ParentCo will contribute to ROCH Surviving Company all of the common units of the Surviving Company directly held by ParentCo after the PCT Merger (the “ParentCo Contribution”), such that, following the ParentCo Contribution, Surviving Company shall be a wholly-owned subsidiary of the ROCH Surviving Company (the RH Merger and the PCT Merger, together with the other transactions related thereto, the “Business Combination”). Upon closing of the Business Combination, the name of ParentCo is expected to change to PureCycle Technologies, Inc.
PCT’s ground-breaking patented recycling process, developed by Procter & Gamble and licensed to PCT, separates color, odor and contaminants from plastic waste feedstock to transform it into ultra-pure recycled polypropylene. PCT’s recycling service converts waste plastic into virgin-like plastic, fully closing the loop on the reuse of recycled plastics while making recycled polypropylene more accessible at scale to companies desiring to use a sustainable, recycled resin. ROCH is a blank check company formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition, reorganization or similar business combination, one or more operating businesses.
If ROCH stockholders approve the Business Combination Proposal (as defined below) and the parties consummate the Business Combination: (i) the holders of shares of ROCH’s common stock (“ROCH Common Stock”) issued and outstanding immediately prior to the effective time of the Business Combination (other than any redeemed shares) will receive one share of common stock of ParentCo (“ParentCo Common Stock”) in exchange for each share of ROCH Common Stock held by them, (ii) the holders of each whole warrant to purchase ROCH Common Stock will receive one warrant to purchase ParentCo Common Stock at an exercise price of $11.50 per share and (iii) the equity holders of PCT may receive an aggregate of up to 87,500,000 shares of ParentCo Common Stock, subject to adjustment as more fully described herein. As a result of the Business Combination, PCT will become a wholly-owned subsidiary of ParentCo.
In connection with the execution of the Merger Agreement, ROCH entered into the Founder Support Agreement (the “Founder Support Agreement”), dated November 16, 2020 with certain holders of the

Founder Shares (as defined below), pursuant to which, among other things, such holders agreed to approve the Merger Agreement and the Business Combination.
Contemporaneously with the execution of the Merger Agreement, certain securityholders of PCT entered into the Company Support Agreement, pursuant to which such securityholders of PCT agreed to approve the Merger Agreement and the Business Combination.
It is anticipated that, upon completion of the Business Combination, ROCH’s existing stockholders, will own approximately 8.3% of the outstanding shares of ParentCo Common Stock, that PCT’s existing securityholders will own approximately 70.6% of the outstanding shares of ParentCo Common Stock, and approximately 21.1% of the outstanding shares of ParentCo Common Stock will be held by certain institutional and accredited investors who have committed to purchase shares of ROCH Common Stock, which will be immediately exchanged for shares of ParentCo Common Stock in connection with the closing of the Business Combination, for a purchase price paid to ParentCo of $10.00 per share (less the applicable par value thereof, which shall be paid to ROCH), in a private placement. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Merger Agreement. These relative percentages assume that none of ROCH’s existing Public Stockholders (as defined below) exercise their redemption rights in connection with the Business Combination. If any of ROCH’s Public Stockholders exercise their redemption rights, or any of the other assumptions underlying these percentages become inaccurate, these percentages may vary from the amounts shown above. Please see “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
In addition to the proposal to approve the Business Combination, stockholders are being asked to approve a proposal regarding the issuance of shares in order to comply with certain listing rules imposed by NASDAQ, a proposal to adopt and approve the PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan (the “Equity Plan”) for ParentCo, and a proposal to adjourn the Special Meeting in the event ROCH does not receive the requisite number of votes to approve the Business Combination. Each of these proposals has been unanimously approved by the ROCH Board of Directors.
ParentCo is applying to have its common stock, warrants and units listed on NASDAQ under the symbols PCT, PCTTW and PCTTU, respectively. ROCH’s common stock, warrants and units are listed on NASDAQ under the symbols ROCH, ROCHW and ROCHU, respectively.
Pursuant to ROCH’s amended and restated certificate of incorporation, ROCH is providing its Public Stockholders with the opportunity to redeem their shares of Common Stock (“Public Shares”) for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of ROCH’s initial public offering, as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to ROCH to pay ROCH’s franchise and income taxes and for working capital purposes, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the Trust Account of approximately $76,528,652.26 on November 9, 2020, the estimated per share redemption price would have been approximately $10.00. Public Stockholders may elect to redeem their Public Shares even if they vote for the Business Combination Proposal. A Public Stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 20% of the outstanding Public Shares. Holders of ROCH’s outstanding warrants do not have redemption rights with respect to such warrants in connection with the Business Combination. All of the holders of ROCH’s Founder Shares have agreed to waive their redemption rights with respect to such shares and any shares of Common Stock that they may have acquired during or after ROCH’s initial public offering (“IPO”) in connection with the completion of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

HOW TO OBTAIN ADDITIONAL INFORMATION
If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by ROCH with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:
Advantage Proxy
Toll Free: 1-877-870-8565
Collect: 1-206-870-8565
Email: ksmith@advantageproxy.com
If you would like to request documents, please do so no later than        ,     , to receive them before the Special Meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find More Information” to find out where you can find more information about ROCH and PCT.
Due to the coronavirus pandemic and our concerns about protecting the health and well-being of our stockholders and employees, the Board of Directors has determined to convene and conduct the Special Meeting in a virtual meeting format at http://www.cstproxy.com/rothacquisition/sm2020. Stockholders will NOT be able to attend the Special Meeting in-person. This proxy statement/prospectus includes instruction on how to access the virtual Special Meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity.
You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination and related matters. Neither ROCH nor PCT has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct. If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the special meetings. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting , the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have no effect on the proposals. If you are a stockholder of record and you attend the Special Meeting and wish to vote during the Special Meeting, you may withdraw your proxy and vote online at the Special Meeting.
We encourage you to read this proxy statement/prospectus carefully. In particular, you should review the matters discussed under the caption “RISK FACTORS” beginning on page 18.
ROCH’s board of directors unanimously recommends that ROCH stockholders vote “FOR” each of the proposals.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or otherwise, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
Byron Roth Chairman of the Board of Directors of Roth CH Acquisition I Co.

ROTH CH ACQUISITION I CO.
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD            , 2021
TO THE STOCKHOLDERS OF ROTH CH ACQUISITION I CO.:
A special meeting of stockholders of Roth CH Acquisition I Corp. (“ROCH”), a Delaware corporation, will be held at 10:00 a.m., Eastern standard time, on            , 2021 (such meeting, together with any adjournment or postponement thereof, the “Special Meeting”). In light of COVID-19, we will hold the Special Meeting virtually. You can participate in the virtual Special Meeting as described in “The ROCH Special Meeting — How to Attend the Special Meeting.” The Special Meeting is being held to consider and vote upon proposals to approve:
(a)
The Business Combination Proposal: to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 16, 2020 (as may be amended, the “Merger Agreement”), by and among ROCH, PureCycle Technologies LLC, a Delaware limited liability company (“PCT”), Roth CH Acquisition I Co. Parent Corp., a Delaware corporation (“ParentCo”) (whose name is expected to change to PureCycle Technologies, Inc. upon closing of the Business Combination), Roth CH Merger Sub LLC, a Delaware limited liability company (“Merger Sub LLC”) and Roth CH Merger Sub Corp., a Delaware corporation (“Merger Sub Corp”), pursuant to which:

•
Merger Sub Corp will merge with and into ROCH (the “RH Merger”), with ROCH surviving the RH Merger as a wholly-owned subsidiary of ParentCo (the “ROCH Surviving Company”);

•
simultaneously with the RH Merger, Merger Sub LLC will merge with and into PCT (the “PCT Merger”), with PCT surviving the PCT Merger as a wholly-owned subsidiary of ParentCo (the “Surviving Company”);

•
following the PCT Merger, ParentCo will contribute to the Surviving Company the proceeds of the PIPE Investment, other than the par value of the Common Stock, which will have been disbursed to ROCH, within two days following the Closing, and ROCH Surviving Company will acquire, and ParentCo will contribute to ROCH Surviving Company all of the common units of the Surviving Company directly held by ParentCo after the PCT Merger (the “ParentCo Contribution”), such that, following the ParentCo Contribution, Surviving Company shall be a wholly-owned subsidiary of the ROCH Surviving Company;

   (such transactions, collectively, the “Business Combination”);
(b)
The NASDAQ Proposal: to consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of NASDAQ, or NASDAQ Listing Rules, the issuance of more than 20% of the current total issued and outstanding ROCH Common Stock (the “NASDAQ Proposal”);

(c)
The Equity Plan Proposal: to consider and vote on the PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan to be effective after the closing of the Business Combination; and

(d)
The Adjournment and Postponement Proposal: to consider and vote on any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies in the event ROCH does not receive the requisite stockholder vote to approve the Business Combination Proposal.

Pursuant to ROCH’s Amended and Restated Certificate of Incorporation and the Merger Agreement, ROCH is required to obtain stockholder approval of the Business Combination with PCT. Consequently, the Business Combination Proposal must be approved for any such transaction to be completed.
As of November 20, 2020, there were 9,828,000 shares of ROCH common stock issued and outstanding and entitled to vote. The Board of Directors has fixed the record date as the close of business on

             ,     , as the date for determining ROCH stockholders entitled to receive notice of and to vote at the Special Meeting. Only holders of record of ROCH common stock on that date are entitled to have their votes counted at the Special Meeting. In order for the Business Combination Proposal to be approved, holders of a majority of the shares present and entitled to vote must be voted in favor of such proposal.
Your vote is important. Whether or not you plan to attend the Special Meeting, please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If you are a stockholder of record, you may also cast your vote online at the virtual Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote online at the virtual Special Meeting by obtaining a proxy from your brokerage firm or bank and forwarding to Continental as described herein. If you fail to return your proxy card or instruct your broker or bank how to vote, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. An abstention will have the effect of voting against the Business Combination Proposal, the NASDAQ Proposal and the Equity Plan Proposal.
After careful consideration of all relevant factors, ROCH’s Board of Directors has determined that these proposals are fair to and in the best interests of ROCH and its stockholders, and has recommended that you vote or give instruction to vote “FOR” each of them.
Dated:
By Order of the Board of Directors,
Byron Roth Chairman of the Board and Chief Executive Officer

i

ANNEXES
A – Agreement and Plan of Merger
B – PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan
C – Form of Amended and Restated Certificate of Incorporation of the Combined Company
D – Form of Amended and Restated Bylaws of the Combined Company

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by ParentCo (File No. 333-      ), constitutes a prospectus of ParentCo under Section 5 of the Securities Act, with respect to the shares of ParentCo Common Stock, warrants to purchase ParentCo Common Stock and units consisting of one share of ParentCo Common Stock and three-quarters of a warrant to purchase shares of ParentCo Common Stock, each to be issued if the Business Combination described below is consummated. This document also constitutes a notice of special meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the Special Meeting of ROCH stockholders at which ROCH stockholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Merger Agreement, among other matters.

FREQUENTLY USED TERMS
Unless otherwise stated in this proxy statement/prospectus, the terms, “we,” “us,” “our” or “ROCH” refer to Roth CH Acquisition I Co., a Delaware corporation. Further, in this document:
•
“Authority” means the Southern Ohio Port Authority, the issuer of the Revenue Bonds.

•
“Board” means the board of directors of ROCH.

•
“Business Combination” means the transactions contemplated by the Merger Agreement.

•
“Certificate of Incorporation” means ROCH’s Amended and Restated Certificate of Incorporation.

•
“Closing Date” means date of the consummation of the Business Combination.

•
“Code” means the Internal Revenue Code of 1986, as amended.

•
“Combined Company” means ParentCo and its consolidated subsidiaries after the Business Combination.

•
“Common Stock” means the shares of common stock, par value $0.0001 per share, of ROCH.

•
“Continental” means Continental Stock Transfer & Trust Company, ROCH’s transfer agent.

•
“Convertible Notes” means the up to $60.0 million in aggregate principal amount of PCT’s 5.875% Convertible Senior Secured Notes due 2022.

•
“Effective Time” means the time at which the Business Combination becomes effective.

•
“Equity Plan” means the PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan.

•
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•
“First Tranche Notes” means the $48.0 million in aggregate principal amount of Convertible Notes issued on October 7, 2020.

•
“GAAP” means accounting principles generally accepted in the United States of America.

•
“Guarantor Liquidity Account” means the liquidity reserve held by U.S. Bank, as Escrow Agent, under an Escrow Agreement dated October 7, 2020 in connection with the Guaranty.

•
“Guarantor Liquidity Reserve Amount” means the $50 million to be fully funded by PCT into the Guarantor Liquidity Account by January 31, 2021.

•
“Guaranty” means that certain Guaranty of Completion, dated as of October 7, 2020, by and between PCT and UMB Bank, N.A., entered into in connection with the Revenue Bonds.

•
“HSR” means Hart-Scott-Rodino Antitrust Improvement Act.

•
“Initial Stockholders” means the officers and directors of ROCH and certain other stockholders who acquired shares of ROCH prior to the IPO.

•
“IPO” refers to the initial public offering of 7,500,000 ROCH Units consummated on May 7, 2020 and includes the partial exercise of the underwriters’ over allotment option in connection therewith.

•
“Loan Agreement” means that certain Loan Agreement, dated as of October 1, 2020, by and between the Authority and Purecycle Ohio, entered into in connection with the Revenue Bonds.

•
“Magnetar Guarantors” means the Combined Company and each subsidiary of the Combined Company that is a direct or indirect parent of PCT.

•
“Magnetar Indenture” means that certain indenture, dated as of October 7, 2020, by and between PCT and U.S. Bank National Association, as trustee and collateral agent pursuant to which the Convertible Notes were issued.

•
“Magnetar Investors” means certain funds managed by Magnetar Capital LLC or its affiliates that purchased the Convertible Notes.

•
“Magnetar Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of October 28, 2020, by and between PCT and the Magnetar Investors entered into in connection with the Convertible Notes.

•
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of November 16, 2020, by and among ParentCo, ROCH, Merger Sub LLC, Merger Sub Corp and PCT, as may be amended.

•
“Merger Sub Corp” means Roth CH Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of ParentCo.

•
“Merger Sub LLC” means Roth CH Merger Sub LLC, a Delaware limited liability company of which ParentCo is the sole member.

•
“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of October 6, 2020, by and among PCT and the Magnetar Investors, entered into in connection with the Convertible Notes.

•
“Organizational Documents” means certificate of incorporation and bylaws.

•
“ParentCo” means Roth CH Acquisition I Co. Parent Corp., a Delaware corporation and wholly-owned subsidiary of ROCH.

•
“PCT” means PureCycle Technologies LLC, a Delaware limited liability company.

•
“PCT Units” means, collectively, the Class A Units, Class B preferred Units, Class B-1 preferred Units and Class C Units of PCT.

•
“PCT Unitholders” means the current holders of PCT Units.

•
“Phase I Facility,” “Feedstock Evaluation Unit,” and “FEU” each refer to the pilot line which PCT uses to screen potential feedstock sources.

•
“Phase II Facility” and “Plant 1” each refer to PCT’s first commercial-scale plant in Ironton, Ohio.

•
“PIPE Investment” means the contemplated private placement of 25,000,000 shares of Common Stock, which will be exchanged for shares of ParentCo Common Stock in the Business Combination, for an aggregate of $250,000,000 in a private placement intended to close immediately prior to the closing of the Business Combination.

•
“Private Shares” means the shares of Common Stock underlying the ROCH Units issued in a private placement.

•
“Private Units” means the 265,500 units of ROCH sold to the Initial Stockholders upon consummation of the IPO, consisting of one Private Share and three quarters of one Private Warrant to purchase a share of Common Stock at an exercise price of $11.50.

•
“Private Warrant” means a warrant underlying the Private Units to purchase one Private Share at an exercise price of $11.50 in a private placement transaction.

•
“Project” refers to the Phase I Facility and Phase II Facility together.

•
“Project site” refers to the location of the Project.

•
“Public Shares” means the registered shares of Common Stock underlying the ROCH Units sold in the IPO.

•
“Public Stockholders” means holders of Public Shares.

•
“Public Warrant” means a registered warrant to purchase a share of Common Stock at an exercise price of $11.50.

•
“Purecycle Ohio” means Purecycle: Ohio LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of PCT.

•
“Revenue Bonds” means, collectively, the Series 2020A Bonds, Series 2020B Bonds, and Series 2020C Bonds.

v

•
“Revenue Bonds Trustee” means UMB Bank, N.A., as trustee under the indenture relating to the Revenue Bonds.

•
“ROCH Units” means the 7,650,000 registered units sold by ROCH in connection with its IPO and the partial exercise of the underwriters’ over-allotment option, consisting of one Public Share and three quarters of one Public Warrant to purchase a share of Common Stock at an exercise price of $11.50.

•
“SEC” means the U.S. Securities and Exchange Commission.

•
“Second Tranche Notes” means the additional $12.0 million of aggregate principal amount of Convertible Notes to be issued to the Magnetar Investors within 45 days after the entry into the Merger Agreement, subject to the satisfaction of customary closing conditions.

•
“Securities Act” means the Securities Act of 1933, as amended.

•
“Series 2020A Bonds” or “the Senior Bonds” means the tax-exempt senior secured bonds in the aggregate principal amount of $219.6 million.

•
“Series 2020B Bonds” or “the Tax-Exempt Subordinate Bonds” means the tax-exempt subordinate secured bonds in the aggregate principal amount of $20.0 million.

•
“Series 2020C Bonds” or “the Taxable Subordinate Bonds” means the taxable subordinate secured bonds in the aggregate principal amount of $10.0 million.

•
“sinking fund redemption amounts” means periodic payments reflecting the Authority’s obligation to mandatorily redeem a portion of the Revenue Bonds from time to time.

•
“Trust Account” means the trust account of ROCH that holds the proceeds of the IPO in accordance with that certain Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and ROCH.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, and the financial condition, results of operations, earnings outlook and prospects of ROCH and/or PCT and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement/prospectus, including, without limitation, in the sections entitled “PCT Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of PCT Business.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of ROCH and PCT as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by ROCH and ParentCo and the following:
•
PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s UPRP in food grade applications;

•
PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPRP and PCT’s facilities;

•
expectations regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives;

•
PCT’s ability to scale and build Plant 1 in a timely and cost-effective manner;

•
the implementation, market acceptance and success of PCT’s business model and growth strategy;

•
the success or profitability of PCT’s offtake arrangements;

•
PCT’s future capital requirements and sources and uses of cash;

•
PCT’s ability to obtain funding for its operations and future growth;

•
developments and projections relating to PCT’s competitors and industry;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•
the outcome of any legal proceedings that may be instituted against ROCH or PCT following announcement of the Merger Agreement and the transactions contemplated therein;

•
the inability to complete the Business Combination due to, among other things, the failure to obtain ROCH stockholder approval;

•
the risk that the announcement and consummation of the proposed Business Combination disrupts PCT’s current plans;

•
the ability to recognize the anticipated benefits of the Business Combination;

•
unexpected costs related to the proposed Business Combination;

•
the amount of any redemptions by existing holders of Common Stock being greater than expected;

•
limited liquidity and trading of ROCH’s securities;

•
geopolitical risk and changes in applicable laws or regulations;

•
the possibility that ROCH and/or PCT may be adversely affected by other economic, business, and/or competitive factors;

•
operational risk;

•
risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on ROCH’s or PCT’s business operations, as well as ROCH’s or PCT’s financial condition and results of operations; and

•
the risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of ROCH and PCT prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to ROCH, PCT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement. Except to the extent required by applicable law or regulation, ROCH and PCT undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
The following are answers to some questions that you, as a stockholder of ROCH, may have regarding the Proposals being considered at the Special Meeting. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Proposals and the other matters being considered at the Special Meeting. Additional important information is also contained in the annexes to this proxy statement/prospectus.
Q:
What is the purpose of this document?

A:
ROCH, ParentCo, Merger Sub Corp, Merger Sub LLC and PCT have agreed to the Business Combination under the terms of the Merger Agreement, which is attached to this proxy statement/prospectus as Annex A, and is incorporated into this proxy statement/prospectus by reference. The Board is soliciting your proxy to vote for the Business Combination and other Proposals at the Special Meeting because you owned Common Stock at the close of business on          ,     , the “Record Date” for the Special Meeting, and are therefore entitled to vote at the Special Meeting. This proxy statement/prospectus summarizes the information that you need to know in order to cast your vote.

Q:
What is being voted on?

A:
Below are the proposals that the ROCH stockholders are being asked to vote on:

•
Proposal 1 — The Business Combination Proposal to approve the Merger Agreement and the Business Combination.

•
Proposal 2 — The NASDAQ Proposal to approve the issuance of more than 20% of the issued and outstanding shares of common stock in connection with the terms of the PIPE Investment, as required by NASDAQ Listing Rule 5635(d).

•
Proposal 3 — The Equity Plan Proposal to approve the Equity Plan.

•
Proposal 4 — The Adjournment Proposal to approve the adjournment of the Special Meeting in certain circumstances.

Q:
What vote is required to approve the Proposals?

A:
Proposal 1 — The Business Combination Proposal requires the affirmative vote of the majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting. An abstention will have the effect of a vote “AGAINST” Proposal 1. Broker non-votes will have no effect on the vote for Proposal 1.

Proposal 2 — The NASDAQ Proposal requires the affirmative vote of the majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting. Abstentions will have the effect of a vote “AGAINST” Proposal 2. Broker non-votes will have no effect on the vote for Proposal No. 2.
Proposal 3 — The Equity Plan Proposal requires the affirmative vote of the majority of the issued and outstanding shares of common stock present in person by virtual attendance or represented by proxy and entitled to vote at the Special Meeting. Abstentions will have the effect of a vote “AGAINST” Proposal 3. Broker non-votes will have no effect on the vote for Proposal 3.
Proposal 4 — The Adjournment Proposal requires the affirmative vote of the majority of the issued and outstanding shares of common stock present in person by virtual attendance or represented by proxy and entitled to vote at the Special Meeting. Abstentions will have the effect of a vote “AGAINST” Proposal 4. Broker-non votes have no effect on the vote for Proposal 4.
Q.
Are any of the proposals conditioned on one another?

A:
The Business Combination Proposal (Proposal 1) is conditioned upon the approval of Proposal 2. Proposals 2 and 3 are dependent upon approval of Proposal 1. It is important for you to note that in the event that the Business Combination Proposal is not approved, ROCH will not consummate the Business Combination. If ROCH does not consummate the Business Combination and fails to complete an initial business combination by November 7, 2021, ROCH will be required to dissolve and liquidate, unless ROCH seeks stockholder approval to amend our Certificate of Incorporation to extend the date by which the Business Combination may be consummated. The approval of the Equity Plan is a condition of the consummation of the Business Combination.
Q:
How will the Initial Stockholders vote?

A:
Pursuant to a letter agreement, dated May 7, 2020, the Initial Stockholders, who as of November 20, 2020 owned 2,183,000 shares of Common Stock, or approximately 22.2% of the outstanding shares of Common Stock, agreed to vote their respective shares of Common Stock acquired by them prior to the IPO and any shares of Common Stock purchased by them in the open market in or after the IPO in favor of the Business Combination Proposal and related Proposals (“Letter Agreement”). The Initial Stockholders have also agreed that they will vote any shares of Common Stock they purchase in the open market in or after the IPO in favor of each of the Proposals.

On November 16, 2020, in connection with the execution of the Merger Agreement, certain of the Initial Stockholders each entered into a support agreement (the “Founder Support Agreement”) with ROCH, ParentCo and PCT, pursuant to which each of such Initial Stockholders agreed to vote all shares of Common Stock beneficially owned by them in favor of each of the Proposals, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.
Q:
How many votes do I and others have?

A:
You are entitled to one vote for each share of Common Stock that you held as of the Record Date. As of the close of business on the Record Date, there were 9,828,000 shares of Common Stock outstanding and entitled to vote.

Q:
What is the consideration being paid to PCT Unitholders?

A:
Under the Merger Agreement, the consideration for the Business Combination includes the Closing Share Consideration (as defined below), the assumption of all indebtedness of PCT as of the Closing Date (the “Assumed Indebtedness”), including an aggregate of approximately $300 million of indebtedness (the “Target Indebtedness Level”) incurred by PCT in October 2020 in connection with the construction of an industrial process facility (the “Construction Indebtedness”), and up to an additional 4 million shares of ParentCo Common Stock in the event certain thresholds are reached.

Q:
Do any of ROCH’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:
In considering the recommendation of the Board to approve the Merger Agreement, ROCH stockholders should be aware that certain ROCH executive officers and directors may be deemed to have interests in the Business Combination that are different from, or in addition to, those of ROCH stockholders generally. These interests, which may create actual or potential conflicts of interest, are, to the extent material, described in the sections entitled “ROCH Directors and Management” and “Certain Relationships and Related Party Transactions of ROCH” beginning on pages 149 and 153.

Q:
How do I attend the Special Meeting?

A:
As a registered shareholder, you received either a Notice and Access instruction form or Proxy Card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual annual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer by telephone at 917-262-2373, or by email proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting            ,     . Go to the URL address in your browser http://www.cstproxy.com/rothacquisitionsm.2020, enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the meeting you will need to re-log in using your control number.

x

Beneficial holders will need to contact Continental Stock Transfer to receive a control number. If you plan to vote at the meeting you will need to have a legal proxy from your bank or broker or if you would like to join and not vote Continental will issue you a guest control number. Either way you must contact Continental for specific instructions on how to receive the control number. Continental Stock Transfer can be contacted at the number or email address above. Please allow up to 48 hours prior to the meeting for processing your control number.
Q:
Who may vote at the Special Meeting?

A:
Only holders of record of Common Stock as of the close of business on        ,      may vote at the Special Meeting. As of the Record Date, there were approximately           holders of record of Common Stock. Please see “The ROCH Special Meeting — Record Date; Who is Entitled to Vote” for further information.

Q:
What is the quorum requirement for the Special Meeting?

A:
Stockholders representing a majority of the shares of Common Stock issued and outstanding as of the Record Date and entitled to vote at the Special Meeting must be present by virtual attendance or represented by proxy in order to hold the Special Meeting and conduct business. This is called a quorum. Shares of our Common Stock will be counted for purposes of determining if there is a quorum if the stockholder (i) is present by virtual attendance and entitled to vote at the Special Meeting or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum, stockholders representing a majority of the votes present or represented by proxy at the Special Meeting may adjourn the meeting until a quorum is present.

Q:
Am I required to vote against the Business Combination Proposal in order to have my Public Shares redeemed?

A:
No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that ROCH redeem your Public Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable). These rights to demand redemption of Public Shares for cash are sometimes referred to herein as “redemption rights”. If the Business Combination is not completed, holders of public shares electing to exercise their redemption rights will not be entitled to receive such payments and their shares of Common Stock will be returned to them.

Q:
How do I exercise my redemption rights?

A:
If you are a Public Stockholder desiring to exercise your redemption rights in respect of your Public Shares, you must complete the following steps no later than 5:00 p.m., Eastern time, two business days before the Special Meeting: (i) demand that ROCH redeem your shares into cash; (ii) submit your request in writing to Continental, at the address listed at the end of this section; and (iii) deliver your shares to Continental physically or electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal at Custodian) System.

Any corrected or changed written demand of redemption rights must be received by Continental two business days before the Special Meeting. No demand for redemption will be honored unless the holder’s Public Shares have been delivered (either physically or electronically) to Continental at least two business days before the Special Meeting.
ROCH stockholders may seek to have their Public Shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of Common Stock as of the Record Date.
The actual per share redemption price will be equal to the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable), divided by the number of shares of common stock underlying the ROCH Units sold in the IPO. Please see the section entitled “The ROCH

Special Meeting — Redemption Rights” for the procedures to be followed if you wish to exercise your right to have your Public Shares redeemed for cash.
Q:
How can I vote?

A:
If you are a stockholder of record, you may vote online at the virtual Special Meeting or vote by proxy using the enclosed proxy card or the Internet. Whether or not you plan to participate in the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the virtual Meeting and vote online, if you choose.

To vote online at the virtual Special Meeting, follow the instructions above under “How do I attend the Special Meeting?”
To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card before the Special Meeting, we will vote your shares as you direct.
To vote via the Internet, please go to http://www.cstproxy.com/rothacquisitionsm.2020, and follow the instructions. Please have your proxy card handy when you go to the website. Easy-to-follow prompts will allow you to confirm that your instructions have been properly recorded.
Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on            ,     . After that, Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received before the date of the Special Meeting or attend the virtual Special Meeting to vote your shares online.
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.
If you are the “beneficial owner” of Common Stock and you plan to vote those shares at the virtual Special Meeting, you will need to contact Continental at the phone number or email below to receive a control number and you must obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of common stock you held as of the Record Date, your name and email address. You must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the Special Meeting for processing your control number.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Special Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Continental. Requests for registration should be directed to 917-262-2373 or email proxy@continentalstock.com. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on            ,     .
You will receive a confirmation of your registration by email after we receive your registration materials. We encourage you to access the Special Meeting prior to the start time leaving ample time for the check in.

Q:
Who can help answer any other questions I might have about the virtual Special Meeting?

A.
If you have any questions concerning the virtual Special Meeting or need help voting your shares of Common Stock, please contact Continental at 917-262-2373 or email proxy@continentalstock.com or Advantage Proxy at Toll Free: 1-877-870-8565; Collect: 1-206-870-8565; or by email at ksmith@advantageproxy.com.

The Notice of Special Meeting, Proxy Statement and form of Proxy Card are available at: https://www.cstproxy.com/rothchacquisition/sm2020.
Q:
If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:
No. If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any Proposal for which your broker does not have discretionary authority to vote. If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Each of the Proposals to be presented at the Special Meeting is a non-discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any of the Proposals. A broker non-vote would have no effect on the approval of the Business Combination Proposal, the NASDAQ Proposal, the Equity Plan Proposal and the Adjournment Proposal as such shares are not “entitled to vote” regarding such matters.
Q:
What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:
ROCH will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Special Meeting. For purposes of approval, an abstention on any Proposal will have the same effect as a vote “AGAINST” such Proposal.

Q:
If I have not yet submitted a proxy, may I still do so?

A.
Yes. If you have not yet submitted a proxy, you may do so by (a) visiting https://www.cstproxy.com/rothchacquisition/sm2020 and following the on screen instructions (have your proxy card available when you access the webpage), or (b) calling toll-free 1 877-770-3647 in the U.S. and Canada or : +1 312-780-0854 (standard rates apply) from foreign countries from any touch-tone phone and follow the instructions (have your proxy card available when you call), or (c) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the virtual Special Meeting in person and casting your vote or by voting again by the Internet voting options described below, or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives no later than two business days prior to the Special Meeting. If you hold your shares of Common Stock through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:
Advantage Proxy
Toll Free: 1-877-870-8565
Collect: 1-206-870-8565
Email: ksmith@advantageproxy.com
Unless revoked, a proxy will be voted at the virtual Special Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR each of the Proposals.
Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you sign and return your proxy card without indicating how to vote on any particular Proposal, the shares of Common Stock represented by your proxy will be voted FOR each of the Proposals. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted.

Q:
Should I send in my share certificates now to have my shares of Common Stock redeemed?

A:
ROCH stockholders who intend to have their Public Shares redeemed should send their certificates to Continental at least two business days before the Special Meeting. Please see “The ROCH Special Meeting — Redemption Rights” for the procedures to be followed if you wish to exercise your right to have your Public Shares redeemed for cash.

Q:
Who will solicit the proxies and pay the cost of soliciting proxies for the Special Meeting?

A:
ROCH will pay the cost of soliciting proxies for the Special Meeting. ROCH has engaged Advantage Proxy to assist in the solicitation of proxies for the Special Meeting. ROCH has agreed to pay Advantage Proxy a fee of $7,500, plus disbursements, and will reimburse Advantage Proxy for its reasonable out-of-pocket expenses and indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages, and expenses. ROCH will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
What happens if I sell my shares before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your shares of Common Stock after the Record Date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Special Meeting, but will transfer ownership of the shares and will not hold an interest in ROCH after the Business Combination is consummated.

Q:
When is the Business Combination expected to occur?

A:
Assuming the requisite regulatory and stockholder approvals are received, ROCH expects that the Business Combination will occur as soon as possible following the Special Meeting.

Q:
Are PCT Unitholders required to approve the Business Combination?

A:
Yes. The approval of the PCT Unitholders will be required to consummate the Business Combination.

Q:	Are there risks associated with the Business Combination that I should consider in deciding how to vote?
A:
Yes. There are a number of risks related to the Business Combination and other transactions contemplated by the Merger Agreement, that are discussed in this proxy statement/prospectus. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 18 of this proxy statement/prospectus.
Q:
May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:
No. Appraisal rights are not available to holders of shares of common stock in connection with the proposed Business Combination. For additional information, see the section entitled “The ROCH Special Meeting — Appraisal Rights.”

Q:
What happens if the Business Combination is not consummated?

A:
If ROCH does not consummate the Business Combination by November 7, 2021 (unless such date has been extended as described herein) then pursuant to Article VI of its Certificate of Incorporation, ROCH’s officers must take all actions necessary in accordance with the Delaware General Corporation Law to dissolve and liquidate ROCH as soon as reasonably practicable. Following dissolution, ROCH will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro-rata to holders of shares of common stock who acquired such shares in the IPO or in the aftermarket. The estimated consideration that each share of Common Stock would be paid at liquidation would be approximately $10.00 per share based on amounts on deposit in the Trust Account as of November 9, 2020. The closing price of the Common Stock on NASDAQ as of November 16, 2020 was $10.50. The Initial Stockholders waived the right to any liquidation distribution with respect to any shares of Common Stock held by them.

Q:
What happens to the funds deposited in the Trust Account following the Business Combination?

A:
Following the closing of the Business Combination, holders of Public Shares exercising their redemption rights will receive their per share redemption price out of the funds in the Trust Account. As of November 9, 2020, there was approximately $76,528,652.26 in the Trust Account. ROCH estimates that investors validly exercising their redemption rights in connection with the Business Combination will receive approximately $10.00 per share. The balance of the funds will be released to PCT to fund working capital needs of the Combined Company.

Q:
Who will manage the Combined Company after the Business Combination?

A:
As a condition to the closing of the Business Combination, all of the officers and directors of ROCH will resign, other than            , who will serve as a director of the Combined Company, subject to certain closing conditions. For information on the anticipated management of the Combined Company, see the section entitled “ParentCo Management and Governance After the Business Combination — Executive Officers and Directors After the Business Combination” in this proxy statement/prospectus.

Q:
Who can help answer my questions?

A:
If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact ROCH’s proxy solicitor at:

Advantage Proxy
Toll Free: 1-877-870-8565
Collect: 1-206-870-8565
Email: ksmith@advantageproxy.com
You may also obtain additional information about ROCH from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

SUMMARY
This section summarizes information related to the Business Combination and other Proposals to be voted on at the Special Meeting. These items are described in greater detail elsewhere in this proxy statement/prospectus. You should carefully read this entire proxy statement/prospectus and the other documents to which it refers you.
The Parties
Roth CH Acquisition I Co.
Roth CH Acquisition I Co., or ROCH, is a blank check company incorporated in Delaware and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Although ROCH is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, ROCH focused its search on businesses that have their primary operations in the business services, consumer, healthcare, technology or wellness sectors.
ROCH’s units, common stock, and warrants trade on NASDAQ under the symbols “ROCH.U,” “ROCH” and “ROCH.W,” respectively. At the Closing, the outstanding shares of ROCH Common Stock will be exchanged for shares of ParentCo Common Stock.
The mailing address of ROCH’s principal executive office is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, and its telephone number is 949-720-5700.
PureCycle Technologies LLC
PureCycle Technologies LLC, or PCT, is commercializing a patented purification recycling technology (the “Technology”), originally developed by The Procter & Gamble Company (“P&G”), for restoring waste polypropylene into resin with near-virgin characteristics. PCT refers to this as resin ultra-pure recycled polypropylene (“UPRP”), which has nearly identical properties and applicability for reuse as virgin polypropylene. PCT has a global license for the technology from P&G. PCT intends to build its first commercial-scale plant in Ironton, Ohio (referred to herein as “Plant 1” or the “Phase II Facility”), which is expected to have nameplate capacity of approximately 107 million pounds/year when fully operational. Production is expected to commence in late 2022 and the plant is expected to be fully operational in 2023. PCT has secured and contracted all of the feedstock and product offtake for this initial plant. PCT’s goal is to create an important new segment of the global polypropylene market that will assist multinational entities in meeting their sustainability goals, provide consumers with polypropylene-based products that are sustainable, and reduce overall polypropylene waste in the world’s landfills and oceans.
The mailing address of PCT’s principal executive office is 5950 Hazeltine National Drive, Suite 650, Orlando, Florida 32822, and its telephone number is 877-648-3565.
Roth CH Acquisition I Co. Parent Corp.
Roth CH Acquisition I Co. Parent Corp., or ParentCo, is a Delaware corporation that was incorporated on October 16, 2020 to facilitate the Business Combination. To date, ParentCo has not conducted any material activities other than those incident to its formation. Other than 100 shares of common stock held by ROCH, there are no shares of ParentCo common stock, ParentCo warrants or ParentCo units currently outstanding. ParentCo is applying to have its common stock, warrants and units listed on NASDAQ under the symbols PCT, PCTTW and PCTTU, respectively.
The mailing address of ParentCo’s principal executive office is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, and its telephone number is (949) 720-5700.
The Special Meeting
A Special Meeting of stockholders of ROCH will be held at 10:00 a.m., Eastern standard time, on             , 2021. In light of COVID-19 we will hold the Special Meeting virtually. You can participate in the virtual Special Meeting as described under “The ROCH Special Meeting — How to Attend the Special Meeting.” The Special Meeting is being held to consider and vote upon and approve the Business Combination Proposal, the NASDAQ Proposal, the Equity Plan Proposal and the Adjournment Proposal.
Terms of the Business Combination
The Business Combination will be structured as a “double dummy” transaction, pursuant to which:
(a)
Each of ParentCo, Merger Sub Corp and Merger Sub LLC are newly formed entities that were formed for the sole purpose of entering into and consummating the transactions set forth in the Merger Agreement. ParentCo is a wholly-owned direct subsidiary of ROCH and both Merger Sub LLC and Merger Sub Corp are wholly-owned direct subsidiaries of ParentCo.

(b)
At Closing, each of the following transactions will occur in the following order: (i) ParentCo will complete the RH Merger, with ROCH surviving the RH Merger as a wholly-owned subsidiary of ParentCo (the “ROCH Surviving Company”); (ii) simultaneously with the RH Merger, ParentCo will complete the PCT Merger with PCT surviving the PCT Merger as a wholly-owned subsidiary of ParentCo (the “Surviving Company”); and (iii) following the PCT Merger, ParentCo will contribute to the Surviving Company the proceeds of the PIPE Investment, other than the par value of the Common Stock, which will have been disbursed to ROCH, within two days following the Closing, and ROCH Surviving Company will acquire, and ParentCo will contribute to ROCH Surviving Company (the “ParentCo Contribution”) all common units of the Surviving Company directly held by ParentCo after the PCT Merger, such that, following the ParentCo Contribution, Surviving Company shall be a wholly-owned subsidiary of the ROCH Surviving Company.

The Aggregate Consideration payable to the members of PCT in connection with the Business Combination consists of the Closing Share Consideration, the Contingency Consideration and the assumption of all indebtedness of PCT as of the Closing Date (the “Assumed Indebtedness”), including indebtedness related to (a) the Revenue Bonds and (b) the Convertible Notes and other indebtedness used to fund the construction of an industrial process facility in Ironton, Ohio (collectively, the “Construction Indebtedness”). As of the Record Date, there were approximately           holders of record of PCT Units.
(a)
The Closing Share Consideration

The Closing Share Consideration for PCT Unitholders is the number of shares of ParentCo Common Stock, par value $0.001 per share equal to the quotient of: (a) $835,000,000 divided by (b) $10.00, subject to adjustment as set forth in Section 2.3 of the Merger Agreement. Common Stock, Public Warrants and Public Units issued and outstanding immediately prior to the consummation of the Business Combination will be exchanged for ParentCo Securities on a one-for-one basis, as will ROCH’s outstanding warrants and units.
(b)
Contingency Consideration

PCT Unitholders will be issued up to 4,000,000 additional shares of ParentCo Common Stock if certain conditions are met. Each of the “First Level Contingency Consideration” and “Second Level Contingency Consideration” is equal to 2,000,000 shares of ParentCo Common Stock. The PCT Unitholders will be entitled to the First Level Contingency Consideration, if after six months after the Closing and prior to or as of the third anniversary of the Closing, the closing price of the ParentCo Common Stock is greater than or equal to $18.00 over any 20 trading days within any 30-trading day period. The PCT Unitholders will be entitled to the Second Level Contingency Consideration upon the Phase II Facility becoming operational, as certified by an independent engineering firm in accordance with criteria established in connection with the incurrence of the Construction Indebtedness.
Upon the first Change in Control (as defined in the Merger Agreement) to occur during the Earnout Period (as defined in the Merger Agreement), if the price per share paid or payable to the stockholders of ParentCo in connection with such Change in Control is equal to or greater than $18.00, ParentCo will issue 2,000,000 shares of ParentCo Common Stock. Upon the first Change in Control (substituting “80%” for “50%” in the definition thereof) to occur during the Earnout Period, if the price per share paid or payable to the stockholders of ParentCo in connection with such Change in Control is equal to or greater than $10.00 per share, ParentCo will issue 2,000,000 shares of ParentCo Common Stock.
Other Agreements Relating to the Business Combination
Investor Rights Agreement
At the Closing of the transactions contemplated by the Merger Agreement, ParentCo, certain PCT Unitholders representing at least 70% of PCT’s outstanding membership interests and certain stockholders of ROCH (including certain ROCH officers, directors and sponsors) will also enter into an Investor Rights Agreement, which is a closing condition of the parties to consummate the Business Combination. Pursuant to the Investor Rights Agreement, such PCT Unitholders have agreed to vote in favor of two board designees nominated by a majority of such stockholders of ROCH for a period of two years following the Closing Date (the “IRA Designees”), provided that in the event a majority of the holders of the Pre-PIPE Shares (as defined below) choose to select one of the IRA Designees, the majority of such stockholders of ROCH will select one of the IRA Designees and such holders of the Pre-PIPE Shares will select the other. The holders of the Pre-PIPE Shares may continue to select an IRA Designee until they no longer hold 10% or more of the outstanding Combined Company’s Common Stock. Such PCT Unitholders have also agreed, subject to certain limited exceptions, not to transfer ParentCo Common Stock received in the Business Combination except as follows:
•
From and after the six-month anniversary of the Closing Date, each Founder (as defined in the Investor Rights Agreement) may sell up to 20% of such Founder’s ParentCo Common Stock and each PCT Unitholder that is not a Founder may sell up to 33.34% of such PCT Unitholder’s ParentCo Common Stock.

•
From and after the one-year anniversary of the Closing Date, each Founder may sell up to an additional 30% of such Founder’s ParentCo Common Stock and each PCT Unitholder that is not a Founder may sell up to an additional 33.33% of such PCT Unitholder’s ParentCo Common Stock.

•
From and after the Phase II Facility becoming operational, as certified by an independent engineering firm, each Founder may sell up to an additional 50% of such Founder’s ParentCo Common Stock and each PCT Unitholder that is not a Founder may sell up to an additional 33.33% of such PCT shares of ParentCo Common Stock; provided that, in the case of Procter & Gamble, such lock-up will terminate in any event no later than April 15, 2023.

The Investor Rights Agreement also contains registration rights in favor of the PCT Unitholders and such ROCH stockholders which (in the case of the ROCH stockholders) are intended to replace the registration rights granted to them at the time of ROCH’s IPO.
Subscription Agreements and PIPE Registration Rights Agreement
In connection with the Business Combination, accredited investors (each a “Subscriber”) (i) have purchased prior to the date of the Merger Agreement membership units of PCT at an effective price per ParentCo Common Stock of approximately $8.35 per share for an aggregate cash amount of approximately $60 million (the “Pre-PIPE Shares”) in a private placement (the “Pre-PIPE Placement”) and (ii) have committed to purchase, on a transitory basis simultaneously with the consummation of the Business Combination, shares of Common Stock at a purchase price of $10.00 per share for an aggregate cash amount of $250 million (the “PIPE Shares”) in a private placement (for purposes of this section, the “PIPE Placement”), all of which will be exchanged for ParentCo Common Stock in connection with the closing of the Business Combination. Certain offering related expenses are payable by ROCH and PCT, including customary fees payable to the placement agents: Roth Capital Partners, LLC, Craig-Hallum and Oppenheimer & Co. Inc. (“Oppenheimer”). Such commitments have been made by way of certain subscription or unit purchase agreements (collectively, the “Subscription Agreements”), by and among each Subscriber and PCT or ROCH, as the case may be. The purpose of the sale of the Pre-PIPE Shares and the PIPE Shares is to raise additional capital for use in connection with the PCT business and the Business Combination and, in the case of the PIPE Shares, to meet the minimum cash requirements provided in the Merger Agreement. The Subscription Agreements for the PIPE Placement were entered into contemporaneously with the execution of the Merger Agreement and the proceeds will be deposited into escrow by the Subscribers will be released to ParentCo (other than the par value of the PIPE Shares, which will be released to ROCH) in connection with the issuance of ParentCo Common Stock as part of the RH Merger concurrent with the closing of the Business Combination.
The PIPE Shares are identical to the shares of Common Stock that will be held by ROCH’s public stockholders at the time of the Closing of the Business Combination, other than the PIPE Shares, when initially issued by ROCH in connection with the PIPE Closing, may not be registered with the SEC.
The closing of the sale of PIPE Shares (the “PIPE Closing”) will be contingent upon the substantially concurrent consummation of the Business Combination. The PIPE Closing will occur on the date of and simultaneously with the consummation of the RH Merger. The PIPE Closing will be subject to customary conditions, including:
•
ParentCo’s initial listing application with NASDAQ in connection with the Business Combination shall have been approved and, immediately following the Closing of the Business Combination, ParentCo shall satisfy any applicable initial and continuing listing requirements of NASDAQ and ParentCo shall not have received any notice of non-compliance therewith, and the ParentCo Common Stock shall have been approved for listing on NASDAQ;

•
all representations and warranties of ROCH and the Subscriber contained in the relevant Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined in the Subscription Agreements)), which representations and warranties shall be true in all respects) at, and as of, the PIPE Closing;

•
as of the Closing Date, there has been no material adverse change in the business, properties, financial condition, stockholders’ equity or results of operations of ROCH and its subsidiaries taken as a whole since the date of the Subscription Agreement (other than the election by holders of the ROCH Class A Common Stock to exercise redemption rights in connection with the special meeting of ROCH’s stockholders to approve the Business Combination); and

•
all conditions precedent to the closing of the Business Combination, including the approval by ROCH’s stockholders, shall have been satisfied or waived.

Each applicable Subscription Agreement will terminate upon the earlier to occur of (w) such date and time as the Merger Agreement is terminated in accordance with its terms, (x) upon the mutual written agreement of each of the parties to such Subscription Agreement, (y) any of the conditions to the PIPE Closing are not satisfied or waived on or prior to the PIPE Closing and, as a result thereof, the transactions contemplated by such Subscription Agreement are not consummated at the PIPE Closing or (z) May 31, 2021.
Pursuant to the Subscription Agreements and PIPE Registration Rights Agreement, ROCH agreed to file (at ROCH’s sole cost and expense) a registration statement registering the resale of the ParentCo Common Stock issuable in respect of the Pre-PIPE Shares and the PIPE Shares (the “PIPE Resale Registration Statement”) with the SEC no later than the 10th calendar day following the date ROCH first files this Proxy Statement/Prospectus with the SEC, unless such shares will be the subject of registration under this Proxy Statement/Prospectus. ROCH will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective at the same time that ROCH has cleared comments with the SEC on this Proxy Statement/Prospectus, but no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCH that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the date thereof) (the “Effectiveness Date”).
Under certain circumstances, additional payments by ROCH or ParentCo (as applicable) may be assessed with respect to the Pre-Pipe Shares and PIPE Shares in the event that (i) the PIPE Resale Registration Statement has not been filed with the SEC by the closing date; (ii) the PIPE Resale Registration Statement has not been declared effective by the SEC by the Effectiveness Date; (iii) the PIPE Resale Registration Statement is declared effective by the SEC but thereafter ceases to be effective or is suspended for more than fifteen (15) consecutive calendar days or more than an aggregate of twenty (20) calendar days (which need not be consecutive calendar days) during any 12-month period; or (iv) ROCH or ParentCo (as applicable)

fails for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act and the Pre-Pipe Shares and PIPE Shares are not then registered for resale under the Securities Act during the period commencing from the twelve (12) month anniversary of the closing and ending at such time that all of the Pre-Pipe Shares and PIPE Shares may be sold without the requirement for ROCH or ParentCo (as applicable) to be in compliance with Rule 144(c)(1) under the Securities Act and otherwise without restriction or limitation pursuant to Rule 144 under the Securities Act. The additional payments by ROCH or ParentCo (as applicable) will accrue on the applicable Pre-Pipe Shares and PIPE Shares at a rate of 1.0% of the aggregate purchase price paid for such shares per month, subject to certain terms and limitations (including a cap of 6.0% of the aggregate purchase price paid for such shares pursuant to the Subscription Agreements).
Founder Support Agreement
In connection with the execution of the Merger Agreement, certain of the Initial Stockholders entered into the Founder Support Agreement with ROCH, ParentCo, and PCT, pursuant to which such Initial Stockholders agreed to vote all shares of Common Stock beneficially owned by them in favor of each of the Proposals, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement. In addition, such Initial Stockholders also agreed that they would not sell, assign or otherwise transfer any of the Insider Shares (as defined therein) unless the buyer, assignee or transferee executes a joinder agreement to the Founder Support Agreement. We agreed that we would not register any sale, assignment or transfer of such Insider Shares on our transfer ledger (book entry or otherwise) that is not in compliance with the Founder Support Agreement.
Company Support Agreement
In connection with the execution of the Merger Agreement, PCT Unitholders representing at least 70% of the issued and outstanding Company LLC Interests entered into the Company Support Agreement with ROCH, ParentCo, and PCT, pursuant to which such PCT Unitholders agreed to vote all LLC Interests beneficially owned by them in favor of each of the Proposals, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement. In addition, such PCT Unitholders also agreed that they would not sell, assign or otherwise transfer any of the Company LLC Interests held by them, with certain limited exceptions, unless the buyer, assignee or transferee executes a joinder agreement to the Company Support Agreement. We agreed that we would not register any sale, assignment or transfer of such Company LLC Interests on our transfer ledger (book entry or otherwise) that is not in compliance with the Company Support Agreement.
Voting Securities
As of the close of business on            ,      (the “Record Date”), there were 9,828,000 shares of Common Stock issued and outstanding. Only ROCH stockholders who hold shares of Common Stock of record as of the Record Date are entitled to vote at the Special Meeting or any adjournment thereof. Approval of the Business Combination Proposal, the NASDAQ Proposal, the Equity Plan Proposal and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting. Attending the Special Meeting either by virtual attendance or by submitting your proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals.
With respect to the Business Combination, pursuant to the Founder Support Agreement, the Initial Stockholders holding an aggregate of 1.8 million shares of Common Stock have agreed to vote their respective shares of Common Stock in favor of each of the Proposals.

Appraisal Rights
Appraisal rights are not available to holders of shares of Common Stock in connection with the proposed Business Combination under Delaware law.
Redemption Rights
Pursuant to the Certificate of Incorporation, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding Public Shares. As of November 9, 2020, this would have amounted to approximately $10.00 per share.
You will be entitled to receive cash for any Public Shares to be redeemed only if you:
(i)    (a) hold Public Shares, or
 (b) hold Public Shares through ROCH Units and you elect to separate your ROCH Units into the underlying Public Shares prior to exercising your redemption rights with respect to the Public Shares; and
(ii)    prior to 5:00 p.m., Eastern Time, on            ,     , (a) submit a written request to Continental that ROCH redeem your Public Shares for cash and (b) deliver your Public Shares to Continental, physically or electronically through DTC.
Holders of outstanding ROCH Units must separate the underlying shares of Common Stock prior to exercising redemption rights with respect to the shares. If the ROCH Units are registered in a holder’s own name, the holder must deliver the certificate for its ROCH Units to Continental, with written instructions to separate the ROCH Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Public Shares from the ROCH Units.
If a holder exercises his/her redemption rights, then such holder will be exchanging his/her Public Shares for cash and will no longer own shares of the Combined Company. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Continental in accordance with the procedures described herein and the Business Combination is completed. Please see the section titled “The ROCH Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.
Interests of Certain Persons in the Business Combination
When you consider the recommendation of the Board in favor of adoption of the Business Combination Proposal and other proposals, you should keep in mind that ROCH’s and PCT’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:
•
If a proposed Business Combination is not completed by November 7, 2021 (unless such date has been extended as described below), ROCH will be required to dissolve and liquidate. In such event, the 2,183,000 shares of Common Stock currently held by the Initial Stockholders, which were acquired prior to the IPO will be worthless because such holders have agreed to waive their rights to any liquidation distributions. Such shares of Common Stock had an aggregate market value of approximately $22.9 million based on the closing price of the Common Stock of $10.50 on NASDAQ as of November 16, 2020.

•
The exercise of ROCH’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

•
If the Business Combination is completed, PCT Unitholders will have the ability to nominate the majority of the members of the ParentCo board of directors following such completion and one ROCH director will be designated by the Initial Stockholders pursuant to the Investor Rights Agreement.

•
Certain of PCT’s executive officers have interests in the Business Combination that are different from your interests as a stockholder, including (1) employment agreement provisions (including severance protection) that will go into effect upon the consummation of the Business Combination, (2) transaction-related bonus compensation, (3) ownership interests in PCT that will convert into common stock of the Combined Company as a result of the Business Combination, and (4) expected grants of equity awards covering Combined Company common stock that will be granted following the consummation of the Business Combination, all as discussed further below under “PCT Executive Compensation — Employment Agreements/Arrangements with our NEOs — New Employment Agreements,” “PCT Executive Compensation — Severance and Change in Control Compensation” and “ParentCo Management and Governance After the Business Combination.”

Ownership Structure
The following diagram illustrates the ownership structure of ROCH, ParentCo, Merger Sub LLC, Merger Sub and PCT prior to the Business Combination and then after the Business Combination.
Prior to the Business Combination

ROCH Stockholders and Warrantholders
100%
Roth CH Acquisition I Co. (Delaware Corporation) ("ROCH")
Roth CH Acquisition I Co. Parent Corp. (Delaware Corporation) ("ParentCo")
Roth CH Merger Sub Corp. (Delaware Corporation) ("Merger Sub Corp")
Roth CH Merger Sub LLC (Delaware Limited Liability Company) ("Merger Sub LLC")
PCT Unitholders and Warrantholders
100%
PureCycle Technologies LLC (Delaware Limited Liability Company) ("PCT")

After the Business Combination
Anticipated Accounting Treatment
The Business Combination will be accounted for as a “reverse recapitalization” in accordance with GAAP. Under this method of accounting ROCH will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the PCT Unitholders are expected to have a majority of the voting power of the Combined Company, PCT will comprise all of the ongoing operations of the Combined Company, PCT will comprise a majority of the governing body of the Combined Company, and PCT’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of PCT issuing shares for the net assets of ROCH, accompanied by a recapitalization. The net assets of ROCH will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of PCT.
Regulatory Approvals
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the related rules and regulations issued by the Federal Trade Commission, which we refer to as the FTC, certain transactions, including the Business Combination, may not be consummated until notifications have been given and specified information and documentary material have been furnished to the FTC and the United States Department of Justice, which we refer to as the DOJ, and the applicable waiting periods have expired or been terminated. The completion of the Business Combination is conditioned upon the expiration or early termination of the HSR Act waiting period. ROCH and PCT have each filed its respective notification and report forms under the HSR Act with the DOJ and the FTC. The initial 30-day waiting period will expire on           , 2020.

Summary of Material U.S. Federal Income Tax Considerations
If a U.S. Holder exercises its redemption right to have its shares of Common Stock redeemed for cash, for U.S. federal income tax purposes, such redemption will be subject to the following rules:
•
We expect that all redemptions of Common Stock will qualify as a sale or exchange under Section 302(a) of the Code, thus:

•
A U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the shares of Common Stock being redeemed.

•
The U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the U.S. federal income tax rate on ordinary income, except that under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a redemption of our common stock should consult their own tax advisors regarding the tax treatment of such losses.

If a U.S. Holder does not exercise its redemption right to receive cash for its shares of Common Stock, then, as a result of the Business Combination, we expect that such U.S. Holder should be treated as exchanging its Common Stock for the common shares of ParentCo pursuant to Section 351(a) and Section 354 of the Code. Generally, such U.S. Holder should not recognize any gain or loss.
For a more detailed discussion of the material U.S. federal income tax consequences of the Business Combination and the redemption to U.S. Holders, please carefully review the information set forth in the section entitled “Material U.S. Federal Income Tax Considerations” beginning on page 80 of this proxy statement/prospectus.
If a non-U.S. Holder exercises its redemption right to have its Common Stock redeemed for cash, we expect that such redemption will be characterized as a sale or exchange transaction under Section 302(a) of the Code. Generally, if the redemption from such non-U.S. Holder is treated as a sale of the shares of Common Stock, then such non-U.S. Holder’s gain (or loss) from such sale will not be taxable in the United States, subject to certain exceptions as described in the section entitled “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Disposition of ParentCo Securities.”
Generally, the U.S. federal income tax consequences of the Business Combination applicable to non-U.S. Holders who do not exercise their redemption rights are the same as the U.S. federal income tax consequences applicable to U.S. Holders who do not exercise their redemption rights, subject to certain exceptions described in the section entitled “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders — The Business Combination.”
For a more detailed discussion of the material U.S. federal income tax consequences of the Business Combination and the redemption to non-U.S. Holders, please carefully review the information set forth in the section entitled “Material U.S. Federal Income Tax Considerations” beginning on page 80 of this proxy statement/prospectus.
Recommendations of the Board and Reasons for the Business Combination
After careful consideration of the terms and conditions of the Merger Agreement, the Board has determined that Business Combination and the transactions contemplated thereby are fair to, and in the best interests of, ROCH and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the Board reviewed various industry and financial data and the materials provided by PCT. The Board did not obtain a fairness opinion on which to base its assessment. The Board recommends that ROCH stockholders vote:
•
FOR the Business Combination Proposal;

•
FOR the NASDAQ Proposal;

•
FOR the Equity Plan Proposal; and

•
FOR the Adjournment Proposal.

SELECTED HISTORICAL FINANCIAL INFORMATION OF ROCH
ROCH’s balance sheet data as of September 30, 2020 and statement of operations data for the nine months ended September 30, 2020 are derived from ROCH’s unaudited financial statements included elsewhere in this proxy statement/prospectus. ROCH’s balance sheet data as of December 31, 2019 and statement of operations data for the period from February 13, 2019 (inception) through December 31, 2019 are derived from ROCH’s audited financial statements included elsewhere in this proxy statement/prospectus.
The historical results of ROCH included below and elsewhere in this proxy statement/prospectus are not necessarily indicative of the future performance of ROCH. You should read the following selected financial data in conjunction with “ROCH Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.
	Nine Months Ended September 30, 2020	For the Period from February 13, 2019 (inception) through December 31, 2019
Formation and operating costs	$246,843	1,594
Loss from operations	(246,843)	—
Other income:		—
Interest income	23,547	—
Net loss	(224,032)	(1,594)
Weighted average shares outstanding – basic and diluted	2,409,765	1,875,000
Basic and diluted net loss per common share	$(0.09)	(0.00)
Balance Sheet Data:	As of September 30, 2020	As of December 31, 2019
Trust Account	$76,522,615	$—
Total assets	77,078,250	280,908
Total liabilities	2,802,189	257,502
Common stock subject to possible redemption	69,276,060	—
Stockholders’ equity	5,000,001	280,908

SELECTED HISTORICAL FINANCIAL INFORMATION OF PCT
The information presented below is derived from PCT’s unaudited condensed consolidated interim financial statements and audited consolidated financial statements included elsewhere in this proxy statement/prospectus for the nine months ended September 30, 2020 and September 30, 2019 and the fiscal years ended December 31, 2019 and 2018 and the balance sheet data as of September 30, 2020 and December 31, 2019 and 2018. In the opinion of PCT’s management, the unaudited condensed consolidated interim financial information reflects all adjustments necessary for a fair statement of the financial information in those statements.
The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read carefully the following selected information in conjunction with “PCT Management’s Discussion and Analysis of Financial Condition and Results of Operations” and PCT’s historical consolidated financial statements and accompanying footnotes, included elsewhere in this proxy statement/prospectus.
	Nine Months Ended September 30,		For the Years Ended December 31
(in thousands)	2020	2019	2019	2018
Statement of Operations Data
Revenue	$—	$—	$—	$—
Costs and Expenses
Operating Costs	$7,040	$4,901	$5,966	$1,222
Research and Development	528	509	526	786
Selling, General and Administrative	6,293	10,082	11,478	2,097
Total Operating Costs and Expenses	13,861	15,492	17,970	4,105
Interest Expense	1,827	400	1,012	—
Other (Income) Expense, net	(100)	330	330	—
Net Loss	$(15,588)	$(16,222)	$(19,312)	$(4,105)
Net Loss per Unit(1)	$(7.91)	$(7.03)	$(8.42)	$(1.86)
	As of September 30,	As of December 31,
(in thousands)	2020	2019	2018
Balance Sheet Data
Cash and Cash Equivalents	$108	$150	$101
Working Capital(2)	(15,742)	(7,622)	(4,226)
Total Assets	37,954	33,281	25,738
Total Liabilities	31,119	30,901	19,544
Total Members’ Equity	6,835	2,380	6,194

(1)
PCT follows the two-class method when computing net loss per common units when units are issued that meet the definition of participating securities. The two-class method requires income available to common unitholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The two-class method also requires losses for the period to be allocated between common and participating securities based on their respective rights if the participating security contractually participates in losses. As holders of participating securities do not have a contractual obligation to fund losses, undistributed net losses are not allocated to Class B Preferred Units, Class B-1 Preferred Units and Class C Units for purposes of the loss per unit calculation.

(2)
PCT defines working capital as total current assets minus total current liabilities.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) gives effect to the Business Combination. The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCH will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be reflected as the equivalent of PCT issuing stock for the net assets of ROCH, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of PCT. The summary unaudited pro forma condensed combined balance sheet data as of September 30, 2020 gives effect to the Business Combination as if it had occurred on September 30, 2020. The summary unaudited pro forma condensed combined statements of operations data for the nine months ended September 30, 2020 and combined statements of operations data for the year ended December 31, 2019 give effect to the Business Combination as if it had occurred on January 1, 2019.
The following Summary Pro Forma Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of the post-combination company appearing elsewhere in this proxy statement/prospectus and the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of ROCH and PCT for the applicable periods included in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the Combined Company’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of the Combined Company.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Common Stock:
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Assuming Minimum Redemptions:   This presentation assumes that no Public Stockholders of ROCH exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account.

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Assuming Maximum Redemptions:   This presentation assumes that Public Stockholders holding 6.9 million of the Public Shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of the funds in the Trust Account. This scenario gives effect to public share redemptions for aggregate redemption payments of $69.3 million using a per share redemption price of $10.00 per share. The Merger Agreement includes as a condition to closing the Business Combination that, at the closing, ROCH will have a minimum of $250.0 million in cash comprising (i) the cash held in the Trust Account after giving effect to ROCH share redemptions and proceeds from the PIPE Investment and (ii) a minimum of $5.0 million of net tangible assets. Additionally, this presentation also contemplates that ROCH’s Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares in connection with the completion of a Business Combination.
	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data
Nine Months Ended September 30, 2020 (in thousands except share and per share data)
Revenue	$—	$—
Net loss per share – basic and diluted	$(0.11)	$(0.11)
Weighted-average common shares outstanding – basic and diluted	118,328,000	111,400,394
	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data
Year Ended December 31, 2019 (in thousands except share and per share data)
Revenue	$—	$—
Net loss per share – basic and diluted	$(0.14)	$(0.15)
Weighted-average common shares outstanding – basic and diluted	118,328,000	111,400,394
	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of September 30, 2020 (in thousands)
Total assets	$724,516	$655,240
Total liabilities	$311,851	$311,851
Total stockholders’ equity	$412,665	$343,389

COMPARATIVE PER SHARE DATA
The following table sets forth summary historical comparative share information for ROCH and PCT and unaudited pro forma condensed combined per share information after giving effect to the Business Combination. The pro forma book value information reflects the Business Combination as if it had occurred on September 30, 2020. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if they had occurred on January 1, 2019.
The unaudited pro forma condensed combined earnings per share information should be read in conjunction with, the historical financial statements and related notes of ROCH and PCT for the applicable periods included in this proxy statement/prospectus. The unaudited pro forma condensed combined earnings per share information has been presented for informational purposes only and is not necessarily indicative of what the Combined Company’s results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the unaudited pro forma combined book value per share information does not purport to project the future financial position or operating results of the Combined Company.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Common Stock:
•
Assuming Minimum Redemptions:   This presentation assumes that no Public Stockholders of ROCH exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that Public Stockholders holding 6.9 million of the Public Shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of the funds in the Trust Account. This scenario gives effect to public share redemptions for aggregate redemption payments of $69.3 million using a per share redemption price of $10.00 per share. The Merger Agreement includes as a condition to closing the Business Combination that, at the closing, ROCH will have a minimum of  $250.0 million in cash comprising (i) the cash held in the Trust Account after giving effect to ROCH share redemptions and proceeds from the PIPE Investment and (ii) a minimum of $5.0 million of net tangible assets. Additionally, this presentation also contemplates that ROCH’s Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares in connection with the completion of a Business Combination.

			Combined Pro Forma				PureCycle Equivalent Per Share Pro Forma(3)
	PCT (Historical)	ROCH (Historical)	Pro Forma Combined (Assuming No Redemption)		Pro Forma Combined (Assuming Maximum Redemption)		Pro Forma Combined (Assuming No Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
As of and for the nine months ended September 30, 2020
Book Value per share(1)	$2.65	$2.07		$3.49		$3.08		$37.69		$33.27
Weighted average shares outstanding of common stock – basic and diluted	2,581,282	2,409,765		118,328,000		111,400,394		27,879,167		27,879,163
Net income per share of Class A common stock – basic and diluted	$(7.91)	$(0.09)		$(0.11)		$(0.11)		$(1.14)		$(1.21)
As of and for the Year ended December 31, 2019
Book Value per share(1)	$0.92	$0.01	$	N/A(2)	$	N/A(2)	$	N/A(2)	$	N/A(2)
Weighted average shares outstanding of common stock – basic and diluted	2,581,282	1,875,000		118,328,000		111,400,394		27,879,167		27,879,167
Net income per share of Class A common stock – basic and diluted	$(8.42)	$—		$(0.14)		$(0.15)		$(1.52)		$(1.61)

(1)
Book value per share = (Total equity)/common shares outstanding.

(2)
Pro Forma balance sheet for year ended December 31, 2019 not required and as such, no such calculation included in this table.

(3)
The equivalent pro forma basic and diluted per share data for PCT is calculated based on an expected exchange ratio of 10.80 under both the no redemption and maximum redemption scenarios that is inherent in the Business Combination.

SUMMARY OF RISK FACTORS
Our business is subject to a number of risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this summary. Some of these principal risks include the following and may be further exacerbated by the COVID-19 pandemic:
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Risks Related to PCT’s Business

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PCT is an early commercial stage emerging growth company with no revenue, and may never achieve or sustain profitability.

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PCT’s business is not diversified.

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The License Agreement sets forth certain performance targets which, if missed, could result in a termination or conversion of the license granted under the License Agreement.

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PCT’s outstanding secured and unsecured indebtedness (including at the Project level), ability to incur additional debt and the provisions in the agreements governing PCT’s debt, and certain other agreements, could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

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PCT’s projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, PCT’s projected revenues, expenses and profitability may differ materially from expectations.

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PCT’s business, financial condition, results of operations and prospects may be adversely affected by the impact of the global outbreak of COVID-19.

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Construction of the Phase II Facility may not be completed in the expected timeframe or in a cost-effective manner. Any delays in the construction of the Phase II Facility could severely impact PCT’s business, financial condition, results of operations and prospects.

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Initially, PCT will rely on a single facility for all of its operations.

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There is no guarantee the Technology is scalable to commercial-scale operation.

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PCT may be unable to sufficiently protect its proprietary rights and may encounter disputes from time to time relating to its use of the intellectual property of third parties.

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PCT may not be successful in finding future strategic partners for continuing development of additional offtake and feedstock opportunities.

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PCT’s failure to secure waste polypropylene could have a negative impact on PCT’s business, financial condition, results of operations and prospects.

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Because PCT’s global expansion requires sourcing feedstock and supplies from around the world, including Europe, changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations could adversely affect PCT’s business, financial condition, results of operations and prospects.

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The market for UPRP is still in the development phase and the acceptance of UPRP by manufacturers and potential customers is not guaranteed.

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Certain of PCT’s offtake agreements are subject to index pricing, and fluctuation in index prices may adversely impact PCT’s financial results.

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Competition could reduce demand for PCT’s products or negatively affect PCT’s sales mix or price realization.

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PCT may not be able to meet applicable regulatory requirements for the use of PCT’s UPRP in food grade applications, and, even if the requirements are met, complying on an ongoing basis with the numerous regulatory requirements applicable to the UPRP and our facilities will be time-consuming and costly.

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The operation of and construction of the Project is subject to governmental regulation.

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Risks Related to Human Capital Management

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PCT is dependent on management and key personnel, and PCT’s business would suffer if it fails to retain its key personnel and attract additional highly skilled employees.

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While ROCH and PCT work to complete the business combination, management’s focus and resources may be diverted from operational matters and other strategic opportunities.

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PCT’s management has limited experience in operating a public company.

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Risks Related to ROCH’s Business and the Business Combination

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ROCH will be forced to liquidate the Trust Account if it cannot consummate a business combination by the date that is 18 months from the closing of the IPO, or November 7, 2021. In the event of a liquidation, ROCH’s Public Stockholders will receive approximately $10.20 per share.

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You must tender your Public Shares in order to validly seek redemption in connection with the Business Combination.

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The Initial Stockholders who own shares of Common Stock will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

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ROCH is requiring stockholders who wish to redeem their Public Shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights. Failure to comply with specific requirements for redemption may mean redeeming stockholders will be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

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If ROCH’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of ROCH’s securities.

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The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial position or results of operations would have been.

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ROCH may waive one or more of the conditions to the Business Combination without resoliciting stockholder approval for the Business Combination.

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ROCH’s stockholders will experience immediate dilution as a consequence of the issuance of common stock as consideration in the Business Combination. Having a minority share position may reduce the influence that ROCH’s current stockholders have on the management of the Combined Company.

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The shares of the Combined Company’s Common Stock to be received by ROCH’s stockholders as a result of the Business Combination will have different rights from shares of ROCH Common Stock.

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If ROCH fails to consummate the PIPE, it may not have enough funds to complete the Business Combination.

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Risks Related to the Combined Company’s Common Stock

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There can be no assurance that the Combined Company’s Common Stock will be approved for listing on NASDAQ upon the Closing, or if approved, that the Combined Company will be able to comply with the continued listing standards of NASDAQ.

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The exercise of registration rights may adversely affect the market price of the Combined Company’s Common Stock.

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Future offerings of debt or offerings or issuances of equity securities by the Combined Company may adversely affect the market price of the Combined Company’s Common Stock or otherwise dilute all other stockholders.

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General Risk Factors

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Each of ROCH and PCT have incurred and will incur substantial costs in connection with the Business Combination and related transactions, such as legal, accounting, consulting and financial advisory fees.

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The Combined Company is an emerging growth company, and the Combined Company cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its shares less attractive to investors.

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Following the consummation of the Business Combination, the Combined Company will incur significant increased expenses and administrative burdens as a public company.

RISK FACTORS
You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or direct your vote to be cast to approve the acquisition.
If the Business Combination is completed, the resulting Combined Company will be subject to a number of risks. You should carefully consider the risks described below and the other information included in this proxy statement/prospectus before you decide how you want to vote on the merger proposal. Following the closing of the Business Combination, the market price of the Combined Company’s common stock could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this proxy statement/prospectus, including the consolidated financial statements of ROCH and PCT and the accompanying notes. Our business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below.
Risks Related to PCT’s Business
Risks Related to PCT’s Status as an Early Commercial Stage Emerging Growth Company
PCT is an early commercial stage emerging growth company with no revenue, and may never achieve or sustain profitability.
PCT is commercializing a recycling technology that was developed by The Procter & Gamble Company (“P&G”). P&G granted PCT a worldwide license under an Amended and Restated Patent License Agreement dated July 28, 2020, between P&G and PCT (the “License Agreement”) for a proprietary process of restoring waste polypropylene into ultra-pure recycled polypropylene (“UPRP”) through an extraction and filtration purification process (the “Technology”).
PCT relies principally on the commercialization of UPRP as well as the Technology and related licenses to generate future revenue growth. To date, such products and services have delivered no revenue. Also, UPRP product offerings and partnering revenues are in their very early stages. PCT believes that commercialization success is dependent upon the ability to significantly increase the number of production plants, feedstock suppliers and offtake partners as well as strategic partners that utilize UPRP and the Technology via licensing agreements. If demand for UPRP and the Technology does not increase as quickly as planned, PCT may be unable to increase revenue levels as expected. PCT is currently not profitable. Even if PCT succeeds in increasing adoption of UPRP products by target markets, maintaining and creating relationships with existing and new offtake partners, feedstock suppliers and customers, and developing and commercializing additional plants, market conditions, particularly related to pricing and feedstock costs, may result in PCT not generating sufficient revenue to achieve or sustain profitability.
PCT’s business is not diversified.
PCT’s initial commercial success depends on its ability to profitably operate the solid waste disposal facility and Feedstock Evaluation Unit (the “FEU” or the “Phase I Facility”) and its ability to complete construction and profitably and successfully operate its first commercial scale recycling facility (the “Phase II Facility” and, together with the Phase I Facility, the “Project”). The Project is located in Lawrence County, Ohio. Other than the future production and sale of UPRP, there are currently no other lines of business or other sources of revenue. Such lack of diversification may limit PCT’s ability to adapt to changing business conditions and could have an adverse effect on PCT’s business, financial condition, results of operations and prospects.
The License Agreement sets forth certain performance and pricing targets which, if missed, could result in a termination or conversion of the license granted under the License Agreement.
Pursuant to the License Agreement, P&G has granted PCT a license to utilize certain P&G intellectual property. The intellectual property is tied to the proprietary purification process by which waste polypropylene may be converted to UPRP, referred to as the Technology. The License Agreement sets forth certain performance targets for the Phase II Facility which, if missed, could result in a termination of the license granted under the License Agreement (if PCT is unable to make UPRP at certain production volumes and at certain prices within a certain time frame). The License Agreement also sets forth certain performance and pricing targets for the Phase II Facility which, if missed, could result in conversion of the license to a non-exclusive license (if PCT’s UPRP is unable to meet certain purification thresholds within a certain period of time after the start of the Project or PCT is unable or unwilling to provide P&G with UPRP at certain prices from the first plant). In the event the License Agreement is terminated or converted to a non-exclusive license, this could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.
PCT’s outstanding secured and unsecured indebtedness (including at the Project level), ability to incur additional debt and the provisions in the agreements governing PCT’s debt, and certain other agreements, could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.
As of September 30, 2020, after giving pro forma effect to the transactions contemplated by the Merger Agreement, the offering of the Revenue Bonds, and the issuance of $60 million of the Convertible Notes, PCT had total consolidated debt of $312.0 million, including $306.5 million of secured indebtedness (including $235.0 million of indebtedness at the Project level) and $5.5 million of unsecured indebtedness. PCT’s debt service obligations could have important consequences to the Combined Company for the foreseeable future, including the following: (i) PCT’s ability to obtain additional financing for capital expenditures, working capital or other general corporate purposes may be impaired; (ii) a substantial portion of PCT’s cash flow from operating activities must be dedicated to the payment of principal and interest on PCT’s debt, thereby reducing the funds available to us for PCT’s operations and other corporate purposes; and (iii) we may be or become substantially more leveraged than some of PCT’s competitors, which may place us at a relative competitive disadvantage and make us more vulnerable to changes in market conditions and governmental regulations.
PCT is required to maintain compliance with certain financial and other covenants under its debt agreements. There are and will be operating and financial restrictions and covenants in certain of PCT’s debt agreements, including the Loan Agreement and the indenture governing PCT’s Convertible Notes, as well as certain other agreements to which PCT is or may become a party. These limit, among other things, PCT’s ability to incur certain additional debt, create certain liens or other encumbrances, sell assets, and transfer ownership interests and transactions with affiliates of PCT. These covenants could limit PCT’s ability to engage in activities that may be in PCT’s best long-term interests. PCT’s failure to comply with certain covenants in these agreements could result in an Event of Default (as defined therein) under the various debt agreements, allowing lenders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt. An Event of Default would also adversely affect PCT’s ability to access its borrowing capacity and pay debt service on its outstanding debt, likely resulting in acceleration of such debt or in a default under other agreements containing cross-default provisions. Under such circumstances, PCT might not have sufficient funds or other resources to satisfy all of its obligations. In addition, the limitations imposed by PCT’s financing agreements on its ability to pay dividends, incur additional debt and to take other actions might significantly impair PCT’s ability to obtain other financing, generate sufficient cash flow from operations to enable PCT to pay its debt or to fund other liquidity needs. Such consequences would adversely affect PCT’s business, financial condition, results of operations and prospects.
PCT’s projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, PCT’s projected revenues, expenses and profitability may differ materially from expectations.
In connection with the Business Combination, the ROCH Board of Directors considered, among other things, internal financial forecasts for the post-Business Combination company. They speak only as of the date made and will not be updated. These financial projections are subject to significant economic, competitive, industry and other uncertainties, including availability of capital, and may not be achieved in full, at all or within projected timeframes. For example, the financial projections provided to the ROCH Board of Directors are derived in part from PCT’s projections of future UPRP production volumes. Those future production volumes include volumes associated with both current and projected feedstock sources. Projected feedstock sources and associated future production volumes and related future cash flows are inherently more uncertain than those related to current volumes, and the impact of that uncertainty increases for periods further from the date of this proxy statement/prospectus. Further, as a result of unprecedented market disruption resulting from the global coronavirus (COVID-19), these projections are even more uncertain in terms of reflecting actual future results. In addition, the failure of PCT’s business to achieve projected results could have a material adverse effect on the Combined Company’s share price and financial position following the Business Combination.
Risks Related to PCT’s Operations
PCT’s business, financial condition, results of operations and prospects may be adversely affected by the impact of the global outbreak of COVID-19.
The United States is being affected by the COVID-19 pandemic, the full effect of which on global financial markets as well as national, state and local economies is unknown. There can be no assurances as to the materiality, severity and duration of negative economic conditions caused by the pandemic.
In addition to keeping PCT employees healthy and safe, the immediate impact of COVID-19 on PCT relates to the challenges that PCT’s suppliers and contractors may be facing. PCT is a party to certain agreements, including construction contracts and certain long-term feedstock agreements that provide for the supply to PCT of post-industrial and post-consumer resin that contains polypropylene as feedstock with guaranteed minimum and maximum volumes at prices linked to an index for virgin polypropylene in a price schedule with collared pricing and a minimum price floor. The feedstock agreements contain typical provisions for termination by either party due to force majeure, breach of contract, and/or company insolvency. The impact of COVID-19 on such agreements, or the applicable agreements’ termination provisions, is uncertain, and could result in the termination of such agreements.
When PCT is producing UPRP, if the pandemic has not abated, the impact of COVID-19, while uncertain, could be manifested in the challenges faced by PCT’s customers. For example, certain UPRP is intended for use in consumer packaging by consumer goods companies, and there could be volatility in the packaged consumer goods market due to interruptions in consumer access to products resulting from government actions that impact the ability of those companies to produce and ship goods. Product demand trends caused by future economic trends are unclear. PCT has executed offtake agreements providing for a combined guaranteed minimum sale of 63 million pounds per year (“MMlb/yr.”) of UPRP and a maximum volume of 138 MMlb/yr at PCT’s option, which reduces the ability of PCT to quickly respond to changes caused by COVID-19, particularly as the amount of UPRP to be provided for sale under each offtake agreement is determined prior to each year as an annual volume commitment.
There may be additional unknown risks presented by the COVID-19 pandemic that could impact PCT’s operating results. For example, the deadly global outbreak and continuing spread of COVID-19 could have an adverse effect on the value, operating results and financial condition of PCT’s business; as well as the ability of PCT to maintain operations and grow revenue generated from offtake partners and customers and could delay or prevent completion of the Phase II Facility or result in additional costs or reduced revenues. In addition, the impact of COVID-19 is likely to cause substantial changes in consumer behavior and has caused restrictions on business and individual activities, which are likely to lead to reduced economic activity. Extraordinary actions taken by international, federal, state, and local public health and governmental authorities to contain and combat the outbreak and spread of COVID-19 in regions throughout the world, including travel bans, quarantines, “stay-at-home” orders, and similar mandates for many individuals and businesses to substantially restrict daily activities could have an adverse effect on PCT’s business, financial condition, results of operations and prospects.
Construction of the Phase II Facility may not be completed in the expected timeframe or in a cost-effective manner. Any delays in the construction of the Phase II Facility could severely impact PCT’s business, financial condition, results of operations and prospects.
The Project will constitute the first of its kind. Construction on the Project commenced in 2018 with the construction of the Phase I Facility comprised of the FEU, operating within an 11,000 square foot building located on the Project site. The FEU was brought online on July 1, 2019. Construction of the Phase II Facility has commenced, will include modifications to 150,000 square feet of existing buildings, utilities and the Project storage area, and is expected to be substantially completed by October 2022. The

Company might not be able to achieve completion of the Phase II Facility in the expected timeframe, in a cost-effective manner or at all due to a variety of factors, including, but not limited to, a stoppage of work as a result of the COVID-19 outbreak, unexpected construction problems or severe weather. Significant unexpected delays in construction could result in additional costs or reduced revenues, and it could limit the amount of UPRP PCT can produce, which could severely impact PCT’s business, financial condition, results of operations and prospects.
The construction and commissioning of any new project is dependent on a number of contingencies some of which are beyond PCT’s control. There is a risk that significant unanticipated costs or delays could arise due to, among other things, errors or omissions, unanticipated or concealed Project site conditions, including subsurface conditions, unforeseen technical issues or increases in plant and equipment costs, insufficiency of water supply and other utility infrastructure, or inadequate contractual arrangements. Should significant unanticipated costs arise, this could have a material adverse impact on PCT’s business, financial performance and operations. No assurance can be given that construction will be completed, will be completed on time or will be completed at all, or as to whether PCT, which has provided a Guaranty of Completion of the Project, will have sufficient funds available to complete construction. If the Project is not completed, funds are not likely to be available to pay debt service on PCT’s outstanding debt.
Initially, PCT will rely on a single facility for all of its operations.
Initially, PCT will rely solely on the operations at the Project. Adverse changes or developments affecting the Project could impair PCT’s ability to produce UPRP and its business, prospects, financial condition and results of operations. Any shutdown or period of reduced production at the Project, which may be caused by regulatory noncompliance or other issues, as well as other factors beyond its control, such as severe weather conditions, natural disaster, fire, power interruption, work stoppage, disease outbreaks or pandemics (such as COVID-19), equipment failure or delay in supply delivery, would significantly disrupt PCT’s ability to grow and produce UPRP in a timely manner, meet its contractual obligations and operate its business. PCT’s equipment is costly to replace or repair, and PCT’s equipment supply chains may be disrupted in connection with pandemics, such as COVID-19, trade wars or other factors. If any material amount of PCT’s machinery were damaged, it would be unable to predict when, if at all, it could replace or repair such machinery or find co-manufacturers with suitable alterative machinery, which could adversely affect PCT’s business, financial condition, results of operations and prospects. Performance guarantees may not be sufficient to cover damages or losses, or the guarantors under such guarantees may not have the ability to pay. Any insurance coverage PCT has may not be sufficient to cover all of its potential losses and may not continue to be available to PCT on acceptable terms, or at all.
Cyber risk and the failure to maintain the integrity of PCT’s operational or security systems or infrastructure, or those of third parties with which PCT does business, could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.
PCT is subject to an increasing number of information technology vulnerabilities, threats and targeted computer crimes which pose a risk to the security of its systems and networks and the confidentiality, availability and integrity of data. Disruptions or failures in the physical infrastructure or operating systems that support PCT’s businesses, offtake partners, feedstock suppliers and customers, or cyber attacks or security breaches of PCT’s networks or systems, could result in the loss of customers and business opportunities, legal liability, regulatory fines, penalties or intervention, reputational damage, reimbursement or other compensatory costs, and additional compliance costs, any of which could materially adversely affect PCT’s business, financial condition, results of operations and prospects. While PCT attempts to mitigate these risks, PCT’s systems, networks, products, solutions and services remain potentially vulnerable to advanced and persistent threats.
PCT also maintains and has access to sensitive, confidential or personal data or information in its business that is subject to privacy and security laws, regulations and customer controls. Despite PCT’s efforts to protect such sensitive, confidential or personal data or information, PCT’s facilities and systems and those of its customers, offtake partners, feedstock suppliers and third-party service providers may be vulnerable to security breaches, theft, misplaced or lost data, programming and/or human errors that could lead to the compromise of sensitive, confidential or personal data or information or improper use of PCT’s systems and software.

PCT may be unable to sufficiently protect its proprietary rights and may encounter disputes from time to time relating to its use of the intellectual property of third parties.
PCT relies on its proprietary intellectual property, including numerous patents and registered trademarks, as well as its licensed intellectual property under the License Agreement and others to market, promote and sell UPRP products. PCT monitors and protects against activities that might infringe, dilute, or otherwise harm its patents, trademarks and other intellectual property and relies on the patent, trademark and other laws of the U.S. and other countries. However, PCT may be unable to prevent third parties from using its intellectual property without authorization. In addition, the laws of some non-U.S. jurisdictions, particularly those of certain emerging markets, provide less protection for PCT’s proprietary rights than the laws of the U.S. and present greater risks of counterfeiting and other infringement. To the extent PCT cannot protect its intellectual property, unauthorized use and misuse of PCT’s intellectual property could harm its competitive position and have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.
Despite PCT’s efforts to protect these rights, unauthorized third parties may attempt to duplicate or copy the proprietary aspects of its technology and processes. PCT’s competitors and other third parties independently may design around or develop similar technology or otherwise duplicate PCT’s services or products such that PCT could not assert its intellectual property rights against them. In addition, PCT’s contractual arrangements may not effectively prevent disclosure of its intellectual property and confidential and proprietary information or provide an adequate remedy in the event of an unauthorized disclosure. Measures in place may not prevent misappropriation or infringement of PCT’s intellectual property or proprietary information and the resulting loss of competitive advantage, and PCT may be required to litigate to protect its intellectual property and proprietary information from misappropriation or infringement by others, which is expensive, could cause a diversion of resources and may not be successful.
PCT also may encounter disputes from time to time concerning intellectual property rights of others, and it may not prevail in these disputes. Third parties may raise claims against PCT alleging that PCT, or consultants or other third parties retained or indemnified by PCT, infringe on their intellectual property rights. Some third-party intellectual property rights may be extremely broad, and it may not be possible for PCT to conduct its operations in such a way as to avoid all alleged violations of such intellectual property rights. Given the complex, rapidly changing and competitive technological and business environment in which PCT operates, and the potential risks and uncertainties of intellectual property-related litigation, an assertion of an infringement claim against PCT may cause PCT to spend significant amounts to defend the claim, even if PCT ultimately prevails, pay significant money damages, lose significant revenues, be prohibited from using the relevant systems, processes, technologies or other intellectual property (temporarily or permanently), cease offering certain products or services, or incur significant license, royalty or technology development expenses.
Moreover, it has become common in recent years for individuals and groups to purchase intellectual property assets for the sole purpose of making claims of infringement and attempting to extract settlements from companies such as PCT. Even in instances where PCT believes that claims and allegations of intellectual property infringement against it are without merit, defending against such claims is time consuming and expensive and could result in the diversion of time and attention of PCT’s management and employees. In addition, although in some cases a third party may have agreed to indemnify PCT for such costs, such indemnifying party may refuse or be unable to uphold its contractual obligations. In other cases, insurance may not cover potential claims of this type adequately or at all, and PCT may be required to pay monetary damages, which may be significant.
Risks Related to PCT’s Production of UPRP
There is no guarantee the Technology is scalable to commercial-scale operation.
The Technology is based upon generally available commercial equipment to process contaminated polypropylene into clean recycled polypropylene product. Certain of the equipment to be utilized in the Phase II Facility has not operated with the same feedstock in a commercial mode. While PCT has constructed the FEU to demonstrate the process using the same equipment (except at a smaller scale) as the commercial-scale Phase II Facility, the FEU does not operate at a commercial-scale. The collective test data was used to design the Phase II Facility equipment for commercial-scale and testing under the intended operating conditions and configuration for the commercial-scale operation to verify reproducibility of results including color, melt flow index, moldability (tensile modulus and other measures) and the odor of the final PCT-produced polypropylene product. While that testing indicated that the FEU can generate recycled polypropylene product that on average meets all of its key parameter targets, PCT cannot guarantee these results will be achieved in commercial-scale operation. Further, of the four quality parameters for UPRP, odor is the most difficult to characterize and measure. PCT’s goal is to generate product that will significantly reduce the odor of the offtake and be comparable or nearly comparable to virgin polypropylene with respect to level of odor, but PCT cannot guarantee that the Project will be capable of achieving the performance guarantees or meeting the requirements of the currently applicable environmental permits. The Project’s failure to achieve the performance guarantees or meet the requirements of the currently applicable environmental permits could impact PCT’s business, financial condition, results of operations and prospects if the possible shortfalls versus specification are not effectively remedied per contract.
PCT may not be successful in finding future strategic partners for continuing development of additional offtake and feedstock opportunities.
PCT may seek to develop additional strategic partnerships to increase feedstock supply and offtake amount due to capital costs required to develop the UPRP product or manufacturing constraints. PCT may not be successful in efforts to establish such a strategic partnerships or other alternative arrangements for the UPRP product or Technology because PCT’s research and development pipeline may be insufficient, PCT’s product may be deemed to be at too early of a stage of development for collaborative effort or third parties may not view PCT’s product as having the requisite potential to demonstrate commercial success.
If PCT is unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms or at all, PCT may have to curtail the development of UPRP product, reduce or delay the development program, delay potential commercialization, reduce the scope of any sales or marketing activities or increase expenditures and undertake development or commercialization activities at PCT’s own expense. If PCT elects to fund development or commercialization activities on its own, PCT may need to obtain additional expertise and additional capital, which may not be available on acceptable terms or at all. If PCT fails to enter into collaborations and does not have sufficient funds or expertise to undertake the necessary development and commercialization activities, PCT may not be able to further develop product candidates and PCT’s business, financial condition, results of operations and prospects may be materially and adversely affected.
PCT’s failure to secure waste polypropylene could have a negative impact on PCT’s business, financial condition, results of operations and prospects.
PCT’s ability to procure a sufficient quantity and quality of post-industrial and post-consumer resin that contains polypropylene as feedstock is dependent upon certain factors outside of PCT’s control including, but not limited to, changes to pricing levels for waste polypropylene, recycled polypropylene and non-recycled polypropylene, shortages in supply, interruptions affecting suppliers (including those due to operational restraints, industrial relations, transportation difficulties, accidents or natural disasters), or the introduction of new laws or regulations that make access to waste polypropylene more difficult or expensive. PCT has entered into four feedstock supply agreements each for a term of three years with automatic one-year renewals for 17 years, and one feedstock supply agreement for a term ending October 31, 2023 (collectively, the “Feedstock Supply Agreements”). The Feedstock Supply Agreements are subject to prior termination by either party upon ninety days’ notice prior to expiration of the current term. The Feedstock Supply Agreements provide for a combined guaranteed minimum of 60 MMlb/yr. of feedstock and at PCT’s option for a combined maximum of 195 MMlb/yr., and up to a combined 210 MMlb/yr. as an option to be mutually agreed to. The amount of feedstock to be supplied each year by each supplier is determined prior to each year in an Annual Volume Commitment (as defined therein). The feedstock suppliers guarantee that they will not sell to other parties or otherwise dispose of any portion of feedstock up to the Annual Volume Commitment. While there are no penalties stated in the Feedstock Supply Agreements for failure of either party to deliver and/or accept the committed quantity of feedstock, PCT may terminate an agreement by giving notice of nonrenewal as indicated above. While PCT believes it has sourced sufficient feedstock of desirable quality, it cannot guarantee that feedstock suppliers will have sufficient quantities available and at the appropriate specifications in accordance with their respective agreements with PCT. If feedstock is not available to PCT in sufficient quantity and of requisite quality, PCT’s business, financial condition, results of operations and prospects could be materially adversely impacted.
Because PCT’s global expansion requires sourcing feedstock and supplies from around the world, including Europe, changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations could adversely affect PCT’s business, financial condition, results of operations and prospects.
PCT’s global expansion model will require sourcing feedstock from suppliers around the world. The U.S. federal government or other governmental bodies may propose changes to international trade agreements, tariffs, taxes and other government rules and regulations. If any restrictions or significant increases in costs or tariffs are imposed related to feedstock sourced from Europe, or elsewhere, as a result of amendments to existing trade agreements, and PCT’s supply costs consequently increase, PCT may be required to raise UPRP prices, which may result in decreased margins, the loss of customers, and a material adverse effect on PCT’s financial results. The extent to which PCT’s margins could decrease in response to any future tariffs is uncertain. PCT continues to evaluate the impact of effective trade agreements, as well as other recent changes in foreign trade policy on its supply chain, costs, sales and profitability. PCT is actively working through strategies to mitigate such impact, including reviewing feedstock sourcing options and working with feedstock suppliers. In addition, COVID-19 has resulted in increased travel restrictions and the extended shutdown of certain businesses throughout the world. The impact of COVID-19 on PCT’s business is uncertain at this time and will depend on future developments; however, prolonged closures in Europe, and elsewhere, may disrupt the operations of certain feedstock suppliers, which could, in turn, negatively impact PCT’s business, financial condition, results of operations and prospects. Any such impact could be material.
Risks Related to the Market for UPRP
The market for UPRP is still in the development phase and the acceptance of UPRP by manufacturers and potential customers is not guaranteed.
The customer approval process for the UPRP product may take longer than expected and certain potential customers may be slow to accept the product produced by PCT or may not accept it at all. PCT has agreed to a strategic partnership term sheet to enter into an offtake agreement with a term of 20 years, whereby PCT guarantees the UPRP product to meet specific criteria for color and opacity. There is no odor specification in the offtake agreements. Any such changes may require modifications to its executed offtake agreements, which provide for a combined guaranteed minimum sale of 63 MMlb/yr of UPRP at PCT’s option, and a combined maximum of 138 MMlb/yr. The amount of UPRP to be provided for sale under each agreement is determined prior to each year as an Annual Volume Commitment. PCT must provide samples of the product to each customer so that the customer may determine if the product meets specifications, regulatory and legal requirements, customer’s internal policies, and technical, safety, and other qualifications for UPRP use in the customer’s products. Upon delivery, the customer will have 30 days to inspect the UPRP and either accept or reject the material. Provided PCT has sufficient feedstock and that the UPRP meets the product specifications and conditions as determined in each offtake agreement, PCT should have sufficient product offtake capacity to accommodate a production rate of 107 MMlb/yr. The inability of PCT to provide, and there is no guarantee that PCT will be able to provide, product of sufficient quantity and quality for sale pursuant to the offtake agreements is likely to materially adversely affect PCT’s business, financial condition, results of operations and prospects.
Certain of PCT’s offtake agreements are subject to index pricing, and fluctuation in index prices may adversely impact PCT’s financial results.
While PCT expects the price of its UPRP to continue to command a premium over the price of virgin resin and not be subject to fluctuations in the price of virgin PP, there is no guarantee of this result. Offtake agreements contain pricing for PCT’s products at both fixed prices and Index prices. PCT is using Information Handling Services provided by IHS Market Ltd (“IHS”) as it relates to the monthly market movement price mechanism index known as “Global Plastics & Polymers Report, Month-End: Polypropylene (PP)” and “Homopolymer (GP Inj. Mldg.),” with the price description terms of “Contract-market; HC

Bulk, Delivered; Ex-Discounts, rebates” (delivered via railcar), based on the lower value listed in “Cts/Lb.” Over the last two years the index has been as high as $0.93 in October 2018 and as low as $0.54 in April 2020. Should the modeled index price forecasted by IHS be materially lower than the IHS estimate, PCT’s business, financial condition, results of operations and prospects may be materially adversely impacted.
Competition could reduce demand for PCT’s products or negatively affect PCT’s sales mix or price realization. Failure to compete effectively by meeting consumer preferences, developing and marketing innovative solutions, maintaining strong customer service and distribution relationships, and expanding solutions capabilities and reach could adversely affect PCT’s business, financial condition, results of operations and prospects.
While PCT expects to produce a unique product in its UPRP, PCT operates in a competitive global market for polypropylene sources — virgin and recycled polypropylene. Competitors or new entrants might develop new products or technologies which compete with PCT and its proprietary Technology. PCT cannot predict changes that might affect its competitiveness or whether existing competitors or new entrants might develop products that reduce demand for PCT’s UPRP. The development of new products or technologies which compete with PCT’s UPRP may have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.
In addition, PCT has granted a sublicense of P&G intellectual property back to P&G under the terms of the License Agreement, with a limited right to sublicense by P&G (the “Grant Back”). Under the Grant Back, for five years after the effective date of the License Agreement, the aggregate tonnage that may be produced under the Grant Back will be capped at a certain level per year worldwide. Beyond year 5, that aggregate annual tonnage will be expanded for each of the six regions worldwide. P&G has agreed that territory under the Grant Back will exclude the start of construction of a plant within a certain radius of the Project for five years from the effective date of the License Agreement. If PCT is able to establish production, either on its own or through a sublicense agreement with another partner, in any territory, P&G production will remain capped within that territory beyond the 5 years. If P&G sublicenses the P&G intellectual property under the Grant Back to other manufacturers, UPRP production and supply could increase, adversely impacting PCT’s business, financial condition, results of operations and prospects.
Risks Related to Regulatory Developments
PCT may not be able to meet applicable regulatory requirements for the use of PCT’s UPRP in food grade applications, and, even if the requirements are met, complying on an ongoing basis with the numerous regulatory requirements applicable to the UPRP and PCT’s facilities will be time-consuming and costly.
The use of UPRP in food grade applications is subject to regulation by various government agencies, including the U.S. Food and Drug Administration (“FDA”). The FDA has established certain guidelines for the use of recycled plastics in food packaging, as set forth in the FDA’s Guidance for Industry: Use of Recycled Plastics in Food Packaging (Chemistry Considerations). In order for the UPRP to be used in food grade applications, it must receive a No Objection Letter (“NOL”) from the FDA. The process for obtaining an NOL will include FDA evaluation of both the PCT purification process, the Technology, as well as the recycled feedstock resin. As such, PCT will seek multiple NOLs for type of use and for each categorically different source of feedstock. In addition, as needed, individual migration studies will be conducted to simulate articles in contact with food.
We cannot guarantee the receipt of the NOLs and a failure to receive the requested NOLs will have an adverse effect on PCT’s business, financial condition, results of operations and prospects.
Furthermore, changes in regulatory requirements, laws and policies, or evolving interpretations of existing regulatory requirements, laws and policies, may result in increased compliance costs, delays, capital expenditures and other financial obligations that could adversely affect PCT’s business, financial condition, results of operations and prospects.
We expect to encounter regulations in most if not all of the countries in which we may seek to expand, and we cannot be sure that we will be able to obtain necessary approvals in a timely manner or at all. If PCT’s UPRP does not meet applicable regulatory requirements in a particular country or at all, then we may face limited market demand in those countries and PCT’s business, financial condition, results of operations and prospects will be adversely affected.
The various regulatory schemes applicable to PCT’s UPRP will continue to apply following initial approval. Monitoring regulatory changes and ensuring our ongoing compliance with applicable requirements is time-consuming and may affect our business, financial condition, results of operation and prospects. If we fail to comply with such requirements on an ongoing basis, we may be subject to fines or other penalties, or may be prevented from selling our UPRP, and PCT’s business, financial condition, results of operation and prospects may be harmed.
The operation of and construction of the Project is subject to governmental regulation.
Under the loan agreement entered into in connection with PCT’s outstanding Revenue Bonds (the “Loan Agreement”), PCT must: (i) not commence construction or operation of the Project prior to receipt of all applicable permits and easements required for the particular phase of construction or operation; (ii) abide by the terms and conditions of all such permits and easements; and (iii) operate the Project at all times in the manner required or permitted by such permits and easements.
PCT has not identified any technical or engineering circumstances that it believes would prevent the issuance of the key permits and approvals required for construction and operation of the Project in the ordinary course consistent with the planned construction of the Project. Delays in or failure to obtain and maintain any required permit or approval, or delay in satisfying or failure to satisfy any condition or requirement or any approval or permit could delay or prevent completion of the Project or result in additional costs or reduced revenues. Federal, state and local statutory and regulatory requirements applicable to construction and operation of the Project are subject to change. No assurance can be given that PCT or any other affected party will be able to comply with such changes. Additional statutory or regulatory requirements may be imposed upon the Project in the future, which might materially increase costs of operation or maintenance.
Legislative, regulatory or judicial developments could affect PCT’s business, financial condition, results of operations and prospects.
PCT is subject to extensive air, water and other environmental laws and regulations at the federal and state level, as well as foreign regulatory schemes in Europe, such as the European Food Safety Authority. In addition, PCT will be subject to additional regulatory regimes upon expanding to new regions, such as Asia. Some of these laws require or may require PCT to operate under a number of environmental permits. These laws, regulations and permits can often require pollution control equipment or operational changes to limit actual or potential impacts to the environment. These laws, regulations and permit conditions may change and become more difficult to comply with. A violation of these laws, regulations or permit conditions could result in substantial fines, damages, criminal sanctions, permit revocations and/or a plant shutdown. Any such action may have a material adverse effect on PCT’s business, financial condition, results of operations and prospects and result in the Company’s inability to pay debt service on its outstanding debt.
Risks Related to Human Capital Management
PCT is dependent on management and key personnel, and PCT’s business would suffer if it fails to retain its key personnel and attract additional highly skilled employees.
PCT’s success is dependent on the specialized skills of its management team and key operating personnel. This may present particular challenges as PCT operates in a highly specialized industry sector, which may make replacement of its management team and key operating personnel difficult. A loss of the managers or key employees, or their failure to satisfactorily perform their responsibilities, could have an adverse effect on PCT’s business, financial condition, results of operations and prospects.
PCT’s future success will depend on its ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of its organization, particularly research and development, recycling technology, operations and sales. Trained and experienced personnel are in high demand and may be in short supply. Many of the companies with which PCT competes for experienced employees have greater resources than PCT does and may be able to offer more attractive terms of employment. In addition, PCT invests significant time and expense in training employees, which increases their value to competitors that may seek to recruit them. PCT may not be able to attract, develop and maintain the skilled workforce necessary to operate its business, and labor expenses may increase as a result of a shortage in the supply of qualified personnel, which will negatively impact PCT’s business, financial condition, results of operations and prospects.
While ROCH and PCT work to complete the Business Combination, management’s focus and resources may be diverted from operational matters and other strategic opportunities.
Successful completion of the Business Combination may place a significant burden on management and other internal resources. The diversion of management’s attention and any difficulties encountered in the transition process could harm the new Combined Company’s business financial condition, results of operations and prospects. In addition, uncertainty about the effect of the Business Combination on PCT’s systems, employees, customers, partners, and other third parties, including regulators, may have an adverse effect on the new Combined Company. These uncertainties may impair the new Combined Company’s ability to attract, retain and motivate key personnel for a period of time after the completion of the Business Combination.
PCT’s management has limited experience in operating a public company.
PCT’s executive officers and directors have limited experience in the management of a publicly traded company subject to significant regulatory oversight and the reporting obligations under federal securities laws. PCT’s management team may not successfully or effectively manage its transition to a public company following the Merger. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of PCT. It is possible that the Combined Company will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.
Risks Related to ROCH’s Business and the Business Combination
ROCH will be forced to liquidate the Trust Account if it cannot consummate a business combination by the date that is 18 months from the closing of the IPO, or November 7, 2021. In the event of a liquidation, ROCH’s Public Stockholders will receive approximately $10.00 per share.
If ROCH is unable to complete a business combination by the date that is 18 months from the closing of the IPO, or November 7, 2021, and is forced to liquidate, the per-share liquidation distribution will be approximately $10.00.
You must tender your Public Shares in order to validly seek redemption in connection with the Business Combination.
In connection with tendering your Public Shares for redemption, you must elect either to physically tender your share certificates to Continental or to deliver your Common Stock to Continental electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case at least two business days before the Special Meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.
If third parties bring claims against ROCH, the proceeds held in trust could be reduced and the per-share liquidation price received by ROCH’s stockholders may be less than currently anticipated.
ROCH’s placing of funds in trust may not protect those funds from third party claims against ROCH. Although ROCH has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of ROCH’s Public Stockholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of ROCH’s Public Stockholders. However, ROCH cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for our stockholders in connection with a redemption or liquidation may be less than $10.00 due to such claims.
Additionally, if ROCH is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in ROCH’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, ROCH may not be able to return $10.00 per share to the Public Stockholders.
Any distributions received by ROCH stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, ROCH was unable to pay its debts as they fell due in the ordinary course of business.
The Certificate of Incorporation provides that ROCH will continue in existence only until the date that is 18 months from the closing of the IPO, or November 7, 2021 (unless such time period has been extended as described herein). If ROCH is unable to consummate a business combination within the required time periods, upon notice from ROCH, the trustee of the Trust Account will distribute the amount in the Trust Account to ROCH’s Public Stockholders. Concurrently, ROCH shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although ROCH cannot assure you that there will be sufficient funds for such purpose. In addition, ROCH may not properly assess all claims that may be potentially brought against it. As such, ROCH stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of ROCH stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by it.
If, after ROCH distributes the proceeds in the Trust Account to the Public Stockholders, ROCH files a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by ROCH stockholders. In addition, ROCH’s Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and ROCH to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors.
If ROCH’s due diligence investigation of PCT was inadequate, then stockholders of ROCH following the Business Combination could lose some or all of their investment.
Even though ROCH conducted a due diligence investigation of PCT, it cannot be sure that this diligence uncovered all material issues that may be present inside PCT or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of PCT and its business and outside of its control will not later arise.
Stockholder litigation and regulatory inquiries and investigations are expensive and could harm ROCH’s business, financial condition and operating results and could divert management attention.
In the past, securities class action litigation and/or stockholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any stockholder litigation and/or regulatory investigations against ROCH, whether or not resolved in ROCH’s favor, could result in substantial costs and divert ROCH’s management’s attention from other business concerns, which could adversely affect ROCH’s business and cash resources and the ultimate value ROCH’s stockholders receive as a result of the Business Combination.

The Initial Stockholders who own shares of Common Stock will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.
As of the Record Date, the Initial Stockholders owned an aggregate of 2,183,000 shares of Common Stock. They have waived their right to request redemption of these shares, or to receive distributions with respect to these shares upon the liquidation of the Trust Account if ROCH is unable to consummate a business combination. Therefore, all shares of Common Stock acquired by the Initial Stockholders will be worthless if ROCH does not consummate a business combination. Based on a market price of $10.50 per share of Common Stock on November 16, 2020, the value of these shares was $22.9 million. Consequently, ROCH’s directors’ and officers’ discretion in identifying and selecting PCT as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in ROCH’s Public Stockholders’ best interest.
ROCH is requiring stockholders who wish to redeem their Public Shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
ROCH is requiring stockholders who wish to redeem their Public Shares to either tender their certificates to Continental or to deliver their shares to Continental electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System at least two business days before the Special Meeting. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and Continental will need to act to facilitate this request. It is ROCH’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. However, because ROCH does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While ROCH has been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than ROCH anticipates for stockholders to deliver their Public Shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Public Shares.
Due to the requirement that Public Stockholders tender their Public Shares in order to request redemption of such shares, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.
If the Business Combination is not consummated, ROCH will promptly return such all certificates representing Public Shares tendered for redemption to its Public Stockholders. Accordingly, investors who attempted to redeem their Public Shares in such a circumstance will be unable to sell their securities after the failed acquisition until ROCH has returned their securities to them. The market price for shares of the Common Stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.
The ability of the ROCH Public Stockholders to exercise redemption rights with respect to a large number of shares of ROCH Common Stock could increase the probability that the Business Combination will be unsuccessful and that ROCH’s stockholders will have to wait for liquidation in order to redeem their Public Shares.
Since the Merger Agreement requires that ROCH have, in the aggregate, cash (held both in and outside of the Trust Account) that is equal to or greater than $250.0 million, the probability that the Business Combination will be unsuccessful is increased if a large number of the Public Shares are tendered for redemption. If the Business Combination is unsuccessful, the Public Stockholders will not receive their pro rata portion of the Trust Account until the Trust Account is liquidated. If the Public Stockholders are in need of immediate liquidity, they could attempt to sell their Public Shares in the open market; however, at such time, the ROCH Common Stock may trade at a discount to the pro rata per share amount in the Trust Account. In either situation, ROCH’s stockholders may suffer a material loss on their investment or lose the benefit of funds expected in connection with the redemption until ROCH is liquidated or ROCH’s stockholders are able to sell their Public Shares in the open market.

If ROCH’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of ROCH’s securities.
ROCH’s Initial Stockholders will be entitled to make a demand that it register the resale of their insider shares pursuant to the Investor Rights Agreement to be entered into at Closing. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 2,178,000 shares of common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of ROCH’s securities.
ROCH will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its stockholders.
ROCH is not required to obtain an opinion from an unaffiliated third party that the price it is paying in the Business Combination is fair to its Public Stockholders from a financial point of view. ROCH’s Public Stockholders therefore, must rely solely on the judgment of the Board.
If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of Combined Company’s securities may decline.
The market price of the Combined Company’s securities may decline as a result of the Business Combination if:
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The Combined Company does not achieve the perceived benefits of the Business Combination as rapidly as, or to the extent anticipated by, financial or industry analysts; or

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The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing security prices.
ROCH will incur significant transaction costs in connection with transactions contemplated by the Merger Agreement.
ROCH will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, ROCH may not have sufficient funds to seek an alternative business combination and may be forced to liquidate and dissolve.
The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial position or results of operations would have been.
The unaudited pro forma condensed combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.
In the event that a significant number of Public Shares are redeemed, our Common Stock may become less liquid following the Business Combination.
If a significant number of Public Shares are redeemed, ROCH may be left with a significantly smaller number of stockholders. As a result, trading in the shares or other securities of the Combined Company may be limited and your ability to sell your shares or other securities in the market could be adversely affected. The Combined Company intends to apply to list its shares and other securities on NASDAQ, and may not list the common stock or other securities on its exchange, which could limit investors’ ability to make transactions in ROCH’s securities and subject ROCH to additional trading restrictions.
ROCH may waive one or more of the conditions to the Business Combination without resoliciting stockholder approval for the Business Combination.
ROCH may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and resolicitation of proxies is warranted. In some instances, if the Board determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, ROCH has the discretion to complete the Business Combination without seeking further stockholder approval. For example, it is a condition to ROCH’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting PCT’s conduct of its business, however, if the Board determines that any such order or injunction is not material to the business of PCT, then the Board may elect to waive that condition without stockholder approval and close the Business Combination.
ROCH’s stockholders will experience immediate dilution as a consequence of the issuance of common stock as consideration in the Business Combination. Having a minority share position may reduce the influence that ROCH’s current stockholders have on the management of the Combined Company.
After the Business Combination, assuming no redemptions of public shares for cash, ROCH’s current Public Stockholders will own approximately 6.5% of the Combined Company’s Common Stock, ROCH’s current directors, officers and affiliates will own approximately 1.8% of the Combined Company’s Common Stock, and the former PCT Unitholders will own approximately 70.6% of the Combined Company’s Common Stock. Assuming redemption by holders of 6.9 million outstanding Public Shares, ROCH Public Stockholders will own approximately 0.6% of the Combined Company’s Common Stock, ROCH’s current directors, officers and affiliates will own approximately 2.0% of the Combined Company’s Common Stock, and the former PCT Unitholders will own approximately 75.0% of the Combined Company’s Common Stock. The minority position of the former ROCH stockholders will give them limited influence over the management and operations of the Combined Company.
The shares of the Combined Company’s Common Stock to be received by ROCH’s stockholders as a result of the Business Combination will have different rights from shares of ROCH Common Stock.
Following completion of the Business Combination, the Public Stockholders will no longer be stockholders of ROCH but will instead be shareholders of the Combined Company. There will be important differences between your current rights as a ROCH stockholder and your rights as a Combined Company shareholder. See “Comparison of Stockholder Rights” for a discussion of the different rights associated with the shares of common stock.
If ROCH fails to consummate the PIPE, it may not have enough funds to complete the Business Combination.
As a condition to closing the Business Combination, the Merger Agreement provides that ROCH must have $250.0 million available at the closing of the Business Combination. Because the amount in the Trust Account is less than $250.0 million, ROCH requires the funds from the PIPE Investment in order to consummate the Business Combination. While ROCH has entered into Subscription Agreements to raise an aggregate of approximately $250.0 million immediately prior to the Closing, there can be no assurance that the counterparties to the Subscription Agreements (as defined below) will perform their obligations thereunder. If ROCH fails to consummate the PIPE, it is unlikely that ROCH will have sufficient funds to meet the condition to Closing in the Merger Agreement.
If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to approve the Business Combination Proposal, the Board will not have the ability to adjourn the Special Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved, and, therefore, the Business Combination may not be consummated.
The Board is seeking approval to adjourn the Special Meeting to a later date or dates if, at the Special Meeting, based upon the tabulated votes, there are insufficient votes to approve the Business Combination Proposal. If the Adjournment Proposal is not approved, the Board will not have the ability to adjourn the Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the Business Combination Proposal. In such event, the Business Combination may not be completed.
The Business Combination transaction could fail to qualify as a tax-free exchange of Common Stock for ParentCo Common Stock.
We expect the Business Combination to qualify for tax-free exchange treatment under Section 351 of the Code, and Section 354 of the Code, however, if the requirements necessary to so qualify are not satisfied, these exchanges could become taxable to the ROCH shareholders. For a detailed discussion of the U.S. federal income tax consequences from the Business Combination, please see the section entitled “Material U.S. Federal Income Tax Considerations” beginning on page 80 of this proxy statement/prospectus.
Risks Related to the Combined Company’s Common Stock
An active trading market for the Combined Company’s Common Stock may never develop or be sustained, which may make it difficult to sell the shares of the Combined Company’s Common Stock you purchase.
An active trading market for the Combined Company’s Common Stock may not develop or continue or, if developed, may not be sustained, which would make it difficult for you to sell your shares of the Combined Company’s Common Stock at an attractive price (or at all). The market price of the Combined Company’s Common Stock may decline below your purchase price, and you may not be able to sell your shares of the Combined Company’s Common Stock at or above the price you paid for such shares (or at all).
There can be no assurance that Combined Company’s Common Stock will be approved for listing on NASDAQ upon the Closing, or if approved, that the Combined Company will be able to comply with the continued listing standards of NASDAQ.
ROCH’s Common Stock is currently listed on NASDAQ. In connection with the Closing, we intend to apply to list the ParentCo Common Stock, warrants and units on NASDAQ upon the Closing under the symbol “PCT”, “PCTTW” and “PCTTU”, respectively. As part of the application process, we are required to provide evidence that we are able to meet the initial listing requirements of NASDAQ, which are more rigorous than NASDAQ’s continued listing requirements and include, among other things, a requirement that the Combined Company have 300 or more unrestricted round lot holders, at least 150 of which hold unrestricted shares with a minimum value of $2,500, and meet a minimum public float. The Combined Company’s ability to meet these listing requirements may depend, in part, on the number of shares of Common Stock that are redeemed in connection with the Business Combination, as the number of redemptions may impact whether the Combined Company has at least 300 unrestricted round lot holders upon the Closing, among other initial listing requirements. The Combined Company’s application has not yet been approved, and may not be approved if we are unable to provide evidence satisfactory to NASDAQ that the Combined Company will meet these listing requirements.
If the Combined Company’s Common Stock is not approved for listing on NASDAQ or, after the Closing, NASDAQ delists the Combined Company’s shares from trading on its exchange for failure to meet the listing standards, the Combined Company and its stockholders could face significant material adverse consequences including:
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a limited availability of market quotations for the Combined Company’s securities;

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reduced liquidity for the Combined Company’s securities;

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a determination that the Combined Company’s Common Stock is a “penny stock” which will require brokers trading in the Combined Company’s Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Combined Company’s securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of the Combined Company’s common stock is likely to be highly volatile, and you may lose some or all of your investment.
Following the Business Combination, the market price of Combined Company’s common stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:
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the impact of COVID-19 pandemic on PCT’s business;

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the inability to obtain or maintain the listing of the Combined Company’s shares of Common Stock on NASDAQ;

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the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, PCT’s ability to grow and manage growth profitably, and retain its key employees;

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changes in applicable laws or regulations;

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risks relating to the uncertainty of PCT’s projected financial information;

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risks related to the organic and inorganic growth of PCT’s business and the timing of expected business milestones; and

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the amount of redemption requests made by ROCH’s stockholders.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Combined Company’s Common Stock, regardless of the Combined Company’s actual operating performance.
Volatility in the Combined Company’s share price could subject the Combined Company to securities class action litigation.
In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Combined Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.
If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s stock price and trading volume could decline.
The trading market for the Combined Company’s common stock will depend, in part, on the research and reports that securities or industry analysts publish about the Combined Company. The Combined Company does not have any control over these analysts. If the Combined Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Combined Company downgrade its common stock or change their opinion, the Combined Company’s stock price would likely decline. If one or more of these analysts cease coverage of the Combined Company or fail to regularly publish reports on the Combined Company, it could lose visibility in the financial markets, which could cause the Combined Company’s stock price or trading volume to decline.
Because the Combined Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
The Combined Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Combined Company’s shares of common stock would be your sole source of gain on an investment in such shares for the foreseeable future.
The exercise of registration rights or sales of a substantial amount of the Combined Company’s Common Stock after the Business Combination may adversely affect the market price of the Combined Company’s Common Stock.
In connection with the consummation of the Business Combination, the Merger Agreement provides that Roth Capital Partners, LLC (“Roth”), Craig-Hallum Capital Group, LLC (“C-H”), the Combined Company and certain Initial Stockholders and PCT Unitholders (collectively, the “IRA Holders”) will enter into an Investor Rights Agreement pursuant to which the Combined Company will be obligated to file a registration statement to register the resale of certain securities of the Combined Company held by the IRA Holders. IRA Holders will have certain demand rights and “piggy-back” registration rights, subject to certain requirements and customary conditions. The Combined Company also has agreed to register the shares of the Combined Company’s Common Stock issued in connection with the PIPE prior to the consummation of the Business Combination.
In connection with its issuance of Convertible Notes, PCT has entered into a registration rights agreement (the “Magnetar Registration Rights Agreement”) with a series of funds affiliated with Magnetar Capital LLC (the “Magnetar Investors”). Pursuant to the Magnetar Registration Rights Agreement, PCT, ROCH, or an affiliate thereof is required to file a registration statement to register the resale of the Common Stock (as defined therein) held by the Magnetar Investors upon conversion of the Convertible Notes no later than 60 days following the consummation of the Business Combination, and is required to have such registration statement declared effective by a certain period of time or pay liquidated damages. The Magnetar Investors also have certain demand rights, subject to certain requirements and customary conditions.
The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Combined Company’s Common Stock. See “Shares Eligible for Future Sale.”
Future offerings of debt or offerings or issuances of equity securities by the Combined Company may adversely affect the market price of the Combined Company’s Common Stock or otherwise dilute all other stockholders.
In the future, we may attempt to obtain financing or to further increase the Combined Company’s capital resources by issuing additional shares of the Combined Company’s Common Stock or offering debt or other equity securities, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. We also expect to grant equity awards to employees, directors, and consultants under the Combined Company’s stock incentive plans. Future acquisitions could require substantial additional capital in excess of cash from operations. The Combined Company would expect to obtain the capital required for acquisitions through a combination of additional issuances of equity, corporate indebtedness and/or cash from operations.
Issuing additional shares of the Combined Company’s Common Stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of the Combined Company’s existing stockholders or reduce the market price of the Combined Company’s Common Stock or both. Upon liquidation, holders of such debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of the Combined Company’s available assets prior to the holders of the Combined Company’s Common Stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit the Combined Company’s ability to pay dividends to the holders of the Combined Company’s Common Stock. The Combined Company’s decision to issue securities in any future offering will depend on market conditions and other factors beyond the Combined Company’s control, which may adversely affect the amount, timing and nature of the Combined Company’s future offerings.
Certain provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws (both as defined in “Description of the Combined Company’s Capital Stock”) could hinder, delay or prevent a change in control of the Combined Company, which could adversely affect the price of the Combined Company’s Common Stock.
Certain provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws could make it more difficult for a third party to acquire the Combined Company without the consent of the Combined Company’s board of directors. These provisions include:
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authorizing the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include super voting, special approval, dividend, or other rights or preferences superior to the rights of the holders of the Combined Company’s Common Stock;

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prohibiting stockholder action by written consent, requiring all stockholder actions be taken at a meeting of our stockholders;

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providing that the board of directors is expressly authorized to make, alter or repeal the Amended and Restated Bylaws;

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until the fifth anniversary of the effectiveness of the Amended and Restated Certificate of Incorporation, providing that directors may be removed only for cause and then only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares then entitled to vote in an election of directors, voting together as a single class;

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providing that vacancies on the Combined Company’s board of directors, including newly-created directorships, may be filled only by a majority vote of directors then in office;

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prohibiting stockholders from calling special meetings of stockholders;

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until the fifth anniversary of the effectiveness of the Amended and Restated Certificate of Incorporation, requiring the affirmative vote of the holders of at least 66 2∕3% in voting power of the outstanding shares then entitled to vote in an election of directors, voting together as a single class, to amend certain provisions of the Amended and Restated Bylaws and certain provisions of the Amended and Restated Certificate of Incorporation;

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establishing advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and

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establishing a classified board of directors until the fifth anniversary of the effectiveness of the Amended and Restated Certificate of Incorporation, as a result of which our board of directors will be divided into three classes, with each class serving for staggered three-year terms, which prevents stockholders from electing an entirely new board of directors at an annual meeting.

In addition, these provisions may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management or our board of directors. Stockholders who might desire to participate in these types of transactions may not have an opportunity to do so, even if the transaction is favorable to them. These anti-takeover provisions could substantially impede your ability to benefit from a change in control or change our management and board of directors and, as a result, may adversely affect the market price of the Combined Company’s Common Stock and your ability to realize any potential change of control premium. See “Description of the Combined Company’s Capital Stock — Anti-Takeover Effects of the Combined Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law.”
General Risk Factors
Each of ROCH and PCT have incurred and will incur substantial costs in connection with the Business Combination and related transactions, such as legal, accounting, consulting and financial advisory fees.
As part of the Business Combination, each of ROCH and PCT are utilizing professional service firms for legal, accounting and financial advisory services. Although the parties have been provided with estimates of the costs for each advisory firm, the total actual costs may exceed those estimates. In addition, the companies are retaining consulting services to assist in the integration of the businesses, including but not limited to organizational decisions, Combined Company business process design, cultural integration and go-to-market integration. These consulting services may extend beyond the current estimated time frame thus resulting in higher than expected costs.
The Combined Company may be unable to obtain additional financing to fund the operations and growth of the business following the consummation of the Business Combination.
The Combined Company may require additional financing to fund its operations or growth following the consummation of the Business Combination. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the Combined Company. Such financings may result in dilution to stockholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than common stock, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect its business. In addition, the Combined Company may seek additional capital due to favorable market conditions or strategic considerations even if it believes that it has sufficient funds for current or future operating plans. There can be no assurance that financing will be available to the Combined Company on favorable terms, or at all. The inability to obtain financing when needed may make it more difficult for the Combined Company to operate its business or implement its growth plans.
The Combined Company will be an emerging growth company, and the Combined Company cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its shares less attractive to investors.
After the completion of the Business Combination, the Combined Company will be an emerging growth company, as defined in the JOBS Act. For as long as the Combined Company continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Combined Company will remain an emerging growth company until the earlier of (1) the date (a) May 7, 2025, (b) in which the Combined Company has total annual gross revenue of at least $1.07 billion or (c) in which the Combined Company is deemed to be a large accelerated filer, which means the market value of shares of the Combined Company’s common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Combined Company has irrevocably elected not to avail itself of this exemption from new or revised accounting standards and, therefore, the Combined Company will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Even after the Combined Company no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this proxy statement and the Combined Company’s periodic reports and proxy statements.
The Combined Company cannot predict if investors will find its common stock less attractive because the Combined Company may rely on these exemptions. If some investors find the Combined Company’s common stock less attractive as a result, there may be a less active trading market for the common stock and its market price may be more volatile.
PCT identified certain material weaknesses in its internal control over financial reporting. If PCT is unable to remediate these material weaknesses, or if PCT identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal controls, PCT may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect PCT’s business and stock price.
In connection with the preparation and audit of PCT’s consolidated financial statements for the nine months ended September 30, 2020 and the years ended December 31, 2019 and 2018 and the balance sheet data as of September 30, 2020 and December 31, 2019 and 2018, certain material weaknesses were identified in PCT’s internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of PCT’s interim or annual consolidated financial statements will not be prevented or detected on a timely basis. The material weaknesses were as follows:
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PCT did not have sufficient, qualified personnel to determine the appropriate accounting treatment for its complex agreements or transactions that required technical accounting analysis;

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PCT’s lack of sufficient personnel also resulted in inadequate segregation of duties in the design and operation of the internal controls over financial reporting;

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PCT’s lack of formal processes and controls resulted in an ineffective control environment, which led to an inadequate review of the financial statements and financial reporting;

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PCT did not design and maintain effective controls over certain information technology (“IT”) controls for information systems that are relevant to the preparation of its financial statements, specifically with respect to user access, to ensure appropriate segregation of duties that adequately restrict user access to financial applications, programs, and data to appropriate company personnel; and

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PCT did not design and maintain effective controls surrounding the completeness and cutoff of expenses and payables, such that certain expenses paid by a related entity on behalf of PCT were not appropriately allocated to PCT, and certain transactions were recorded in the period when the invoice was received rather than accrued in the period when the activity took place.

These material weaknesses could result in a misstatement of substantially all of PCT’s accounts or disclosures, which would result in a material misstatement to the interim or annual consolidated financial statements that would not be prevented or detected. PCT has begun implementation of a plan to remediate the material weaknesses described above. Those remediation measures are ongoing and include the following:
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In 2018 and 2019 there were two accounting employees; both were part time, and one of which was an accounts payable clerk. PCT management is increasing staffing and has brought in outside resources. PCT has since hired a CFO, a Vice President of Finance, and a Controller and is looking to hire an Executive VP Finance to support the CFO and provide leadership to the accounting team. PCT has also engaged a public accounting firm to assist with financial reporting and advise on technical accounting issues;

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PCT is making certain changes to its IT systems, including the development of formal access policies, the development of an audit of administrator activity and the reassignment of administrator privileges over PCT’s accounting system outside PCT’s accounting department; and

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PCT is establishing a process to maintain checklists tracking related entity payments as part of its monthly close processes and is instituting policies to strengthen its receipt and processing of purchase orders to monitor accrual determinations. Furthermore, payment for almost all PCT expenses has been moved to PCT, with only a limited number of expenses paid by a related entity for situations where there is a shared contract.

PCT plans to continue to assess its internal controls and procedures and intends to take further action as necessary or appropriate to address any other matters it identifies or are brought to its attention. PCT cannot assure you that the measures it has taken to date and may take in the future will be sufficient to remediate the control deficiencies that led to PCT’s material weaknesses in internal control over financial reporting or that PCT will prevent or avoid potential future material weaknesses. The effectiveness of PCT’s internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. If PCT is unable to remediate the material weaknesses, its ability to record, process and report financial information accurately, and to prepare financial statements within the time periods specified by the forms of the SEC, could be adversely affected which, in turn, may adversely affect PCT’s reputation and business and the market price of the Combined Company’s Common Stock. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of the Combined Company’s securities and harm to the Combined Company’s reputation and financial condition, or diversion of financial and management resources from the operation of PCT’s business.
Following the consummation of the Business Combination, the Combined Company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.
Following the consummation of the Business Combination, the Combined Company will face increased legal, accounting, administrative and other costs and expenses as a public company that PCT does not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (United States) and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require the Combined Company to carry out activities PCT has not done previously. For example, the Combined Company will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify material weaknesses in addition to those disclosed herein or a significant deficiency in the internal control over financial reporting), the Combined Company could incur additional costs rectifying those issues, and the existence of those issues could adversely affect the Combined Company’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance in such a situation. Risks associated with the Combined Company’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the Combined Company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
The Combined Company’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the Business Combination is consummated could negatively impact its business.
PCT is currently not subject to Section 404 of the Sarbanes-Oxley Act. However, following the consummation of the Business Combination, the Combined Company will be required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of PCT as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If the Combined Company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

THE ROCH SPECIAL MEETING
General
ROCH is furnishing this proxy statement/prospectus to the ROCH stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting of ROCH stockholders to be held on            , 2021 and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to our stockholders on or about            ,      in connection with the vote on the Proposals. This proxy statement/prospectus provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Special Meeting.
Date, Time and Place
The Special Meeting will be held virtually at 10:00 a.m., Eastern standard time, on            , 2021 and conducted exclusively via live audio cast at http://cstproxy.com/rothacquisitionsm2020, or such other date, time and place to which such meeting may be adjourned or postponed, for the purposes set forth in the accompanying notice. There will not be a physical location for the Special Meeting, and you will not be able to attend the meeting in person. We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and ROCH as well as protect the health and wellbeing of our stockholders, directors and officers. The virtual meeting format allows attendance from any location in the world. During the virtual Special Meeting, you will be able to attend, vote your shares, view the list of stockholders entitled to vote at the Special Meeting and submit questions.
How to Attend the Special Meeting
Virtual Meeting Registration
To register for the virtual Special Meeting, please follow these instructions as applicable to the nature of your ownership of our Common Stock.
If your shares are registered in your name with Continental and you wish to attend the online-only virtual Special Meeting, go to http://cstproxy.com/rothacquisitionsm2020, enter the control number you received on your proxy card and click on the “Click here” to preregister for the online meeting link at the top of the page. Just prior to the start of the Special Meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to participate in the virtual Special Meeting.
Beneficial stockholders who wish to participate in the online-only virtual Special Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Continental a beneficial holder will receive an email prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental at least five business days prior to the meeting date.
Accessing the Virtual Meeting Audio Cast
You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or email address below. Beneficial investors who hold shares through a bank, broker or other intermediary, will need to contact them and obtain a legal proxy. Once you have your legal proxy, contact Continental Stock Transfer & Trust Company to have a control number generated. Continental Stock Transfer & Trust Company contact information is as follows: 917-262-2373, or email proxy@continentalstock.com.
Record Date; Who is Entitled to Vote
ROCH has fixed the close of business on            ,     , as the record date for determining those ROCH stockholders entitled to notice of and to vote at the Special Meeting. As of the close of business on

           ,     , there were 9,828,000 shares of Common Stock issued and outstanding and entitled to vote, of which 7,645,000 are Public Shares and 2,183,000 are Insider Shares held by the Initial Stockholders. Each holder of shares of Common Stock is entitled to one vote per share on each Proposal. If your shares are held in “street name,” you should contact your broker, bank or other nominee to ensure that shares held beneficially by you are voted in accordance with your instructions.
In connection with ROCH’s IPO, ROCH entered into the Letter Agreement pursuant to which the Initial Stockholders agreed to vote any shares of Common Stock owned by them in favor of our initial business combination. The Initial Stockholders also entered into a Founder Support Agreement with ROCH, ParentCo and PCT, pursuant to which they agreed to, among other things, vote in favor of the Business Combination Proposal and the other Proposals. As of the date of this proxy statement/prospectus, the Initial Stockholders hold approximately 22.2% of the outstanding Common Stock.
Quorum and Required Vote for Stockholder Proposals
A quorum of ROCH stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the shares of Common Stock issued and outstanding is present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting. Abstentions by virtual attendance and by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.
Approval of the Business Combination Proposal, the NASDAQ Proposal, the Equity Plan Proposal and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock present in person by virtual attendance or represented by proxy and entitled to vote at the Special Meeting.
Along with the approval of the NASDAQ Proposal and the Equity Plan Proposal, approval of the Business Combination Proposal is a condition to the consummation of the Business Combination. If the Business Combination Proposal is not approved, the Business Combination may not occur. Approval of the Business Combination Proposal is also a condition to Proposal 2, Proposal 3 and Proposal 4. If the NASDAQ Proposal and the Equity Plan Proposal are not approved, the Business Combination Proposal will have no effect (even if approved by the requisite vote of our stockholders at the Special Meeting) and the Business Combination may not occur.
Voting Your Shares
Each share of Common Stock that you own beneficially or of record entitles you to one vote on each Proposal for the Special Meeting. Your proxy card shows the number of shares of Common Stock that you own.
There are two ways to ensure that your shares of Common Stock are voted at the Special Meeting:
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You can vote your shares by signing, dating and returning the enclosed proxy card in the pre-paid postage envelope provided. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our Board. Our Board recommends voting “FOR” each of the Proposals. If you hold your shares of Common Stock in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided to you by your broker, bank or nominee to ensure that the votes related to the shares you beneficially own are properly represented and voted at the Special Meeting.

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You can participate in the virtual Special Meeting and vote during the Special Meeting even if you have previously voted by submitting a proxy as described above. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way ROCH can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS).
Revoking Your Proxy
If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
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you may send another proxy card with a later date;

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if you are a record holder, you may notify our proxy solicitor, Advantage Proxy, in writing no later than two days before the Special Meeting that you have revoked your proxy; or

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you may participate in the virtual Special Meeting, revoke your proxy, and vote during the virtual Special Meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares
If you have any questions about how to vote or direct a vote in respect of your shares of Common Stock, you may contact Advantage Proxy, our proxy solicitor as follows:
Advantage Proxy
Toll Free: 1-877-870-8565
Collect: 1-206-870-8565
Email: ksmith@advantageproxy.com
No Additional Matters May Be Presented at the Special Meeting
This Special Meeting has been called only to consider the approval of the Business Combination Proposal, the NASDAQ Proposal, the Equity Plan Proposal and the Adjournment Proposal. Under our Certificate of Incorporation, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in the notice of the Special Meeting.
Redemption Rights
Pursuant to our Certificate of Incorporation, a holder of Public Shares may demand that ROCH redeem such shares for cash in connection with a business combination. You may not elect to redeem your shares prior to the completion of a business combination.
If you are a Public Stockholder and you seek to have your Public Shares redeemed, you must submit your request in writing that we redeem your Public Shares for cash no later than 5:00 p.m., Eastern time on            , 2021 (at least two business days before the Special Meeting). The request must be signed by the applicable stockholder in order to validly request redemption. A stockholder is not required to submit a proxy card or vote in order to validly exercise redemption rights. The request must identify the holder of the shares to be redeemed and must be sent to Continental at the following address:
Continental Stock Transfer & Trust Company
1 State Street, 30th floor
New York, NY 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
You must tender the Public Shares for which you are electing redemption at least two business days before the Special Meeting by either:
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Delivering certificates representing the shares of Common Stock to Continental, or

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Delivering the shares of Common Stock electronically through the DWAC system.

If you wish to tender through the DWAC system, please contact your broker and request delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and Continental will need to act together to facilitate this request. It is ROCH’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. ROCH does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their Public Shares before exercising their redemption rights and thus will be unable to redeem their Public Shares.
In the event that a stockholder tenders its Public Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its Public Shares, the stockholder may withdraw the tender. In the event that a stockholder tenders Public Shares and the Business Combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. ROCH anticipates that a stockholder who tenders Public Shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such shares of common stock soon after the completion of the Business Combination.
Any corrected or changed written demand of redemption rights must be received by Continental at least two business days before the Special Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to Continental at least two business days prior to the vote at the Special Meeting.
Public Stockholders may seek to have their Public Shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of shares of Common Stock as of the Record Date. Any Public Stockholder who holds Public Shares on or before            , 2021 (at least two business days before the Special Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.
If properly demanded by ROCH’s Public Stockholders, ROCH will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of November 20, 2020, this would amount to approximately $10.00 per share. If you exercise your redemption rights, you will be exchanging your shares of Common Stock for cash and will no longer own the shares of Common Stock.
Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act will be restricted from seeking redemption rights with respect to more than 20% of the shares of common stock.
If too many Public Stockholders exercise their redemption rights, we may not be able to meet certain closing conditions, and as a result, would not be able to proceed with the Business Combination.
Appraisal Rights
Appraisal rights are not available to holders of shares of Common Stock in connection with the proposed Business Combination.
Proxies and Proxy Solicitation Costs
ROCH is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone or in person. ROCH and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. ROCH will bear the cost of solicitation. Advantage Proxy, a proxy solicitation firm that ROCH has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately $7,500 and be reimbursed out-of-pocket expenses.

ROCH will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. ROCH will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL
ROCH is asking its stockholders to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the RH Merger and PCT Merger. Our stockholders should read carefully this proxy statement/prospectus in its entirety, including the subsection below entitled “— The Merger Agreement,” for more detailed information concerning the Business Combination and the Merger Agreement. We also urge our stockholders to read carefully the Merger Agreement in its entirety before voting on this proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus.
Our Certificate of Incorporation provides that we may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of our then outstanding shares of Common Stock.
The Merger Agreement
This section describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Merger Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination. Any terms used herein but not otherwise defined have the meanings ascribed to them in the Merger Agreement.
The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the agreement or other specific dates. The assertions embodied in those representations, warranties, covenants, closing conditions and other terms were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure letter of the Company which is not filed publicly and which is subject to a contractual standard of materiality and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.
Structure of the Business Combination
On November 16, 2020, we entered into the Merger Agreement by and among ROCH, ParentCo, Merger Sub Corp, Merger Sub LLC, and PCT, which provides for (i) Merger Sub Corp to merge with and into ROCH in the RH Merger, with ROCH surviving the RH Merger as a wholly-owned subsidiary of ParentCo (“ROCH Surviving Company”); (ii) simultaneously with the RH Merger, Merger Sub LLC will merge with and into PCT in the PCT Merger, with PCT surviving the PCT Merger as a wholly-owned subsidiary of ParentCo (the “Surviving Company”); and (iii) following the PCT Merger, ParentCo will contribute to the Surviving Company the proceeds of the PIPE Investment, other than the par value of the Common Stock, which will have been disbursed to ROCH, and within two days following the Closing, ROCH Surviving Company will acquire, and ParentCo will contribute to ROCH Surviving Company in the ParentCo Contribution all common units of the Surviving Company directly held by ParentCo after the PCT Merger, such that, following the ParentCo Contribution, Surviving Company shall be a wholly-owned subsidiary of the ROCH Surviving Company.
The following diagram illustrates the ownership structure of ROCH, ParentCo, Merger Sub LLC, Merger Sub Corp and PCT prior to the Business Combination and then after the Business Combination.

Prior to the Business Combination

ROCH Stockholders and Warrantholders
100%
Roth CH Acquisition I Co. (Delaware Corporation) ("ROCH")
Roth CH Acquisition I Co. Parent Corp. (Delaware Corporation) ("ParentCo")
Roth CH Merger Sub Corp. (Delaware Corporation) ("Merger Sub")
Roth CH Merger Sub LLC (Delaware Limited Liability Company) ("Merger Sub LLC")
PCT Unitholders and Warrantholders
100%
PureCycle Technologies LLC (Delaware Limited Liability Company) ("PCT")

After the Business Combination

Consideration
The Aggregate Consideration payable to the members of PCT in connection with the Business Combination consists of the Closing Share Consideration, the Contingency Consideration and the assumption of all indebtedness of PCT as of the Closing Date (the “Assumed Indebtedness”), including indebtedness related to (a) the Revenue Bonds and (b) the Convertible Notes and other indebtedness used to fund the construction of an industrial process facility in Ironton, Ohio (collectively, the “Construction Indebtedness”).
The Closing Share Consideration
The Closing Share Consideration for PCT Unitholders is the number of shares of ParentCo Common Stock equal to the quotient of: (a) $835,000,000 divided by (b) $10.00, subject to adjustment as set forth in Section 2.3 of the Merger Agreement. The Common Stock, Public Warrants and Public Units issued and outstanding immediately prior to the consummation of the Business Combination will be exchanged for ParentCo Securities on a one for one basis.
Contingency Consideration
PCT Unitholders will be issued up to 4,000,000 additional shares of ParentCo Common Stock if certain conditions are met. Each of the “First Level Contingency Consideration” and “Second Level Contingency Consideration,” is equal to 2,000,000 shares of ParentCo Common Stock. The PCT Unitholders will be entitled to the First Level Contingency Consideration, if after six months after the Closing and prior to or as of the third anniversary of the Closing, the closing price of the ParentCo Common Stock is greater than or equal to $18.00 over any 20 trading days within any 30-trading day period. The PCT Unitholders will be entitled to the Second Level Contingency Consideration upon the Phase II Facility becoming operational, as certified by an independent engineering firm in accordance with criteria established in connection with the incurrence of the Construction Indebtedness.
Upon the first Change in Control (as defined in the Merger Agreement) to occur during the Earnout Period (as defined in the Merger Agreement), if the price per share paid or payable to the stockholders of ParentCo in connection with such Change in Control is equal to or greater than $18.00, ParentCo will issue 2,000,000 shares of ParentCo Common Stock. Upon the first Change in Control (substituting “80%” for “50%’’ in the definition thereof) to occur during the Earnout Period, if the price per share paid or payable to the stockholders of ParentCo in connection with such Change in Control is equal to or greater than $10.00 per share, ParentCo will issue 2,000,000 shares of ParentCo Common Stock.
Closing of the Business Combination
We expect to consummate the Business Combination no later than two business days following the satisfaction or waiver of the conditions described below under the subsection entitled “— Conditions to the Closing of the Business Combination.”
Conditions to the Closing of the Business Combination
The Merger Agreement sets forth the various conditions which must be satisfied or waived prior to consummation of the Business Combination. Neither ROCH nor ParentCo can provide assurance as to when or if all of the conditions to the Business Combination will be satisfied or waived by the appropriate party. As of the date of this proxy statement/prospectus, ROCH and ParentCo have no reason to believe that any of these conditions will not be satisfied.
Mutual Conditions
The respective obligations of the parties to the Merger Agreement to consummate and effect the Business Combination are subject to the satisfaction at or prior to the effective time of the Business Combination of certain conditions, including principally the following:
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There has been no Closing Legal Impediment.

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ROCH shall have received the requisite Company stockholder approval of the proposals contemplated by this proxy statement/prospectus, including approval of the Merger Agreement and the Business Combination.

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This Form S-4 containing the Proxy Statement/Prospectus shall have become effective and no stop order suspending the effectiveness of the Form S-4 is in effect and no proceedings for that purpose is pending before or threatened by the SEC.

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The ParentCo Common Shares have been approved for listing on NASDAQ.

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ROCH and PCT shall have made any filings required by the Hart-Scott Rodino Act and the applicable waiting period and any extensions thereof shall have expired or terminated.

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After giving effect to all redemptions of Public Shares pursuant to the Offer, ROCH shall have at least $5,000,001 of net tangible assets remaining, in the aggregate.

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The PIPE Investment shall have been consummated pursuant to the Subscription Agreements.

Conditions to ROCH’s, ParentCo’s, Merger Sub LLC’s and Merger Sub Corp’s Obligations
The obligations of ROCH, ParentCo, Merger Sub LLC and Merger Sub Corp to consummate the Business Combination are subject to the satisfaction (or waiver by ROCH), at or prior to the effective time of the Business Combination, of certain conditions, including principally the following:
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PCT’s representations and warranties other than PCT’s fundamental representations and warranties (in each case without giving effect to any qualification as to “material,” “materiality,” “material respects,” “Material Adverse Effect” or words of similar import or effect set forth therein) shall be true and correct in all respects and as of the closing date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of the specified date), except where the failure of such representations and warranties to be true and correct would not have (and would not reasonably be expected to have) a Material Adverse Effect (as defined below under “— Material Adverse Effect and Acquiror Material Adverse Effect”) and except to the extent of changes or developments contemplated by the terms of this Agreement. PCT’s fundamental representations and warranties (which relate to corporate organization, authorization, capitalization, Material Adverse Effect and brokers’ fees), shall be true and correct in all material respects, in each case as of the date of the Merger Agreement and the closing date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of the specified date and except to the extent of changes or developments contemplated by the terms of the Merger Agreement) (the “PCT Representation Condition”).

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PCT shall have performed or complied in all material respects with all agreements, covenants and conditions required to be performed or complied with by them under the Merger Agreement (the “PCT Covenant Condition”).

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There has been no event that is continuing that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (the “PCT MAE Condition”).

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PCT shall have delivered to ROCH a certificate, dated the closing date, signed by the chief executive officer or the chief financial officer of PCT, certifying as to the satisfaction of the PCT Representation Condition, the PCT Covenant Condition and the PCT MAE Condition (as it relates to PCT).

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PCT shall have delivered to ROCH a certificate signed by an officer of PCT, certifying that true, complete and correct copies of (i) the PCT Securityholder Approval (as defined therein), and (ii) the resolutions of the directors of PCT authorizing the execution and delivery of the Merger Agreement and the other Transaction Documents (as defined therein) to which it is a party and performance by PCT of the Transactions (as defined therein), including the Mergers (as defined therein), each having been duly and validly adopted and being in full force and effect as of the Closing Date, are attached to such certificate.

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PCT shall have delivered to the Company copies of the following each certified by an authorized officer of PCT to be true, correct, complete and in full force and effect as of the Closing Date: (i) the certificate of incorporation or formation of PCT, certified by the Secretary of State or other appropriate governmental authority of its jurisdiction of organization or incorporation, as applicable; (ii) the operating agreement of PCT; and (iii) the resolutions of the board of managers or other governing body and of the securityholders or members of PCT authorizing and approving the Merger Agreement, the applicable ancillary agreements, and all the transactions contemplated thereby.
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PCT has caused the PCT Unitholders representing at least 70% of the issued and outstanding Company LLC Interests to execute and deliver to ROCH a counterpart signature page to the Investor Rights Agreement.

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The shares of ParentCo Common Stock that constitute the equity consideration shall have been approved for listing on NASDAQ, subject to official notice of issuance.

Conditions to PCT’s Obligations
The obligations of PCT to consummate the Transactions are subject to the satisfaction (or waiver by PCT), at or prior to the effective time of the Business Combination, of certain conditions, including principally the following:
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The representations and warranties of ParentCo, ROCH, Merger Sub LLC and Merger Sub Corp (in each case without giving effect to any qualification as to “material,” “materiality,” “material respects,” “Material Adverse Effect” or words of similar import or effect set forth therein) shall be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date except (i) to the extent of changes or developments contemplated by the terms of the Merger Agreement and (ii) for such representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time).

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ParentCo, ROCH, Merger Sub LLC and Merger Sub Corp shall have performed or complied in all material respects with all agreements, covenants and conditions required to be performed or complied with by them at or prior to the Closing under the Merger Agreement.

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There has been no event that is continuing that would individually, or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

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PCT has received a certificate, signed by the chief executive officer or chief financial officer of ROCH, certifying as to the foregoing matters;

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The post-closing directors have been appointed to the board of ParentCo effective as of the closing.

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To the extent not previously delivered, ParentCo has executed and delivered to PCT a joinder to the Right of First Refusal Agreement, dated as of October 7, 2020, by and between the Company and the entities listed on Schedule A thereto (the “ROFR Agreement”), pursuant to which ParentCo agrees to be subject to all of the terms and obligations applicable to any Company Group member (as defined in the ROFR Agreement).

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ROCH has delivered to PCT a certificate, signed by an officer of ROCH certifying true, complete and correct copies of the resolutions duly adopted by the Acquiror Required Vote at the Acquiror Stockholders’ Meeting.

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Each of ParentCo, ROCH, Merger Sub LLC and Merger Sub Corp shall have delivered to PCT copies of the following each certified by an authorized officer of the applicable party to be true, correct, complete and in full force and effect as of the Closing Date: (i) the resolutions of the sole stockholder of Holdings approving the consummation of the Business Combination, (ii) the resolutions duly adopted by the sole stockholder of Merger Sub Corp approving the RH Merger and the consummation of the Business Combination; (ii) the resolutions duly adopted by the sole member of Merger Sub LLC approving the PCT Merger and the consummation of the Business Combination; (v) the resolutions duly adopted by ROCH’s Board of Directors, ParentCo’s board of directors, Merger Sub Corp’s board of directors and Merger Sub LLCs’ board of managers authorizing the execution, delivery and performance of the Merger Agreement; and (vi) written resignations, in forms satisfactory to PCT.

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ROCH has delivered to PCT a certificate, signed by an officer of ROCH certifying true, complete and correct copies of the resolutions duly adopted by the Acquiror Required Vote at the Acquiror Stockholders’ Meeting.

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Except for shares of Common Stock issued pursuant to the Subscription Agreements, from the date of the Merger Agreement through the closing, no shares of Common Stock shall have been issued to any Person.

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The Available Closing Date Total Cash shall be equal to or greater than $250,000,000.

Material Adverse Effect and Acquiror Material Adverse Effect
Under the Merger Agreement, “Material Adverse Effect” on PCT means any change, development, circumstance, effect, event or fact that has had, or would reasonably be expected to have, a material adverse effect upon the financial condition, business, liabilities or results of operations of PCT and its subsidiaries, taken as a whole; provided, however, that no effect, event, occurrence, development, fact, condition or change attributable to any of the following will be taken into account in determining whether there has been a Material Adverse Effect (unless, in the cases of bullets one through five, such change, development, circumstance, effect, event or fact has a disproportionate effect on PCT and its Subsidiaries, taken as a whole, compared to other Persons in the industry or geographic regions in which Acquiror or its Subsidiaries conducts business):
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conditions affecting the economy, financial, credit, debit, capital or securities markets generally (including with respect to or as a result of COVID-19);

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global, national or regional political conditions, including national or international hostilities, acts of terror or acts of war, sabotage or terrorism or military actions or any escalation or worsening of any hostilities, act of war, sabotage, or terrorism or military actions;

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the engagement by the United States in, or escalation of, hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States;

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changes or proposed changes in any Law or other binding directives issued by any Governmental Authority general conditions in the industry in which PCT and its Subsidiaries operate (including with respect to or as a result of COVID-19) actions or omissions taken by ROCH or its affiliates;

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actions taken by PCT or any of its Subsidiaries that are required by this Agreement or any Transaction Document or taken with the prior written consent of ROCH;

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the public announcement of the Business Combination or the identity of ROCH or PCT in connection with the Business Combination;

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any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position;

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pandemics, epidemics, earthquakes, hurricanes, tornados or other natural disasters;

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the failure by PCT to take any action that is prohibited by the Merger Agreement unless ROCH has consented to in writing to the taking thereof;

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changes or proposed changes in GAAP; or

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any change or prospective change in the Company’s or any of its subsidiaries’ credit ratings.

Under the Merger Agreement, “Acquiror Material Adverse Effect” means any change, development, circumstance, effect, event or fact that has had, or would reasonably be expected to have, a material adverse effect upon the financial condition, business, liabilities or results of operations of ROCH and its Subsidiaries, taken as a whole; provided, however, that no event, occurrence, fact, condition or change attributable to any of the following will be taken into account in determining whether there has been an Acquiror Material Adverse Effect unless, such change, development, circumstance, effect, event or fact has a disproportionate effect on ROCH and its Subsidiaries, taken as a whole, compared to other Persons in the industry or geographic regions in which ROCH or its Subsidiaries conducts business:

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conditions affecting the economy, financial, credit, debt, capital, or securities markets generally (including with respect to or as a result of COVID-19);

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global, national or regional political conditions, including national or international hostilities, acts of terror or acts of war, sabotage or terrorism or military actions or any escalation or worsening of any hostilities, acts of war, sabotage or terrorism or military actions;

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the engagement by the United States in, or escalation of, hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States;

•
changes or proposed changes in GAAP;

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changes or proposed changes in any law or other binding directives issued by any Governmental Authority;

•
general conditions in the industry in which ROCH and its subsidiaries operate (including with respect to or as a result of COVID-19);

•
actions taken by PCT or its Affiliates;

•
actions or omissions taken by ROCH or any of its subsidiaries that are required by the Merger Agreement or any Transaction Document or taken with the prior written consent of PCT;

•
the public announcement of the Business Combination or the identity of ROCH or PCT in connection with the Business Combination;

•
any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position;

•
pandemics, epidemics, earthquakes, hurricanes, tornados or other natural disasters;

•
the failure by ROCH to take any action that is prohibited by the Merger Agreement unless PCT has consented in writing to the taking thereof; or

•
any change or prospective change in ROCH’s or any of its subsidiaries’ credit ratings.

Representations and Warranties
Under the Merger Agreement, ParentCo, ROCH, Merger Sub LLC and Merger Sub Corp made customary representations and warranties, including those relating to: organization, authorization, no conflicts, consents, brokers, SEC filings, capitalization, litigation, NASDAQ listing, board approval, trust account, information supplied, financial capability, taxes, organization of ParentCo, Merger Sub LLC and Merger Sub Corp, the PIPE Investment, and disclaimer of other representations and warranties.
Under the Merger Agreement, PCT made customary representations and warranties regarding itself and its subsidiaries, including those relating to: organization and qualification, subsidiaries, authority, board approval, no conflicts, capitalization, financial statements, undisclosed liabilities, absence of certain changes or events, title, real property, condition and sufficiency of assets, intellectual property, privacy and data security, software and information technology, contracts, litigation, compliance with laws, permits, environmental matters, employee benefit matters, taxes, employee relations, transactions with related parties, insurance, brokers, compensation arrangements, material customers, and information supplied and disclaimer of other representations and warranties.
Covenants of the Parties
Conduct of Business Prior to the Business Combination
PCT has agreed that from the date of the Merger Agreement until the earlier of the closing of the Business Combination or termination of the Merger Agreement, subject to certain exceptions or unless ROCH provides its prior written consent, PCT will and will cause its subsidiaries to use commercially reasonable efforts to (i) operate its business in all material respects in the ordinary course of business consistent with past practice (which actions taken prior to the date of the Merger Agreement in light of COVID-19 to be considered in the ordinary course), (ii) preserve its goodwill, keep available services of its officers, employees and consultants, and maintain satisfactory relationships with customers and vendors, and (iii) will not take any of the following actions or any action that would result in the following with respect to PCT or any of its subsidiaries:
•
amend its Organizational Documents;

•
adopt a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization, or otherwise merge or consolidate with or into any other Person;

•
(A) issue, sell, pledge, amend, grant, create a Lien upon, or authorize the issuance, sale, pledge, amendment, grant or creation of a Lien upon, any equity interests of PCT or any of its Subsidiaries, (B) declare, set aside or pay any dividend or other distribution with respect to its equity interests, except for (1) dividends or distributions by wholly-owned Subsidiaries to PCT or any of its Subsidiaries or (2) Tax distributions to PCT Unitholders in accordance with its Organizational Documents, or (C) redeem, purchase or otherwise acquire any of its equity interests, except for any such transactions involving the equity of wholly-owned Subsidiaries of PCT;

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(A) make, cancel or compromise any loans, advances, guarantees or capital contributions to any Person other than (1) a Subsidiary of PCT or (2) not in excess of $5,000,000 in the aggregate, or (B) incur, assume, accelerate or guarantee any Indebtedness;

•
make or commit to make any capital expenditures except (A) as contemplated by PCT’s current budget, (B) in the Ordinary Course, or (C) such expenditures as do not exceed $50,000,000 in the aggregate;

•
acquire, transfer, mortgage, assign, sell, lease, create a Lien (other than a Permitted Lien) upon or otherwise dispose of or pledge, any Asset of PCT or any of its Subsidiaries other than (A) in the Ordinary Course, (B) any such tangible Assets at the end of their useful lives, (C) out of redundancy, (D) pursuant to, or contemplated by, Contracts in effect as of the date hereof, (E) in the aggregate up to $10,000,000, (F) Intellectual Property (which is solely the subject of Section 5.1(b)(xiv)), or (G) in connection with the Assumed Indebtedness;

•
commence any Proceeding or release, assign, compromise, settle, waive or abandon any pending or threatened Proceeding, other than any such Proceeding that would not reasonably be expected to result in damages or otherwise have a value, individually in excess of $10,000,000, or in the aggregate in excess of $20,000,000;

•
except as required under the terms of any Benefit Arrangement disclosed in the Disclosure Letter or applicable Law or in the Ordinary Course, (A) grant or announce any increase in salaries, bonuses, severance, termination, retention or change-in-control pay, or other compensation and benefits payable or to become payable by PCT or any of its Subsidiaries to any current or former employee, except for increases in salary of less than 10% of such employee’s salary immediately prior to the date of the Merger Agreement or $10,000, whichever is greater, or (B) adopt, establish or enter into any plan, policy or arrangement that would constitute a Benefit Arrangement if it were in existence on the date hereof, other than in the case of the renewal of group health or welfare plans;

•
enter (or commit to enter) into, amend, terminate or extend any collective bargaining agreement or any other agreement with, a labor or trade union, employee association, works council, or other employee representative (or enter into negotiations to do any of the above);

•
change its fiscal year or any method of accounting or accounting practice, except for any such change required by reason of a concurrent change in GAAP or applicable Law;

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enter into, terminate, amend, renew or fail to renew, any Material Contract, except for any such entry into, termination, amendment, renewal or failure to renew that would not reasonably be expected to be material to PCT, individually or in the aggregate;

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assign, transfer, abandon, modify, waive, terminate, fail to renew, let lapse or otherwise fail to maintain or otherwise change any material Permit;

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make or revoke any material Tax election (other than (A) ordinary course Tax elections customarily made on periodic Tax Returns and (B) as provided in the Merger Agreement) or settle or compromise any material U.S. federal, state, local or non-U.S. income tax liability, except in the Ordinary Course;

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grant, modify, abandon, dispose of or terminate any rights relating to any Intellectual Property of PCT and its Subsidiaries, other than in the Ordinary Course, or otherwise permit any of its rights relating to any Intellectual Property to lapse (other than registrations for trademarks that are no longer in use by, are not planned to be used in the future by, and are no longer being maintained by PCT and its Subsidiaries); or

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agree or commit to do, or resolve, authorize or approve any action to do, any of the foregoing.

Additional ROCH Covenants
The Merger Agreement contains additional customary covenants of ROCH including, among others: the conduct of ROCH’s business prior to closing; disbursement of funds in the Trust Account in connection with the Business Combination and the other transactions contemplated by the Merger Agreement; obtaining a “tail” officers’ and directors’ liability insurance policy for ROCH’s officers and directors; continued listing of ROCH Common Stock on NASDAQ and the listing of ParentCo Common Stock on NASDAQ; SEC compliance; and actions required to be taken in connection with the PIPE Investment.
Additional PCT Covenants
The Merger Agreement contains additional customary covenants of PCT including, among others: the granting of access to information and obtaining a “tail” officers’ and directors’ liability insurance policy for PCT’s officers and directors.
Additional Mutual Covenants
The Merger Agreement contains additional customary mutual covenants of the parties including, among others: ROCH’s preparation and delivery of this document and holding the special meeting and PCT’s cooperation therewith; preparation and filing of any submissions under the HSR Act or required to be made under any applicable law; the filing of a Form 8-K and issuance of a press release relating to the closing of the Business Combination and related transactions; the filing of tax returns and other tax matters; exclusivity with respect to the acquisition of PCT or ROCH and the consideration of any alternative transactions; using reasonable best efforts to satisfy closing conditions under the Merger Agreement; and Section 16 matters.
Board of Directors of ParentCo following the Business Combination
ParentCo’s board of directors following the Business Combination will include the individuals identified in the section of this proxy statement/prospectus entitled “ParentCo Management and Governance After the Business Combination — Executive Officers and Directors After the Business Combination.”
Termination
The Merger Agreement may be terminated at any time prior to the closing of the Business Combination:
By mutual written consent of ROCH and PCT.
By either ROCH or PCT (i) if the closing does not occur on or before May 31, 2021 (the “Outside Date”) (provided, however, that the right to terminate the Merger Agreement under the clause described in this section will not be available to a party if the inability to satisfy such conditions was due to the failure of such party to perform any of its obligations under the Merger Agreement); (ii) if any Closing Legal Impediment (as defined in the Merger Agreement) is in effect and has become final and nonappealable; or (iii) if the ROCH Stockholder Approval is not adopted and approved at the ROCH Stockholders’ Meeting or any adjournment or postponement thereof;

By ROCH upon written notice to PCT, in the event of a breach of any representation, warranty, covenant or agreement on the part of PCT, such that the conditions specified in Section 8.2 of the Merger Agreement would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by PCT within 30 days after receipt of written notice thereof, or (ii) is incapable of being cured prior to the Outside Date; provided, that ROCH will not have the right to terminate the Merger Agreement if it is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement or if PCT has filed (and is then pursuing) an action seeking specific performance.
By PCT upon written notice to ROCH, in the event of a breach of any representation, warranty, covenant or agreement on the part of the Parties, such that the conditions specified in Section 8.3 of the Merger Agreement would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by the Acquiror Parties (as defined in the Merger Agreement) within 30 days after receipt of written notice thereof, or (ii) is incapable of being cured prior to the Outside Date; provided, that PCT will not have the right to terminate if it is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.
By PCT if (i) the covenants provided in Section 7.3 and Section 7.4 of the Merger Agreement are not fulfilled as provided therein or (ii) ROCH’s board of directors or any committee thereof has withdrawn or modified, or publicly proposed or resolved to withdraw or modify in a manner adverse to PCT, the recommendation of ROCH’s board of directors that the ROCH Stockholders vote in favor of the Voting Matters.
Effect of Termination
If the Merger Agreement is terminated, all further rights and obligations of the parties under the Merger Agreement will terminate and become void and of no force and effect, except that the parties will, in all events, remain bound by and continue to be subject to certain provisions of the Merger Agreement including, but not limited to, waiver of claims against the Trust Account, survival, notices, annexes, exhibits and schedules, computation of time, fees and expenses, governing law, assignment, successors and assigns, third party beneficiaries, counterparts, entire agreement, severability, specific enforcement, waiver of jury trial, amendments, termination, extension of time, remedies, publicity, and non-survival.
Fees and Expenses
Regardless of whether Business Combination is consummated, except as otherwise provided in the Merger Agreement, each party to the Merger Agreement must pay its own expenses incident to the Merger Agreement and the transactions contemplated thereby; provided that if the closing occurs, ROCH shall pay a portion of PCT’s transaction expenses, related to the D&O tail policies.
Amendments
The Merger Agreement may be amended at any time prior to the effective time of the Business Combination by an instrument in writing signed by each of the parties to the Merger Agreement.
Trust Account Waiver
PCT and its subsidiaries have agreed to waive any claim they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with ROCH and will not seek recourse against the Trust Account for any reason whatsoever; provided that the waiver does not apply to funds of ROCH held outside of the Trust Account or a claim for equitable relief (including a claim for ROCH to specifically perform its obligations under the Merger Agreement).
Additional Agreements
Founder Support Agreement
Contemporaneously with the execution of the Merger Agreement, certain holders of the ROCH Common Stock entered into the Founder Support Agreement, pursuant to which such holders agreed to approve the Merger Agreement and the Business Combination, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement
The foregoing description of the Founder Support Agreement is qualified in its entirety by reference to the full text of Founder Support Agreement, a copy of which is included as Exhibit 10.7 to this proxy statement/prospectus, and incorporated herein by reference.
Company Support Agreement
Contemporaneously with the execution of the Merger Agreement, certain PCT Unitholders entered into the Company Support Agreement, pursuant to which such PCT Unitholders agreed to approve the Merger Agreement and the Business Combination.
The foregoing description of the Company Support Agreement is qualified in its entirety by reference to the full text of Company Support Agreement, a copy of which is included as Exhibit 10.8 to this proxy statement/prospectus, and incorporated herein by reference.
Investor Rights Agreement
At the Closing of the transactions contemplated by the Merger Agreement, ParentCo, certain PCT Unitholders representing at least 70% of PCT’s outstanding membership interests and certain stockholders of ROCH (including certain ROCH officers, directors and sponsors) will also enter into an Investor Rights Agreement, which is a closing condition of the parties to consummate the Business Combination. Pursuant to the Investor Rights Agreement, such PCT Unitholders have agreed to vote in favor of two board designees nominated by a majority of such stockholders of ROCH for a period of two years following the Closing Date (the “IRA Designees”), provided that in the event a majority of the holders of the Pre-PIPE Shares (as defined below) choose to select one of the IRA Designees, the majority of such stockholders of ROCH will select one of the IRA Designees and such holders of the Pre-PIPE Shares will select the other. The holders of the Pre-PIPE Shares may continue to select an IRA Designee until they no longer hold 10% or more of the outstanding Combined Company’s Common Stock. Such PCT Unitholders have also agreed, subject to certain limited exceptions, not to transfer ParentCo Common Stock received in the Business Combination except as follows:
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From and after the six-month anniversary of the Closing Date, each Founder (as defined in the Investor Rights Agreement) may sell up to 20% of such Founder’s ParentCo Common Stock and each PCT Unitholder that is not a Founder may sell up to 33.34% of such PCT Unitholder’s ParentCo Common Stock.

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From and after the one-year anniversary of the Closing Date, each Founder may sell up to an additional 30% of such Founder’s ParentCo Common Stock and each PCT Unitholder that is not a Founder may sell up to an additional 33.33% of such PCT Unitholder’s ParentCo Common Stock.

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From and after the Phase II Facility becoming operational, as certified by an independent engineering firm, each Founder may sell up to an additional 50% of such Founder’s ParentCo Common Stock and each PCT Unitholder that is not a Founder may sell up to an additional 33.33% of such PCT Unitholder’s shares of ParentCo Common Stock; provided that, in the case of Procter & Gamble, such lock-up will terminate in any event no later than April 15, 2023.

The Investor Rights Agreement also contains registration rights in favor of the PCT Unitholders and such ROCH stockholders which (in the case of the ROCH stockholders) are intended to replace the registration rights granted to them at the time of ROCH’s IPO.
Subscription Agreements and PIPE Registration Rights Agreements
In connection with the Business Combination, accredited investors (each a “Subscriber”) (i) have purchased prior to the date of the Merger Agreement membership units of PCT at an effective price per ParentCo Common Stock of approximately $8.35 per share for an aggregate cash amount of approximately

$60 million (the “Pre-PIPE Shares”) in a private placement (the “Pre-PIPE Placement”) and (ii) have committed to purchase, on a transitory basis simultaneously with the consummation of the Business Combination, shares of Common Stock at a purchase price of $10.00 per share for an aggregate cash amount of $250 million (the “PIPE Shares”) in a private placement (for purposes of this section, the “PIPE Placement”), all of which will be exchanged for ParentCo Common Stock in connection with the closing of the Business Combination. Certain offering related expenses are payable by ROCH and PCT, including customary fees payable to the placement agents: Roth Capital Partners, LLC, Craig-Hallum and Oppenheimer. Such commitments have been made by way of certain subscription or unit purchase agreements (collectively, the “Subscription Agreements”), by and among each Subscriber and PCT or ROCH, as the case may be. The purpose of the sale of the Pre-PIPE Shares and the PIPE Shares is to raise additional capital for use in connection with the PCT business and the Business Combination and, in the case of the PIPE Shares, to meet the minimum cash requirements provided in the Merger Agreement. The Subscription Agreements for the PIPE Placement were entered into contemporaneously with the execution of the Merger Agreement and the proceeds to be deposited into escrow by the Subscribers will be released to ParentCo (other than the par value of the PIPE Shares, which will be released to ROCH) in connection with the issuance of ParentCo Common Stock as part of the RH Merger concurrent with the closing of the Business Combination. The PIPE Closing will occur on the date of, and simultaneously with, the consummation of the RH Merger.
The PIPE Shares are identical to the shares of Common Stock that will be held by ROCH’s public stockholders at the time of the Closing of the Business Combination, other than the PIPE Shares, when initially issued by ROCH in connection with the PIPE Closing, may not be registered with the SEC.
The closing of the sale of PIPE Shares (the “PIPE Closing”) will be contingent upon the substantially concurrent consummation of the Business Combination. The PIPE Closing will occur on the date of and simultaneously with the consummation of the RH Merger. The PIPE Closing will be subject to customary conditions, including:
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ParentCo’s initial listing application with NASDAQ in connection with the Business Combination shall have been approved and, immediately following the Closing of the Business Combination, ParentCo shall satisfy any applicable initial and continuing listing requirements of NASDAQ and ParentCo shall not have received any notice of non-compliance therewith, and the ParentCo Common Stock shall have been approved for listing on NASDAQ;

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all representations and warranties of ROCH and the Subscriber contained in the relevant Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined in the Subscription Agreements)), which representations and warranties shall be true in all respects) at, and as of, the PIPE Closing;

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as of the Closing Date, there has been no material adverse change in the business, properties, financial condition, stockholders’ equity or results of operations of ROCH and its subsidiaries taken as a whole since the date of the Subscription Agreement (other than the election by holders of the ROCH Class A Common Stock to exercise redemption rights in connection with the special meeting of ROCH’s stockholders to approve the Business Combination); and

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all conditions precedent to the closing of the Business Combination, including the approval by ROCH’s stockholders, shall have been satisfied or waived.

Each applicable Subscription Agreement will terminate upon the earlier to occur of (w) such date and time as the Merger Agreement is terminated in accordance with its terms, (x) upon the mutual written agreement of each of the parties to such Subscription Agreement, (y) any of the conditions to the PIPE Closing are not satisfied or waived on or prior to the PIPE Closing and, as a result thereof, the transactions contemplated by such Subscription Agreement are not consummated at the PIPE Closing or (z) May 31, 2021.
Pursuant to the Subscription Agreements and PIPE Registration Rights Agreement, ROCH agreed to file (at ROCH’s sole cost and expense) a registration statement registering the resale of the ParentCo Common Stock issuable in respect of the Pre-PIPE Shares and the PIPE Shares (the “PIPE Resale Registration Statement”) with the SEC no later than the 10th calendar day following the date ROCH first files this Proxy

Statement/Prospectus with the SEC, unless such shares will be the subject of registration under this Proxy Statement/Prospectus. ROCH will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective at the same time that ROCH has cleared comments with the SEC on this Proxy Statement/Prospectus, but no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCH that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the date thereof) (the “Effectiveness Date”).
Under certain circumstances, additional payments by ROCH or ParentCo (as applicable) may be assessed with respect to the Pre-Pipe Shares and PIPE Shares in the event that (i) the PIPE Resale Registration Statement has not been filed with the SEC by the closing date; (ii) the PIPE Resale Registration Statement has not been declared effective by the SEC by the Effectiveness Date; (iii) the PIPE Resale Registration Statement is declared effective by the SEC but thereafter ceases to be effective or is suspended for more than fifteen (15) consecutive calendar days or more than an aggregate of twenty (20) calendar days (which need not be consecutive calendar days) during any 12-month period; or (iv) ROCH or ParentCo (as applicable) fails for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act and the Pre-Pipe Shares and PIPE Shares are not then registered for resale under the Securities Act during the period commencing from the twelve (12) month anniversary of the closing and ending at such time that all of the Pre-Pipe Shares and PIPE Shares may be sold without the requirement for ROCH or ParentCo (as applicable) to be in compliance with Rule 144(c)(1) under the Securities Act and otherwise without restriction or limitation pursuant to Rule 144 under the Securities Act. The additional payments by ROCH or ParentCo (as applicable) will accrue on the applicable Pre-Pipe Shares and PIPE Shares at a rate of 1.0% of the aggregate purchase price paid for such shares per month, subject to certain terms and limitations (including a cap of 6.0% of the aggregate purchase price paid for such shares pursuant to the Subscription Agreements).
The foregoing descriptions of the Subscription Agreements and the PIPE Registration Rights Agreement are qualified in their entirety by reference to the full text of the Form of the Subscription Agreement and the PIPE Registration Rights Agreement, copies of which are included as exhibits to the Registration Statement of which this proxy statement/prospectus forms a part and are incorporated herein by reference.
Background of the Merger
The terms of the Merger Agreement are the result of negotiations between the representatives of ROCH and PCT. The following is a brief description of the background of these negotiations and related transactions.
ROCH is a special purpose acquisition company incorporated as a Delaware corporation on February 13, 2019 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, without limitation as to business, industry or sector, but with a focus on the business services, consumer, healthcare, technology or wellness sectors. ROCH has sought to leverage its management team’s broad network of contacts and corporate relationships, including seasoned executives and operators, private equity investors, family offices, lenders and attorneys, to find an opportunity to leverage its team’s proven track record of both operational and financial success in small and medium sized public companies, and its deep understanding of how to navigate complicated shareholder and capital markets dynamics in a small and mid-cap context for the purpose of effecting a positive transformation of an existing business to improve the overall value proposition while maximizing shareholder value.
On November 12, 2019, ROCH effected a 1 for 21,562.50 dividend in the nature of a stock split that resulted in there being an aggregate of 2,156,250 shares of ROCH Common Stock outstanding and being held by its initial stockholders (the “Founder Shares”).
On May 7, 2020, ROCH consummated its IPO of 7,500,000 ROCH Units. Each ROCH Unit consists of one share of ROCH Common Stock, and three-quarters of one Public Warrant, each whole Public Warrant entitling the holder to purchase one share of ROCH Common Stock at $11.50 per share. The ROCH Units were sold at an offering price of $10.00 per ROCH Unit, generating gross proceeds of $75,000,000. Simultaneously with the consummation of the IPO and the sale of the ROCH Units, ROCH consummated a private placement of an aggregate of 262,500 Private Units, consisting of one Private Share and three quarters of Private Warrant at an exercise price of $11.50, at a price of $10.00 per Private Unit, generating total proceeds of $2,625,000.
On May 26, 2020, the underwriters elected to partially exercise their over-allotment option in respect of 150,000 additional ROCH Units, generating gross proceeds of $1,500,000. Simultaneously with the consummation of the partial exercise of the over-allotment option, ROCH consummated an additional private placement of an aggregate of 3,000 additional Private Units, generating total proceeds of $30,000.
A total of $76.5 million of the net proceeds from the IPO (including the partial exercise of the over-allotment option by the underwriters in the IPO) were deposited in the Trust Account established for the benefit of ROCH’s public stockholders. Except for the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of the completion of the initial business combination or the redemption of 100% of the Common Stock held by public stockholders if ROCH is unable to complete the initial business combination by November 7, 2021.
As a result of the underwriters’ partial exercise of the over-allotment option, 243,750 Founder Shares were forfeited back to ROCH.
The Units began trading on May 5, 2020 on the NASDAQ Capital Market under the symbol ROCHU. Commencing on June 11, 2020, the securities comprising the Units began separate trading. The Units, Public Shares, and the Public Warrants are trading on the NASDAQ Capital Market under the symbols “ROCHU,” “ROCH” and “ROCHW,” respectively.
Following the IPO, ROCH’s management team, commenced a comprehensive search for a target business. During the course of this search process, ROCH reviewed and considered numerous target companies and entered into detailed substantive discussions or negotiations with 25 of those targets, including term sheets or letters of intent with three potential business combination target companies. The decision not to pursue alternative acquisition targets was generally the result of ROCH’s determination that each business was not an attractive target due to a combination of business prospects, strategy, management teams, financial performance, structure and valuation differences and unavailability of relevant audited financial statements.
On July 8, 2020, Michael Balkin, a member of the board of directors of Innventure, LLC (“Innventure”), reached out to Byron Roth (“Mr. Roth”), Chairman and CEO of ROCH and Roth Capital Partners, LLC (“Roth”), to discuss the PCT business and both parties agreed to pursue an introduction.
From July 8 to July 15, 2020, ROCH and ROCH management engaged in due diligence of PCT based upon publicly available information. Following ROCH’s and ROCH management’s due diligence, Mr. Roth and John Lipman, COO of ROCH, concluded that it was desirable to engage in direct discussions with PCT management regarding a potential business combination with PCT.
On July 15, 2020, ROCH received the executive summary of the PCT business and conducted its initial virtual meeting with PCT management. During this initial meeting, ROCH was introduced to Michael Otworth, CEO of PCT. On that call, the parties discussed the PCT business generally and, on July 16, ROCH had a follow-up call with PCT management to ask further questions relating to the business and discuss initial diligence questions.
On July 17, 2020, ROCH signed an NDA with Innventure. Innventure is an affiliate of PCT.
On July 19, 2020, ROCH had another conversation with PCT management to better understand the timing and mechanics of any potential process by which ROCH, as a special purpose acquisition vehicle, would acquire PCT.
On July 20, 2020, ROCH was granted data room access hosted by Innventure.
On July 21, 2020, ROCH conducted a conference call with PCT management, to discuss due diligence questions and materials made available by PCT in the data room.

On July 23, 2020, ROCH management conducted a call with Perella Weinberg Partners, a financial adviser to PCT (“PWP”), to discuss due diligence questions, a preliminary letter of intent (the “preliminary LOI”) and, at a high level, the general structure of a possible PIPE Investment (and associated mechanics).
Also on July 23, 2020, Mr. Roth, on behalf of ROCH, sent Mr. Otworth the preliminary LOI, following several days of discussions with PCT and PWP. The initial draft of the preliminary LOI contemplated an $800 million pre-money equity value for PCT. PCT and ROCH proceeded to negotiate the proposed terms and conditions over the following week in parallel with ongoing ROCH due diligence.
During the period from July 24, 2020 through August 26, 2020, ROCH and representatives of ROCH engaged in additional due diligence and review of information, and held discussions with the senior executives and/or shareholders of various potential acquisition targets (including PCT). Also during the period from July 24, 2020 through August 26, 2020, PCT and representatives of PCT held discussions with the senior executives and/or shareholders of various acquirers, all special purpose acquisition companies (including ROCH).
On August 27, 2020, ROCH management conducted a site visit of the FEU in Ironton, Ohio and ROCH and representatives of ROCH engaged in additional due diligence. During the visit, a meeting with Mr. Otworth, ROCH management and representatives of ROCH, and PWP took place, and the terms and conditions of the preliminary LOI were further negotiated and essentially finalized.
On August 30, 2020, ROCH and PCT entered into a non-exclusive letter of intent (the “LOI”) to pursue a business combination. The LOI reflected $850 million in merger consideration to PCT, payable in shares of Common Stock valued at $10.00 per share, and providing for an additional four million shares of Common Stock, two million of which would be issued upon the achievement of a $15.00 share price target within a two year period after closing (the “Target Price Earnout”) and the other two million upon the commencement of operations at the Phase II Facility as certified by an independent engineering firm (together with the Target Price Earnout, the “Earnout”).
During the week of September 1, 2020, ROCH management conducted due diligence calls with customers and strategic partners of PCT, including: L’Oréal, Ravago, Total, Aptar, Milliken, Koch Modular Process Systems, LLC, RTi Global, and P&G.
On September 29, 2020, PCT entered into a Consulting Services Agreement (the “Bird Creek Agreement”) with Bird Creek Capital, LLC (“Bird Creek”) pursuant to which Bird Creek was engaged to provide certain consulting services to PCT, including in connection with the negotiation of PCT’s potential financings and capital structure. Michael Dee served as Managing Member of Bird Creek during this time. From September 29 to November 15, 2020, Bird Creek and Mr. Dee provided consulting services in connection with the Revenue Bonds, the Convertible Notes, the Pre-PIPE Investment (as defined below) and the PIPE Investment, among others.
On October 2, 2020, an initial draft of the Merger Agreement reflecting the terms of the LOI was sent by ROCH’s counsel Loeb & Loeb LLP (“Loeb”) to C-H to be forwarded to PCT and its counsel Jones Day (“JD”).
On October 4, 2020, PCT entered into a Class A Unit purchase agreement with Pure Crown LLC and BMW i Ventures SCS, SICAV RAIF, which provided for the issuance and sale of $10.0 million of Class A Units to Pure Crown LLC and $5.0 million of Class A Units to BMW i Ventures SCS, SICAV RAIF.
On October 5, 2020, PCT entered into a letter agreement with Pure Crown LLC whereby Pure Crown LLC agreed to purchase an additional $15.0 million Class A Units from PCT, provided certain conditions are met.
Also on October 5, 2020, largely as a result of the various financial obligations imposed upon PCT in the Revenue Bond documentation, ROCH and PCT entered into an amendment to the LOI (the “amended LOI”) to reflect a reduced valuation of $775.0 million in merger consideration to PCT and also increased the share price target for the Target Price Earnout to $18.00. The amended LOI also extended the earnout period for the Target Price Earnout to three years after closing.

On October 6, 2020, PCT entered into the Note Purchase Agreement with affiliates of Magnetar Capital, which provided for the initial issuance of $48.0 million of Convertible Notes the following day and an additional issuance of $12.0 million of Convertible Notes within 45 days of entering into a definitive agreement with respect to the proposed business combination. The proceeds of the additional $12.0 million of Convertible Notes, when issued, will be deposited into escrow pending the completion of the Business Combination, at which time the proceeds would be released.
On October 7, 2020, PCT completed its approximately $250.0 million offering of Revenue Bonds and $48.0 million offering of Convertible Notes. After the completion of the Revenue Bond and Convertible Notes financings, PCT began to evaluate financing alternatives in addition to the PIPE Investment to fund the amounts required by the terms of the documents governing the Revenue Bonds, to finance PCT’s interim working capital and operating needs, and to continue construction of the Phase II Facility.
On October 8, 2020, ROCH and PCT further amended and restated the letter of intent (the “amended and restated LOI”) to add a provision regarding 60-day mutual exclusivity and to reference certain tax considerations and, in particular, the new holdings structure contemplated by the Merger Agreement.
Also on October 8, 2020, ROCH engaged Roth, C-H and Oppenheimer (collectively, the “Placement Agents”) to act as placement agents in connection with a PIPE Investment. During the weeks of October 5 and October 12, 2020, ROCH, PCT and the Placement Agents prepared and finalized a presentation for a potential PIPE Investment and negotiated drafts of the Subscription Agreement and Registration Rights Agreement, which were prepared by Ellenoff, Grossman & Schole LLP, counsel to the Placement Agents, and reviewed by Loeb and JD. During the week of October 12, 2020, PCT and the Placement Agents commenced initial virtual presentations to potential PIPE investors. These presentations and follow-up due diligence and other calls continued through November 15, 2020.
On October 13, 2020, JD circulated a revised draft of the Merger Agreement.
Between October 13 and November 16, 2020 ROCH, PCT and the legal advisors circulated a number of drafts of the Merger Agreement and negotiated the terms of the Merger Agreement, including provisions related to additional equity contributions by PCT Unitholders, earnout payments upon a change of control, conditionality, adjustments to the merger consideration, the available cash closing condition, access to business relationships, the scope of the interim operating covenants and the composition of the management team.
On October 20, 2020, ROCH management conducted a due diligence call with the independent engineering firm that prepared the independent report on PCT.
On October 21, 2020, following an introduction by Roth, PCT conducted a call with Sylebra Capital to introduce PCT and discuss a possible investment in PCT.
Between November 3 and November 15, 2020, ROCH, PCT and their legal advisors circulated a number of draft employment agreements related to the employment of Michael Otworth, David Brenner, and Michael Dee (together, the “Employment Agreements”). The Employment Agreements were negotiated between PCT, ROCH, the legal advisors and each of Messrs. Otworth, Brenner and Dee, including with respect to base salary, cash bonus, and equity compensation.
On November 4, 2020, ROCH and PCT had a conference call with Sylebra Capital to discuss participation in the PIPE Investment. It was then discussed to consider the PIPE Investment together with a separate $50.0 million private placement of Class A Units (the “Pre-PIPE Investment”) to fund the amounts required by the terms of the documents governing the Revenue Bonds, to finance interim working capital and to finance PCT’s operating needs and continue construction of the Phase II Facility. The parties agreed to the $50.0 million Pre-PIPE Investment and participation in the PIPE Investment. The parties also agreed to engage their legal teams to prepare documentation with respect to the proposed terms of the Pre-PIPE Investment.
Between November 5 and November 11, 2020, legal counsel to PureCycle and Sylebra Capital engaged in a series of conference calls to discuss the proposed terms of the Pre-PIPE Investment of Class A Units.

On November 6, 2020, ROCH agreed to increase the aggregate merger consideration to the PCT Unitholders from $775.0 million to $825.0 million to account for the additional $50.0 million Pre-PIPE Investment.
On November 9, 2020, PCT entered into an engagement letter with Roth, C-H and Oppenheimer to act as placement agents for the private placement to Sylebra Capital.
On November 10, 2020, Sylebra Capital agreed to increase its Pre-PIPE Investment to approximately $60.0 million, and thus raising the aggregate merger consideration to the PCT Unitholders from $825.0 million to $835.0 million to account for the additional $10.0 million Pre-PIPE Investment.
On November 10, 2020, the ROCH board of directors met via conference call and discussed the transaction in detail. Voting was deferred until the final Merger Agreement was completed.
On November 11, 2020, ROCH and PCT further amended the amended and restated LOI to extend the mutual exclusivity provisions to January 8, 2021.
On November 12, 2020, PCT entered into a subscription agreement with entities subject to an investment management agreement or sub-management agreement with Sylebra Capital Limited (together, “Sylebra Capital”) and issued 684,190 Class A Units to Sylebra Capital in exchange for approximately $60.0 million of gross proceeds.
Also on November 12, 2020, the ROCH board of directors met and unanimously (i) approved the signing of the Merger Agreement and the transactions contemplated thereby, and (ii) directed that the Merger Agreement, related transaction documentation and other proposals necessary to consummate the Business Combination be submitted to ROCH stockholders for approval.
Between November 12 and November 16, 2020, ROCH, PCT and the legal advisors negotiated the remaining terms of the Merger Agreement, which included increasing the implied equity value of PCT to $835.0 million as a result of the Sylebra Investment and discussion regarding the impact of certain employment-related equity grants on such equity value. PCT also continued the negotiation of employment agreements with each of Mr. Otworth, Mr. Dee and Mr. Brenner, which ROCH required to be completed and executed prior to the execution of the Merger Agreement. Messrs. Otworth and Brenner executed their respective employment agreements on November 14, and Mr. Dee executed his employment agreement on November 15.
On November 15, 2020, the PCT board of directors, acting by written consent, unanimously (i) approved the signing of the Merger Agreement and the transactions contemplated thereby, and (ii) directed that the Merger Agreement, related transaction documentation and other matters necessary to consummate the Business Combination be submitted to the PCT Unitholders for approval.
On November 16, 2020, at ROCH’s request, the Placement Agents closed the PIPE Investment to new orders and ROCH, PCT and representatives of the Placement Agents reviewed the demand and allocated and capped the PIPE Investment at $250.0 million. At this time, the investors making the PIPE Investment executed the Subscription Agreements and the PIPE Registration Rights Agreement. ROCH and PCT agreed to execute the Merger Agreement before the open of public trading on November 16, 2020 and announced the transaction via press release at approximately 8:00AM ET that morning. At this time, an execution copy of the Merger Agreement was circulated by JD.
On November 16, 2020, ROCH issued a press release announcing the Business Combination and filed a Current Report on Form 8-K with the Merger Agreement.
ROCH’s Board’s Reasons for the Approval of the Business Combination
ROCH was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with one or more businesses or assets. ROCH sought to do this by utilizing the networks and industry experience of both Roth and C-H to identify, acquire and operate one or more businesses within or outside of the United States, although ROCH was not limited to a particular industry or sector.

In particular, ROCH’s Board considered the following positive factors, although not weighted or in any order of significance:
•
Strong Technology Representing Significant Innovation:   PCT’s unique, patented process separates colors, odors and contaminants through a physical purification process (not involving chemical reactions), allowing for a broader range of feedstock than traditional recycling. This purification process and resulting product quality have been tested and validated by P&G, prospective customers and third party engineering specialists.

•
PCT Secured Significant Investment by Lenders and Satisfied Bond Investor Due Diligence:   PCT’s Construction Indebtedness involve three levels of technology requirements:

•
Public report regarding independent evaluation of technology;

•
Scaling risk quantification; and

•
Infrastructure evaluation.

As well as meeting the following commercial requirements:
•
Proof of scale up;

•
20+ year feedstock agreements; and

•
20+ year offtake agreement.

•
Strong Management Team:   The PCT management team has broad experience across plastics manufacturing, plant development, technology, R&D, sales, marketing, accounting and finance. PCT Chief Executive Officer Mike Otworth has over 23 years’ experience leading and scaling early stage companies, holding multiple senior management positions with a proven track record of founding and capitalizing startups. Chief Financial Officer Michael Dee was a senior executive at Morgan Stanley and has over 30 years of public markets, corporate finance, and M&A experience. Chief Science Officer John Scott holds a dual Ph.D. in Physics and Astrophysics, authored over 60 academic papers, and was the CEO of the XL TechGroup, the precursor company of Innventure. Chief Commercial Officer David Brenner brings over 15 years’ experience leading transformational projects in a range of industries and was a Senior Manager at Deloitte prior to joining PCT. Director of Technology Jason Vititoe holds two product patents in polystyrene and decades of engineering leadership experience working for Americas Styrenics and Dow Chemical Company. Senior Director of Operations Chris Talarek has over 20 years of operations leadership at BP Oil, P&G, and Timbertech. Combined, the PCT executive team has over 100 years’ experience leading operations and over 70 years operating equipment.

•
Significant Market Potential:   Polypropylene is one of the most-widely produced polymers globally with annual production in excess of 150 billion pounds and expected to exceed 200 billion pounds by 2024. Recycling rates for waste polypropylene are below 1%, compared to almost 20% for PET, resulting in continuous landfilling of nearly all polypropylene waste. The limited polypropylene recycling conducted today is primarily mechanical recycling, which results in a dark, odorous, non-food grade recycled product with limited applications and is not a viable substitute for virgin polypropylene.

•
Existing ROCH Trust Account Funds, if not redeemed, could reduce debt on ParentCo’s balance sheet and position it to raise capital more efficiently:   A combination of anticipated proceeds from the ROCH Trust Account (assuming minimal or no redemptions of ROCH’s public shares in connection with the Business Combination) are cumulatively expected to improve ParentCo’s liquidity at closing and allow ParentCo to raise additional funds, including debt, at lower costs to fund continued growth of ParentCo’s operations.

•
Strong Support from Equity Holders:   PCT’s management and over 70% equity holders have committed to approve the exchange of 100% of PCT’s equity into equity of ParentCo through the PCT Merger.

•
Support from Debt Holders:   PCT’s Construction Indebtedness contemplates the Business Combination and no further approvals are required.

•
Other Alternatives.   The Board’s belief, after a thorough review of other business combination opportunities reasonably available to ROCH, that the proposed Business Combination represents the best potential business combination for ROCH based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board’s and management’s belief that such processes had not presented a better alternative.

Interests of Certain Persons in the Business Combination
When you consider the recommendation of the Board in favor of approval of the Merger, you should keep in mind that ROCH’s and PCT’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:
•
If a proposed business combination is not completed by November 7, 2021 (unless such date has been extended as described below), ROCH will be required to dissolve and liquidate. In such event, the 2,183,000 shares of Common Stock currently held by the Initial Stockholders will be worthless because such holders have agreed to waive their rights to any liquidation distributions. Such shares of Common Stock had an aggregate market value of approximately $22.9 million based on the closing price of the Common Stock of $10.50 on NASDAQ as of November 16, 2020.

•
The exercise of ROCH’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

•
If the Business Combination is completed, PCT Unitholders will have the ability to nominate the majority of the members of the ParentCo board of directors following such completion and one ROCH director will be designated by the Initial Stockholders pursuant to the Investor Rights Agreement.

•
Certain of PCT’s executive officers have interests in the Business Combination that are different from your interests as a stockholder, including (1) employment agreement provisions (including severance protection) that will go into effect upon the consummation of the Business Combination, (2) transaction-related bonus compensation, (3) ownership interests in PCT that will convert into common stock of the Combined Company as a result of the Business Combination, and (4) expected grants of equity awards covering Combined Company common stock that will be granted following the consummation of the Business Combination, all as discussed further below under “PCT Executive Compensation — Employment Agreements/Arrangements with our NEOs — New Employment Agreements,” “PCT Executive Compensation — Severance and Change in Control Compensation” and “ParentCo Management and Governance After the Business Combination.”

Appraisal Rights
There are no appraisal rights available to our stockholders in connection with the Business Combination.
Total Shares of Common Stock Outstanding Upon Consummation of the Business Combination
The total number of shares of Combined Company Common Stock to be issued and outstanding immediately following completion of the Business Combination will be 118,328,000. We anticipate that the PCT Unitholders will hold 70.6% of the Combined Company’s outstanding Common Stock, the PIPE Investors will hold 21.1% and the current ROCH stockholders will hold 8.3% immediately following completion of the Business Combination. This percentage (i) assumes that no Public Shares are redeemed in connection with the Business Combination, (ii) does not take into account any equity awards that may be issued under the proposed Equity Plan following the Business Combination, and (iii) does not take into account any Assumed Indebtedness adjustments to the Aggregate Consideration.
Anticipated Accounting Treatment
The Business Combination will be accounted for as a “reverse recapitalization” in accordance with GAAP. Under this method of accounting, ROCH will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business

Combination, the PCT Unitholders are expected to have a majority of the voting power of the Combined Company, PCT will comprise all of the ongoing operations of the Combined Company, PCT will comprise a majority of the governing body of the Combined Company, and PCT’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of PCT issuing shares for the net assets of ROCH, accompanied by a recapitalization. The net assets of ROCH will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of PCT.
Redemption Rights
Pursuant to our Certificate of Incorporation, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding Public Shares. As of November 9, 2020, this would have amounted to approximately $10.00 per share.
You will be entitled to receive cash for any Public Shares to be redeemed only if you:
(i)	(a)	hold Public Shares, or
(b)
hold Public Shares through ROCH Units and you elect to separate your ROCH Units into the underlying Public Shares prior to exercising your redemption rights with respect to the Public Shares; and

(ii)
prior to 5:00 p.m., Eastern Time, on     ,     , (a) submit a written request to Continental that ROCH redeem your Public Shares for cash and (b) deliver your Public Shares to Continental, physically or electronically through DTC.

Holders of outstanding ROCH Units must separate the underlying shares of common stock prior to exercising redemption rights with respect to the underlying Public Shares. If the ROCH Units are registered in a holder’s own name, the holder must deliver the certificate for its ROCH Units to Continental, with written instructions to separate the ROCH Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Public Shares from the ROCH Units.
If a holder exercises its redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of the Combined Company. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Continental in accordance with the procedures described herein. Please see the section entitled “The ROCH Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.
Vote Required for Approval
Along with the approval of the NASDAQ Proposal and the Equity Plan Proposal, approval of this Business Combination Proposal is a condition to the consummation of the Business Combination. If this Business Combination Proposal is not approved, the Business Combination will not take place. Approval of this Business Combination Proposal is also a condition to Proposal 2 and Proposal 3. Furthermore, if the NASDAQ Proposal and the Equity Plan Proposal are not approved, this Business Combination Proposal will have no effect (even if approved by the requisite vote of our stockholders at the Special Meeting) and the Business Combination will not occur.
This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if holders of at least a majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting vote “FOR” the Business Combination Proposal.

Board Recommendation
THE ROCH BOARD UNANIMOUSLY RECOMMENDS THAT ROCH STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL 1.

PROPOSAL NO. 2 — THE NASDAQ PROPOSAL
Overview
ROCH is asking its stockholders to approve the NASDAQ Proposal in order to comply with NASDAQ Listing Rules 5635(a), and (d). Under NASDAQ Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under NASDAQ Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.
Pursuant to the Merger Agreement, ParentCo expects to issue 83,500,000 shares of ParentCo Common Stock to the PCT Unitholders in the Business Combination, subject to the Assumed Indebtedness adjustment as set forth in the Merger Agreement. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Consideration.” Because the number of shares of common stock we anticipate issuing as consideration in the Merger will constitute more than 20% of our outstanding common stock and more than 20% of outstanding voting power prior to such issuance, ParentCo may be required to obtain stockholder approval of such issuance pursuant to NASDAQ Listing Rule 5635(a).
In connection with the Business Combination, there will be a PIPE Investment of $250.0 million. As such, on or about the date of the Merger Agreement, ROCH entered into subscription agreements with the PIPE Investors for the sale of 25,000,000 shares of Common Stock , which will be immediately exchanged for shares of ParentCo Common Stock, upon the completion of the RH Merger. Because the shares of the Common Stock issued in connection with the PIPE Investment (1) will be at a price that is less than the lower of (i) the closing price immediately preceding the signing of the Merger Agreement or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the Merger Agreement, and (2) will constitute more than 20% of our outstanding Common Stock and more than 20% of outstanding voting power prior to such issuance, ROCH is required to obtain stockholder approval of such issuance pursuant to NASDAQ Listing Rule 5635(a) and (d).
Effect of Proposal on Current Stockholders
If the NASDAQ Proposal is adopted, ROCH would issue shares representing more than 20% of the outstanding shares of our Common Stock in connection with the Business Combination and the PIPE Investment. The issuance of such shares would result in significant dilution to the ROCH stockholders and would afford such stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of ROCH. If the NASDAQ Proposal is adopted, assuming that 83,500,000 shares of ParentCo Common Stock are issued to the PCT Unitholders as consideration in the Business Combination, and 25,000,000 shares of ParentCo Common Stock are issued to the PIPE investors, we anticipate that the PCT Unitholders will hold 70.6% of ParentCo’s outstanding shares of common stock, the PIPE Investors will hold 21.1% and the current ROCH stockholders will hold 8.3% immediately following completion of the Business Combination. This percentage assumes that no shares of Common Stock are redeemed in connection with the Business Combination, does not take into account any warrants or options to purchase ParentCo Common Stock that will be outstanding following the Business Combination, any equity awards that may be issued under the proposed Equity Plan following the Business Combination, or any Assumed Indebtedness adjustment to the Aggregate Consideration provided for in the Merger Agreement.
If the NASDAQ Proposal is not approved and ROCH consummates the Business Combination on its current terms, ROCH would be in violation of NASDAQ Listing Rule 5635(a) and (b) and potentially

NASDAQ Listing Rule 5635(d), which could result in the delisting of ROCH’s securities from the Nasdaq Capital Market. If NASDAQ delists ROCH’s securities from trading on its exchange, ROCH stockholders could face significant material adverse consequences, including:
•
a limited availability of market quotations for ROCH securities;

•
reduced liquidity with respect to ROCH securities;

•
a determination that ROCH shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for ROCH securities;

•
a limited amount of news and analyst coverage for the post-transaction company; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of ROCH and PCT to close the Business Combination that ParentCo’s common stock be approved for listing on NASDAQ. As a result, if the NASDAQ Proposal is not adopted, the Business Combination may not be completed.
Vote Required for Approval
Assuming that a quorum is present at the Special Meeting, the affirmative vote of the majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting on this Proposal 2 is required to approve the NASDAQ Proposal. Accordingly, a stockholder’s failure to vote online during the Special Meeting or by proxy will have the effect of a vote “AGAINST” Proposal 2. A broker non-vote in not considered as such shares of Common Stock are not entitled to vote at the Special Meeting and thus will have no effect on the outcome of this proposal.
This Proposal 2 is conditioned on the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, Proposal 2 will have no effect even if approved by our stockholders. Because stockholder approval of this Proposal 2 is a condition to completion of the Business Combination under the Merger Agreement, if this Proposal 2 is not approved by ROCH stockholders, the Business Combination will not occur unless we and PCT waive the applicable closing condition.
Board Recommendation
THE ROCH BOARD UNANIMOUSLY RECOMMENDS THAT ROCH STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL UNDER PROPOSAL 2.

PROPOSAL NO. 3  — THE EQUITY PLAN PROPOSAL
APPROVAL OF THE PURECYCLE TECHNOLOGIES, INC.
2021 EQUITY AND INCENTIVE COMPENSATION PLAN
Overview
The ParentCo Board is expected to approve the PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan (the “Equity Plan”) subject to the approval of ROCH stockholders of this proposal. We are seeking stockholder approval of the Equity Plan (i) in order to comply with NASDAQ listing rules and (ii) in order for incentive stock options that may be granted thereunder to meet the requirements of the Code.
The ParentCo Board believes that the approval of the Equity Plan by stockholders will benefit the compensation structure and strategy of the Combined Company. The Combined Company’s ability to attract, retain and motivate top quality non-employee directors, employees and other service providers is material to its success, and the ParentCo Board has concluded that this would be enhanced by the Combined Company’s ability to make grants under the Equity Plan. In addition, our ParentCo Board believes that the interests of the Combined Company and its stockholders will be advanced if the Combined Company can offer non-employee directors, employees and other service providers the opportunity to acquire or increase their proprietary interests in the Combined Company.
Set forth below is a summary of the material terms of the Equity Plan. This summary is qualified in its entirety by reference to the complete text of the Equity Plan, a copy of which is attached to this proxy statement/prospectus as Annex B. We urge ROCH stockholders to read carefully the entire Equity Plan before voting on this proposal.
If approved by the ParentCo Board and ROCH stockholders, the Equity Plan will become effective upon the consummation of the Business Combination.
Purpose of the Equity Plan
The purpose of the Equity Plan is to allow the Combined Company to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of the Combined Company’s common stock, for the purpose of providing incentives and rewards for service and/or performance to the Combined Company’s non-employee directors, as well as officers, employees and certain consultants of the Combined Company and its subsidiaries. The Equity Plan will afford the Compensation Committee (as defined below) the ability to design compensatory awards that are responsive to the Combined Company’s needs and authorizes a variety of award types designed to advance the interests and long-term success of the Combined Company by encouraging stock ownership among its participants. In addition, the Board believes that the ability to grant cash and equity-based awards will help the Combined Company to attract, retain, and motivate employees, consultants, and directors and encourage them to devote their best efforts to the Combined Company’s business and financial success. Approval of the Equity Plan by ROCH stockholders will allow the Combined Company to grant awards at levels determined appropriate by its administrator following the closing of the Business Combination. In the event that ROCH stockholders do not approve this proposal, the Equity Plan will not become effective. If approved,             shares of common stock of the Combined Company, par value $0.001 (for purposes of this proposal, “Common Stock”) will be initially reserved for issuance under the Equity Plan. On the first day of each fiscal year, beginning in 2022 and ending in 2031, the number of shares reserved for issuance will increase by an amount equal to the lesser of (i) 3% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller amount as may be determined by the Board. Based on the closing price on NASDAQ of ROCH’s common stock on            ,      of $       per share, the aggregate market value as of            ,      of the initial             shares of Common Stock requested under the Equity Plan was $           .

Promotion of Good Corporate Governance Practices
The Board believes the use of stock-based incentive awards promotes best practices in corporate governance by incentivizing the creation of stockholder value. By providing participants in the Equity Plan with a stake in the Combined Company’s success, the interests of the participants are further aligned with those of stockholders. Specific features of the Equity Plan that are consistent with commonly viewed good corporate governance practices include, but are not limited to:
•
the Equity Plan prohibits the grant of dividend equivalents with respect to options and SARs and subjects all dividends and dividend equivalents paid with respect to other awards to the same vesting conditions as the underlying shares subject to the awards;

•
the Equity Plan does not contain a liberal change in control definition;

•
except in connection with a corporate transaction, options and SARs under the Equity Plan may not be granted with exercise or base prices lower than the fair market value of the underlying shares on the grant date;

•
outside of certain corporate transactions or adjustment events described in the Equity Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, and “underwater” stock options or SARs cannot be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without stockholder approval under the Equity Plan; and

•
non-employee directors may not be awarded compensation for their service as a director having an aggregate maximum value on the grant date that exceeds $750,000 during any calendar year, and such limit may not be amended without first seeking stockholder approval.

Potential Dilution
The initial number of shares that may be issued under the Equity Plan represents approximately       percent of the total number of shares of Common Stock that will be outstanding after the closing of the Business Combination. This initial number of shares will increase on the first day of each fiscal year, beginning in 2022 and ending in 2031, by an amount equal to the lesser of (i) 3% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller amount as may be determined by the Board.
Summary of the Equity Plan
The following summary of the material terms of the Equity Plan is qualified in its entirety by reference to a copy of the Equity Plan, which is set forth in Annex B.
Administration
The Equity Plan will generally be administered by the compensation committee (or its successor) of the Combined Company’s board of directors (for purposes of this proposal, the “Compensation Committee”), or any other committee of the Combined Company’s board of directors (the “Combined Company Board”) designated by the Combined Company Board to administer the Equity Plan. However, at the Combined Company Board’s discretion, the Equity Plan may be administered by the Combined Company Board, including with respect to the administration of any responsibilities and duties held by the Compensation Committee under the Equity Plan. References to the “Committee” in this proposal generally refer to the Compensation Committee or such other committee designated by the Combined Company Board, or the Combined Company Board, as applicable. Among other responsibilities, the Committee will select participants and determine the type of awards to be granted to participants, the number of shares of Common Stock to be covered by awards and the terms and conditions of awards, interpret the Equity Plan and awards granted under it, and make any other determination and take any other action that it deems necessary or desirable to administer the Equity Plan The Committee may from time to time delegate all or any part of its authority under the Equity Plan as permitted by the Equity Plan and applicable law. In addition, the Committee may by resolution, subject to certain restrictions set forth in the Equity Plan, authorize one or more officers of the Combined Company to (1) designate employees to be recipients of awards under the Equity Plan, and (2) determine the size of such awards. The Committee may not, however, delegate such responsibilities to officers for awards granted to non-employee directors or certain officers who are subject to the reporting requirements of Section 16 of the Exchange Act.
Eligibility
Any person who is selected by the Committee to receive benefits under the Equity Plan and who is at that time an officer or other employee of the Combined Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the Equity Plan. In addition, non-employee directors of the Combined Company and certain persons (including consultants) who provide services to the Combined Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided such persons satisfy the Form S-8 definition of “employee”), may also be selected by the Committee to participate in the Equity Plan. Based on current expectations as of November 16, 2020, there will be approximately 33 employees of the Combined Company or its subsidiaries and 6 non-employee directors of the Combined Company eligible to participate in the Equity Plan following the Business Combination, if selected by the Committee. Although the Equity Plan permits participation by consultants, there are currently no consultants who are expected to participate in the Equity Plan following the Business Combination. The basis for participation in the Equity Plan by eligible persons is the selection of such persons for participation by the Committee (or its proper delegate) in its discretion.
Shares available for awards under the Equity Plan
Subject to adjustment as described in the Equity Plan and the Equity Plan’s share counting rules, the number of shares of Common Stock available under the Equity Plan for awards of:
•
stock options or SARs;

•
restricted stock;

•
RSUs;

•
performance shares or performance units;

•
other stock-based awards under the Equity Plan; or

•
dividend equivalents paid with respect to awards under the Equity Plan

will not exceed, in the aggregate,             shares of Common Stock (the “Share Limit”) plus Common Stock that becomes available under the Equity Plan as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of Equity Plan awards after the effective date of the Equity Plan. The Share Limit will be automatically increased on the first day of each fiscal year, beginning in 2022 and ending in 2031, by an amount equal to the lesser of (i) 3% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Board.
If any award granted under the Equity Plan expires unexercised, is canceled, forfeited, settled in cash or unearned (in whole or in part), shares of Common Stock subject to such award will again be made available for future grants under the Equity Plan. Use of shares of our common stock to pay the required exercise price or tax obligations, or shares not issued in connection with settlement of an option or stock-settled SAR, or reacquired by the Combined Company on the open market or otherwise using cash proceeds from the exercise of an option will not be available again for other awards under the Equity Plan; provided, however, that shares of our common stock used to satisfy tax obligations for awards other than stock options and SARs will be available for issuance again under the Equity Plan (for up to 10 years from the date of stockholder approval of the Equity Plan if such recycling involves shares that have already been issued). If a participant elects to give up the right to receive compensation in exchange for shares of common stock based on fair market value, such shares of common stock will not count against the aggregate limit of shares authorized under the Equity Plan to the extent permitted by applicable laws and regulations.
Subject to adjustment as provided in the Equity Plan, the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of stock options that are intended to qualify as

“incentive stock options” under Section 422 of the Code will not exceed             shares of Common Stock (the “ISO Limit”), provided that the ISO Limit will increase by             shares of Common Stock on the first day of each fiscal year beginning in 2022 and ending in 2031 (subject in all events to the Share Limit).
Types of awards under the Equity Plan
Pursuant to the Equity Plan, the Combined Company may grant cash awards and stock options, SARs, restricted stock, RSUs, performance shares, performance units, and certain other awards based on or related to the Common Stock.
Generally, each grant of an award under the Equity Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the Equity Plan. A brief description of the types of awards which may be granted under the Equity Plan is set forth below.
Stock options
A stock option is a right to purchase Common Stock upon exercise of the stock option. Stock options granted to an employee under the Equity Plan may consist of either a stock option intended to be an “incentive stock option” as defined in Section 422 of the Code or a non-qualified stock option, or a combination of both. Incentive stock options may only be granted to employees of the Combined Company or certain of its related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate transaction (including an acquisition or merger) with the Combined Company or any of its subsidiaries, stock options must have an exercise price per share of Common Stock that is not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Stock options may provide for continued vesting or the earlier exercise of the stock options, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.
Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Combined Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Combined Company of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Combined Company will withhold Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the Equity Plan may not provide for dividends or dividend equivalents.
SARs
The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from the Combined Company an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the fair market value of a share of Common Stock on the date of exercise.

Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Combined Company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. SARs may provide for continued vesting or earlier exercise, including in the case of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, Common Stock or any combination of the two.
Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate transaction (including an acquisition or merger) with the Combined Company or any of its subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. SARs granted under the Equity Plan may not provide for dividends or dividend equivalents.
Restricted Stock
Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.
Any grant of restricted stock may specify management objectives regarding the vesting of the restricted stock. Any grant of restricted stock may require that any and all dividends or other distributions paid on restricted stock that remains subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock, but any such dividends or other distributions on restricted stock must be deferred until, and paid contingent upon, the vesting of such restricted stock. Restricted stock may provide for continued vesting or the earlier vesting of such restricted stock, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.
RSUs
RSUs awarded under the Equity Plan constitute an agreement by the Combined Company to deliver Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.
RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Stock deliverable upon payment of the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of the Committee, on a deferred and contingent basis, either in cash or in additional shares of Common Stock, based upon the vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, Common Stock or any combination of the two.
Performance shares, performance units and cash incentive awards
Performance shares, performance units and cash incentive awards may also be granted to participants under the Equity Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Performance shares and performance units each may be payable in cash, Common Stock, or a combination of the two. Each grant will specify the number or amount of performance shares or performance units, or the cash amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned.
At the discretion of the Committee, any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.
The performance period with respect to each grant of performance shares or performance units or cash incentive award will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved. The performance period may be subject to continued vesting or earlier lapse or modification, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.
Other awards
Subject to applicable law and applicable share limits under the Equity Plan, the Committee may grant to any participant Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such Common Stock, including, without limitation, convertible or exchangeable debt securities; other rights convertible or exchangeable into shares of Common Stock; purchase rights for shares of Common Stock; awards with value and payment contingent upon performance of the Combined Company or its specified subsidiaries, affiliates or other business units or any other factors designated by the Committee; and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of, the subsidiaries, affiliates or other business units of the Combined Company. The terms and conditions of any such awards will be determined by the Committee. Common Stock delivered under such an award in the nature of a purchase right granted under the Equity Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Stock, other awards, cash, notes or other property, as the Committee determines.
In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the Equity Plan. The Committee may also authorize the grant of shares of Common Stock as a bonus or may authorize the grant of Other Awards in lieu of obligations of the Combined Company or a subsidiary to pay cash or deliver other property under the Equity Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.
Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions of Common Stock underlying Other Awards will be deferred until and paid contingent upon the earning and vesting of such awards.
Change in control
The Equity Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in an Evidence of Award or as otherwise provided in another plan or agreement applicable to a participant, a change in control shall be deemed to have occurred upon the occurrence of any of the following events occurring after the Business Combination (subject to certain exceptions and limitations and as further described in the Equity Plan): (1) any individual, entity or group is or becomes the beneficial owner of voting securities of the Combined Company where such acquisition causes such person to own more than 50% of the combined voting power of the then outstanding voting shares of the Combined Company (subject to certain exceptions); (2) a majority of the Combined Company Board ceases to be comprised of incumbent directors; (3) stockholder approval of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Combined Company or the acquisition of assets of another corporation or other transaction, as described in the Equity Plan (subject to certain exceptions); or (4) consummation of a complete liquidation or dissolution of the Combined Company (subject to certain qualifying exceptions). The Business Combination will not constitute a “change in control” for purposes of the Equity Plan.
Management objectives
The Equity Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as performance objective or objectives established pursuant to the Equity Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards. The definition of “Management Objectives” set forth in the Equity Plan includes a list of examples of measures (which is not exhaustive) that may be used as management objectives in awards granted under the Equity Plan.
Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Combined Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.
Transferability of awards
Except as otherwise provided by the Committee, and subject to the terms of the Equity Plan with respect to Section 409A of the Code, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the Equity Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the Equity Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.
Under certain circumstances, the Committee may specify on the grant date that part or all of the shares of Common Stock that are subject to certain awards under the Equity Plan will be subject to further restrictions on transfer.
Adjustments
The Committee will make or provide for such adjustments in: (1) the number and kind of shares of Common Stock covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the Equity Plan; (2) if applicable, the number and kind of shares of Common Stock covered by Other Awards; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, determines, in good faith, is equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Combined Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the Combined Company, the Committee may provide in substitution for any or all outstanding awards under the Equity Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Combined Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the numbers of shares of Common Stock available under the Equity Plan and the share limits of the Equity Plan as the Committee in its sole discretion, determines, in good faith, is appropriate to reflect such transaction or event. Any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of incentive stock options, however, will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an incentive stock option to fail to so qualify.
Prohibition on repricing
Except in connection with certain corporate transactions or changes in the capital structure of the Combined Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. These restrictions are intended to prohibit the repricing of “underwater” stock options and SARs and they may not be amended without approval by the Combined Company’s stockholders.
Detrimental activity and recapture
Any Evidence of Award may reference a clawback policy of the Combined Company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to the Combined Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with the Combined Company or its subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which the Common Stock may be traded.
Non-U.S. participants
In order to facilitate the making of any grant or combination of grants under the Equity Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals or who are employed by the Combined Company or its subsidiary outside of the United States of America or who provide services to the Combined Company or its subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Equity Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the Equity Plan as then in effect unless the Equity Plan could have been amended to eliminate such inconsistency without further approval by the Combined Company’s stockholders.
Withholding
To the extent the Combined Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Equity Plan, and the amounts available to the Combined Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Combined Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. When a participant is required to pay the Combined Company an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the participant to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock delivered or required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Combined Company other shares of Common Stock held by such participant. The Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Common Stock to be withheld and delivered pursuant to the Equity Plan exceed the minimum amount required to be withheld, unless (1) an additional amount can be withheld and not result in adverse accounting consequences, and (2) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Combined Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of stock options.
Effective date of the Equity Plan
If approved by the ParentCo Board and ROCH stockholders, the Equity Plan will become effective upon the consummation of the Business Combination.
Amendment and termination of the Equity Plan
The Combined Company Board generally may amend the Equity Plan from time to time in whole or in part. If any amendment, however, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the Equity Plan) (1) would materially increase the benefits accruing to participants under the Equity Plan, (2) would materially increase the number of securities which may be issued under the Equity Plan, (3) would materially modify the requirements for participation in the Equity Plan or (4) must otherwise be approved by the Combined Company’s stockholders in order to comply with applicable law or the rules of the NASDAQ, or, if the Common Stock is not traded on NASDAQ, the principal national securities exchange upon which the Common Stock is traded or quoted, all as determined by the Combined Company Board, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.
Further, subject to the Equity Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the Equity Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code, but subject to the subject to the preceding sentence, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the timing of vesting or exercisability or the time at which the substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when the period of restriction will end, or the time at which cash incentive awards, performance shares or performance units will be deemed to have been earned or the time when such transfer restriction will terminate, in each case as applicable to certain awards granted under the Equity Plan, or waive any other limitation or requirement under any such award.
The Combined Company Board may, in its discretion, terminate the Equity Plan at any time. Termination of the Equity Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the Equity Plan on or after the tenth anniversary of the effective date of the Equity Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the Equity Plan.

Allowances for conversion awards and assumed plans
Common Stock (1) subject to awards granted under the Equity Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate transaction (including an acquisition or merger) with the Combined Company or any of its subsidiaries or (2) available for issuance under a previously-approved plan sponsored by a company that is acquired by, or merges with, the Combined Company or any of its subsidiaries, and which then become available for issuance of awards under the Equity Plan, will not count against (or be added to) the aggregate share limit or other Equity Plan limits described above, except as otherwise provided in the Equity Plan.
U.S. federal income tax consequences
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Equity Plan based on United States federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Equity Plan participants, is not intended to be complete, does not describe United States federal taxes other than income taxes (such as Medicare and social security taxes), and does not describe tax consequences arising from state or local taxes in the United States or from taxes in any jurisdiction outside the United States.
Tax consequences to participants
Restricted shares: The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance shares, performance units and cash incentive awards: No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Stock received.
Nonqualified stock options: In general:
•
no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•
at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•
at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive stock options: No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Common Stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
SARs:   No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.
RSUs:   No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.
Tax consequences to the Combined Company or its subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Combined Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction from any applicable federal income tax, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation under Section 162(m) of the Code.
Code Section 162(m)
Section 162(m) of the Code generally limits a public company’s ability to deduct compensation paid in excess of $1 million during any taxable year to certain “covered employees”, which includes a company’s chief executive officer, chief financial officer and each of its other named executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.
Registration With the SEC
The Combined Company intends to file a Registration Statement on Form S-8 (a “Form S-8”) relating to the issuance of shares of Common Stock under the Equity Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Equity Plan by ROCH’s stockholders.
New Plan Benefits
Other than as described below, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Equity Plan because the grant and actual settlement of awards under the Equity Plan are subject to the discretion of the plan administrator.
2021 Equity and Incentive Compensation Plan
Name and Position	Dollar Value ($)(1)	Number of Units(2)
Michael Otworth	—	—
Dr. John Scott	—	—
David Brenner	—	—
Executive Group(3)	$13,600,000	2,600,000
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

(1)
The “Dollar Value” represents the estimated value of the awards listed in the “Number of Units” column (using assumed values as of the expected future grant dates), excluding stock option awards.

(2)
Amounts represent an estimated total number of shares subject to expected future grants, some of which grants will be determined based on valuation at the time of grant.

(3)
Represents stock option, restricted stock and performance-based RSU awards expected to be granted to Michael Dee following the Business Combination, contingent upon, among other things, (i) approval by the Compensation Committee and (ii) registration of the shares of Common Stock covered by the awards with the Securities and Exchange Commission on a Form S-8 and the listing of such shares on NASDAQ. For additional details on the terms of these equity awards, see "ParentCo Management and Governance After the Business Combination — Compensation of Directors and Officers —  Employment Agreements" below.

Equity Compensation Plan Information
No equity awards of the Combined Company were outstanding as of December 31, 2019 or are currently outstanding.
Vote Required for Approval
Assuming that a quorum is present at the Special Meeting, the affirmative vote of the majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting on this Proposal 3 is required to approve this Proposal 3.
Accordingly, a stockholder’s failure to vote online during the Special Meeting or by proxy will have the effect of a vote “AGAINST” Proposal 3. A broker non-vote in not considered as such shares of Common Stock are not entitled to vote at the Special Meeting and thus will have no effect on the outcome of this proposal.
This Proposal 3 is conditioned on the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, Proposal 3 will have no effect even if approved by our stockholders. Because stockholder approval of this Proposal 3 is a condition to completion of the Business Combination under the Merger Agreement, if this Proposal 3 is not approved by ROCH stockholders, the Business Combination will not occur unless we and PCT waive the applicable closing condition.
Board Recommendation
THE ROCH BOARD UNANIMOUSLY RECOMMENDS THAT ROCH STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PURECYCLE TECHNOLOGIES, INC. 2021 EQUITY AND INCENTIVE COMPENSATION PLAN UNDER PROPOSAL 3.

PROPOSAL NO. 4 — THE ADJOURNMENT PROPOSAL
This proposal allows ROCH’s Board to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Business Combination Proposal.
If this proposal is not approved by ROCH’s stockholders, the Board may not be able to adjourn the Special Meeting to a later date in the event there are not sufficient votes at the time of the Special Meeting to approve the Business Combination Proposal.
Vote Required for Approval
Assuming that a quorum is present at the Special Meeting, the affirmative vote of the majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting on this Proposal 4 is required to approve the Adjournment Proposal. Accordingly, a stockholder’s failure to vote online during the Special Meeting or by proxy will have the effect of a vote “AGAINST” Proposal 4. A broker non-vote in not considered as such shares of Common Stock are not entitled to vote at the Special Meeting and thus will have no effect on the outcome of this proposal.
This Proposal 4 is not conditioned on the approval of the Business Combination Proposal.
Board Recommendation
THE ROCH BOARD UNANIMOUSLY RECOMMENDS THAT ROCH STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL UNDER PROPOSAL 4.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences to holders of ROCH’s common stock and warrants with respect to (i) an election by the holders of shares of Common Stock to have ROCH redeem such shares for cash, (ii) the Business Combination, and (iii) the ownership and disposition of ParentCo Common Stock and ParentCo warrants (collectively, “ParentCo securities”) acquired pursuant to the Business Combination. This summary applies only to holders of ROCH’s common stock and warrants that hold their shares of ROCH’s common stock and warrants as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary is general in nature and does not constitute tax advice. This summary does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder of ROCH’s common stock and warrants in light of such holder’s individual circumstances or status, nor does it address tax consequences applicable to holders of Common Stock and ROCH’s warrants subject to special rules, such as:
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dealers in securities or foreign currency;

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broker-dealers;

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traders in securities that elect to use a mark-to-market method of accounting;

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tax-exempt organizations;

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financial institutions, banks or trusts;

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mutual funds;

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life insurance companies, real estate investment trusts and regulated investment companies;

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holders that actually or constructively own 10% or more of ROCH’s voting stock;

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holders that hold ROCH common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment;

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holders that have a functional currency other than the U.S. dollar;

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holders that received Common Stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation;

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U.S. expatriates;

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controlled foreign corporations;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to Common Stock being taken into account in an applicable financial statement;

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passive foreign investment companies; or

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pass-through entities or investors in pass-through entities.

This summary is based on the Code, applicable Treasury regulations thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date of this proxy statement/prospectus, and all of which may change, possibly with retroactive effect. Any such change could impact the conclusions discussed below. This summary does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.
ROCH has not and does not intend to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the subjects addressed in this summary. There can be no assurance that the IRS will not take positions inconsistent with the consequences discussed below or that any such positions would not be sustained by a court.
If a partnership (or any entity or arrangement characterized as a partnership for U.S. federal income tax purposes) holds Common Stock and warrants, the tax treatment of such partnership and any person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold Common Stock and warrants and persons that are treated as partners of such partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences to them of an exercise of redemption rights or the Business Combination.
THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF AN EXERCISE OF REDEMPTION RIGHTS, THE BUSINESS COMBINATION AND OTHER EVENTS DESCRIBED BELOW, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.
U.S. Holders
For purposes of this summary, a U.S. Holder means a beneficial owner of Common Stock that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state therein or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (i) that is subject to the primary supervision of a court within the United States and all substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Redemption of Shares of Common Stock
If the Business Combination takes place in connection with a redemption of Common Stock, we expect that the U.S. federal income tax consequences to a U.S. Holder that exercises its redemption rights to receive cash from the trust account in exchange for all or a portion of its shares of Common Stock should qualify as a sale of Common Stock under Section 302(a) of the Code. If the redemption qualifies as a sale of the shares of Common Stock, the U.S. Holder will be treated in the same manner as described under “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of ParentCo Securities” below. If the redemption does not qualify as a sale of shares of Common Stock, the U.S. Holder will be treated as receiving a corporate distribution with similar tax consequences to those described below under “— U.S. Holders — Taxation of Distributions on ParentCo Common Stock.” Whether the redemption qualifies as a sale of the shares of Common Stock or is treated as a distribution with respect to the shares of Common Stock will depend on the total amount of Common Stock treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder, as discussed below) relative to all of Common Stock outstanding both before and after the redemption (including any shares of Common Stock issued in the Business Combination). The redemption of shares of Common Stock will generally be treated as a sale (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in ROCH or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally should take into account not only shares actually owned by such U.S. Holder, but also shares of Common Stock (or ParentCo Common Stock) constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain family members of such U.S. Holder (in the case of an individual) and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder (if not an individual), as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include shares of Common Stock or ParentCo Common Stock which could be acquired pursuant to the exercise of ROCH’s warrants or ParentCo warrants.
There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of Common Stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of Common Stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares. In order to meet the “substantially disproportionate” test, the percentage of outstanding voting stock actually or constructively owned by a U.S. Holder immediately following the redemption generally must be less than 80% of the voting stock actually or constructively owned by such U.S. Holder immediately prior to the redemption (for this purpose, the shares outstanding after the redemption should take into account shares issued by ParentCo in the Business Combination). A redemption will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in ROCH. Whether a redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in ROCH will depend on such holder’s particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction”. A U.S. Holder should consult with its tax advisors as to the tax consequences of a redemption.
If a redemption does not qualify as a sale, the U.S. Holder will be treated as receiving a distribution from ROCH and the tax effects will be as described under “— U.S. Holders — Taxation of Distributions on ParentCo Common Stock,” below. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed shares of Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its ParentCo warrants or possibly in other shares constructively owned by such U.S. Holder. U.S. Holders of Common Stock are urged to consult with their own tax advisors regarding the tax consequences of a redemption of all or a portion of their Common Stock pursuant to an exercise of redemption rights.
The Business Combination
Subject to the discussion below of ROCH’s warrants, we expect the exchange by a U.S. Holder of the shares of Common Stock for the shares of ParentCo Common Stock pursuant to the RH Merger, together with the PCT Merger, to qualify as a non-recognition transaction pursuant to Section 351(a) of the Code (and as a “reorganization” under Section 368(a)(1)(B) of the Code and Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Code, collectively, Sections 368(a)(1)(B), 368(a)(1)(A) and 368(a)(2)(E), “Section 368 of the Code”). Assuming such qualification, a U.S. Holder that exchanges its shares of Common Stock for shares of ParentCo Common Stock pursuant to the RH Merger generally should not recognize any gain or loss on such exchange. In such case, the aggregate adjusted tax basis of the shares of ParentCo Common Stock received by a U.S. Holder in the RH Merger should be equal to the aggregate adjusted tax basis of the shares of ROCH common stock surrendered by such U.S. Holder in the RH Merger in exchange therefor. The holding period of the shares of ParentCo Common Stock should include the period during which the shares of Common Stock surrendered in the RH Merger in exchange therefor were held by each applicable U.S. Holder, although the running of the holding period for the shares of Common Stock may be suspended as a result of any redemption rights with respect thereto. In the case of a U.S. Holder who holds shares of Common Stock with differing tax bases and/or holding periods, which generally occurs when blocks of shares are purchased at different times or for different amounts, the preceding rules must be applied separately to each identifiable block of shares of Common Stock, to the extent that the RH Merger qualifies as a reorganization under Section 368 of the Code.
In the event that the Business Combination does not qualify as a non-recognition transaction pursuant to Section 351 of the Code or as a reorganization pursuant to Section 368 of the Code, generally, the U.S. federal income tax consequences to a U.S. Holder will be similar to the U.S. federal income tax consequences from the sale or other taxable disposition of the ParentCo securities described in the section below entitled “— U.S. Holder — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of ParentCo Securities,” where the amount realized will be the fair market value of the shares of ParentCo Common Stock received by such U.S. Holder.
We did not obtain a ruling from the IRS regarding the U.S. federal income tax consequences of the Business Combination, including the tax consequences described herein, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS with respect to conclusions expressed herein in the event of litigation.
The appropriate U.S. federal income tax treatment of ROCH’s warrants in connection with the RH Merger is uncertain. The economic terms of ROCH’s warrants are not otherwise being changed pursuant to the Business Combination, and the terms of the warrants, when originally issued, contemplated the warrants becoming exercisable for shares of another corporation under circumstances similar to the RH Merger. Accordingly, it is possible that the warrants, which following the Business Combination, will become exercisable for the shares of ParentCo Common Stock, should not be treated for U.S. federal income tax purposes as having been exchanged for “new” warrants or otherwise transferred or exchanged pursuant to the Business Combination, in which case a U.S. Holder of ROCH’s warrants should not realize gain or loss with respect to such warrants as a result of the Business Combination, and the aggregate adjusted tax basis and holding period of the warrants of such holder immediately after the Business Combination should be equal to the adjusted tax basis and holding period of such holder’s warrants immediately prior to the Business Combination. Alternatively, it is possible that a U.S. Holder of ROCH’s warrants could be treated as exchanging such warrants for “new” warrants. If so treated, a U.S. Holder would realize, and could be required to recognize, gain or loss in such deemed exchange in an amount equal to the difference between the fair market value of ParentCo’s warrants held by such holder immediately following the Business Combination and the adjusted tax basis of ROCH’s warrants held by such holder immediately prior to the Business Combination. As a third alternative, it is also possible that a U.S. Holder of Common Stock and ROCH warrants could be treated as transferring its Common Stock and ROCH warrants to ParentCo in exchange for ParentCo warrants and ParentCo Common Stock in an exchange governed only by Section 351(a) of the Code (and not by Section 368 of the Code). If so treated, a U.S. Holder should be required to recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized by such holder (generally, the excess of (x) the sum of the fair market value of the ParentCo Common Stock and ParentCo warrants deemed received by such holder over (y) such holder’s aggregate adjusted tax basis in the Common Stock and ROCH warrants deemed surrendered) and (ii) the fair market value of the ParentCo warrants deemed received by such U.S. Holder in such exchange. If the RH Merger qualifies as a “reorganization” within the meaning of Section 368 of the Code, a U.S. Holder of ROCH’s warrants generally should not recognize any gain or loss on any such deemed surrender of ROCH’s warrants in exchange for ParentCo warrants, and such U.S. Holder’s aggregate adjusted tax basis in the ParentCo warrants deemed received should be equal to the U.S. Holder’s aggregate adjusted tax basis in its ROCH’s warrants deemed surrendered. However, the requirements for qualification of the RH Merger as a “reorganization” under Section 368 of the Code are different from the requirements for qualification as an exchange under Section 351(a) of the Code, and there can be no assurance that the transaction will also qualify under Section 368 of the Code. U.S. Holders of ROCH’s warrants are urged to consult with their tax advisors regarding the treatment of their warrants in connection with the Business Combination.
Taxation of Distributions on ParentCo Common Stock
Subject to the discussion of backup withholding below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution paid on the ParentCo Common Stock. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of ParentCo’s current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). A portion of any such dividends paid to corporate U.S. Holders generally will qualify for the dividends received deduction if the requisite holding period is satisfied. Dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividend income” within the meaning of Section 1(h)(11) of the Code, provided certain requirements are met, that will be subject to tax at the maximum tax rate accorded to long-term capital gains.
Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividend income. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.
Distributions in excess of ParentCo’s current and accumulated earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its shares of ParentCo (but not below zero) and any excess, will be treated as gain from the sale or exchange of such shares as described below under “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of ParentCo Securities.”

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of ParentCo Securities
Subject to the discussion of backup withholding below, upon a sale or other taxable disposition of ParentCo securities, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the applicable securities.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in the ParentCo securities exceeds one year. It is unclear, however, whether the redemption rights with respect to the shares of Common Stock described in this proxy statement/prospectus may suspend the running of the applicable holding period with respect to the shares of Common Stock for this purpose. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses realized by a U.S. Holder on a sale or other taxable disposition of ParentCo securities is subject to certain limitations.
Generally, the amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition of the ParentCo securities is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the applicable ParentCo securities so sold or disposed. A U.S. Holder’s adjusted tax basis in the shares of ParentCo Common Stock or ParentCo warrants generally will equal the U.S. Holder’s acquisition cost of such shares or such warrants, subject to the discussion in “— U.S. Holders — The Business Combination” above, or, as discussed below, the U.S. Holder’s initial basis for ParentCo Common Stock received upon exercise of ParentCo warrants, less, in the case of a ParentCo Common Stock, any prior distributions treated as a return of basis.
Exercise or Lapse of a ParentCo Warrant
Except as discussed below with respect to the cashless exercise of a ParentCo warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of shares of ParentCo Common Stock on the exercise of ParentCo warrants for cash. A U.S. Holder’s adjusted tax basis in a ParentCo Common Stock received upon exercise of the ParentCo warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for the shares of ParentCo Common Stock received upon exercise of the ParentCo warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the ParentCo warrant and will not include the period during which the U.S. Holder held the ParentCo warrant. If a ParentCo warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax adjusted basis in the ParentCo warrant.
The tax consequences of a cashless exercise of a ParentCo warrant are not clear under current tax law. A cashless exercise may be tax-deferred, either because (i) the exercise is not a gain or loss realization event (a “non-realization event”) or (ii) the exercise is treated as a recapitalization for U.S. federal income tax purposes. In case of either non-realization event or recapitalization, a U.S. Holder’s adjusted tax basis in the ParentCo Common Stock received would equal such holder’s adjusted tax basis in the ParentCo warrants exercised therefore. If the cashless exercise were treated a non-realization event, a U.S. Holder’s holding period in the shares of ParentCo Common Stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the ParentCo warrants. If the cashless exercise were treated as a recapitalization, the holding period in the shares of ParentCo Common Stock would include the holding period of the ParentCo warrants exercised therefore.
It is also possible that a cashless exercise of a ParentCo warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised ParentCo warrants treated as surrendered to pay the exercise price of the ParentCo warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the shares of ParentCo Common Stock that would have been received with respect to the surrendered warrants in a regular exercise of the ParentCo warrants and (ii) the sum of the U.S. Holder’s adjusted tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been actually exercised for cash). In this case, a U.S. Holder’s adjusted tax basis in the shares of ParentCo Common Stock received would equal the U.S. Holder’s adjusted tax basis in the

ParentCo warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the shares of ParentCo Common Stock would commence on the date following the date of exercise (or possibly the date of exercise) of the ParentCo warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the ParentCo warrants.
Non-U.S. Holders
For purposes of this summary, a non-U.S. Holder means a beneficial owner of Common Stock that is, for U.S. federal income tax purposes, neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
Redemption of Shares of Common Stock
The U.S. federal income tax consequences to a non-U.S. Holder that exercises its redemption rights to receive cash from the trust account in exchange for all or a portion of the shares of Common Stock generally will depend on the U.S. federal income tax characterization of such redemption as a sale or distribution, as described above under “— U.S. Holders — Redemption of Shares of Common Stock.” If the redemption qualifies as a sale of the shares of Common Stock, the non-U.S. Holder will be treated in the same manner as described under “— Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of ParentCo Securities” below. If the redemption is treated as a distribution with respect to the shares of Common Stock, the non-U.S. Holder will be treated as receiving a corporate distribution with similar tax consequences to those described below under “— Non-U.S. Holders — Taxation of Distributions on ParentCo Common Stock.”
Non-U.S. Holders of Common Stock are urged to consult with their own tax advisors regarding the tax consequences of a redemption of all or a portion of their Common Stock pursuant to an exercise of redemption rights.
The Business Combination
The U.S. federal income tax consequences to the non-U.S. Holders as a result of the Business combination generally are the same as to the U.S. Holders as described above in section entitled “— U.S. Holders — The Business Combination.” However, different U.S. federal income tax consequences will apply to the non-U.S. Holders as a result of the Business Combination if ROCH is a “United States real property holding corporation” within the meaning of Section 897(c)(2) (“USRHC”) at any time during the lesser of (i) the five-year period ending on the date the Business Combination occurs and (ii) the period during which the non-U.S. Holders held the shares of Common Stock ending on the date the Business Combination occurs. Generally, if ROCH is a USRPHC during the lesser of the two time periods described above, a non-U.S. Holder’s gain (or loss) realized on its transfer of the shares of Common Stock in exchange for the shared of ParentCo Common Stock would be subject to tax in the United States in the same manner as if such non-U.S. Holder was engaged in a trade or business within the United States and such gain (or loss) was effectively connected with the conduct of such trade or business, unless certain exceptions apply. ROCH does not believe that it has been or will be a USRHC, but there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding ROCH status as a USRPHC and the U.S. federal income tax consequences of the Business Combination to them if ROCH is a USRPHC.
In the event that the Business Combination does not qualify as a non-recognition transaction pursuant to Section 351 of the Code or as a reorganization pursuant to Section 368 of the Code, generally, the U.S. federal income tax consequences to a non-U.S. Holder will be similar to the U.S. federal income tax consequences from the sale or other taxable disposition of the ParentCo securities described in the section below entitled “— Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of ParentCo Securities”, where the amount realized will be the fair market value of the shares of ParentCo Common Stock received by such non-U.S. Holder.

We did not obtain a ruling from the IRS regarding the U.S. federal income tax consequences of the Business Combination, including the tax consequences described herein, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS with respect to conclusions expressed herein in the event of litigation.
Gain or Loss on Sale, Taxable Exchange or Other Disposition of ParentCo Securities
Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. Holder on the taxable disposition of the ParentCo securities generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (or, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. Holder), in which case the non-U.S. Holder will generally be subject to U.S. federal income tax on that gain on a net income basis in the same manner as if the non-U.S. Holder were a U.S. person as defined under the Code (see the discussion above entitled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of ParentCo Securities”), and a corporate non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

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the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the sale or other taxable disposition of the ParentCo securities occurs and certain other conditions are met, in which case the non-U.S. Holder will be subject to a 30% tax on the amount by which its capital gains allocable to U.S. sources, including gain from the sale or other taxable disposition of the ParentCo securities, exceeds any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty; or

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ParentCo is or has been a USRPHC at any time during the shorter of the five-year period ending on the date of sale or other disposition (whether taxable or not) or the period that the non-U.S. Holder held such securities disposed of, and, in the case where shares of ParentCo Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of the common stock of ParentCo at any time within the shorter of the five-year period preceding the sale or other disposition or such non-U.S. Holder’s holding period for the shares of ParentCo Common Stock.

With respect to the third bullet point above (if applicable to a particular non-U.S. Holder), gain recognized by such non-U.S. Holder on the sale or other taxable disposition of the ParentCo securities will be subject to tax on net basis at generally applicable U.S. federal income tax rates. In addition, a purchaser of ParentCo Common Stock from such non-U.S. Holder would be required to withhold U.S. federal income tax at a rate of 15% of the amount realized by such non-U.S. holder. There can be no assurance that ParentCo Common Stock will be treated as regularly traded on an established securities market. ParentCo does not believe that it has been or will be a “United States real property holding corporation” for U.S. federal income tax purposes but there can be no assurance in this regard.
Taxation of Distributions on ParentCo Common Stock
Subject to the discussion of backup withholding and FATCA below, in general, any distributions we make, to the extent paid from ParentCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. Holder’s adjusted tax basis in the shares of ParentCo Common Stock (and, subject to the discussion below under “— Information Reporting Requirements and Backup Withholding,” “— Foreign Account Tax Compliance Act,” and the third bullet point above under “— Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange

or Other Taxable Disposition of ParentCo Securities,” to the extent such distribution does not exceed the adjusted tax basis such amount will generally not be subject to withholding). To the extent the distribution exceeds the non-U.S. Holder’s adjusted tax basis, it will be treated as gain realized from the sale or exchange of ParentCo Common Stock, which will be treated as described above under “— Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of ParentCo Securities.” Dividends paid to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise or Lapse of ParentCo Warrant
The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a ParentCo warrant, or the lapse of a ParentCo warrant held by a non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “— U.S. Holders — Exercise or Lapse of a ParentCo Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described under “— Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Disposition of ParentCo Securities” above.
Information Reporting Requirements and Backup Withholding
Information returns will be filed with the IRS in connection with the redemption of Common Stock. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person for U.S. federal income tax purposes or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. For example, a non-U.S. Holder who is an individual may be required to provide a valid IRS Form W-8BEN, a non-U.S. Holder that is an entity may be required to provide a valid IRS Form W-8BEN-E, and, in the event of income treated as effectively connected to a U.S. trade or business, a non-U.S. Holder (whether an individual or an entity) may be required to provide a valid IRS Form W-8ECI. A U.S. Holder may also be subject to backup withholding and may be required to provide certain certification that it is a United States person for U.S. federal income tax purposes in order to avoid such backup withholding. For example, a U.S. Holder may be required to provide a valid IRS Form W-9. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished by such holder to the IRS in a timely manner.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on certain “withholdable payments” in respect of securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., a U.S. source dividend) and also include the entire gross proceeds from the sale or other disposition of stock of U.S. corporations, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). The IRS recently issued proposed

Treasury Regulations that would eliminate the application of this regime with respect to payments of gross proceeds from dispositions of stock (but not dividends). Pursuant to these proposed Treasury Regulations, the corporation and any other withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final regulations are issued or until such proposed regulations are rescinded. Accordingly, the entity through which shares of Common Stock are held will affect the determination of whether such withholding is required. Similarly, “withholdable payments” (e.g., dividends) in respect of, Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in Common Stock.

DESCRIPTION OF PCT BUSINESS
Unless the context otherwise requires, all references in this section to “PCT,” the “Company,” “we,” “us,” or “our” refer to PureCycle Technologies LLC and its subsidiaries prior to the consummation of the Business Combination.
Overview
PureCycle Technologies LLC (“PCT”) is commercializing a patented purification recycling technology (the “Technology”), originally developed by The Procter & Gamble Company (“P&G”), for restoring waste polypropylene into resin with near-virgin characteristics. We call this resin ultra-pure recycled polypropylene (“UPRP”), which has nearly identical properties and applicability for reuse as virgin polypropylene. PCT has a global license for the technology from P&G. We intend to build our first commercial-scale plant in Ironton, Ohio (referred to herein as “Plant 1” or the “Phase II Facility”), which is expected to have nameplate capacity of approximately 107 million pounds/year when fully operational. Production is expected to commence in late 2022 and the plant is expected to be fully operational in 2023. We have secured and contracted all of the feedstock and product offtake for this initial plant. Our goal is to create an important new segment of the global polypropylene market that will assist multinational entities in meeting their sustainability goals, provide consumers with polypropylene-based products that are sustainable, and reduce overall polypropylene waste in the world’s landfills and oceans.
PCT intends to build new recycling production facilities globally, with the goal of having 30 commercial lines operational by 2030 and 50 by 2035. In addition to our first plant in Ironton, Ohio, we expect the next plant to be located in Europe and to commence production in 2023 with a nameplate capacity of approximately 107 million pounds when fully operational. Additional expansion in the United States is expected to include a scaled up commercial line capable of producing over 165 million pounds. Pre-engineering for the design and installation of five commercial lines in a single “cluster” site is currently underway and will result in a combined capacity of over 825 million pounds annually. From these first seven plants PCT expects to bring over 1 billion pounds of annual recycled polypropylene production to the market in the next five years, which represents less than 1% of the total annual projected demand for virgin and virgin parity resin.
PCT is regarded as a leader in innovation in polymers, sustainability, and recycling by numerous non-government organizations (“NGOs”), trade associations, and major media publications. Recognition of PCT’s achievements include the American Chemistry Council’s Innovation in Plastics Recycling award (2017), Time Magazine’s “Best Innovations of 2019”, and the 2020 Re|focus Solar Institute Award for Leadership in Innovation awarded by the Plastics Association.
Industry Background
Currently, polypropylene is one of the largest contributors to the global plastics waste crisis. Each year more than 150 billion pounds of polypropylene are manufactured and incorporated into a wide array of consumer facing and industrial products. Less than 1% of polypropylene is collected and recycled annually, compared to 20% of polyethylene terephthalate (“PET”), and less than 12% of the overall plastics market is collected and recycled. Many of the advantages attributed to polypropylene (strength, toughness, elasticity) also contribute to its problematic waste stream after initial use. Due to its chemical makeup, polypropylene does not react with diluted bases and acids. As such, it does not break down and can remain a pollutant in our oceans, landfills, and food chain for centuries. Despite these environmental consequences, polypropylene utilization continues to increase, growing at a 5.3% average annual growth rate (“AAGR”) since 2010 with a projected AAGR of 4.3% over the next 5 years.
In response to these issues, multinational companies have partnered with NGOs and trade associations to encourage recycling of plastics. Significant capital has been raised to combat the global plastics crisis, including multinational collaboration, ocean clean-up initiatives, new plastic economies, and global infrastructure investments. For example, over 450 multinationals have signed the Ellen MacArthur Foundation’s New Plastics Economy Global Commitment. This commitment is focused on: (i) eliminating unnecessary packaging waste, (ii) reusing plastic where possible, (iii) making all packaging 100% reusable, recyclable, or compostable, and (iv) the reuse, recycling, or composting of all plastic packaging.

Multinationals have taken this pledge even further by committing to reduce the use of virgin plastic packaging by 50% by 2025. These commitments are being driven by consumer demand for sustainable products, which is expected to continue to drive many multinational corporations to source sustainable materials to achieve publicly announced sustainability objectives.
While there are a range of ways that plastics can be recycled today, there are very limited options available for polypropylene. The current options are chemical and mechanical recycling, both of which have significant drawbacks that have resulted in extremely low recycling rates.
Chemical Recycling
Chemical recycling is a type of plastics reclamation that typically creates a chemical reaction to break the molecular bonds of the plastic, resulting in the separated molecules from which plastics are made. This process uses a combination of high energy, heat, pressure, and typically other chemicals to break down the plastic into its most basic monomer form while burning off and removing any contaminants.
In the two most common forms of chemical recycling, the output requires further processing to become a viable product for fuel or plastic. Because additional steps in the supply chain are required to return the output back to plastic, as well the substantially high energy expenditure and carbon dioxide (“CO2”) emissions from the process itself, we do not believe current chemical recycling methods are a true circular solution to the plastics waste crisis. In addition, the cost of the end plastic, once finally returned to its original state, can be inflated due to energy and processing costs.
Mechanical Recycling
Mechanical recycling is the most common recycling method currently performed by solid waste collectors and material reclamation facilities. Mechanical recycling involves several steps, including various levels of optical sortation, manual sortation, washing, density separation or electrostatic separation, shredding, compounding, and pelletizing. The process is currently the most energy efficient recycling solution for polypropylene; however, due to the nature of mechanical reclamation, many of the original additives from within the waste material as well as outside contaminants remain in the end product. Accordingly, the process can lead to wide variations in end product quality and low-value end uses. Currently, mechanically recycled polypropylene can only be downcycled into products with lower specifications that are unable to meet the requirements for food and consumer grade packaging.
We believe the combination of demand for more sustainable products, the growing use of polypropylene, and the inadequacy of existing recycling processes creates a significant opportunity for a company like PCT that has demonstrated that it can turn polypropylene waste into virgin-like polypropylene.
PureCycle’s Solution: Ultra-Pure Recycled Polypropylene
PCT’s recycling technology is a purification recycling process that uses a combination of solvent, temperature and pressure. Waste stream polypropylene is returned to near near-virgin condition through a novel configuration of commercially available equipment and unit operations. The process puts the plastic through a physical extraction process using super critical fluids that both extract and filter out contaminants and purify the color, opacity, and odor of the plastic without altering the physical characteristics of the polymer. By not altering the chemical makeup of the polymer, the Company is able to use significantly less energy and reduce production costs as compared to virgin resin.

The unique ‘super-critical fluid’ extraction process does not require chemical reactions and involves the key components shown in the diagram below:
Key benefits of the Technology include:
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all equipment is standard processing equipment, commercially available and widely used;

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use of a physical separation/purification process without chemical reactions;

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operating at conditions comparable to current polyolefin (polypropylene and polyethylene) production conditions;

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expected to utilize ~1∕4 the amount of energy required to produce virgin polypropylene resin; and

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ability to recycle a wide range of polypropylene waste.

Our UPRP technology results in near virgin equivalent quality, color and level of odor. Resin UPRP provides our customers with 100% recycled content without compromising appearance, purity or performance in finished products. UPRP is interchangeable with virgin polypropylene and based on efforts underway, is expected to be approved for use in food-grade applications. UPRP’s characteristics are nearly identical to virgin polypropylene for key plastic resin metrics, including yellowness index value, opacity and melt flow index.
PCT Strengths
Large and Underserved Market
Polypropylene is one of the most-widely produced polymers globally with annual production in excess of 150 billion pounds and expected to exceed 200 billion pounds by 2024. Recycling rates for waste polypropylene are below 1%, compared to almost 20% for PET, resulting in continuous landfilling of nearly all polypropylene waste. The limited polypropylene recycling conducted today is primarily mechanical recycling, which results in a dark, odorous, non-food grade recycled product with limited applications and is not a viable substitute for virgin polypropylene. Consistent with increasing environmental awareness and activism more broadly, there is growing demand for a solution to reduce waste polypropylene by many stakeholders including consumers, corporations, governments and regulators, etc. We believe PCT’s UPRP is a viable substitute and alternative for virgin polypropylene providing a near-term solution to the massive and growing polypropylene waste problem. PCT believes the size of the addressable market for its UPRP is so large that it will only ever be able to serve a small portion. As an example, PCT expects to develop plants with annual UPRP production capacity of approximately 1 billion pounds in the next five years, representing less than 0.5% of the expected global polypropylene market.
Proprietary and Proven Technology Developed by Procter & Gamble
PCT utilizes a proprietary purification process that converts waste polypropylene feedstock into UPRP pellets with similar characteristics to virgin polypropylene. The Technology was developed by P&G, and PCT has a global license from P&G. PCT’s process utilizes a broad range of feedstocks including waste carpet, stadium cups and supersacks and produces virgin-quality UPRP pellets that are clear, odorless and contaminant-free, making it suitable for use in almost all polypropylene applications including high-value, food grade consumer products. This patented process was developed by P&G over the course of eight years and has been refined by PCT over the past five years with more than 350 laboratory tests and with over 1,000 pounds of UPRP produced at the Feedstock Evaluation Unit (also called the “FEU” or “Phase I Facility”) since its commissioning in July 2019. In addition, PCT’s purification process and UPRP quality have been validated by independent technical consultants and many of PCT’s strategic partners and initial customers.
High Barriers to Entry
PCT has a global license to P&G’s recycling technology. PCT has spent the last five years developing the actual production process. It has tested over 350 feedstocks and sent samples to large end customers including P&G, Aptar and Total. We have developed a pilot line which we call our Feedstock Evaluation Unit which we use to screen potential feedstock sources and demonstrate that we can process a wide range of polypropylene feedstock. In October 2020, we closed a $250 million Revenue Bonds financing that is expected to substantially fund our first commercial plant, which we expect to start commercial production in late 2022.
Third-Party Validation of Our Product and Process
PCT and independent third parties have validated both PCT’s UPRP production process and finished product. The FEU, commissioned in July 2019, utilizes a smaller scale of the same equipment and processes as PCT’s planned full-scale production plants and serves as a valuable pilot plant with regards to both plant construction and plant operation. The plant design is modular, utilizing well-known and widely utilized industrial processing equipment, but in a novel and proprietary way. All future plants, regardless of size and location, are expected to utilize the same equipment and configuration. The Company has also validated the customer demand for UPRP and signed offtake agreements for up to 20-years for its first plant. Based on signed offtake agreements and Letters of Intent (“LOI”), demand for the first plant is approximately 4x greater than the plant’s nameplate capacity. Similarly, PCT secured all required feedstock for its first plant with long-term agreements. With the support of long-term customer offtake and supplier feedstock contracts, highly reputable engineering and construction firms leading the construction, demonstrated success of the FEU and other factors, PCT closed the $250 million Revenue Bonds offering in October 2020 to finance a substantial portion of the first plant, with the remaining required capital provided by PCT LLC equity contributions. PCT expects to use a similar approach with future plants to pursue similar project financing arrangements and de-risk the financial profile of each plant and PCT overall.
Blue Chip Customers, Partners and Strategic Investors
PCT has developed mutually beneficial relationships and partnerships with many established, blue-chip industry leaders. PCT’s partnership with P&G began in October 2015 with the signing of the License Agreement for the Technology P&G invented. P&G is also a PCT offtake customer, along with a range of other well-known global and regional firms. In addition to P&G, PCT has key partnerships and relationships supporting plant site identification, plant development and construction, research and development, product sales and customer contracts, feedstock sourcing and contracts, operating expertise and other elements of its business. These partners include:

P&G	P&G's initial research yielded the 13 U.S. process patents that form the basis of the Technology. P&G is a longstanding and critical partner for PCT as the patent owner and offtake partner. Additionally, P&G provides continued research and development support, in collaboration with the Company.
Aptargroup	PCT has entered into a strategic partnership with Aptar as the company's preferred converter. Aptar will continue to play a crucial role in providing product performance studies and recommendations on how the UPRP performs through the transformation process.
Nestlé	Nestlé has provided R&D collaboration to develop new packaging materials that help avoid plastic waste, in line with the company's commitment to make 100% of its packaging recyclable or reusable by 2025.
TOTAL	Total is a strategic partner of PCT and offtake partner.
Milliken	Under the company's strategic partnership, Milliken will be the sole provider of additives to PCT.
L'ORÉAL PARIS	L'Oréal is a strategic partner of PCT and an offtake partner.
Ravago	Ravago has an extensive network across the supply chain for both offtake and feedstock and has helped the Company build relationships across the industry. Ravago is both a feedstock supplier to and an offtake purchaser from PCT.

Experienced Leadership Team
The PCT Management team has broad experience across plastics manufacturing, plant development, technology, R&D, sales, marketing, accounting and finance. PCT Chief Executive Officer Mike Otworth has over 23 years’ experience leading and scaling early stage companies, holding multiple senior management positions with a proven track record of founding and capitalizing startups. Chief Financial Officer Michael Dee was a senior executive at Morgan Stanley and has over 30 years of public markets, corporate finance, and M&A experience. Chief Science Officer John Scott holds a dual Ph.D. in Physics and Astrophysics, authored over 60 academic papers, and was the CEO of the XL TechGroup, the precursor company of Innventure LLC, an affiliate of PCT. Chief Commercial Officer David Brenner brings over 15 years’ experience leading transformational projects in a range of industries and was a Senior Manager at Deloitte prior to joining PCT. Director of Technology Jason Vititoe holds two product patents in polystyrene and decades of engineering leadership experience working for Americas Styrenics and Dow Chemical Company. Senior Director of Operations Chris Talarek has over 20 years of operations leadership at BP Oil, P&G, and Timbertech. Combined, the PCT executive team has over 100 years’ experience leading operations and over 70 years operating equipment.
Attractive Plant Economics
PCT is offering a unique UPRP product to a large and growing global polypropylene market and expects market demand to far exceed supply into the foreseeable future. This demand / supply dynamic supports PCT’s planned buildout strategy and supports premium pricing for UPRP that PCT is realizing today and expects to continue to realize in the future. As a result, PCT expects to sell much of the production volume for each new plant prior to construction. Primary components of PCT’s operating costs include feedstock, labor, utilities, and other variable process inputs. These costs are relatively fixed on a per unit basis, providing significant upside to increasing prices. Through its cluster plant strategy, PCT expects to realize capital investment and operational efficiencies for future plants, reducing the investment per pound of capacity produced and allowing capacity to be added more quickly. PCT expects that rapid volume scale-up, long-term fixed price contracts and stable unit cost economics will result in strong EBITDA margins, which combined with limited maintenance capital expenditure requirements should provide significant and growing cash flow as plant construction is completed.
PCT Strategy
Fully Unlock and Develop Polypropylene Circular Economy
PCT’s mission is to fully unlock the circular economy for polypropylene at sustainable economics across the supply chain. Comprising approximately 28% of annual global plastic production, polypropylene represents one of the largest challenges in plastics recycling and the plastics waste crisis. PCT’s patented and licensed Technology provides a truly unique waste-plastic-to-virgin-plastic solution to increase polypropylene recycling rates and allow stakeholders to achieve sustainability goals. As global demand for recycled polypropylene continues to grow, PCT expects demand for its UPRP to grow exponentially and support continued premium pricing compared to virgin polypropylene.
Complete Development and Commissioning of Plant 1 in Ironton, Ohio
PCT intends to address the world’s growing appetite for recycled polypropylene with the construction of its first commercial production facility located in Ironton, Ohio. After securing funding through a $250 million solid waste Revenue Bonds offering, construction commenced on the Plant 1 in October 2020. This includes site construction and issuance of long-lead time purchase orders from key equipment and system vendors. Plant 1 leverages the existing infrastructure of PCT’s pilot facility known as the Feedstock Evaluation Unit (FEU), which became operational in 2019. PCT’s plants use standardized equipment that is used in large plants globally, further facilitating scale-up of production. Additionally, PCT is supported by global construction and engineering partners that have commenced development on Plant 1 and are expected to be leveraged in the development of future plants. Plant 1 is expected to be operational in late 2022 and will have a nameplate capacity of 107 million pounds per year of UPRP.
Global Plant Development Buildout
To meet the growing global supply-demand gap for virgin-like recycled polypropylene, PCT aims to expand its annual production capacity to over one billion pounds by late 2024. PCT will leverage its extensive network of strategic partners and customers to support its global plant buildout strategy. We believe this expansion plan is achievable due PCT’s underlying technology, which is comprised of commercially available equipment as well as top tier construction partners that operate globally. PCT’s second plant is expected to be located in Europe where site studies, feedstock, and offtake partner development have already begun. Operations for Plant 2 are expected to start in 2023 with production capacity of 107 million pounds per year. PCT has also begun assessing potential “cluster” sites, which will include five commercial production lines, each with an annual capacity of 165 million pounds of UPRP. This scaled up cluster strategy offers process and construction efficiencies such as leveraging single construction teams to install all five lines, reduced CAPEX from pre-existing infrastructure, reduced operational costs, and a single permitting process for all five lines. The first cluster site is expected to be located in the United States, beginning construction in 2021, and with its first unit beginning operations in 2023. Further site expansion plans include 30 commercial lines operational by 2030 and 50 by 2035 in key global markets and targeting over 8 billion pounds of UPRP production.
Continue Identifying New Customers / Product Applications and Additional Feedstocks / Sources
To support its global expansion, PCT plans to invest in its sales and offtake partner development to identify new potential partners and unique product applications whose value to end consumers can be enhanced by the inclusion of UPRP. Already, PCT has seen significant interest from potential offtake partners willing to pay premium pricing for its UPRP production, including over 200 non-solicited offtake inquiries, including many top global producers. As global sustainability trends continue, the pursuit of optimal feedstocks will be critical to the company’s success. To date, PCT has evaluated over 145 various feedstocks through its FEU. PCT intends to further expand its universe of acceptable feedstocks through strategic partnerships with waste collectors for post-consumer waste (PCR), manufacturers for post industrial waste (PIR), and inclusion of the latest pre-processing and sortation technologies.
Maintain Capital Structure Flexibility to Finance Plant Buildout
PCT plans to develop global production plants with over one billion pounds of capacity by 2025. The Company recently issued $250 million non-recourse Revenue Bonds to partially fund Plant 1 along with PCT LLC equity. PCT expects to finance future plants primarily with a combination of debt and equity financing. The Company, supported by its ESG profile, believes there is significant interest and demand from debt and equity sources, including traditional debt and equity, strategic partners, government grants and loans, etc. As the initial plants become operational, PCT expects to generate cash flow that could also support funding for future plant development.
The Product: UPRP
Polypropylene has multiple applications including packaging and labeling for consumer products, piping, ropes, cabling and plastic parts for many industries and, in particular, the automotive industry. It is one of the most commonly used plastics in the world due to its flexibility as a “living hinge” on consumer product lids (shampoo, ketchup) since it typically will not break when bent even after multiple movements and ranges of motion.
PCT’s unique purification separates colors, odors, and contaminants through a physical separation process. This process and end product quality have been tested and validated by P&G, prospective offtake partners, and independent third party labs. When compared to virgin resin, PCT’s UPRP expresses near identical mechanical properties across Melt Flow Index (a measure of viscosity), Tensile Modulus (measure of stiffness), and Impact Strength (a measure of sudden resistance to force).
PCT has leveraged strategic partners with expertise in operations, the use of additives to improve the physical properties of polymers, and Consumer Packaged Goods companies to conduct early testing to confirm that the product meets the expectations of the end users and offtake partners.
Offtake and Customers
Based on current offtake subscription agreements and LOIs, PCT intends to market and sell the UPRP to a wide range of industries, including but not limited to: resin distributors, resin converters, consumer goods manufacturers, food and beverage producers, toy manufacturers and personal care goods producers. Polypropylene is used in a variety of end markets, including consumer packaged goods, electronics, automotive, building & construction, household goods and agriculture. Due to a growing awareness around sustainability and many multinational companies shifting their strategic focus to sustainability as a key differentiator, PCT intends to provide UPRP to a diversified customer base across end markets over time.
Certain offtake pricing agreements are established based on a monthly index published by the IHS Global Plastics and Polymers Report. Since PCT began accepting LOIs from other potential offtake customers, PCT has received significant interest for its UPRP at a premium price to commodity polypropylene pricing. The premium pricing demonstrated in the LOIs supports a de-linking of UPRP pricing from the price of virgin polypropylene. Assuming the continuation of current trends in global sustainability and lack of competing alternatives, PCT expects the price of its UPRP to continue to command a premium over the price of virgin resin and not be subject to fluctuations in the price of virgin PP. For each of the offtake agreements, PCT guarantees the UPRP product to meet specific criteria for both color, opacity and other key technical targets such as MFI (Melt Flow Index) and tensile strength (aka tensile modulus).
The Company has entered into minimum offtake subscriptions agreements for UPRP from its first plant in the amount of 63 million pounds per year, and at PCT’s sole option, up to a quantity of 138 million pounds per year. In addition to the fully executed contracts for these volumes, an additional volume of 35 million pounds annually is secured pursuant to agreements with three strategic partners at their option. Additionally, PCT has entered into LOIs with over twenty-five companies, including large global consumer product companies, distributors and manufacturers that use polypropylene. These LOIs would secure a minimum of 94 million additional pounds of volume and up to 250 million pounds at the Company’s option. The Company continues to maintain active dialogue with potential offtake customers to secure additional volume for future plants.
Feedstock Supply
Over 150 billion pounds of polypropylene waste feedstocks are generated every year across multiple industries. Most of these feedstocks are untapped by the market today and are disposed of in landfills and oceans. These feedstocks include flexible & rigid packaging, plastic waste from textiles, and large business segments including consumer products, medical, automotive, industrial, and agricultural.
PCT has tested over 145 feedstocks from over 35 suppliers and reached definitive feedstock agreements with five suppliers representing 60 million minimum and up to 210 million pounds at PCT’s option, with pricing linked in part to the IHS Markit Index that tracks the prices of General Purpose Homopolymer prices and is reported out on a monthly basis (the “IHS Index”). Each supplier agreement includes multiple waste streams across post-industrial and post-consumer polypropylene resin. Each year, the Company will request a quantity of feedstock between the minimum and maximum quantities specified in each feedstock supply agreement. The feedstock price will be linked in part to changes in the index for virgin polypropylene in a price schedule that contains a fixed, collared price around an index price range that is also known as the “baseline” price. These contract prices are linked to the IHS Index which provides a tracking mechanism and collar for feedstock prices. Additionally, the contract prices are tied to tranches based on the percentage of polypropylene in the feedstock supplied to ensure and incentivize suppliers to provide the highest percent of polypropylene. The price schedule also contains a minimum price floor.
PCT has chosen to process most polypropylene feedstock sources across film, fiber, and rigids. Each feedstock type has immediate advantages as well as long-term benefits for PCT:
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Rigids, commonly referred to as post-consumer recycled plastic, are the most commonly reclaimed plastics in the industry today. Existing recycling infrastructure in the United States today provides a range of opportunities to acquire rigid feedstocks through mixed bales with price transparency. Though traditional mixed bales are not currently desirable as an alternative option for obtaining additional feedstock supply. The implementation of China’s National Sword, a regulatory policy enacted in 2018 that stopped China’s importation of mixed plastics/trash has created a market need to find alternative buyers for recycled polypropylene. Increased social awareness has resulted in a specific focus on recycling polypropylene and efforts like The Recycling Partnership have created a $35 million fund to help grow polypropylene collection domestically.

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Film is typically not processed by traditional reclaimers, resulting in a favorable acquisition price for PCT. Today, only 15% of film is reclaimed, which represents a strong opportunity for PCT to expand in the future. The Technology allows PCT to unlock the value of this feedstock at a favorable cost.

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Fiber is the least recycled of the 3 waste streams, due to the limited infrastructure, innovation, and market for this material. Each year, approximately four billion pounds of carpet head to the landfill, which represents approximately 500 million pounds of polypropylene.

The Processing Facilities
The Feedstock Evaluation Unit
The FEU (also called the “Phase I Facility”) is an 11,000 square foot facility located in Ironton in Lawrence County, Ohio with over 1 mile of stainless-steel piping. The facility was completed in July 2019 and has been producing UPRP product since that time. The FEU is considered a pilot scale replica of the larger commercial line being developed at Plant 1. It serves the strategic purpose of determining if new feedstock streams are of sufficient quality before introducing them into the commercial line at Plant 1 initially, and later facilities as built. The FEU is designed to protect the throughput and uptime of the commercial line. It can also serve as a limited, supplemental production source, adding capacity to Plant 1 as needed. Quantities of offtake from the FEU have been provided to offtake partners for evaluation. To date, the product produced is within ranges acceptable under contractual offtake agreements. When the commercial line is operational, the FEU will remain a critical component for testing feedstock.
Plant 1
Located on the same site as the FEU, PCT commenced construction in October 2020 on its first commercial scale recycling facility (“Plant 1” or the “Phase II Facility”). The property is formerly owned by The Dow Chemical Company, where a plant is no longer in operation, but significant infrastructure remains. PCT intends to construct, renovate, equip and install an approximately 150,000 square foot facility housing commercial-scale equipment designed to process 182 tons per day of waste polypropylene, including the repurposing of three existing buildings for feedstock pre-processing and storage. Once operational, Plant 1 should be capable of annual production of 107 million pounds of UPRP when operating at 90% capacity and with expected process losses. We expect Plant 1 to begin production in late 2022 and are using the same team that brought the Phase I Facility online, specifically:
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The core process, known as the Inside Battery Limit (“ISBL”), is comprised of process equipment, extruders, pelletizers, and related equipment and is to be provided under an equipment supply contract with Koch Modular Process Systems, LLC (“KMPS”), a leading global engineering, procurement and construction group.

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Denham-Blythe Company, Inc., (“Denham-Blythe”), a provider of architectural, engineering, construction management, general contracting, and start-up services, has been selected to serve as the Outside Battery Limit (“OSBL”) and will perform all civil and structural construction aspects of Plant 1, in addition to plant components related to materials handling and transfer.

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M. A. Mortenson Company, a construction company, will be the Company’s agent responsible for, among other things, coordinating PCT, Denham-Blythe and its subcontractor, EN Engineering, Inc., and KMPS.

Most importantly, each of KMPS and Denham-Blythe, among other suppliers and third party vendors are providing process guarantees, warrantees of performance, and/or have entered into agreements with liquidated damage provisions if certain progress milestones are not reached.
Government Regulation
PCT is subject to laws and regulations administered by various federal, state and local government agencies in the United States, such as the U.S. Food and Drug Administration (“FDA”), the Federal Trade Commission, the Environmental Protection Agency, and the Occupational Safety and Health Administration.
Under various federal statutes and implementing regulations, these agencies, among other things, prescribe the requirements and establish the standards for quality and safety and regulate PCT’s products and the manufacturing, labeling, marketing, promotion, and advertising thereof.
PCT is also subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations, marketing claims and other laws, including but not limited to consumer protection regulations that regulate retailers or govern the promotion and sale of merchandise. PCT’s operations, and those of its suppliers, are subject to various laws and regulations relating to environmental protection and worker health and safety matters.
FDA Letter of No Objection
PCT has followed the U.S. Food and Drug Administration’s (FDA) Guidance for Industry: Use of Recycled Plastics in Food Packaging (Chemistry Considerations). It is expected that the FDA will provide, but PCT cannot guarantee receipt of, a Letter of No Objection (“NOL”) in 2021, which would permit the Company’s UPRP to be used in food grade applications. The process for obtaining an NOL will include FDA evaluation of both the PCT purification process as well as the recycled feedstock resin. As such, PCT will seek multiple NOLs for type of use and for each categorically different source of feedstock. This process will provide necessary data to the FDA with the end goal of understanding the substances of interest in certain feedstocks and the level of removal from the purification process. And, in addition, as needed, individual migration studies will be conducted to simulate articles in contact with food.

Intellectual Property
Pursuant to the License Agreement, P&G has granted PCT a license to utilize P&G’s intellectual property and PCT, subject to the Grant Back, licenses back to P&G a right to sublicense, subject to volume and geographic restrictions, the P&G technology. PCT has a limited right to sublicense the technology to PCT affiliates and select third parties with the consent of P&G. The intellectual property is tied to the proprietary purification process by which waste polypropylene may be converted to ultra-pure recycled polypropylene. The License Agreement also governs the ownership of process improvements. Improvements (as defined in the License Agreement) invented by PCT are owned by PCT and are licensed back to P&G for the purpose of selling licensed product, while Improvements (as defined in the License Agreement) invented by P&G or jointly by P&G and PCT are owned by P&G and licensed to PCT. The license may become non-exclusive if PCT fails to make payments or undergoes a change of control without the prior written consent of P&G. If PCT defaults under the License Agreement and the License Agreement is terminated, P&G fails to perform its obligations under these agreements, or PCT’s relationship with P&G is otherwise damaged or severed, this could have a material adverse effect on PCT’s business, results of operations or financial performance. In addition, P&G’s failure to consent to future sublicenses by PCT to PCT affiliates and select third parties would limit PCT’s ability to expand as contemplated by its current business plan.
The License Agreement will terminate upon the later of (a) the expiration of the last Licensed Patent (as defined in the License Agreement) to expire and (b) the expiry date of the warrant between PCT and P&G (which was executed on October 16, 2020). Under the License Agreement, nine Utility Patents were filed and granted by the United States Patent and Trademark Office (“USPTO”). Each Utility Patent will expire on the 20-year anniversary of the original application filing date. There are four additional Utility Patents pending which will reset the duration of the License Agreement. Together, these thirteen Utility Patents make up the Licensed Patents.
Facilities
From May 2018 to September 2020, PCT leased the Lawrence County, Ohio property from Innventure LLC, an affiliate of PCT. On October 8, 2020, a PCT subsidiary purchased the land from Innventure LLC. See the section entitled “Certain Relationships and Related Party Transactions of PCT.”
PCT leases its office space, which consists of 2,870 square feet located at 5950 Hazeltine National Drive, Suite 650, Orlando, Florida 32822 expiring September 2022 and 2,714 square feet located at 925 County Road 1A, Bldg 560, Ironton, OH 45638 expiring January 2021.
PCT believes that its current facilities are suitable and adequate to meet its current needs.
Human Capital Resources
Employees & Demographics.   As of September 30, 2020, PCT employs 31 employees. None of PCT’s employees are represented by a labor union. With respect to demographics, approximately 30% of our employees are female and 70% are male. There will be additions to our staff in the coming months as our operations expand to support the initial operation of the Project and the contemplated future expansion.
Talent & Turnover.   With a focus on talent acquisition, the leadership team seeks out the most qualified candidates for open roles and endeavors to keep them at PCT. We have a robust program for seeking out those candidates, which ranges from sourcing through talent applications, reviewing direct applicants and using internal referrals to fill roles. Additionally, we strive to promote internally, if applicable. Our program has resulted in a low turnover rate of 6% to date.
Compensation Practice & Pay Equality.   As PCT evolves and expands operations, Human Resources in partnership with the leadership team will continue to evaluate the existing workforce to ensure that best practices are maintained across the entire team without risk of inequality. Pay structures will be reviewed annually to ensure best practices in a competitive market and, as part of that review, compensation will be realigned where appropriate for existing employees and new hires.

Legal Proceedings
As of the date of this proxy statement/prospectus, PCT was not party to any material legal proceedings. In the future, PCT may become party to legal matters and claims arising in the ordinary course of business, the resolution of which PCT does not anticipate would have a material adverse impact on its financial position, results of operations or cash flows.

PCT MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information which PCT’s management believes is relevant to an assessment and understanding of PCT’s consolidated results of operations and financial condition. The discussion should be read together with “Selected Historical Financial Information of PCT” and the audited annual and unaudited interim condensed consolidated financial statements, together with related notes thereto, included elsewhere in this proxy statement/prospectus. The discussion and analysis should also be read together with our unaudited pro forma consolidated financial information as of December 31, 2019 and for the year ended December 31, 2019, and as of September 30, 2020 and for the nine months ended September 30, 2020 (in the section of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this proxy statement/prospectus. Unless the context otherwise requires, references in this “PCT Discussion and Analysis of Financial Condition and Results of Operations” to “we”, “us”, “our”, and “the Company” are intended to mean the business and operations of PCT and its consolidated subsidiaries.
Overview
PCT is commercializing a patented purification recycling technology (the “Technology”), originally developed by The Procter & Gamble Company (“P&G”), for restoring waste polypropylene into resin with near-virgin characteristics. We call this resin ultra-pure recycled polypropylene (“UPRP”), which has nearly identical properties and applicability for reuse as virgin polypropylene. PCT has a global license for the technology from P&G. We intend to build our first commercial-scale plant in Ironton, Ohio, which is expected to have nameplate capacity of approximately 107 million pounds/year when fully operational. Production is expected to commence in late 2022 and the plant is expected to be fully operational in 2023. We have secured and contracted all of the feedstock and offtake for this initial plant. Our goal is to create an important new segment of the global polypropylene market that will assist multinational entities in meeting their sustainability goals, provide consumers with polypropylene-based products that are sustainable, and reduce overall polypropylene waste in the world’s landfills and oceans.
PCT intends to build new recycling production facilities globally, with the goal of having 30 commercial lines operational by 2030 and 50 by 2035. In addition to our first plant in Ironton, OH, we expect the next plant to be located in Europe and to commence production in 2023 with a nameplate capacity of approximately 107 million pounds when fully operational. Additional expansion in the United States is expected to include a scaled up commercial line capable of producing over 165 million pounds of UPRP. Pre-engineering for the design and installation of five commercial lines in a single “cluster” site is currently underway and is expected to result in a combined capacity of over 825 million pounds annually. From these first seven plants PCT expects to bring over 1 billion pounds of annual recycled polypropylene production to the market in the next five years, which is less than 1% of the total annual projected demand for virgin and virgin parity resin.
PCT is regarded as a leader in innovation in polymers, sustainability, and recycling by numerous non-government organizations (“NGOs”), trade associations, and a major media publication. Recognition of PCT’s achievements include the American Chemistry Council’s Innovation in Plastics Recycling award (2017), Time Magazine’s “Best Innovations of 2019”, and the 2020 Re|focus Solar Institute Award for Leadership in Innovation awarded by the Plastics Association.
The Business Combination
On November 16, 2020, ROCH, ParentCo, Merger Sub LLC, Merger Sub Corp and PCT entered into the Merger Agreement pursuant to which the Business Combination will be consummated. The consideration payable to PCT Unitholders in connection with the Business Combination consists of a combination of shares of ParentCo and the assumption of all PCT indebtedness. The Business Combination estimates a $835.0 million pre-money valuation, and includes $250.0 million of proceeds from the PIPE Investment. PCT will be deemed the accounting predecessor and the combined entity will be the successor registrant with the SEC, meaning that PCT’s consolidated financial statements for previous periods will be disclosed in ParentCo’s future periodic reports filed with the SEC.
While the legal acquirer in the Business Combination Agreement is ROCH, for financial accounting and reporting purposes under GAAP, PCT will be the accounting acquirer and the Business Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of PCT in many respects. Under this method of accounting, ROCH will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, PCT will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of PCT. Accordingly, the consolidated assets, liabilities and results of operations of PCT will become the historical consolidated financial statements of the ParentCo, and ROCH’s assets, liabilities and results of operations will be consolidated with PCT beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of the ParentCo in future reports. The net assets of ROCH will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded upon execution of the Business Combination.
Upon consummation of the Business Combination and the closing of the PIPE, the most significant change in PCT’s future reported financial position and results of operations is expected to be an estimated increase in cash and cash equivalents (as compared to PCT’s condensed consolidated balance sheet at September 30, 2020) to approximately $292.8 million, assuming maximum stockholder redemptions, or $362.1 million, assuming no redemptions, and, in each case, including $250.0 million in gross proceeds from the PIPE Investment, $60.0 million pre-PIPE capital from an investor, net proceeds from the Revenue Bonds of $237.4 million and net proceeds from the Convertible Notes of $59.8 million. Total direct and incremental transaction costs of ROCH and PCT are estimated at approximately $15.0 million, which will be treated as a reduction of the cash proceeds with $11.2 million deducted from Surviving Company additional paid-in capital for equity issuance costs and the remaining balance is expensed through accumulated deficits. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
As a result of the Business Combination, we will become the successor to an SEC-registered and NASDAQ-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased personnel costs, audit and legal fees.
Factors Affecting Our Financial Condition and Results of Operations
We are a pre-commercial company and our future financial condition and operating performance will depend on our ability to successfully begin, sustain and expand the manufacturing and sale of UPRP, as discussed below, which in turn is subject to significant risks and challenges, including those described in the section of this proxy statement/prospectus titled “Risk Factors.”
Cutting-Edge Licensed Polypropylene Recycling Technology
We apply a unique resin purification process to produce near-virgin quality polypropylene resin using waste polypropylene feedstock. The physical purification process separates colors, contaminants and odors from waste polypropylene to achieve a “food grade” product while also expanding the range of feedstock quality in comparison to traditional polypropylene recycling. We believe that the Technology is the only proven and economically viable method of recycling polypropylene to virgin quality and that no other technologies can effectively address polypropylene recycling at scale. Upon commencement of production at the Phase II Facility, we expect to become the first global producer of UPRP.
If demand for UPRP continues to increase, as we expect, other companies, some of which may be better capitalized and have access to stronger research and development capabilities, may seek to develop new or improved polypropylene recycling technologies. New technologies may lead to the production of cheaper or higher quality UPRP, which in turn could adversely affect our prospects.

Relationship with P&G
P&G, which designed and owns the patents to the Technology for manufacturing UPRP, granted us an exclusive, worldwide license to their patents and other intellectual property for the manufacture of recycled polypropylene (the “License Agreement”). The License Agreement was granted for the duration of the relevant patents and we, in turn, granted back a limited sublicense to P&G for the same period, including to any intellectual property Improvements (as defined in the License Agreement) made by us, allowing P&G to produce or sublicense the production of up to a certain amount of UPRP worldwide per year for a set period of time and up to a certain higher threshold of UPRP per region (the License Agreement defines six separate geographic regions) per year thereafter. The exclusivity period has a life span of 20 years from the date a patent is granted. Under the License Agreement, nine patents were granted in 2017, with four additional patents pending which will reset the exclusivity timeline.
P&G has the right to purchase UPRP, at “most favored nation” pricing, from the Phase II Facility in its first year of operations at a guaranteed minimum amount and a guaranteed minimum amount each year thereafter. Following the opening of our second plant, P&G will have the right to annually purchase a certain amount or maximum percentage of our total manufacturing capacity each year, whichever is greater. The License Agreement provides for royalties to P&G on production sold to third parties, with the royalty rate upon commencement of production driven by the number of plants, product pricing and time. Pursuant to the License Agreement, we prepaid a portion of this royalty amount in April 2019. The License Agreement may be subject to stepped up royalty rates, become non-exclusive or become subject to termination by P&G in certain circumstances, including if we fail to meet mutually agreeable resin technical specifications within six months of the start of operations at the Phase II Facility, are unable or unwilling to provide P&G with the aforementioned UPRP offtake quantity on terms specified in the License Agreement, if we fail to pay required royalties or upon a change of control (excluding the Business Combination). See the section entitled “Description of PCT Business — Intellectual Property.”
If P&G exercises its right to produce or sublicense the production of UPRP using its technology, we may come into competition with P&G or its sublicensees, which will have access to the same technology and may not be subject to royalties or may enjoy preferential royalty terms. Competition may drive down pricing and, to the extent such future competitors are able to produce UPRP more efficiently than we are, our margins and profits could be adversely affected. In addition, any breach by us of certain terms of the License Agreement may entitle P&G to terminate the License Agreement or make it non-exclusive, which would have a material and adverse impact on our business, financial condition and results of operations.
Completion of the Phase II Facility and Expansion of Our Manufacturing Footprint
Construction of our first manufacturing plant began in October 2020. The plant, which we refer to as the “Phase II Facility” or “Plant 1,” is on the 26-acre site of a former Dow Chemical plant near the Ohio River and close to rail, highway and barge transportation. We expect the Phase II Facility to be commercially operational by the end of 2022, with an annual production capacity of 107 million pounds.
Our initial testing production line — the Feedstock Evaluation Unit (“FEU” or “Phase I Facility”) — was developed to test and optimize the efficiency and throughput of our recycling process, was completed in July 2019 and will remain a critical component for testing feedstock for polypropylene content. The next phase is to construct, renovate, equip and install an approximately 150,000 square foot facility housing commercial-scale equipment including the repurposing of three existing buildings for feedstock pre-processing and storage. We estimate the total remaining cost to complete the Phase II Facility at approximately $345 million.
The timely completion of our construction of the Phase II Facility depends on several factors, some of which are outside of our control. We have contracted the construction to several third parties. One contractor will repurpose existing buildings, another will construct the core purification process equipment, and several others will supply certain pre-processing equipment. In addition, PCT is required to obtain or modify certain additional construction permits for the timely completion of the Phase II Facility.
While our contractors are subject to performance guarantees that equipment will be free from defects for 12 months and PCT’s key contractors are subject to delay damage liability in the event that the Phase II

Facility is not delivered by the fourth quarter of 2022, there is no assurance that the Phase II Facility will be completed at our anticipated cost, that it will become operational on our anticipated timeline, or that any indemnity for delay will be sufficient to compensate us for the consequences of the defect or delay, such as the termination of or loss of exclusivity under the License Agreement. In the event that the Phase II Facility is completed above anticipated cost then PCT is responsible for construction cost overruns.
Strong Demand for High Quality Recycled Polypropylene
According to the 2017 United States National Postconsumer Plastic Bottle Recycling Report published by The Association of Plastic Recyclers and the American Chemistry Council, global demand for virgin or near virgin polypropylene is expected to exceed 200 billion pounds by 2024, of which approximately 27% is expected to come from the United States. However, less than 1% of U.S. polypropylene was recycled as of 2019 according to the American Chemistry Council.
Waste polypropylene ends up in landfills and the environment, creating a long-term problem. Regulators and consumers have increasingly focused on the need for polypropylene recycling solutions. Multiple large corporations have specifically committed to reducing their plastics footprint, resulting in premium pricing for recycled polypropylene relative to its virgin counterpart. PCT has entered into legally binding offtake agreements with three blue-chip customers for the purchase of UPRP from the production expected at the Phase II Facility at premium prices relative to virgin polypropylene. These commitments account for a minimum of 47.5 million pounds of the Phase II Facility’s annual production capacity. Combined with the three additional secured offtake agreements, a minimum of 63 million pounds of total capacity is committed at PCT’s sole option, up to a quantity of 138 million pounds per year at PCT’s sole option. The terms of these offtake agreements range from 3 to 7 years and we have entered into several offtake letters of intent with other potential customers. We have also secured the feedstock required to run the Phase II Facility at its 107 million pounds nameplate capacity for at least the first 3 years.
Basis of Presentation
Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Currently, we conduct business through one operating segment. The consolidated financial statements have been prepared assuming that we will continue as a going concern. See Note 1 in the accompanying consolidated financial statements for further details.
Components of Results of Operations
Revenue
To date, we have not generated any operating revenue. We expect to begin to generate revenue by the end of 2022, which is when we expect the Phase II Facility to become commercially operational.
Operating Costs
Operating expenses to date have consisted mainly of personnel costs (including wages, salaries and benefits) and other costs directly related to operations at the Phase I Facility, including rent, depreciation, repairs and maintenance, utilities and supplies. Costs attributable to the design and development of the Phase II Facility are capitalized and will be depreciated over the useful life of the Phase II Facility, which we expect to be approximately 40 years. We expect our operating costs to increase substantially as we continue to scale operations and increase headcount.
Research and Development Expense
Research and development expenses consist primarily of costs related to the development of our facilities and licensed product. These include mainly personnel costs and third-party consulting costs. In 2019 and 2020, our research and development expenses were related primarily to the development of the Phase I Facility and design and development of our UPRP Process. We expect our research and development expenses to increase for the foreseeable future as we increase investment in feedstock evaluation, including investment in new frontend feedstock mechanical separators to improve feedstock purity and increase the range of feedstocks PCT can process economically. In addition, we are increasing our in house feedstock analytical capabilities, which will include additional supporting equipment and personnel.
Selling, General and Administrative Expense
Selling, general and administrative expenses consist primarily of personnel-related expenses for our corporate, executive, finance and other administrative functions and professional services, including legal, audit and accounting services. We expect our selling, general, and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.
Results of Operations
Comparison of nine-month periods ended September 30, 2020 and 2019
The following table summarizes our operating results for the nine-month periods ended September 30, 2020 and 2019:
	Nine months ended September 30,
(in thousands, except %)	2020	2019	$ Change	% Change
Costs and expenses
Operating costs	$7,040	$4,901	2,139	44%
Research and development	528	509	19	4%
Selling, general and administrative	6,293	10,082	(3,789)	(38)%
Total operating costs and expenses	13,861	15,492	(1,631)	(11)%
Interest expense	1,827	400	1,427	357%
Other (income) expense	(100)	330	(430)	(130)%
Net loss	$15,588	$16,222	(634)	(4)%
Operating Costs
Operating costs for the nine months ended September 30, 2020 amounted to $7.0 million, compared to $4.9 million for the nine months ended September 30, 2019, an increase of $2.1 million, or 44%. The increase was primarily attributable to higher depreciation expense of $1.0 million following the Phase I Facility’s placement into service in July 2019, an increase in repairs and maintenance costs of $0.8 million and higher personnel costs of $1.2 million related to wages and salaries and operating outside services, reflecting the hiring of operational staff at the Phase I Facility and filling of key positions in general sales, operations, and human resources. The increase in wages and salaries was offset by the decrease in equity-based compensation expense of $0.7 million.
Research and Development Expenses
Research and development expenses for nine months ended September 30, 2020 amounted to $0.5 million compared to $0.5 million for the nine months ended September 30, 2019, representing an increase of $0.019 million or 4%. The research and development expenses remained consistent for each period.
Selling, General and Administrative Expenses
Selling, general and administrative expenses for nine months ended September 30, 2020 amounted to $6.3 million compared to $10.1 million for the nine months ended September 30, 2019, representing a decrease of $3.8 million or 38%. The decrease was primarily attributable to the decrease in P&G warrants expense of $4.6 million, partially offset by higher professional services expense of $0.9 million, higher legal fees of $0.2 million in addition to higher personnel costs as a result of filling key positions in general sales, operations, and human resources.
Interest Expense
Interest expense for the nine months ended September 30, 2020 amounted to $1.8 million compared to $0.4 million for the nine months ended September 30, 2019, representing an increase of $1.4 million. This represents interest expense on current and non-current notes payable. The increase was primarily attributable to the completion of the Phase I Facility, as the interest on the loans related to the Phase I Facility assets was no longer capitalized after June 2019, and the issuance of additional promissory notes in December 2019.
Other Income/Expense
Other income for the nine months ended September 30, 2020 amounted to $0.1 million compared to other expense of $0.3 million for the nine months ended September 30, 2019.
Comparison of years ended December 31, 2019 and 2018
The following table summarizes our operating results for the years ended December 31, 2019 and 2018:
	Year ended December 31,
(in thousands, except %)	2019	2018	$ Change	% Change
Costs and expenses
Operating costs	$5,966	$1,222	4,744	388%
Research and development	526	786	(260)	(33)%
Selling, general and administrative	11,478	2,097	9,381	447%
Total operating costs and expenses	17,970	4,105	13,865	338%
Interest expense	1,012	—	1,012	100%
Other expense	330	—	330	100%
Net loss	$19,312	$4,105	15,207	370%
Operating Costs
Cost of operations for the year ended December 31, 2019 amounted to $6.0 million compared to $1.2 million for the year ended on December 31, 2018, representing an increase of $4.8 million or 388%. The increase was primarily attributable to the increase in employee headcount. As a result of the increase in workforce and increase in Phase II Facility footprint, the associated costs with operations increased. We expect operating costs will continue to increase as PCT continues to expand.
Research and Development Expenses
Research and development expenses for year ended December 31, 2019 amounted to $0.5 million compared to $0.8 million for the year ended December 31, 2018, representing a decrease of $0.3 million or 33%. The decrease was primarily attributable to fewer research and development expenses related to the Phase I Facility. We expect research and development expenses to increase in future periods as stated above.
Selling, General and Administrative Expenses
Selling, general and administrative expenses for year ended December 31, 2019 amounted to $11.5 million compared to $2.1 million for the year ended December 31, 2018, representing an increase of $9.4 million or 447%. The increase was primarily attributable to an increase in P&G warrant expense of $6.4 million, an increase in selling, general and administrative equity-based compensation of $1.9 million, and an increase in professional services expense of $0.5 million which contributed to the increase in selling, general and administrative expenses.
Interest Expense
Interest expense for the year ended December 31, 2019 amounted to $1.0 million compared to $0 for the year ended December 31, 2018, representing an increase of $1.0 million or 100%. This represents interest expense on current and non-current notes payable. The increase was primarily attributable to the Phase I Facility, which was determined to be ready for its intended use on June 30, 2019. This resulted in higher interest expense as the interest was no longer capitalized on the loans related to the Phase I Facility assets after June 30, 2019.
Other Expense
Other expense for the year ended December 31, 2019 amounted to $0.3 million compared to $0 for the year ended December 31, 2018, representing an increase of $0.3 million or 100%. The increase was attributable to a disposal of certain equipment.
Liquidity and Capital Resources
We have not yet begun commercial operations and we do not have any sources of revenue. Our ongoing operations have, to date, been funded by a combination of equity and debt financing. As of September 30, 2020, we had cash and cash equivalents on hand of $0.1 million. On a pro forma basis, assuming the consummation of the Business Combination as of September 30, 2020, assuming receipt of $250.0 million in gross proceeds from the PIPE Investment, proceeds of $60.0 million related to pre-PIPE capital from an investor, gross proceeds from the Revenue Bonds of $249.6 million, gross proceeds from the Class A shares raised as a closing condition for the Revenue Bonds of $30.0 million, and Class C Units which vested subsequent to September 30, 2020 which are included as a component of the Company LLC Interests converted into PCT Merger Consideration of $4.7 million, and gross proceeds from the Convertible Notes offering of $60.0 million, less total direct and incremental transaction costs of ROCH and PCT estimated at approximately $12.6 million, we would have cash and cash equivalents of between approximately $362.1 million and $292.8 million, depending on the level of redemptions by ROCH shareholders. We also had $17.3 million in debt as of September 30, 2020. On a pro forma basis, assuming the consummation of the conditions subsequent to the Revenue Bonds financing and Convertible Notes offering described below, we would have had approximately $321.9 million in debt.
Our consolidated financial statements have been prepared assuming that we will continue as a going concern; however, certain conditions raise substantial doubt about the Company’s ability to do so. See Note 1 in the accompanying consolidated financial statements for further details. We believe that our existing cash and cash equivalents, the proceeds of the recently consummated Revenue Bonds financing and Convertible Notes offering and the proceeds of the Business Combination and related PIPE Investment, taken together, will be sufficient to meet our projected cash requirements for at least the next 12 months from the date of this proxy statement/prospectus and through the completion of our Phase II Facility and commencement of commercial production. Our future capital requirements will depend on many factors, including actual construction costs for our Phase II Facility, the construction of additional plants, funding needs to support our business growth and to respond to business opportunities, challenges or unforeseen circumstances. If our forecasts prove inaccurate, we may be required to seek additional equity or debt financing from outside sources, which we may not be able to raise on terms acceptable to us, or at all. If we are unable to raise additional capital when desired, our business, financial condition and results of operations would be adversely affected.
Indebtedness
Revenue Bonds
In October 2020, we entered into a project financing arrangement, whereby the Southern Ohio Port Authority (the “Authority”), an Ohio port authority and political subdivision in Scioto County, Ohio, issued Exempt Facility Revenue Bonds, including tax-exempt senior secured bonds in the aggregate principal amount of $219.55 million (“the Series 2020A Bonds” or “the Senior Bonds”), tax-exempt subordinate secured bonds in the aggregate principal amount of $20.0 million (“the Series 2020B Bonds” or “the Tax-Exempt Subordinate Bonds”) and taxable subordinate secured bonds in the aggregate principal amount of $10.0 million (“the Series 2020C Bonds” or “the Taxable Subordinate Bonds” and together with the Series 2020A and Series 2020B Bonds, the “Revenue Bonds”). The Series 2020A Bonds comprised three terms and were issued with a total original discount of $5.5 million, resulting in net proceeds of $214.1 million, while the Series 2020B, issued in two terms, and 2020C bonds, issued in a single term, were issued at par. Issuance costs related to the Revenue Bonds, which will be recognized on a deferred basis over the life of the debt, amounted to $1.36 million.
Pursuant to a loan agreement with the Authority dated as of October 1, 2020 (the “Loan Agreement”), the Authority agreed to loan our indirect, wholly-owned subsidiary Purecycle: Ohio LLC (“Purecycle Ohio”), as borrower, the proceeds of the Revenue Bonds. The Revenue Bonds are special obligations of the Authority issued under an Indenture of Trust dated as of October 1, 2020 (the “Indenture”) between the Authority and UMB Bank, N.A., as trustee (the “Revenue Bonds Trustee”) payable solely from the Trust Estate consisting of the Authority’s right, title and interest in and to Purecycle Ohio’s Gross Revenues (as defined therein) and moneys in certain funds and accounts established by the Indenture or the Loan Agreement and held by the Trustee. The Revenue Bonds are further secured by a mortgage, an equity pledge, a security agreement, a collateral assignment to the Trustee of Purecycle Ohio’s sublicense to the Technology and the Guaranty of Completion described herein. We have entered into a Guaranty of Completion dated as of October 7, 2020 and further described herein, in favor of the Trustee whereby we guarantee the lien free completion of the Phase II Facility and, together with Purecycle Ohio, an Environmental Indemnity Agreement dated October 7, 2020, in favor of the Trustee providing certain indemnities for losses related to environmental matters on the site of Plant 1.
Interest on the Revenue Bonds is payable semi-annually on June 1 and December 1 of each year, until maturity. The Loan Agreement requires Purecycle Ohio to make periodic principal prepayments, reflecting the Authority’s obligation to mandatorily redeem a portion of the Revenue Bonds from time to time (“the sinking fund redemption amounts”), beginning in 2024, according to a sinking fund schedule.
The following table sets forth the original stated principal amounts, interest rates, final maturity dates and mandatory principal repayments according to the sinking fund schedule applicable to Purecycle Ohio’s obligations under the Loan Agreement, in relation to each relevant term of the Revenue Bonds:
($ in millions)	Original Principal Amount	Interest Rate	Final Maturity Date	Mandatory Principal Repayment
Series 2020A
Term 1	$12.37	6.25%	December 1, 2025	Semi-annual payment of $2.9 million beginning on June 1, 2024 and incrementally higher semi-annual payments thereafter
Term 2	38.76	6.50%	December 1, 2030	Semi-annual payment of $3.3 million beginning on June 1, 2031 and incrementally higher semi-annual payments thereafter
Term 3	168.48	7.00%	December 1, 2042	Semi-annual payment of $4.6 million beginning on June 1, 2031 and incrementally higher semi-annual payments thereafter
Series 2020B
Term 1	10.0	10.0%	December 1, 2025	Semi-annual payment of $0.2 million beginning on June 1, 2024 and incrementally higher semi-annual payments thereafter(1)
Term 2	10.0	10.0%	December 1, 2027	Semi-annual payment of $0.2 million beginning on June 1, 2024 and incrementally higher semi-annual payments thereafter(2)
Series 2020C	10.0	13.0%	December 1, 2027	Semi-annual payment of $0.1 million beginning on June 1, 2024 and incrementally higher semi-annual payments thereafter(3)
Total	$249.6

(1)
Principal due at December 1, 2025 maturity of $9.5 million.

(2)
Principal due at December 1, 2027 maturity of $8.6 million.

(3)
Principal due at December 1, 2027 maturity of $8.8 million.

The Loan Agreement requires Purecycle Ohio to use the proceeds of the Revenue Bonds exclusively to construct and equip the Phase II Facility, fund a debt service reserve fund for the Series 2020A Bonds, finance capitalized interest, and pay the costs of issuing the Revenue Bonds. Construction of the Phase II Facility has commenced and is expected to be substantially completed by October 2022, and is expected to have an estimated useful life beyond the final maturity of the Revenue Bonds. Pursuant to the Indenture, the proceeds of the Revenue Bonds will be placed in various trust funds and non-interest-bearing accounts established and administered by the Revenue Bonds Trustee. In addition, 100% of Purecycle Ohio’s revenue attributable to the production of the Phase II Facility must be deposited into a revenue escrow fund. Funds in the trust accounts and revenue escrow account will be disbursed by the Revenue Bonds Trustee when certain conditions are met, and will be used to pay costs and expenditures related to the development of the Phase II Facility, make required interest and principal payments (including sinking fund redemption amounts) and, in certain circumstances required under the Indenture, to redeem the Revenue Bonds.
The Revenue Bonds are secured by Purecycle Ohio pursuant to an Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing and a Security Agreement pursuant to which, among other things, Purecycle Ohio has granted a security interest in all of Purecycle Ohio’s assets and gross revenues. The Revenue Bonds are further secured by Purecycle Ohio’s sublicense rights to certain intellectual property, all right, title and interest to moneys in certain funds and accounts established pursuant to the Indenture and the Loan Agreement, and all equity interests in Purecycle Ohio, held by Purecycle Ohio’s sole member, PCTO Holdco.
We made a $60.0 million equity contribution to Purecycle Ohio in October of 2020 in connection with the Revenue Bond closing. We are also required to make an additional $40.0 million equity contribution to Purecycle Ohio by January 31, 2021. The proceeds of these equity contributions must be used for the construction of the Phase II Facility.
In addition, as of the Revenue Bond closing, we entered into a Guaranty of Completion (the “Guaranty”) with respect to the Phase II Facility, whereby we guaranteed the lien free completion of the Phase II Facility and established a liquidity reserve (the “Guarantor Liquidity Account”) held by U.S. Bank, as Escrow Agent, under an Escrow Agreement dated October 7, 2020. The Guarantor Liquidity Account is to be fully funded by us in the amount of $50.0 million (the “Guarantor Liquidity Reserve Amount”), no later than January 31, 2021; provided, that the Guaranty provides for an alternate funding schedule for the Guarantor Liquidity Account in the event we do not raise $250.0 million of equity by January 31, 2021. Pursuant to the Escrow Agreement, only the Revenue Bonds Trustee, as secured party, can give direction to the Escrow Agent concerning the release or investment of the Guarantor Liquidity Account and sale and liquidation of its investments. We have no right to exercise any control over the Guarantor Liquidity Account and we are required under the Guaranty to replenish the Guarantor Liquidity Account to the Guarantor Liquidity Reserve Amount throughout the term of the Guaranty if funds are withdrawn by the Revenue Bonds Trustee. The Guaranty requires that funds be transferred from the Guarantor Liquidity Account to the Equity Account of the Project Fund (one of the funds created upon the issuance of the Revenue Bond proceeds under the Indenture that is held and maintained by the Revenue Bonds Trustee, which contains certain subaccounts, including the Equity Account, from which funds can be disbursed by the Revenue Bonds Trustee to pay project expenses if certain conditions are met, as further described in the Loan Agreement) held by the Revenue Bonds Trustee under the Indenture if the contingency funds on deposit in the Equity Account are reduced to an amount below $21.2 million in order to maintain the contingency fund at that level. The Guaranty will terminate one year after the Phase II Facility operates at full capacity for 30 consecutive days, as long as we have fulfilled all of our obligations under the Guaranty, and the distribution test set forth in the Loan Agreement is satisfied. Thereafter, our covenant not to finance, develop or construct a plastics recycling plant within a 250-mile radius of the Phase II Facility shall remain in full force and effect until the Revenue Bonds are paid in full; provided we can participate in the financing, development or construction of an expansion and/or addition to the Phase II Facility.

In addition, the Guaranty requires us to raise at least $250.0 million in equity no later than January 31, 2021. To the extent we fail to do so, we must deposit into the Guarantor Liquidity Account an amount equal to the difference between $250.0 million and the amount of equity actually raised less the Guarantor Liquidity Reserve Amount, in twelve equal monthly installments, commencing on February 28, 2021, until a total of $200.0 million has been deposited. We must give written evidence of such deposits to the Trustee by the last day of each month, commencing February 28, 2021. The Guaranty provides that (i) we may not use any of the initial $250 million of equity raised for any future project of ours or any of our affiliates at a level greater than 30% of the total project cost prior to the date the Guaranty terminates, and (ii) unless we have provided written evidence to the Trustee that we have $100 million (including the Guarantor Liquidity Reserve Amount) of equity to support our obligations under the Guaranty, we cannot contribute equity to any additional project in an amount greater than 30% of total project costs for such additional project.
We must also have at least $75.0 million and $100.0 million of cash (including the Guarantor Liquidity Account) on our balance sheet by July 31, 2021 and January 31, 2022, respectively, or provide for the issuance of an irrevocable direct-pay letter of credit for the benefit of the Trustee for these amounts.
The Loan Agreement contains certain customary financial and other covenants of Purecycle Ohio, including a prohibition on distributions to its members prior to January 1, 2024, and thereafter only if certain conditions are met, and two financial maintenance covenants. These include a debt service coverage ratio covenant and days cash on hand covenant, which are measured at the end of each fiscal year, commencing with the fiscal year ended December 31, 2023. The following table summarizes the requirements of the debt service coverage ratio and days cash on hand covenants.
	Definition per Indenture	Must retain independent consultant(1)	Event of default
Debt service ratio
Senior Parity Coverage Requirement	The ratio of adjusted income (“net income available for debt service” as defined in the Indenture) to the maximum annual debt service (principal, including mandatory sinking fund redemption amounts, interest and fees) of the Series 2020A Bonds and any parity indebtedness	150%	125%
Overall Coverage Requirement	The ratio of adjusted income (“net income available for debt service” as defined in the Indenture) to the maximum annual debt service (principal, including mandatory sinking fund redemption amounts, interest and fees) of all of the Revenue Bonds and any parity indebtedness	110%	110%
Days cash on hand	The sum of cash and cash
equivalents (as defined in the
Indenture, with certain exceptions)
divided by one day of operating
expenses (calculated based on
GAAP, including all scheduled debt
service obligations payable during
the period, and less depreciation and
	amortization)	75 days	60 days

(1)
In accordance with the Loan Agreement, in the circumstances displayed in the table, we are required to retain an independent consultant, which must be approved by the majority of bondholders, to make recommendations to increase net income available to debt service or days cash on hand. We are required to transmit a copy of the independent consultant’s report to the Revenue Bonds Trustee and take such actions as will be in substantial conformity with such recommendations.

The Loan Agreement also restricts Purecycle Ohio, subject to certain baskets and exceptions, from incurring additional debt or liens, entering into derivatives, making asset sales, acquiring certain assets and making certain investments, licensing or sublicensing certain intellectual property and financing, developing, or constructing plastic recycling plants within a 250-mile radius of the Phase II Facility. We are also required to maintain certain offtake and feedstock supply contracts and are allowed only certain transfers of property, plant and equipment and creation of liens. In addition, Purecycle Ohio is prohibited from making distributions on any membership interests (including to us), license fees or management fees relating to the Phase II Facility, prior to January 1, 2024, and beginning on January 1, 2024, Purecycle Ohio cannot make distributions unless the distribution test is satisfied, under the Loan Agreement.4
Certain Revenue Bonds are subject to redemption at Purecycle Ohio’s option at a progressively declining premium to par, beginning on the following dates:
($ in millions)	Principal Amount	Date subject to optional redemption	Redemption price
Series 2020A
Term 3	168.5	December 1, 2027	103% beginning on December 1, 2027; price decreases 1% per year until price is at par
Series 2020B
Term 1	10.0	December 1, 2024	105%
Term 2	10.0	December 1, 2026	105%
Series 2020C	10.0	December 1, 2025	105% if redeemed before December 1, 2026; otherwise 104%
Total	$198.5
In addition, provided that no Subordinate Bonds shall be redeemed so long as any Senior Bonds remain outstanding, Purecycle Ohio may voluntarily redeem the Revenue Bonds at 103% of principal amount outstanding in the event that the Phase II Facility is damaged or destroyed and becomes inoperable or inaccessible to us resulting from damage to the facility or title taken by condemnation, as further described in the Indenture. The Revenue Bonds are also subject to mandatory redemption upon certain events, including the termination or expiration of the agreements under which we obtain the rights to commercialize UPRP using our licensed technology or Purecycle Ohio’s failure to make the additional $40.0 million equity contribution, or our failure to deposit to the Guarantor Liquidity Account $50.0 million, in each case by January 31, 2021. In addition, the tax-exempt Revenue Bonds are subject to mandatory redemption prior to maturity in whole in the event of the occurrence of a determination of taxability.
Convertible Notes Offering
On October 6, 2020, we entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain funds managed by Magnetar Capital LLC or its affiliates (“Magnetar Investors”), providing

4
In order to satisfy the distribution test, all of the following must be met: (A) the Senior Parity Coverage Ratio is at least 150%, the Overall Coverage Requirement is at least 110%, the Days cash on hand is at least 75 days with respect to the fiscal year prior to the date on which distributions are to be made, (B) no event of default has occurred and no condition exists which with the passage of time would constitute or become an Event of Default under the Bond Documents or prior Documents (as defined in the Indenture), (C) Purecycle Ohio has made all required deposits in various funds, and (D) there will remain following any distribution, no less than 75 days cash on hand (“the distribution test”). Contributions from any member of Purecycle Ohio or Affiliate of a member of Purecycle Ohio shall be excluded from any calculations.

for the purchase of up to $60.0 million in aggregate principal amount of our Convertible Senior Secured Notes due 2022 (the “Convertible Notes”) issuable under an indenture dated as of October 7, 2020 (the “Magnetar Indenture”) between us and U.S. Bank National Association, as trustee and collateral agent.
On October 7, 2020, we issued $48.0 million in aggregate principal amount of Convertible Notes (the “First Tranche Notes”) and expect to issue an additional $12.0 million of aggregate principal amount of Convertible Notes (the “Second Tranche Notes”) to the Magnetar Investors within 45 days after the entry into the Merger Agreement, subject to the satisfaction of customary closing conditions. In the event that the Business Combination is not consummated within 180 days of the entry into the Merger Agreement, the Second Tranche Notes are subject to a special mandatory redemption at a redemption price equal to 100% of their aggregate principal amount, plus accrued and unpaid interest.
In connection with the Business Combination, the Combined Company and each subsidiary of the Combined Company that is a direct or indirect parent of us (the “Magnetar Guarantors”), is required to unconditionally guarantee, on a senior basis, all of our obligations in respect of the Convertible Notes. The Convertible Notes are our senior obligations and upon the consummation of the Business Combination, will be fully and unconditionally guaranteed by the Combined Company and any of our other direct or indirect parent entities.
Under the Magnetar Indenture for the Convertible Notes, we and the Magnetar Guarantors will, subject to certain exceptions, be restricted from incurring indebtedness that ranks senior in right of payment to the Convertible Notes and if we or the Magnetar Guarantors incur pari passu indebtedness that is secured by a lien, we and such Magnetar Guarantors are required to also provide an equal and ratable lien in favor of the holders of the Convertible Notes. The Convertible Notes are subject to certain customary events of default.
Unless earlier converted, redeemed or repurchased in accordance with the terms of the Magnetar Indenture, the Convertible Notes will mature on October 15, 2022, subject to an extension that may be exercised at our sole discretion to April 15, 2023 with respect to 50% of the then outstanding Convertible Notes. The Convertible Notes will bear interest from their date of issue at a rate of 5.875% per year, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2021. Interest on the Convertible Notes is payable, at our option, entirely in cash or entirely in kind in the form of additional Convertible Notes.
The Convertible Notes are convertible at the option of the holders at any time, until the close of business on the business day immediately preceding the maturity date. Prior to the consummation of the Business Combination, the initial conversion rate for the Convertible Notes is (i) prior to the issuance of the Second Tranche Notes, 12.8403 shares of our Class A Units per $1,000 principal amount of Convertible Notes and (ii) upon issuance of the Second Tranche Notes, 13.1423 shares of such Class A Units per $1,000 principal amount of Convertible Notes. Following the consummation of the Business Combination, the conversion rate per $1,000 principal amount of Convertible Notes will generally be based on 80% of the lesser of (a) $10.00 and (b), if applicable, the weighted average cash price per share of ParentCo Common Stock at which ROCH sells shares of its Common Stock in the PIPE Investment, subject to certain limitations. The conversion rate will increase in the event the equity value of the Business Combination exceeds certain thresholds.
In connection with certain transactions resulting in a change of control (not including the Business Combination), the Convertible Notes will be convertible at the option of the holders until the 35th business day following the change of control becoming effective at an initial conversion rate equal to the quotient of $1,000 and 80% of the per share consideration received by holders of common stock in such change of control transaction. In each case, the conversion rate is subject to adjustment under certain circumstances, including certain dilutive events, in accordance with the terms of the Magnetar Indenture.
If certain fundamental change or change of control transactions occur with respect to us or, following the consummation of the Business Combination, the Combined Company, holders of the Convertible Notes may require the repurchase for cash of all or any portion of their Convertible Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

We may not redeem the Convertible Notes at our option at any time, and no sinking fund is provided for by the Magnetar Indenture.
Cash Flows
A summary of our cash flows for the periods indicated is as follows:
	Years Ended December 31,		Period Ended September 30,
(in thousands, except %)	2019	2018	2020	2019
Net cash used in operating activities	$(6,315)	$(5,427)	$(10,784)	$(8,421)
Net cash used in investing activities	(5,882)	(11,121)	(2,423)	(2,269)
Net cash provided by financing activities	12,246	16,649	13,165	10,785
Cash and cash equivalents, beginning of year	101	—	150	101
Cash and cash equivalents, end of year	$150	$101	$108	$196
Cash Flows from Operating Activities.   Net cash used in operating activities was $10.8 million for the nine months ended September 30, 2020 compared to $8.4 million for the nine months ended September 30, 2019, representing an increase of $2.4 million or 28%. The increase was primarily attributable to the increase in interest expense of $1.4 million, an increase in depreciation of $1.0 million, increase in wages and salaries of $0.7 million, increase in repairs and maintenance of $0.8 million, and an increase in consulting fees of $0.2 million, offset by a decrease in equity-based compensation of $1.1 million.
Net cash used in operating activities was $6.3 million for the year ended December 31, 2019 compared to $5.4 million for the year ended December 31, 2018, representing an increase of $0.9 million or 16%. The increase was primarily attributable to our $19.3 million net loss offset by higher equity based compensation of $4.0 million, the issuance of warrants of $6.5 million, an increase in deferred research and development obligation of $1.0 million and an increase in accounts payable and accrued expenses of $2.2 million, which was partially offset by an increase in prepaid royalties of $1.1 million.
Cash Flows from Investing Activities.   Net cash used in investing activities was $2.4 million for the nine months ended September 30, 2020 compared to $2.3 million for the nine months ended September 30, 2019. Our capital asset investment in 2019 was solely attributable to the construction of the Phase I Facility and the capital asset investment in 2020 was attributable to the Phase II Facility.
Net cash used in investing activities was $5.9 million for the year ended December 31, 2019 compared to $11.1 million for the year ended December 31, 2018, representing a decrease of $5.2 million or 47%. The decrease was primarily attributable to fewer construction costs being incurred due to the completion of the Phase I Facility in June 2019.
Cash Flows from Financing Activities.   Net cash provided by financing activities was $13.2 million for the nine months ended September 30, 2020 compared to $10.8 million for the nine months ended September 30, 2019. In the nine months ended September 30, 2020, we raised $17.5 million from the issuance of preferred equity, and paid down $4.2 million in related parties’ advances and debt. In the nine months ended September 30, 2019, we raised $9.4 million from issuance of preferred equity and obtained a $1.0 million loan from the Enhanced Capital Ohio Rural Fund (“ECORF”).
Net cash provided by financing activities was $12.3 million for the year ended December 31, 2019 compared to $16.7 million for the year ended December 31, 2018. During the year ended December 31, 2019, we raised $10.9 million from the issuance of preferred equity, obtained the aforementioned loan from ECORF and a bridge loan from a related party in the amount of $0.6 million. In the year ended December 31, 2018, we raised $12.3 million from the issuance of preferred equity and borrowed $3.2 million from a related party.
Contractual Obligations and Commitments
The following table summarizes our contractual obligations and other commitments as of December 31, 2019, except that the table also reflects the aforementioned debt related to the Revenue Bonds and Convertible Notes issued in October 2020, and the years in which these obligations are due:

	Payments Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Contractual obligations:	(in thousands)
Long-Term debt obligations(1)	$329,738	$6,922	$72,646	$650	$249,520
Interest payments	2,241	1,658	554	29	—
Operating lease obligations(2)	7,924	336	672	672	6,244
	$339,903	$8,916	$73,872	$1,351	$255,764

(1)
Includes principal obligations related to the Revenue Bonds and Convertible Notes we entered into in October 2020 described in the “Liquidity and Capital Resources” section.

(2)
Represents future minimum lease payments under our operating lease for office space in Lawrence County, Ohio. The 25 year operating lease was entered with a related party.

The following table summarizes our contractual obligations and other commitments as of September 30, 2020, except that the table also reflects the aforementioned debt related to the Revenue Bonds and Convertible Notes issued in October 2020, and the years in which these obligations are due:
	Payments Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Contractual obligations:	(in thousands)
Long-Term debt obligations(1)	$326,819	$16,277	$60,522	$500	$249,520
Interest payments	2,082	2,031	45	6	—
Operating lease obligations(2)	7,672	336	672	672	5,992
	$336,573	$18,644	$61,239	$1,178	$255,512

(1)
Includes principal obligations related to the Revenue Bonds and Convertible Notes we entered into in October 2020 described in the “Liquidity and Capital Resources” section.

(2)
Represents future minimum lease payments under our operating lease for office space in Lawrence County, Ohio. The 25 year operating lease was entered with a related party.

We have not included our Feedstock agreements in the table above since the payment obligations under these agreements are contingent upon future events, such as the completion of Phase II Facility construction, funding requirements, quantity of feedstocks and IHS Index. The total minimum feedstock volume for all agreements, which are set to commence in 2022, amount to 60 million pounds of feedstock per year. The price per pound on the feedstock is variable, taking into account factors such as the quality of product, initial feedstock price, movements of price based on the fluctuations in the IHS Index, and product delivery point considerations. The Feedstock agreements are legally binding and contain a clause which allows for the termination of the agreement in the event we are unable to obtain sufficient financing by October 31, 2020, which is subject to negotiation and execution of a revised agreement.
We have not included our License Agreement in the table above since the obligations under this agreement are contingent upon future events, such as the completion of the Phase II Facility construction, funding requirements and quantity of P&G orders. P&G will receive royalties during the term of the license as a percentage of net sales to parties other than P&G at certain royalty rates based on the net price of the licensed product. The term of the License Agreement will terminate at the later of (a) the expiry date of the warrants or (b) upon expiration of the licensed patent held by P&G, unless terminated earlier. In addition, P&G has the option to purchase or assign offtake from the Phase II Facility at “most favored nation” pricing up to a certain amount in year one, and up to a certain higher amount per year or a percentage of nameplate capacity, whichever is greater, in each subsequent year of production. In 2019, we made a one time, non-refundable, royalty-prepayment, which will be used to offset the future royalties payable to P&G under the License Agreement.
In addition, we enter into agreements in the normal course of business with vendors for research and development services and outsourced services, which are generally cancelable upon written notice. These payments are not included in this table of contractual obligations.

Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. We do not have any off-balance sheet arrangements or interests in variable interest entities that would require consolidation. Note that while certain legally binding offtake arrangements have been entered into with customers, these arrangements are not unconditional and definitive agreements subject only to customary closing conditions, and do not qualify as off-balance sheet arrangements required for disclosure.
Internal Control Over Financial Reporting
A company’s internal control over financial reporting is a process designed by, or under the supervision of, that company’s principal executive and principal financial officers, or persons performing similar functions, and influenced by that company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.
In connection with the preparation and audit of PCT’s consolidated financial statements for the nine months ended September 30, 2020 and the years ended December 31, 2019 and 2018 and the balance sheet data as of September 30, 2020 and December 31, 2019 and 2018, certain material weaknesses were identified in PCT’s internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of PCT’s interim or annual consolidated financial statements will not be prevented or detected on a timely basis. The material weaknesses were as follows:
•
PCT did not have sufficient, qualified personnel to determine the appropriate accounting treatment for its complex agreements or transactions that required technical accounting analysis;

•
PCT’s lack of sufficient personnel also resulted in inadequate segregation of duties in the design and operation of the internal controls over financial reporting;

•
PCT’s lack of formal processes and controls resulted in an ineffective control environment, which led to an inadequate review of the financial statements and financial reporting;

•
PCT did not design and maintain effective controls over certain information technology (“IT”) controls for information systems that are relevant to the preparation of its financial statements, specifically with respect to user access, to ensure appropriate segregation of duties that adequately restrict user access to financial applications, programs, and data to appropriate company personnel; and

•
PCT did not design and maintain effective controls surrounding the completeness and cutoff of expenses and payables, such that certain expenses paid by a related entity on behalf of PCT were not appropriately allocated to PCT, and certain transactions were recorded in the period when the invoice was received rather than accrued in the period when the activity took place.

These material weaknesses could result in a misstatement of substantially all of PCT’s accounts or disclosures, which would result in a material misstatement to the interim or annual consolidated financial statements that would not be prevented or detected. PCT has begun implementation of a plan to remediate the material weaknesses described above. Those remediation measures are ongoing and include the following:
•
In 2018 and 2019 there were two accounting employees; both were part time, and one of which was an accounts payable clerk. PCT management is increasing staffing and has brought in outside resources. PCT has since hired a CFO, a Vice President of Finance, and a Controller and is looking to hire an Executive VP Finance to support the CFO and provide leadership to the accounting team. PCT has also engaged a public accounting firm to assist with financial reporting and advise on technical accounting issues;

•
PCT is making certain changes to its IT systems, including the development of formal access policies, the development of an audit of administrator activity and the reassignment of administrator privileges over PCT’s accounting system outside PCT’s accounting department; and

•
PCT is establishing a process to maintain checklists tracking related entity payments as part of its monthly close processes and is instituting policies to strengthen its receipt and processing of purchase orders to monitor accrual determinations. Furthermore, payment for almost all PCT expenses has been moved to PCT, with only a limited number of expenses paid by a related entity for situations where there is a shared contract.

PCT plans to continue to assess its internal controls and procedures and intends to take further action as necessary or appropriate to address any other matters it identifies or are brought to its attention. PCT cannot assure you that the measures it has taken to date and may take in the future will be sufficient to remediate the control deficiencies that led to PCT’s material weaknesses in internal control over financial reporting or that PCT will prevent or avoid potential future material weaknesses. The effectiveness of PCT’s internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. If PCT is unable to remediate the material weaknesses, its ability to record, process and report financial information accurately, and to prepare financial statements within the time periods specified by the forms of the SEC, could be adversely affected which, in turn, may adversely affect PCT’s reputation and business and the market price of the Combined Company’s Common Stock.
In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of the Combined Company’s securities and harm to the Combined Company’s reputation and financial condition, or diversion of financial and management resources from the operation of PCT’s business.
See the section title “Risk Factors — PCT identified certain material weaknesses in its internal control over financial reporting. If PCT is unable to remediate these material weaknesses, or if PCT identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal controls, PCT may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect PCT’s business and stock price.”
Critical Accounting Policies and Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on the Company’s knowledge of current events and actions the Company may undertake in the future, actual results could differ from those estimates and assumptions.
Equity-Based Compensation
The Company issues grants of incentive units to select employees and service providers. The equity-based compensation cost for the incentive units is measured at the grant date based on the fair value of the award over the requisite service period, which is the vesting period on the straight-line basis. In the event of modification, the Company recognizes the remaining compensation cost based on the grant date fair value over the new requisite service period. The Company applies a zero-forfeiture rate for its equity-based awards, as such awards have been granted to a limited number of employees and service providers. The Company revises the forfeiture rate prospectively as a change in an estimate, when a significant forfeiture or an indication that significant forfeiture occurs.
The fair value of the incentive units is estimated on the date of grant using the Black-Scholes option-pricing model using the following assumptions:
	2020	2019
Expected annual dividend yield	0.0%	0.0%
Expected volatility	42.1 – 67.7%	51.1 – 95%
Risk-free rate of return	0.1 – 1.8%	1.75 – 2.73%
Expected option term (years)	0.35 – 4.9	1.5 – 5.0

The expected term of the units granted is determined based on the period of time the units are expected to be outstanding. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility was based on the Company’s capital structure and volatility of similar entities referred to as guideline companies. In determining similar entities, the Company considered industry, stage of life cycle, size and financial leverage. The dividend yield on the Company’s units is assumed to be zero since the Company has not historically paid dividends. The fair value of the underlying Company units was determined using the backsolve method.
Warrants
The Company measures the warrants issued to nonemployees at the fair value of the equity instruments issued as of the warrant issuance date and recognizes that amount as SG&A expense in accordance with the vesting terms of the warrant agreement. In the event that the terms of the warrants qualify as a liability, the Company accounts for the instrument as a liability recorded at fair value each reporting period through earnings.
The Company has determined the warrants issued to P&G in connection with the patent licensing agreement are liability classified. Accordingly, the warrant units are remeasured at fair value each reporting period. The Company has determined its warrant to be a Level 3 fair value measurement and has used the Black-Scholes option pricing model to calculate its fair value using the following assumptions:
Expected annual dividend yield	0.0%
Expected volatility	63.8 – 68.34%
Risk-free rate of return	0.2 – 0.23%
Expected option term (years)	0.5 – 3.9
The Company determined the warrants issued in connection with Class B-1 Preferred Unit Purchase Agreement are equity classified. Accordingly, the warrant units are held at their initial fair value with no subsequent remeasurement. The Company has determined its warrant to be a Level 3 fair value measurement and has used the Black-Scholes option pricing model to calculate its fair value using the following assumptions:
Expected annual dividend yield	0.0%
Expected volatility	54.2 – 63.6%
Risk-free rate of return	1.5 – 1.7%
Expected option term (years)	4.4 – 4.7
The Company has determined the warrants issued to RTI in connection with terms of a professional services agreement are equity classified. Accordingly, the warrant units are held at their initial fair value with no subsequent remeasurement. The Company has determined its warrant to be a Level 3 fair value measurement and has used the Black-Scholes option pricing model to calculate its fair value using the following assumptions:
Expected annual dividend yield	0.0%
Expected volatility	50.0%
Risk-free rate of return	2.82%
Expected option term (years)	5.0
Recent Accounting Pronouncements
See Note 2 to the audited consolidated financial statements and unaudited condensed consolidated financial statements included elsewhere in this proxy statement/prospectus for more information about recent accounting pronouncements, the timing of their adoption, and our assessment, to the extent we have made one, of their potential impact on our financial condition and our results of operations.

Emerging Growth Company Election
ROCH is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Business Combination, the Combined Company expects to remain an emerging growth company at least through the end of the 2020 fiscal year and the Combined Company expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. The Combined Company expects to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and non-public companies until the earlier of the date the Combined Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare the Combined Company’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
In addition, the Combined Company intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, the Combined Company intends to rely on such exemptions, the Combined Company is not required to, among other things: (a) provide an auditor’s attestation report on PCT’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.
The Combined Company will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2026, (b) the last date of the Combined Company’s fiscal year in which it had total annual gross revenue of at least $1.07 billion, (c) the date on which the Combined Company is deemed to be a “large accelerated filer” under the rules of the SEC or (d) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

PCT MANAGEMENT
Executive Officers and Directors
References in this section to “we,”“our,” the “Company,” or “PCT” generally refer to PCT and its consolidated subsidiaries.
The following table sets forth, as of November 20, 2020, certain information regarding our directors and executive officers who are responsible for overseeing the management of our business. We expect that many of these executive officers will continue to serve as executive officers and directors of the Combined Company following the Business Combination.
Name	Age	Position
Executive Officers:
Michael Otworth	58	Chief Executive Officer and Director
Michael Dee	64	Chief Financial Officer
David Brenner	35	Chief Commercial Officer
Dr. John Scott	69	Chief Science Officer and Director
Non-Employee Directors:
Richard Brenner	66	Director
Tanya Burnell	43	Director
James Donnally	56	Director
Andy Glockner	68	Director
Executive Officers
Michael Otworth has served as Chief Executive Officer of Innventure LLC, an affiliate of PCT, and PCT and as a member of PCT’s board of directors since October 2015. Previously, Mr. Otworth served as President and Founding Partner of Green Ocean Innovation from 2008 to 2015, which provided technology sourcing and innovation strategy and development services to Lilly/Elanco Animal Health primarily focusing on therapeutics, diagnostics and various medical devices. Prior to Green Ocean Innovation, he served as Vice-President and Founding CEO of multiple start-ups at XL TechGroup (“XLTG”), a venture capital firm, from 1996 to 2000. Additionally, Mr. Otworth was a key senior management leader of XLTG, which founded, capitalized and advanced companies successfully to late stage funding from 2000 to 2008. He began his career on Capitol Hill working as a legislative aide and committee staff member in the U.S. House of Representatives after Graduating from Otterbein University with a B.A. in Political Science & Biology. We believe Mr. Otworth is qualified to serve as Chief Executive Officer and as a member of PCT’s board due to his more than 24 years of experience leading start-ups in the technology industry.
Michael Dee joined as the Company’s Chief Financial Officer in October 2020. Previously, Mr. Dee served as the Managing Member of Bird Creek Capital LLC, a consulting services company, providing advice and services to the Company. Before joining the Company, Mr. Dee served as the President and Chief Financial Officer and a member of the board of directors of Graf Industrial Corp., a special purpose acquisition company from October 2018 to September 2020, which acquired a lidar technology company in September 2020. Previously, Mr. Dee was involved in a number of personal investment and philanthropic activities. In 2015 and 2016, Mr. Dee was a Senior Advisor to the President for Finance of the Asian Infrastructure Investment Bank, a $100 billion multilateral development bank, and served as a member of its Management and Investment Committee. From 2010 to 2015, Mr. Dee managed various private investments, including providing advice to SeaOne Maritime Corp., a startup focused on the monetization of natural gas and gas liquids. Mr. Dee was Senior Managing Director - International of Temasek Holdings Private Limited, Singapore’s sovereign investment company, from 2008 to 2010 and also served as a senior member of its Management Committee and Investment Committee. Prior to joining Temasek, Mr. Dee worked at Morgan Stanley from 1981 to 2007 in a variety of senior positions in its capital markets, mergers and acquisitions and firm management divisions, including acting as Head of Fixed Income Capital Markets,

Sovereign and Financial Institutions Coverage for Asia, Regional Chief Executive Officer for Southeast Asia and as Head of Morgan Stanley’s regional office in Houston. He was also appointed Singapore’s Honorary Consul General in Houston. Mr. Dee received a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania in 1981. Mr. Dee’s qualifications include his extensive global experience in public markets, corporate finance, and mergers and acquisitions.
David Brenner has served as the Company’s Chief Commercial Officer since August 2020. He also served as PCT’s Chief Integration Officer from January 2017 to August 2020. Prior to joining PCT, Mr. Brenner was a Senior Solution Manager, from September 2016 to November 2016, and a Manager, from September 2012 to September 2016, at Deloitte Touche Tohmatsu Limited, a division of a multinational professional services network. Mr. Brenner’s prior experience also includes leading the implementation of Electronic Medical Records for orthopedic surgeons, modernizing flagship applications for the Centers for Medicare and Medicaid Services, and supporting the implementation of the Affordable Care Act at Health Care Service Corporation. He earned his MBA from Texas A&M and holds a B.A. in Business Administration, Operations Management from The University of Texas.
Dr. John Scott is the Founder and Principal of the Company and has served as PCT’s Chief Science Officer and as a member of the Company’s board of directors since October 2015. Additionally, he has served as a senior scientific advisor to PCT’s management team since 2015. Additionally, Dr. Scott is a founder of XLTG and served as its CEO from 1993 to 2013. For the early part of his career, Dr. Scott was an academic scientist for various universities and government labs including the Universities of Maryland, North Carolina and Arizona and the NASA Goddard Space Flight Center. Additionally, he served as a scientific consultant to six national governments and has advised NATO and the Institute for Defense Analysis. Based on these experiences, Dr. Scott devised a systematic methodology for founding, funding and scaling start-up disruptive technology companies. He is a dual program Ph.D. in Physics/Astrophysics with over 60 papers published. We believe Dr. Scott is qualified to serve as Chief Science Officer and as a member of PCT’s board due to his vast scientific expertise and his over 45 years of experience in scientific development, consulting and leadership.
Non-Employee Directors
Richard Brenner has served as the Chief Operating Officer of Innventure LLC, an affiliate of PCT, and as a member of the board of directors of PCT since October 16, 2015. Previously, he was the CEO and Co-founder of SPRIM Strategy & Intelligent Innovation, a strategy consulting firm, from 2012 to March 2017, where he oversaw the company’s business operations and ensured the company had effective operational and financial procedures in place. Earlier in his career, Mr. Brenner served as Marketing Director at P&G for Noxzema skin care, followed by Secret and Sure antiperspirants in Cincinnati. He earned his MBA from Northwestern University and his B.S. in Business Administration from the University of Maryland. We believe Mr. Brenner is well-qualified to serve as a member of PCT’s board due to his experience in strategy marketing, finance and operations.
Tanya Burnell has been a member of the board of directors of PCT since August 2020. Since June 2013, Ms. Burnell has served as a Director of CC Industries, Inc., an affiliate of Henry Crown and Company, a privately owned investment company that invests in public and private securities, real estate, and operating companies. In her role, Ms. Burnell focuses primarily on sourcing and executing new investment opportunities, and providing strategic, financial and operational oversight to operating companies. We believe Ms. Burnell is well-qualified to serve as a member of PCT’s board due to her expertise and experience in finance, operational oversight, and strategy.
James Donnally has been a member of the board of directors of PCT since October 2015. He has served as Chief Financial Officer for Glockner Enterprises, a transportation finance, insurance and investment company, since 1996. Mr. Donnally has extensive experience with all stages of for-profit company development and has served as chief financial officer for companies in various industries, including finance, insurance, wholesale, retail, agriculture, and energy, during his time with Glockner Enterprises. He served as Chief Financial Officer of Innventure LLC, an affiliate of PCT, and PCT from October 2015 to October 2020. From 1989 until 1996, Mr. Donnally served as a CPA at Hayflich & Steinberg, an accounting firm, where he prepared for-profit audit, review, compilation and tax engagements for regional wholesale, retail, manufacturing and service concerns, specializing in consolidations. He received his bachelors in accounting with minors in economics, finance, philosophy, psychology and theater in 1991 from Marshall University. We believe Mr. Donnally is well-qualified to serve as a member of PCT’s board due to his over 30 years of experience in finance, accounting and company development.
Andy Glockner has been a member of the board of directors of the Company since October 2015. He served as Chairman and CEO for Glockner Enterprises, a transportation finance, insurance and investment company, from 1982 until his retirement in 2019, where his responsibilities included maintenance of governance, performance and culture. We believe Mr. Glockner is well-qualified to serve as a member of PCT’s board due to his over 30 years of experience in finance, accounting and leadership.

PCT EXECUTIVE COMPENSATION
This section discusses the material components of the fiscal year 2019 executive compensation programs for the executive officers of PCT who were “named executive officers” for 2019. This discussion may contain forward-looking statements that are based on PCT’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that PCT adopts following the completion of the Business Combination may differ materially from the existing and currently planned programs summarized or referred to in this discussion.
As an emerging growth company, PCT has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which, in general, require compensation disclosure for PCT’s principal executive officer and its two other most highly compensated executive officers, referred to herein as our named executive officers (the “NEOs”).
Mike Otworth was PCT’s principal executive officer for the entirety of fiscal 2019. The two most highly compensated executive officers of PCT that were serving in such capacity at the end of fiscal 2019 (other than Mr. Otworth) were David Brenner and Dr. John Scott.
Therefore, for the fiscal year ended December 31, 2019, PCT’s NEOs were:
•
Mike Otworth, Chief Executive Officer;

•
David Brenner, Chief Commercial Officer; and

•
Dr. John Scott, Chief Science Officer, Founder and Principal.

Mr. Otworth and David Brenner are expected to continue to serve as executive officers of the Combined Company following the consummation of the Business Combination
The following table provides information regarding the compensation of PCT’s NEOs for the 2019 fiscal year.
2019 Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Mike Otworth Chief Executive Officer	2019	255,000	—	936,600	—	—	—	1,191,600
Dr. John Scott Chief Science Officer, Founder and Principal(3)	2019	57,500	—	669,000	—	—	—	726,500
David Brenner Chief Commercial Officer(4)	2019	187,751	—	—	—	—	—	187,751

(1)
For Mr. Otworth and David Brenner, amounts represent base salary earned during 2019. For Dr. Scott, the amount represents payments to Corporate Development Group (a corporation solely owned by Dr. Scott) with respect to Dr. Scott’s consulting services to PCT during 2019. In April 2019, David Brenner’s base salary was increased from $158,000 to $200,000.

(2)
Amounts in this column reflect the aggregate grant date fair value of Incentive Unit (as defined below) awards, in each case calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). For information regarding assumptions underlying the valuation of equity awards, see the discussion under “PCT Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Equity-Based Compensation” included elsewhere in this proxy statement/prospectus.

(3)
Dr. Scott, Chief Science Officer of Innventure LLC, has provided services to PCT in a consulting capacity.

(4)
During 2019 and until April 2019, David Brenner served as VP, Operations of PCT. From April 2019 until August 2020, David Brenner served as Chief Integration Officer of PCT. In August 2020, he was appointed Chief Commercial Officer of PCT.

Employment Agreements/Arrangements with our NEOs
Agreements in Effect During 2019
Prior to the execution of David Brenner’s New Employment Agreement (as defined below), Innventure Management Services LLC was party to an employment agreement, dated April 25, 2018, with Mr. Brenner (the “Prior Brenner Agreement”). The Prior Brenner Agreement provided for, among other things, an initial base salary rate of $150,000 per year. Pursuant to the Prior Brenner Agreement, either Innventure Management Services LLC or Mr. Brenner could terminate Mr. Brenner’s employment at any time, upon which Mr. Brenner would have received any accrued but unpaid base salary and any unpaid business expense reimbursements, but would not have received any severance compensation or benefits. The Prior Brenner Agreement included customary employee and customer non-solicitation provisions that extended for one year following Mr. Brenner’s termination of employment, as well as customary confidentiality, intellectual property and non-disparagement provisions in favor of Innventure Management Services LLC.
Mr. Otworth did not have an employment or consulting agreement during 2019. Mr. Scott did not have a formal agreement regarding his consulting services to PCT during 2019, except with respect to the project fee described below under “— Other Cash Compensation Arrangements.”
New Employment Agreements
On November 14, 2020, PCT entered into employment agreements with Mr. Otworth and David Brenner (the “New Employment Agreements”). Notwithstanding the terms described below, the New Employment Agreements will terminate if a business combination of PCT with a company formed to raise capital through an initial public offering for the purpose of acquiring an existing company (such as the Business Combination) (a “SPAC Transaction”) is not completed on or before December 31, 2021.
Mr. Otworth’s New Employment Agreement provides that Mr. Otworth serves as the Chief Executive Officer of PCT and will be nominated to serve on PCT’s Board of Directors as Chairman during his term as Chief Executive Officer. Mr. Otworth’s base salary under his New Employment Agreement is $750,000, subject to increase as determined by the Board of Directors of PCT. Mr. Otworth is also entitled to a cash bonus equal to $5,000,000 in the event that a SPAC Transaction is successfully completed and Mr. Otworth remains continuously employed with PCT through the completion of the SPAC Transaction. The initial term of Mr. Otworth’s New Employment Agreement ends on November 14, 2022, but the term will be automatically extended for additional one-year periods thereafter unless either party provides written notice of non-renewal at least 90 days prior to the end of the applicable term.
David Brenner’s New Employment Agreement, which supersedes and replaces the Prior Brenner Agreement, provides that Mr. Brenner serves as the Chief Commercial Officer of PCT. Mr. Brenner’s base salary under his New Employment Agreement is $340,000, subject to annual review by the Board of Directors of PCT. The initial term of Mr. Brenner’s New Employment Agreement ends on November 14, 2022, but the term will be automatically extended for additional one-year periods thereafter unless either party provides written notice of non-renewal at least 30 days prior to the end of the applicable term.
Under the New Employment Agreements, Mr. Otworth and David Brenner are each eligible to receive, for each calendar year during the term of the executive’s employment beginning with the calender year in which a SPAC Transaction is consummated, an annual bonus upon terms determined in the discretion of PCT’s Board of Directors. For 2021, Mr. Brenner’s annual bonus will consist of cash payments of $33,333.33 that will be earned upon successful completion of each of the following objectives, subject to the closing of a SPAC Transaction and Mr. Brenner’s continued employment through the date of completion of the applicable objective: (1) a SPAC Transaction closes in 2021; (2) all feedstock is contracted for PCT’s second commercial plant in 2021; and (3) all product offtake is contracted for PCT’s second commercial plant in 2021.
Also during their term of employment beginning with the calendar year in which a SPAC Transaction is consummated, Mr. Otworth and Mr. Brenner will be eligible to participate in PCT’s equity compensation plans as determined by PCT’s Board of Directors or the compensation committee thereof. Throughout the term of the New Employment Agreement, each of Mr. Otworth and Mr. Brenner will be entitled to fringe benefits and other perquisites consistent with those provided to similarly situated executives of PCT and to employee benefit participation on a basis that is no less favorable than other similarly situated executives of PCT. Under the New Employment Agreements, each of Mr. Otworth and Mr. Brenner agree to enter into a restrictive covenants agreement with PCT, which agreement includes customary non-competition, non-solicitation, and confidentiality provisions.
The New Employment Agreements provide for certain severance benefits for Mr. Otworth or Mr. Brenner in the event of certain terminations of employment, as further described below under “— Severance and Change in Control Compensation.”
In addition to the New Employment Agreements, PCT also entered into an employment agreement with Michael Dee (who is not an NEO for purposes of this disclosure but who now serves as Chief Financial Officer of PCT) on November 15, 2020. For additional details on the terms of Mr. Dee’s employment agreement and awards related to the Business Combination, see “ParentCo Management and Governance After the Business Combination — Compensation of Directors and Officers — Employment Agreements” below.
2019 Bonus Compensation
None of the NEOs received or were eligible for bonus or cash incentive compensation with respect to fiscal 2019.
Other Cash Compensation Arrangements
Pursuant to a 2019 agreement with Innventure LLC and PCT, Dr. Scott and a certain consultant of Innventure LLC are entitled to share equally in a project fee calculated based on a percentage of certain financing secured with respect to PCT’s business. Pursuant to such agreement, the fee is equal to 1.5% of the total financing, reduced by the amount of retainer fees paid to such consultant. The financing closed in October 2020, and, as a result, Dr. Scott became entitled to a total project fee equal to approximately $1,519,125.
2019 Equity-Based Compensation
PCT has granted Class C Units of PCT (“Incentive Units”) to certain service providers, including the NEOs, pursuant to the PCT Technologies LLC Amended and Restated Equity Incentive Plan (the “LLC Equity Plan”). The Incentive Units are intended to be “profits interests” for U.S. federal income tax purposes, and holders of Incentive Units do not have any voting rights with respect to such Incentive Units. The Incentive Units entitle the holders thereof to participate in distributions of PCT after certain members of PCT have received the return of an amount specified with respect to the Incentive Unit award (the “Distribution Threshold”).
On August 7, 2019, Mr. Otworth was granted 52,500 Incentive Units and Dr. Scott was granted 37,500 Incentive Units. These Incentive Units have a Distribution Threshold of $12 and were 100% vested on the date of grant.
On July 17, 2018, David Brenner was granted 75,327.54 Incentive Units with a Distribution Threshold of $12, of which 40% were automatically vested on the grant date, and 20% were scheduled to vest on each of February 1, 2019, February 1, 2020 and February 1, 2021. In August 2019, David Brenner’s Incentive Units were amended to provide for a modified vesting schedule. As modified, 25% of the Incentive Units were deemed vested as of February 1, 2017, and 1/36 of the remaining Incentive Units were generally scheduled to vest (or deemed to have vested) on the first day of each month thereafter.

2021 Equity and Incentive Compensation Plan
For information regarding a proposed plan governing post-Closing equity and incentive compensation for employees, officers, consultants and directors, see “Proposal No. 3 — The Equity Plan Proposal.”
Outstanding Equity Awards at 2019 Fiscal Year-End
The following table and related footnotes set forth information about the outstanding equity awards held by the NEOs as of December 31, 2019, which was the last day of fiscal 2019.
Outstanding Equity Awards at 2019 Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Mike Otworth	—	—	—	—	—	—
Dr. John Scott	—	—	—	—	—	—
David Brenner	—	—	—	—	3,139 (1)	$57,130

(1)
Unvested Incentive Units held by David Brenner vested in substantially equal installments on each of January 1, 2020 and February 1, 2020.

(2)
For a discussion of the treatment of the NEOs’ vested Incentive Units in the Business Combination, see “Severance and Change in Control of Compensation — Treatment of Incentive Units in Business Combination” below.

(3)
The amounts in this column represent the estimated market value of the unvested Incentive Units held by each of the NEOs as of December 31, 2019, as more fully described above under the heading “— 2019 Equity-Based Compensation.” Such value takes into account the Distribution Threshold of $12 and the existing capital structure and distribution provisions related to PCT.

Retirement Plan
PCT did not offer a defined contribution plan, defined benefit pension plan, nonqualified deferred compensation plan or other retirement plan for its NEOs during 2019.
Severance and Change in Control Compensation
Severance Under Employment Agreements
Pursuant to his New Employment Agreement, if Mr. Otworth’s employment is terminated by PCT without “cause” or by Mr. Otworth for “good reason” (as such terms are defined in his New Employment Agreement) after completion of a SPAC Transaction, Mr. Otworth will be entitled to receive: (1) a lump sum payment equal to his base salary for the unexpired portion of the initial two-year term of his New Employment Agreement; and (2) reimbursement of COBRA continuation coverage premiums for up to 12 months to the extent they exceed the premiums paid by similarly situated active executives of PCT.
Pursuant to David Brenner’s New Employment Agreement, if his employment is terminated by PCT without “cause” or by Mr. Brenner for “good reason” (as such terms are defined in his New Employment Agreement) after completion of a SPAC Transaction, he will be entitled to receive: (1) continued base salary payments for six months; and (2) reimbursement of COBRA continuation coverage premiums for up to six months to the extent they exceed the premiums paid by similarly situated executives of PCT.
Payment of the severance amounts for Messrs. Otworth and Brenner is generally subject to the executive’s compliance with certain restrictive covenants and execution of a customary release of claims in favor of PCT.

If Mr. Otworth’s or Mr. Brenner’s employment is terminated due to the executive’s death or disability (as defined in the New Employment Agreements), the executive will be entitled to receive a lump sum cash payment equal to the annual bonus that the executive would have earned for the calendar year of termination based on actual performance achievement for the full performance year, pro-rated based on the executive’s period of service during such year.
Equity Compensation
If an NEO’s employment is terminated, then PCT may (in the discretion of the PCT Board of Directors), redeem such NEO’s vested Incentive Units for fair market value (as defined in the LLC Equity Plan), except that if the termination is by PCT for cause (as defined in the LLC Equity Plan) or PCT would have had the right to terminate the NEO’s employment for cause, such vested Incentive Units may be redeemed for 80% of their fair market value.
In the event that an NEO’s employment is terminated without cause (as defined in the LLC Equity Plan) within 12 months after a change in control (as defined in the LLC Equity Plan), all unvested Incentive Units held by such NEO will become fully vested. The Business Combination will constitute a change in control for purposes of the Incentive Units.
Transaction Bonus
As described above under “— Employment Agreements/Arrangements with Our NEOs,” Mr. Otworth is entitled to a cash bonus equal to $5,000,000 in the event that a SPAC Transaction is successfully completed and Mr. Otworth remains continuously employed with PCT through the completion of the SPAC Transaction.
Other than as described above, the NEOs are not covered by any contracts, agreements or arrangements that provide for severance payments or benefits in connection with a termination of employment or a change in control.
Treatment of Incentive Units in Business Combination
At the time of the Business Combination, unvested Incentive Units held by the NEOs will be exchanged for restricted shares of common stock of the Combined Company that will be subject to the same vesting schedule and forfeiture restrictions as the unvested Incentive Units to which they relate. As of November 16, 2020, the NEOs did not hold any unvested Incentive Units.
As of November 16, 2020, the NEOs held the following vested Incentive Units: Mr. Otworth, 52,500 with a Distribution Threshold of $12, and 60,000 with a Distribution Threshold of $37.20; David Brenner, 75,328 with a Distribution Threshold of $12, and 40,000 with a Distribution Threshold of $37.20; and Dr. Scott, 37,500 with a Distribution Threshold of $12. At the time of the Business Combination, these vested Incentive Units are expected to be exchanged for shares of common stock of the Combined Company. In accordance with the applicable allocation schedule pursuant to the Merger Agreement, the NEOs are expected to receive approximately the following numbers of shares of Combined Company common stock with respect to their vested Incentive Units: Mr. Otworth, 931,393; David Brenner, 996,098; and Dr. Scott, 348,864.
Employment Agreement with Michael Dee
As further described below under “ParentCo Management and Governance After the Business Combination — Compensation of Directors and Officers — Employment Agreements,” Michael Dee is entitled to certain rights in connection with or following the Business Combination, including severance protection, a transaction bonus, and initial equity compensation awards.

PCT DIRECTOR COMPENSATION
The following table presents the total compensation for services to PCT for each person who served as a member of PCT’s Board of Directors during the year ended December 31, 2019 (other than Mr. Otworth and Dr. Scott). PCT did not have standard compensation arrangements for its directors during 2019, and none of the members of PCT’s Board of Directors received cash, equity or other non-equity compensation specifically for service in their capacity as directors. The amounts reflected in the table below represent compensation for consulting or other services provided to PCT. Mike Otworth and John Scott also served on PCT’s Board of Directors during 2019, but their compensation for services to PCT during 2019 is fully reflected in the 2019 Summary Compensation Table above.
2019 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Rick Brenner	—	669,000	—	—	—	669,000
Andy Glockner	—	8,048	—	—	—	8,048
Jim Donnally	—	8,028	—	—	—	8,028

(1)
Amounts in this column reflect the aggregate grant date fair value of Incentive Units granted in 2019, calculated in accordance with ASC 718. Each of these grants was 100% vested on the grant date. For Mr. Glockner, the amount represents a portion of the grant date fair value of an award granted in 2019 to Assured Solutions Company, Ltd. ($100,350), an entity in which Mr. Glockner holds an 8.02% interest. For Mr. Donnally, the amount represents a portion of the aggregate grant date fair value of awards granted in 2019 to Assured Solutions Company, Ltd. ($100,350), Dam Insurance Management, Ltd. ($100,350), Gleim Insurance Management, Ltd. ($100,350), and Patriot Insurance Management, Ltd. ($100,350); Mr. Glockner holds a 2% interest in each of these entities. For information regarding assumptions underlying the valuation of equity awards, see the discussion under “PCT Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Equity-Based Compensation” included elsewhere in this proxy statement/prospectus. None of the directors listed in this table held unvested Incentive Units as of December 31, 2019, but they held the following amounts of vested Incentive Units as of such date: Mr. Brenner, 37,500 Incentive Units; Mr. Glockner, 1,503.75 Incentive Units; and Mr. Donnally, 1,500 Incentive Units.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF PCT
The following is a description of each transaction since January 1, 2017 and each currently proposed transaction in which PCT has been or is to be a participant and:
•
the amount involved exceeded or exceeds $120,000; and

•
any of PCT’s directors, executive officers, or holders of more than 5% of its capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Agreements with Capital Stockholders
Investor Rights Agreement
At the Closing of the transactions contemplated by the Merger Agreement, ParentCo, certain PCT Unitholders representing at least 70% of PCT’s outstanding membership interests and certain stockholders of ROCH (including certain ROCH officers, directors and sponsors) will also enter into an Investor Rights Agreement, which is a closing condition of the parties to consummate the Business Combination. Pursuant to the Investor Rights Agreement, such PCT Unitholders have agreed to vote in favor of two board designees nominated by a majority of such stockholders of ROCH for a period of two years following the Closing Date (the “IRA Designees”), provided that in the event a majority of the holders of the Pre-PIPE Shares (as defined in the Investor Rights Agreement) choose to select one of the IRA Designees, the majority of such stockholders of ROCH will select one of the IRA Designees and such holders of the Pre-PIPE Shares will select the other. The holders of the Pre-PIPE Shares may continue to select an IRA Designee until they no longer hold 10% or more of the outstanding Combined Company’s Common Stock. Such PCT Unitholders have also agreed, subject to certain limited exceptions, not to transfer ParentCo Common Stock received in the Business Combination except in certain circumstances as described therein. The Investor Rights Agreement also contains registration rights in favor of the PCT Unitholders and ROCH stockholders. For more details, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Additional Agreements — Investor Rights Agreement.”
Company Support Agreement
In connection with the execution of the Merger Agreement, PCT Unitholders representing at least 70% of the issued and outstanding Company LLC Interests entered into the Company Support Agreement with ROCH, ParentCo, and PCT, pursuant to which such PCT Unitholders agreed to vote all LLC Interests beneficially owned by them in favor of each of the Proposals, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement. In addition, such PCT Unitholders also agreed that they would not sell, assign or otherwise transfer any of the Company LLC Interests held by them, with certain limited exceptions, unless the buyer, assignee or transferee executes a joinder agreement to the Company Support Agreement. For more details, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Additional Agreements — Company Support Agreement.”
Business Combination Private Placement
In connection with the execution of the Merger Agreement, ROCH entered into Subscription Agreements with the Subscribers (as defined in the Subscription Agreements), pursuant to which the Subscribers agreed to purchase, and ROCH agreed to sell the Subscribers, an aggregate of 25,000,000 shares of ROCH Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $250.0 million, in the PIPE.
Sylebra Capital (as defined below) agreed to purchase 10,000,000 shares of ROCH Common Stock in the PIPE for an aggregate purchase price of $100 .0 million.
The Magnetar Investors, in conjunction with certain other investors, agreed to purchase approximately 3,100,000 shares of ROCH Common Stock in the PIPE for an aggregate purchase price of approximately $31.0 million.

Class A Unit Purchase Agreement with Sylebra Capital
On November 12, 2020, pursuant to four Class A Unit Purchase Agreements dated as of the same date, by and between PCT and each of BEMAP Master Fund Ltd., Blackwell Partners LLC — Series A, Sylebra Capital Parc Master Fund and Sylebra Capital Partners Master Fund, Ltd. (each an entity subject to an investment management agreement or sub-management agreement with Sylebra Capital Limited, together, “Sylebra Capital” and the agreements entered into, collectively, the “Sylebra Capital Class A Unit Purchase Agreements”), PCT issued and sold an aggregate of 684,190 Class A Common Units to Sylebra Capital for an aggregate purchase price of approximately $60,000,000 or approximately $87.69 per unit, subject to certain adjustments.
In connection with the Sylebra Capital Class A Unit Purchase Agreements, and as documented in the Investor Rights Agreement, Sylebra Capital will be entitled to select one member of ParentCo’s Board of Directors. For more details, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Additional Agreements — Investor Rights Agreement.”
Note Purchase Agreement with Magnetar Capital LLC
On October 6, 2020, pursuant to the Note Purchase Agreement, the Magnetar Investors agreed to purchase from PCT, and PCT agreed to issue to the Magnetar Investors (in one or more transactions), up to $60,000,000 principal amount of Convertible Notes. The Convertible Notes are convertible into PCT Common Stock (as defined in the Magnetar Indenture) on the terms and subject to the limitations set forth in the Magnetar Indenture.
Since the date of the Note Purchase Agreement, the largest aggregate amount of principal outstanding under the Convertible Notes was $48,000,000. Since October 6, 2020, the total principal paid under the Convertible Notes was $0 and total interest paid was $0.
In connection with the Note Purchase Agreement, PCT and the Magnetar Investors entered into the Magnetar Registration Rights Agreement granting the Magnetar Investors certain registration rights for the PCT Common Stock issuable upon conversion of the Convertible Notes.
Right of First Refusal Agreement
On October 7, 2020, and in connection with the Note Purchase Agreement, PCT entered into a right of first refusal agreement (the “ROFR Agreement”) with the Magnetar Investors pursuant to which PCT granted to the Magnetar Investors a right of first refusal with respect to any such Indebtedness (as defined in the Magnetar Indenture) or any other debt, indebtedness or preferred equity of any nature that may be incurred by PCT or any of its respective Subsidiaries (as defined in the Magnetar Indenture) from time to time (collectively, the “Company Group”) on or after October 7, 2020. After October 15, 2022, subject to extension to April 15, 2023 at the election of PCT, PCT may terminate the ROFR Agreement at any time and for any reason. The Magnetar Investors may terminate the ROFR Agreement at any time and for any reason.
Class A Unit Purchase Agreement with Pure Crown LLC
On October 4, 2020, pursuant to the Class A Unit Purchase Agreement dated as of the same date, by and between PCT and Pure Crown LLC (the “Pure Crown Class A Unit Purchase Agreement”), PCT issued and sold an aggregate of 115,428 Class A Common Units to Pure Crown LLC for an aggregate purchase price of $10,000,000 or $86.634 per unit, subject to certain adjustments.
In connection with the Class A Unit Purchase Agreement, PCT entered into a letter agreement, dated October 5, 2020, with Pure Crown LLC (the “Pure Crown Letter Agreement”) whereby, provided certain conditions are met, (1) Pure Crown LLC will be entitled to select one member of ParentCo’s Board of Directors and (2) Pure Crown LLC agreed to purchase an additional 173,142 Class A Common Units from PCT. For more details, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Additional Agreements — Investor Rights Agreement.”

In October 2020, PCT issued an aggregate of 50,000 Class C Units to Pure Crown LLC, with an approximate aggregate value of $1,560,000, as an inducement to enter into the Pure Crown Class A Unit Purchase Agreement.
Agreements with Innventus Fund I, L.P., Innventure1, LLC, Innventure LLC and Innventure Management Services LLC
Innventus Fund I, L.P. (“Innventus”) is a holder of PCT’s capital stock and is affiliated with Innventure1, LLC (“Innventure1”). Innventure1 is the majority member of Innventure LLC, which is the largest holder of PCT’s capital stock. Wasson Enterprise, LLC, through a subsidiary which is a greater than 5% unit holder in PCT, owns a minority interest in Innventure LLC.
Director and Chief Executive Officer Michael Otworth is the Chief Executive Officer of Innventure LLC and Innventure1, Director and officer John Scott is a co-founder and member of Innventure1. Due to these affiliations with material capital stockholders of PCT, Messrs. Otworth and Scott may be deemed to have a direct or indirect material interest in transactions with Innventus, Innventure1 and Innventure LLC.
Management Services
For the years ended December 31, 2019, 2018 and 2017 the Company paid $579,620 and $537,606 and $0 respectively, for management services provided by certain personnel of Innventure Management Services LLC (“Management Services”), an affiliate of Innventure LLC, and as of December 31, 2019 and 2018, the company owed to Management Services $17,521 and $62,212, respectively. For the nine months ended September 30, 2020, the Company paid $271,386.19 to Management Services, and as of September 30, 2020, the Company owed $10,582.33 to Management Services.
Warrant Agreements
On July 22, 2019, PCT and Innventus entered into a Bridge Note and Warrant Purchase Agreement pursuant to which PCT issued a Unit Purchase Warrant (the “Original July 2019 Warrant”) for 4,787 warrant units at an exercise price of $27.61, allowing Innventus to purchase a variable number of Class B-1 Preferred Units during the exercise period of July 22, 2019 through July 22, 2024. In connection with the Business Combination, the Original July 2019 Warrant will be canceled and PCT will owe no further obligation to Innventus in connection with the Original July 2019 Warrant.
On June 5, 2019, PCT and Innventus entered into a Warrant to Purchase Securities, pursuant to which PCT issued a Unit Purchase Warrant (the “Original June 2019 Warrant”) for 7,978 warrant units at an exercise price of $37.61, allowing Innventus to purchase a variable number of Class B-1 Preferred Units during the exercise period of June 5, 2019 through June 4, 2024. In connection with the Business Combination, the Original June 2019 Warrant will be canceled and PCT will owe no further obligation to Innventus in connection with the Original June 2019 Warrant.
Lease
From May 2018 to September 2020, PCT leased the land for the Project (excluding leased office space described below) from Innventure LLC and paid $28,000 per month over that period for a total of $812,000. Innventure LLC had purchased the land from the Lawrence County Economic Development Corporation (“LCED”) with a term loan from Closed Loop Fund, LP. On October 8, 2020, a PCT subsidiary purchased the land from Innventure LLC by paying in full the remaining Closed Loop Fund, LP term loan of $2,658,010.31, consisting of principal, accrued and unpaid interest and legal fees.
Project Fee
Pursuant to an Amended and Restated Agreement for Services dated February 25, 2019 (the “Agreement for Services”) by and among Innventure LLC, PCT, and a certain consultant of Innventure LLC (the “consultant”), PCT agreed to pay the consultant 1.5% of the proceeds (the “Project Fee”) of the Series 2020A Bonds offered pursuant to the Loan Agreement. The total Project Fee is $3,293,250. Director John Scott is listed as a beneficiary of this agreement and will receive 50% of the Project Fee minus a retainer fee kept by the consultant. Pursuant to the Agreement for Services, Director John Scott is due approximately $1,519,125.

Indebtedness
On July 19, 2019, in connection with the Note and Warrant Purchase Agreement between PCT and Innventus, PCT borrowed $600,000 from Innventus pursuant to a Negotiable Promissory Note (the “Innventus Note”) at an annual interest rate of 1-month LIBOR plus 8.00%. Since the date of the Innventus Note, the largest aggregate amount of principal outstanding under the Innventus Note was $600,000. On February 15, 2020, the Innventus Note was paid in full. Until paid in full, the total interest paid on the Innventus Note was $26,266.17.
Since January 1, 2017, PCT has received funding and support services from Innventure LLC. Since January 1, 2017, the largest aggregate amount of principal advanced from Innventure LLC to PCT was $1,950,000. These advances were unsecured, non-interest bearing with no formal terms of repayment. On January 28, 2020 and March 24, 2020, PCT repaid the advances from Innventure LLC of $1,950,000 in full. Since January 1, 2017, the total amount paid to Innventure LLC was $2,086,883 and total interest paid was $0.
Since January 1, 2017, PCT has received funding and support services from Wasson Enterprise, LLC, an affiliate and greater than 5% shareholder of Innventure LLC. Since January 1, 2017, the largest aggregate amount of principal advanced from Wasson Enterprise, LLC to PCT was $746,083, which was the outstanding balance due to Wasson Enterprise as of December 31, 2019. These advances were unsecured, non-interest bearing with no formal terms of repayment. On March 26, 2020, PCT repaid $375,000 of the advances from Wasson Enterprise, LLC. On March 31, 2020 under an Assignment of Indebtedness agreement, Wasson Enterprise, LLC assigned the remaining amount of $371,083 to Innventure, LLC. PCT paid off the balance in full on August 31, 2020.
Agreements with Directors and Executive Officers
Private Placements of PCT’s Securities
Class A Units
In October 2020, PCT issued and sold an aggregate of 173,142 Class A Units at a purchase price of $86.634 per unit, for an aggregate purchase price of $15,000,000.
The table below sets forth the number of Class A Units purchased by PCT’s related parties in the above referenced transaction:
Stockholder	Class A Units	Purchase Price
Pure Crown LLC*	115,428	$10,000,000

*
Pure Crown LLC is a greater than 5% unit holder in PCT pursuant to the Pure Crown Class A Unit Purchase Agreement, as disclosed above.

Class B-1 Preferred Units
Between September 2018 and January 2020, PCT issued and sold an aggregate of 644,885 Class B-1 Preferred Units, at a purchase price of $37.605 per unit, for an aggregate purchase price of $24,250,891 to the PCT related parties set forth in the table below:
Stockholder	Class B-1 Preferred Units	Purchase Price
Innventus Fund I, L.P.*	378,963	$14,250,891
Pure Crown LLC**	265,922	$10,000,000

*
Innventus Fund I, L.P. is a greater than 5% unit holder in PCT.

**
Pure Crown LLC is a greater than 5% unit holder in PCT pursuant to the Pure Crown Class A Unit Purchase Agreement, as disclosed above.

Class B Preferred Units
In January 2017, PCT issued and sold an aggregate of 173,619 Class B Preferred Units, at a purchase price of $1.44 per unit, for an aggregate purchase price of $250,000 to the PCT related parties set forth in the table below:
Stockholder	Class B Preferred Units	Purchase Price
WE-INN LLC*	173,619	$250,000

*
WE-INN LLC is a greater than 5% unit holder in PCT.

Class C Units
In August 2020, PCT issued an aggregate of 37,500 Class C Units to Pure Crown LLC, with an approximate aggregate value of $1,170,000, as compensation for director Tanya Burnell’s board service.
Glockner Finance, a division of Auto Now Acceptance Co., LLC
On May 5, 2017, PCT entered into a revolving line of credit facility (the “Glockner Line of Credit”) with Glockner Finance, a division of Auto Now Acceptance Co., LLC, which is an entity affiliated with and controlled by director Andy Glockner. Director and former Chief Financial Officer James O. Donnally is the Vice President and Chief Financial Officer of Glockner Finance. Anticipated ParentCo Director Timothy Glockner is the president of Glockner Enterprises, an entity affiliated with Glockner Finance. Since the initiation of the Glockner Line of Credit, the largest aggregate amount of principal outstanding was $14,000,000 and as of September 30, 2020, there was $12,000,000 outstanding. Since the initiation of the Glockner Line of Credit, the total principal paid under the Line of Credit was $2,000,000 and total interest paid was $2,496,510. As of September 30, 2020, the interest payable on the Glockner Line of Credit is 16% per year.
Bird Creek Capital Consulting Services Agreement
On September 29, 2020, PCT entered into a Consulting Services Agreement (the “Bird Creek Agreement”) with Bird Creek Capital, LLC (“Bird Creek”). Chief Financial Officer Michael Dee served as the Managing Member of Bird Creek during this time. Pursuant to the Bird Creek Agreement, Bird Creek provided certain consulting services to PCT, including in connection with the negotiation of PCT’s potential financings and capital structure. The fee payable to Bird Creek pursuant to the Bird Creek Agreement was to be negotiated between the parties in good faith following the date of the Bird Creek Agreement. Certain payments made pursuant to the Dee Employment Agreement (as defined below) are deemed to satisfy, in full, PCT’s obligations under the Bird Creek Agreement. For more details, see the section entitled “ParentCo Management and Governance After the Business Combination — Compensation of Directors and Officers — Employment Agreements.”
Executive Officer and Director Compensation
Incentive Stock Units
PCT has granted management incentive units to its executive officers and certain of its directors. See the sections titled “PCT Executive Compensation — 2019 Equity-Based Compensation — Outstanding Equity Awards at 2019 Fiscal Year End” and “PCT Executive Compensation — Director Compensation” for a description of these incentive units.
Employment Arrangements
Since January 1, 2017, PCT has entered into employment arrangements with Innventure LLC and Wasson Enterprises, LLC, pursuant to which certain employees received allocated compensation from Innventure LLC or Wasson Enterprises, LLC for services rendered to PCT. For the years ended December 31, 2019, 2018 and 2017, Tayt Rule received compensation from Wasson Enterprises, LLC in the amount of $171,792, $180,574 and $103,097, respectively, for services provided as Chief Operating Officer of PCT.

Between January 1, 2020 and April 30, 2020, Mr. Rule received compensation from Wasson Enterprises, LLC in the amount of $80,976 for services provided as Chief Operating Officer of PCT.
For the years ended December 31, 2019, 2018 and 2017, David Brenner received compensation from Innventure LLC in the amounts of $187,751, $173,549 and $162,626, respectively, for services provided as VP, Operations and Chief Integration Officer of PCT. Between January 1, 2020 and October 27, 2020, Mr. Brenner received compensation from Innventure LLC in the amount of $192,675 for services provided as Chief Integration Officer and, as of August 2020, Chief Commercial Officer.
For further information regarding management services provided by certain personnel of Management Services, the Innventure LLC affiliate, please see “— Agreements with Innventus Fund I, L.P., Innventure1, LLC, Innventure LLC and Innventure ManagementServices LLC — Management Services” above.
Other Compensation
Director John Scott’s wholly-owned entity, Corporate Development Group, receives cash compensation for Director John Scott’s services as an officer and director of PCT at the annual rate of $57,500, payable monthly, beginning on January 1, 2020. Since January 1, 2017, PCT has paid a total of $625,000 to Corporate Development Group.
Limitation of Liability and Indemnification of Directors and Executive Officers
In connection with the merger, PCT plans to enter into indemnification agreements with each of PCT’s directors and executive officers, the form of which is attached as an exhibit to the registration statement of which this proxy statement/prospectus is a part. The indemnification agreements will require PCT to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.
Policies and Procedures for Related Person Transactions
Although PCT has not had a written policy for the review and approval of transactions with related persons, its board of directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director or officer’s relationship or interest in the agreement or transaction were disclosed to the board of directors.
Following the Business Combination, the Combined Company’s audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between the Combined Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The written charter of the Combined Company’s audit committee will provide that the Combined Company’s audit committee shall review and approve in advance any related party transaction.
Review and Approval of Review and Approval of Related Person Transactions
In connection with the Business Combination, the Combined Company plans to adopt a formal written policy for the review and approval of transactions with related persons. Such policy will require, among other things, that:
•
The audit committee shall review the material facts of all related person transactions.

•
In reviewing any related person transaction, the committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to the Combined Company than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

•
In connection with its review of any related person transaction, the Combined Company shall provide the committee with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations of the Combined Company in connection with such related person transaction.

•
If a related person transaction will be ongoing, the committee may establish guidelines for the Combined Company’s management to follow in its ongoing dealings with the related person.

INFORMATION ABOUT ROCH
ROCH’s History and Business Plans
Roth CH Acquisition I Co. is a Delaware corporation that was incorporated on February 13, 2019 in order to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination. To date, ROCH’s efforts have been limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations. ROCH does not currently have any operations.
The Initial Public Offering and Trust Account.   The funds held in the Trust Account are not to be released until the earlier of the consummation of a business combination or liquidation of ROCH, although, as noted elsewhere in this proxy statement/prospectus, claims might be made against ROCH as a result of extending the period in which it may complete a business combination in order to avoid liquidation (or in other circumstances not now anticipated by ROCH). The Trust Account contained approximately $76,528,652 as of November 9, 2020. If the Business Combination is consummated, the Trust Account, reduced by amounts paid to stockholders of ROCH who do not approve the Business Combination and elect to redeem their shares of Common Stock into their pro rata shares of net funds in it, will be released to ROCH.
Fair Market Value of Target Business.   Pursuant to ROCH’s Certificate of Incorporation, the initial target business that ROCH acquires or merges with must have a fair market value equal to at least 80% of ROCH’s net assets at the time of such acquisition/merger, determined by the Board based on standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. ROCH is not required to obtain an opinion from an investment banking firm as to fair market value if its Board independently determines that the target business has sufficient fair market value.
Limited Ability to Evaluate The Target Business’ Management.   Although ROCH closely examined the management of PCT, ROCH cannot assure you that its assessment of PCT’s management will prove to be correct, or that future management will have the necessary skills, qualifications or abilities to manage its business successfully. Essentially, all of PCT’s current management will remain with the Combined Company, and will for the most part run its day-to-day operations. Two members of ROCH’s current Board will remain directors of the Combined Company subsequent to the Business Combination.
If the Business Combination is Not Consummated.   If ROCH does not consummate the Business Combination with PCT, it will continue to seek another target business until it is required to liquidate and dissolve pursuant to its Certificate of Incorporation. Under its Certificate of Incorporation as currently in effect, if ROCH does not acquire at least majority control of a target business by November 7, 2021, ROCH will dissolve and distribute to its Public Stockholders the amount in the Trust Account plus any remaining net assets. Following dissolution, ROCH would no longer exist as a corporation.
Potential Conflicts of Interest.   When you consider the recommendation of ROCH’s board of directors in favor of approval of the Business Combination Proposal, the NASDAQ Proposal and the Equity Plan Proposal, you should keep in mind that certain of ROCH’s directors and officers have interests in the Business Combination that are different from, or in addition to, interests ROCH’s public stockholders. These interests include, among other things:
•
the beneficial ownership of the Initial Stockholders (which include all of ROCH’s directors and officers) of an aggregate of 2,183,000 shares of Common Stock, which shares would become worthless if ROCH does not complete a business combination within the applicable time period, as the Initial Stockholders have waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $22.9 million based on the closing price of ROCH Common Stock of $10.50 on NASDAQ on November 16, 2020;

•
ROCH’s directors will not receive reimbursement for any out-of-pocket expenses incurred by them on ROCH’s behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated;

•
the potential continuation of certain ROCH’s directors as directors of the post-Business Combination company; and

•
the continued indemnification of current directors and officers of ROCH and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence ROCH’s directors in making their recommendation to vote in favor of the Business Combination Proposal and the other proposals described in the Registration Statement of which this proxy statement/prospectus is a part. You should also read the section entitled “Proposal No. 1 — The Business Combination.”
Redemption Rights.   Each holder of Public Shares has the right to have his or her Public Shares redeemed for cash, if the Business Combination is approved and completed.
Competition.   If the Business Combination is completed, ROCH will become subject to competition from competitors of PCT. For more information of the competition PCT faces, please see the sections entitled “Risk Factors — Risks Related to the Market for UPRP — Competition could reduce demand for PCT’s products or negatively affect PCT’s sales mix or price realization. Failure to compete effectively by meeting consumer preferences, developing and marketing innovative solutions, maintaining strong customer service and distribution relationships, and expanding solutions capabilities and reach could adversely affect PCT’s business, financial condition, results of operations and prospects” and “PCT Management’s Discussion and Analysis of Financial Condition and Results of Operations” elsewhere in this document.
Facilities.   ROCH maintains executive offices at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660. ROCH considers its current office space adequate for current operations.
Employees
ROCH has five officers. They are not obligated to contribute any specific number of hours per week on ROCH’s affairs, and they devote only as much time as they deem necessary to ROCH’s affairs. ROCH has no other employees.
Periodic Reporting and Audited Financial Statements
ROCH has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC.
Legal Proceedings
ROCH is not currently a party to any pending material legal proceedings.

ROCH MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion should be read in conjunction with the ROCH’s Consolidated Financial Statements and footnotes thereto contained in this report.
Forward Looking Statements
The statements discussed in this proxy statement/prospectus include forward looking statements that involve risks and uncertainties detailed from time to time in the ROCH’s reports filed with the Securities and Exchange Commission.
Plan of Operations
ROCH was formed on February 13, 2019, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Until consummation of our initial public offering in May 2020, all of ROCH’s activity related to its formation and IPO. Since then, ROCH has been searching for a prospective target business to acquire. ROCH intends to utilize cash derived from the proceeds of its IPO, its capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.
Results of Operations for the nine months ended September 30, 2020
ROCH neither engaged in any operations (other than searching for a business combination after its IPO) nor generated any revenues to date. ROCH’s only activities from February 13, 2019 (inception) through September 30, 2020 were organizational activities, those necessary to prepare for the IPO and searching for a business combination. ROCH does not expect to generate any operating revenues until after the completion of the Business Combination. ROCH expects to continue to generate non-operating income in the form of interest income on marketable securities held after the IPO. ROCH incurs expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
For the nine months ended September 30, 2020, ROCH had a net loss of $224,032, which consisted of operating costs of $246,843, offset by interest income on marketable securities held in the Trust Account of $23,547.
For the period from February 13, 2019 (inception) through September 30, 2019, ROCH had a net loss of $(1,000), which consisted of formation and operating costs.
Liquidity and Capital Resources
Until the consummation of IPO, ROCH’s only source of liquidity was an initial purchase of common stock by its sponsor and loans from its sponsor.
On May 7, 2020, ROCH consummated the IPO of 7,500,000 ROCH Units at a price of $10.00 per ROCH Unit, generating gross proceeds of $75,000,000. Simultaneously with the closing of the IPO, ROCH consummated the sale of 262,500 Private Units at a price of $10.00 per Private Unit in a private placement to its stockholders, generating gross proceeds of $2,625,000.
On May 26, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, ROCH consummated the sale of an additional 150,000 ROCH Units and the sale of an additional 3,000 Private Units, each at a price of $10.00 per unit, generating total gross proceeds of $1,530,000.
Following the IPO, the partial exercise of the over-allotment option by the underwriters and the sale of the Private Units, a total of $76,500,000 was placed in the Trust Account and ROCH had $647,863 of cash held outside of the Trust Account, after payment of costs related to the IPO, and available for working capital purposes. ROCH incurred $4,678,313 in transaction costs, including $1,530,000 of underwriting fees, $2,677,500 of deferred underwriting fees and $470,813 of other offering costs.

For the nine months ended September 30, 2020, cash used in operating activities was $270,614. Net loss of $224,032 was comprised of interest earned on marketable securities held in the Trust Account of $23,547. Changes in operating assets and liabilities used $23,771 of cash from operating activities.
As of September 30, 2020, ROCH had marketable securities held in the Trust Account of $76,522,615 (including approximately $23,000 of interest income). Interest income on the balance in the Trust Account may be used by us to pay taxes and up to $250,000 per 12-month period can be withdrawn for working capital needs. During the nine months ended September 30, 2020, ROCH did not withdraw any of the interest earned on the Trust Account. ROCH intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account to complete the Business Combination. To the extent that shares of ParentCo Common Stock serve as consideration to complete the Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the Combined Company.
As of September 30, 2020, ROCH had $408,543 of cash held outside of the Trust Account. We intend to use the funds held outside the Trust Account primarily to complete the Business Combination.
In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, ROCH’s Initial Stockholders, or certain of ROCH’s officers and directors or their affiliates may, but are not obligated to, loan ROCH funds as may be required. If we complete the Business Combination, we would repay such loaned amounts. In the event that the Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. The loans would be repaid upon consummation of the Business Combination, without interest.
Off-Balance Sheet Arrangements
ROCH did not have any off-balance sheet arrangements as of September 30, 2020.
Contractual Obligations
ROCH does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than as described below.
The underwriters are entitled to a deferred fee of 3.50% of the gross proceeds of the IPO, or $2,677,500. The deferred fee will be paid in cash upon the closing of the Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.
On February 27, 2020, ROCH entered into an investor relations agreement, pursuant to which, in exchange for investor relations services, we will pay the service provider a one-time fee of $10,000. Upon the closing of the Business Combination, we will pay the service provider a fee of $50,000 and following the Business Combination, we will pay a fee of $10,000 per month for a period of six months.
Critical Accounting Policies
The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. ROCH has identified the following critical accounting policies:
Common Stock Subject to Possible Redemption
ROCH accounts for common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within ROCH’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. ROCH’s common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of ROCH’s condensed balance sheets.
Net Loss Per Common Share
ROCH applies the two-class method in calculating earnings per share. Common stock subject to possible redemption which is not currently redeemable and is not redeemable at fair value, has been excluded from the calculation of basic net loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. ROCH’s net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not ROCH’s income or losses.
Recent Accounting Standards
ROCH management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on its condensed financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.
Introduction
ParentCo is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.
In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 is effective on January 1, 2021; however, voluntary early adoption is permitted. ParentCo has elected to early adopt the provisions of Release No. 33-10786, and the Summary Pro Forma Information is presented in accordance therewith.
ROCH is a special purpose acquisition company whose purpose is to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. ROCH was incorporated in Delaware on February 13, 2019, as Roth CH Acquisition I Co. On May 4, 2020, ROCH consummated its IPO. The IPO, of 7,500,000 of its Units, each consisting of one share of Common Stock and three quarters of a Warrants, generated gross proceeds to ROCH of $75.0 million. Simultaneously with the consummation of the IPO, ROCH completed the private sale of 262,500 Private Units (consisting of Private Shares and related Private Warrants) at a purchase price of $10.00 per unit to its Initial Stockholders generating gross proceeds of $2.6 million. Each Private Unit consists of one share of ParentCo Common Stock and three quarters of a warrant to purchase shares of ParentCo Common Stock at an exercise price of $11.50. Following the closing of the IPO on May 7, 2020, an amount of $75.0 million ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Units was placed in a Trust Account which will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, with a maturity of 180 days or less or in a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act. On May 26, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, ROCH sold an additional 150,000 Units at a purchase price of $10.00 per Unit, generating gross proceeds of $1.5 million. In addition, in connection with the underwriters’ partial exercise of their over-allotment option, ROCH also consummated the sale of an additional 3,000 Private Units at a purchase price of $10.00 per Private Unit, generating gross proceeds of $30,000. Following such closing, an additional $1.5 million was deposited into the Trust Account, resulting in $76.5 million being held in the Trust Account. ROCH has 18 months from the closing of the IPO (by November 7, 2021) to complete an initial business combination.
PCT and its wholly owned subsidiaries, Purecycle: Ohio LLC, PCT Managed Services LLC and PCO Holdco LLC, are businesses whose planned principal operations are to conduct business as a plastics recycler using a patented recycling process. Developed and licensed by P&G (as defined herein), the patented recycling process separates color, odor and other contaminants from plastic waste feedstock to transform it into virgin-like resin, referred to as ultra-pure recycled polypropylene (“UPRP”). PCT is currently constructing its Phase II Facility and conducting research and development activities to operationalize the Technology.
The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of ROCH and the historical balance sheet of PCT on a pro forma basis as if the Business Combination and the related transactions contemplated by the Merger Agreement, summarized below, had been consummated on September 30, 2020. The unaudited pro forma combined statements of operations for the year ended December 31, 2019 and condensed combined statement of operations for the nine months ended September 30, 2020, combine the historical statements of operations of ROCH and PCT for such periods on a pro forma basis as if the Business Combination and the transactions contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented. The transactions contemplated by the Merger Agreement that are given pro forma effect include:
•
PCT Adjustments represent transactions that have occurred in anticipation of the Business Combination that are required to be presented to illustrate the effects of the Business Combination on a Pro Forma basis, including the following:

•
The net proceeds from the issuance of the Convertible Notes and the issuance of Class A and Class B-1 equity; and

•
Payment of certain PCT debt with the Convertible Notes and equity issuance proceeds.

•
Transaction accounting adjustments represent adjustments that are expected to occur in connection with the Closing of the Business Combination, including the following:

•
The reverse recapitalization between Merger Sub and PCT;

•
The net proceeds from the issuance of ParentCo Common Stock in the PIPE Investment; and

•
The net proceeds from the issuance of Revenue Bonds that are made available to the Combined Company upon Closing of the Business Combination.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of ROCH was derived from the unaudited and audited financial statements of ROCH as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019, which are included elsewhere in this proxy statement/prospectus. The historical financial information of PCT was derived from the unaudited and audited consolidated financial statements of PCT as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019, which are included elsewhere in this proxy statement/prospectus. This information should be read together with ROCH’s and PCT’s unaudited and audited financial statements and related notes, the sections titled “ROCH Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “PCT Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.
The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, ROCH will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of PCT issuing stock for the net assets of ROCH, accompanied by a recapitalization. The net assets of ROCH will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of PCT.
PCT has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:
•
PCT will have the largest single voting interest block in the Combined Company under the minimum redemption scenario and the maximum redemption scenario;

•
PCT will have the ability to nominate the majority of the members of the board of directors following the closing;

•
PCT will hold executive management roles for the Combined Company and be responsible for the day-to-day operations;

•
The Combined Company will assume PCT’s name; and

•
The intended strategy of the Combined Company will continue PCT’s current strategy of being a leader in plastics recycling.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Common Stock:
•
Assuming Minimum Redemptions:   This presentation assumes that no public stockholders of ROCH exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that stockholders holding 6.9 million of the Public Shares will exercise their redemption rights for their pro rata share (approximately

$10.00 per share) of the funds in the Trust Account. This scenario gives effect to Public Share redemptions for aggregate redemption payments of $69.3 million using a $10.00 per share redemption price. The Merger Agreement includes as a condition to closing the Business Combination that, at the closing, ROCH will have a minimum of  $250.0 million in cash comprising (i) the cash held in the Trust Account after giving effect to ROCH share redemptions and (ii) proceeds from the PIPE Investment and a minimum of $5.0 million of net tangible assets. Additionally, this presentation also contemplates that ROCH’s Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares in connection with the completion of a Business Combination.
Description of the Business Combination
The aggregate consideration for the Business Combination will be $1,156.9 million, payable in the form of shares of the ParentCo Common Stock and assumed indebtedness.
The following summarizes the merger consideration in both the minimum redemption and maximum redemption scenarios:
Total shares transferred*	83,500,000
Value per share	10.00
Total Share Consideration	$835,000,000
Assumed indebtedness
Revenue Bonds	249,600,000
The Convertible Notes	60,000,000
Term Loan	313,500
Related Party Promissory Note	12,000,000
Total merger consideration	$1,156,913,500

*
Amount excludes the issuance of 4.0 million earnout shares to certain unitholders of PCT as a result of the Combined Company satisfying the performance and operational targets subsequent to the closing of the Business Combination

The following summarizes the pro forma ParentCo Common Stock outstanding under the two redemption scenarios (in thousands):
	Assuming Minimum Redemptions (Shares)%		Assuming Maximum Redemptions (Shares)%
PCT Shareholders	83,500	70.6%	83,500	75.0%
Total PCT Inc Merger Shares	83,500	70.6%	83,500	75.0%
ROCH Public Shares	7,645	6.5%	717	0.6%
ROCH Founder and Private Shares	2,183	1.8%	2,183	2.0%
Total ROCH Shares	9,828	8.3%	2,900	2.6%
PIPE investors	25,000	21.1%	25,000	22.4%
Pro Forma ParentCo Common Stock at September 30, 2020	118,328	100.0%	111,400	100.0%
The two redemption scenarios exclude PCT’s outstanding warrants, options, and unvested Class C Units. Pursuant to the Merger Agreement, 143,619 outstanding warrants will be canceled and such agreement terminated pursuant to the issuance of conditional replacement warrants by ParentCo. An agreement for the future issuance of 6,347 Class A Units, with the option to purchase an additional 7,990 Class A Units will be amended to allow for the future issuance and purchase of shares of ParentCo Common Stock. The 144,366 outstanding unvested Class C Units will be ParentCo’s restricted shares, subject to the same vesting schedule and forfeiture restrictions as the unvested PCT Class C Units.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and combined statement of operations for the year ended December 31, 2019 are based on the historical financial statements of ROCH and PCT. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(in thousands)
								As of September 30, 2020			As of September 30, 2020
	As of September 30, 2020					Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
	PCT (Historical)	PCT Adjustments		PCT As Adjusted	ROCH (Historical)
ASSETS
Current assets:
Cash and cash equivalents	$108	$—	A	$52,645	$409	$76,523	F	$362,053	$(69,276)	N	$292,777
		(5,063)	B			250,000	G
		57,600	C			(2,677)	H
						(14,847)	I
Restricted Cash	—	30,000	D	89,775	—	237,428	J	327,203	—		327,203
		59,775	E
Prepaid royalties	2,100	—		2,100	—	—		2,100	—		2,100
Prepaid expenses and other current assets	2,964	—		2,964	146	(2,732)	J	378	—		378
Total current assets	5,172	142,312		147,484	555	543,695		691,734	(69,276)		622,458
Non-current assets:
Marketable securities held in Trust Account	—	—		—	76,523	(76,523)	F	—	—		—
Property and equipment, net	32,782	—		32,782	—	—		32,782	—		32,782
Intangible assets	—	—		—	—	—		—	—		—
Total non-current assets	32,782	—		32,782	76,523	(76,523)		32,782	—		32,782
TOTAL ASSETS	37,954	142,312		180,266	77,078	467,172		724,516	(69,276)		655,240
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Accounts payable	1,865	—		1,865	1	—		1,866	—		1,866
Accrued expenses	2,772	(77)	B	2,695	124	(618)	I	2,201	—		2,201
Notes payable – current	4,277	(4,086)	B	191	—	—		191	—		191
Due to related party	—	—		—	—	—		—	—		—
Related party notes payable	12,000	—		12,000	—	—		12,000	—		12,000
Accrued and other current liabilities	—	—		—	—	—		—	—		—
Total current liabilities	20,914	(4,163)		16,751	125	(618)		16,258	—		16,258
Non-current liabilities:
Deferred research and development obligation	1,000	—		1,000	—	—		1,000	—		1,000
Notes Payable	1,022	(900)	B	122	—	234,696	J	234,818	—		234,818
Redeemable warrants	8,183	(8,183)	A	—	—	—		—	—		—
Convertible Promissory Notes	—	59,775	E	59,775	—	—		59,775	—		59,775
Deferred underwriting fee payable	—	—		—	2,677	(2,677)	H	—	—		—
Total non-current liabilities	10,205	50,692		60,897	2,677	232,019		295,593	—		295,593
Total liabilities	31,119	46,529		77,648	2,802	231,401		311,851	—		311,851
Commitment and Contingencies
Temporary equity:
Common stock subject to possible redemption	—	—		—	69,276	(69,276)	K	—	—		—
Stockholders’ equity (deficit):
Class A Common stock	—	—		—	—	7	K	113	(7)	N	106
						25	G
						81	L
Class A Common Units	387	29,418	D	87,405	—	(87,405)	L	—	—		—
		57,600	C
Class B Preferred Units	1,898	8,183	A	10,081	—	(10,081)	L	—	—		—
Class B-1 Preferred Units	41,162	—		41,162	—	(41,162)	L	—	—		—
Class C Profits Units	6,590	717	C	7,889	—	(7,889)	L	—	—		—
		582	D
Additional paid-in capital	107	—		107	5,225	69,269	K	459,557	(69,269)	N	390,288
						249,975	G
						(11,250)	I
						(225)	M
						146,456	L
Retained earnings (deficit)	(43,309)	(717)	C	(44,026)	(225)	225	M	(47,005)	—		(47,005)
						(2,979)	I
Total stockholders’ equity (deficit)	6,835	95,783		102,618	5,000	305,047		412,665	(69,276)		343,389
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	37,954	142,312		180,266	77,078	467,172		724,516	(69,276)		655,240

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(in thousands, except share and per share data)
								For the Nine Months Ended September 30, 2020		For the Nine Months Ended September 30, 2020
	For the Nine Months Ended September 30, 2020					Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
	PCT (Historical)	PCT Adjustments		PCT As Adjusted	ROCH (Historical)
Revenue:
Revenue	$—	$—		$—	$—	$—		$—	$—	$—
Operating costs and expenses:
Operating costs	7,040	—		7,040	247	—		7,287	—	7,287
Selling, general and administrative	6,293	(1,775)	AA	4,518	—	(821)	CC	3,697	—	3,697
Research and development	528	—		528	—	—		528	—	528
Total operating costs and expenses	13,861	(1,775)		12,086	247	(821)		11,512	—	11,512
Gain on sale of assets	—	—		—	—	—		—	—	—
Loss from operations	(13,861)	1,775		(12,086)	(247)	821		(11,512)	—	(11,512)
Other income (expense):
Other income (expense)	100	—		100	—	—		100	—	100
Interest income (expense)	(1,827)	739	BB	(1,088)	24	(24)	DD	(1,088)	—	(1,088)
Unrealized loss on marketable securities held in Trust Account	—	—			(1)	1	DD	—	—	—
Total other income (expense)	(1,727)	739		(988)	23	(23)		(988)	—	(988)
Net income (loss) before income tax provision	(15,588)	2,514		(13,074)	(224)	798		(12,500)	—	(12,500)
Income tax provision	—	—		—	—	—		—	—	—
Net income (loss)	(15,588)	2,514		(13,074)	(224)	798		(12,500)	—	(12,500)
								Assuming Minimum Redemptions (Note 4)		Assuming Maximum Redemptions (Note 4)
Weighted Common shares outstanding	2,581,282				2,409,765			118,328,000		111,400,394
Basic and diluted net income (loss) per share	$(7.91)				$(0.09)			$(0.11)		$(0.11)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 2019
(in thousands, except share and per share data)
								For the Year ended December 31, 2019		For the Year ended December 31, 2019
	For the Year ended December 31, 2019					Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
	PCT (Historical)	PCT Adjustments		PCT As Adjusted	ROCH (Historical)
Revenue:
Revenue	$—	$—		$—	$—	$—		$—	$—	$—
Operating costs and expenses:
Operating costs	5,966	—		5,966	2	—		5,968	—	5,968
Selling, general and administrative	11,478	(6,408)	AA	5,070	—	3,801	CC	8,871	—	8,871
Research and development	526	—		526	—	—		526	—	526
Total operating costs and expenses	17,970	(6,408)		11,562	2	3,801		15,365	—	15,365
Loss from operations	(17,970)	6,408		(11,562)	(2)	(3,801)		(15,365)	—	(15,365)
Other income (expense):
Other income (expense)	(330)	—		(330)	—	—		(330)	—	(330)
Interest expense	(1,012)	57	BB	(955)	—	—		(955)	—	(955)
Other income – Interest income on Trust Account	—	—		—	—	—		—	—	—
Total other income (expense)	(1,342)	57		(1,285)	—	—		(1,285)	—	(1,285)
Net income (loss) before income tax provision	(19,312)	6,465		(12,847)	(2)	(3,801)		(16,650)	—	(16,650)
Income tax provision	—	—		—	—	—		—	—	—
Net income (loss)	(19,312)	6,465		(12,847)	(2)	(3,801)		(16,650)	—	(16,650)
								Assuming Minimum Redemptions (Note 4)		Assuming Maximum Redemptions (Note 4)
Weighted average shares outstanding	2,581,282				1,875,000			118,328,000		111,400,394
Basic and diluted net income (loss) per share	$(8.42)				$—			$(0.14)		$(0.15)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
1.   Basis of Presentation
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCH will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of PCT issuing stock for the net assets of ROCH, accompanied by a recapitalization. The net assets of ROCH will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of PCT
The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and unaudited pro forma combined statements of operations for the year ended December 31, 2019 give pro forma effect to the Business Combination as if it had been completed on January 1, 2019. These periods are presented on the basis of PCT as the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:
•
ROCH’s unaudited condensed balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, included elsewhere in this proxy statement/prospectus;

•
PCT’s unaudited condensed balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:
•
ROCH’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and the related notes, included elsewhere in this proxy statement/prospectus; and

•
PCT’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:
•
ROCH’s audited statement of operations for the twelve months ended December 31, 2019 and the related notes, included elsewhere in this proxy statement/prospectus; and

•
PCT’s audited statement of operations for the twelve months ended December 31, 2019 and the related notes, included elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that ROCH believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. ROCH believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of ROCH and PCT.
2.
Accounting Policies

Upon consummation of the Business Combination, the Combined Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company. ROCH’s historical Accounts payable and accrued expenses of $0.1 million was reclassified as Accrued expense to conform to PCT’s balance sheet presentation.
3.
Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). ParentCo has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.
The pro forma condensed combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that the Combined Company will record a valuation allowance against the full value of U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:
(A)
Represents the exercise of 210,526 P&G warrants into Class B Preferred Units in contemplation of the Business Combination at an exercise price of $1 per warrant. These Class B Preferred Units are a component of the PCT Units converted into shares of ParentCo Common Stock pursuant to the Merger Agreement.

(B)
Represents the repayment of promissory notes including accrued interest to arrive at the Assumed Indebtedness amount per the Merger Agreement.

(C)
Represents additional Class A Unit equity investments issued and vested Class C Units subsequent to September 30, 2020, offsetting by equity issuance costs paid to third parties. These additional units are a component of the PCT Units converted into shares of ParentCo Common Stock pursuant to the Merger Agreement. The cash raised is used for operating purposes and this is provided to present the capital structure at the close of the Business Combination.

(D)
Represents the $30.0 million received in exchange for 346,284 Class A and 50,000 Class C Units issued as a closing condition for the Revenue Bonds. These Class A Units and Class C Units (which vest upon issuance) are a component of PCT Units expected to be converted into shares of ParentCo Common Stock pursuant to the Merger Agreement. The cash raised is expected to be used for operating purposes and this is provided to present the capital structure at the close of the Business Combination.
(E)
Represents the net issuance of $59.8 million of Convertible Notes, which include gross proceeds received of $60.0 million and $0.2 million of debt issuance costs recorded against notes payable. The holders of the Convertible Notes have the option to convert the Convertible Notes into Class A Units prior to Closing. Following the consummation of the Business Combination, the holders of the Convertible Notes are entitled to convert the Convertible Notes into approximately 7.5 million shares of the Combined Company, subject to adjustment.

(F)
Reflects the reclassification of $76.5 million of marketable securities held in the Trust Account at the balance sheet date that becomes available to fund the Business Combination.

(G)
Represents the net proceeds from the private placement of 25 million shares of common stock at $10.00 per share pursuant to the PIPE Investment.

(H)
Reflects the settlement of $2.7 million of deferred underwriters’ fees. The fees are expected to be paid at the close of the Business Combination.

(I)
Represents preliminary estimated transaction costs of $15.0 million, in addition to the $2.7 million of deferred underwriting fees noted above, inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination and equity issuance costs that are capitalized into additional paid-in capital. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $14.8 million as $0.2 million has been paid as of September 30, 2020. $0.6 million was accrued as of September 30, 2020. Equity issuance costs of $11.2 million are offset to additional paid-in capital and the remaining balance is expensed through accumulated deficit. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 as discussed below.

(J)
Represents the net issuance of $237.4 million of Revenue Bonds, which include gross proceeds to PCT of $244.1 million and the payment $6.7 million of underwriter’s fee and other bond issuance costs. Upon the closing of the Revenue Bonds, the $2.7 million capitalized bond issuance costs from PCT’s historical balance sheet are reclassed from prepaid expense and other current assets to notes payable. The Revenue Bonds proceeds are kept in the Trust Account and are expected to be released to PCT after certain conditions are met on January 31, 2021. The cash raised will be used for construction of the Phase II Facility.

(K)
Reflects the reclassification of approximately $69.3 million of common stock subject to possible redemption to permanent equity.

(L)
Represents recapitalization of PCT’s Units and the issuance of 83.5 million shares of ParentCo Common Stock to PCT Unitholders as consideration for the reverse recapitalization, less shares reserved for 143,619 PCT outstanding warrants that will be canceled pursuant to the issuance of conditional replacement warrants by ParentCo, an outstanding option for issuance and purchase of 14,337 Class A Units that will be amended to allow for future issuance and purchase of shares of ParentCo Common Stock and 144,366 PCT outstanding unvested Class C Units that will become ParentCo’s restricted shares, subject to the same vesting schedule and forfeiture restrictions as the unvested PCT Class C Units.

(M)
Reflects the reclassification of ROCH’s historical accumulated deficit.

(N)
Reflects the maximum redemption of 6.9 million ROCH Public Shares for aggregate redemption payments of $69.3 million allocated to Common Stock and additional paid-in capital using par value $0.001 per share and a redemption price of $10.00 per share. This adjustment is recorded after consideration of the $250.0 million minimum cash requirement and $5.0 million minimum net tangible assets requirement for ROCH.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 are as follows:
(AA)
Reflects elimination of historical P&G warrants expense that have been exercised and converted into Class B Preferred Units and will no longer be treated as liability-based instruments after the Business Combination.

(BB)
Reflects elimination of historical interest expense on the promissory notes repaid subsequent to the end of the period to arrive at Assumed Indebtedness for the Business Combination.

(CC)
Reflects the total estimated transaction costs in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019. Transaction costs that were expensed in the historical PCT statement of operations for the nine months ended September 30, 2020 were excluded from the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020. Transaction costs are reflected as if incurred on January 1, 2019, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(DD)
Reflects elimination of investment income and unrealized loss on the Trust Account.

The pro forma adjustments don’t include interest expense on the issuance of the Revenue Bonds and the issuance of Convertible Notes as both are intended for the construction of the Phase II Facility and are expected to be capitalized as property, plant and equipment which is not presented in the unaudited pro forma condensed combined statements of operations. The estimated interest expense on the Revenue Bonds is $13.6 million and $18.1 million for the nine months ended September 30, 2020 and year ended December 31, 2019. The estimated interest expense on the issuance of Convertible Notes is $2.6 million and $3.5 million for the nine months ended September 30, 2020 and year ended December 31, 2019.
4.   Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.
The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of Common Stock for the nine months ended September 30, 2020 and for the year ended December 31, 2019:
	For the Nine Months Ended September 30, 2020		For the Year ended December 31, 2019
(in thousands, except per share data)	Assuming No Redemption	Assuming Maximum Redemption	Assuming No Redemption	Assuming Maximum Redemption
Pro forma net loss	$(12,500)	$(12,500)	$(16,650)	$(16,650)
Weighted average shares outstanding of common stock	118,328,000	111,400,394	118,328,000	111,400,394
Net loss per share (Basic and Diluted) attributable to common stockholders(1)	$(0.11)	$(0.11)	$(0.14)	$(0.15)

(1)
As PCT had a net loss on a pro forma combined basis, the outstanding warrants and unvested Class C Units had no impact to diluted net loss per share as they are considered anti-dilutive.

ROCH DIRECTORS AND MANAGEMENT
Directors and Executive Officers
ROCH’s current directors and executive officers are as follows:
Name	Age	Position
Byron Roth	58	Chief Executive Officer and Chairman of the Board
Gordon Roth	66	Chief Financial Officer
Rick Hartfiel	56	Co-President
John Lipman	43	Chief Operating Officer and Director
Aaron Gurewitz	52	Co-President
Molly Hemmeter	53	Independent Director
Daniel M. Friedberg	59	Independent Director
Adam Rothstein	49	Independent Director
Byron Roth, 58, has served as ROCH’s Chief Executive Officer and Chairman of the Board since the company’s inception in February 2019. Mr. Roth has been the Chairman and Chief Executive Officer of Roth since 1998. Under his management the firm has helped raise over $50 billion for small-cap companies, as well as advising on many merger and acquisition transactions. Mr. Roth is a co-founder and General Partner of three private investment firms; Rx3, LLC, a $50 million influencer fund focused on consumer brands, Rivi Capital, LLC, a $35 million fund concentrated in the mining sector, and Aceras Life Sciences, LLC, an in-house incubator focused on funding the development of novel medical innovations. He also co-founded two long only asset management firms: Cortina Asset Management, LLC, which was recently acquired by Silvercrest Asset Management (NASDAQ: SAMG), and EAM Investors, LLC, with assets under management of approximately $1.5 billion. Mr. Roth is a member of the Advisory Council, Executive Committee, and serves as the Chairman on the Nominating Committee for the Cornell SC Johnson College of Business. He is a founding member of the University of San Diego Executive Cabinet for the Athletic Department, and former member of the Board of Trustees where he served on the Investment Committee for the university’s endowment and athletic department for nine years. Mr. Roth also sits on the Executive Board of SMU’s Cox School of Business. Mr. Roth serves as a National Trustee for the Boys and Girls Club of America, and served as the Co-Chair for the 2019 Boys and Girls Club Pacific Youth of the Year Competition. He also sits on the Board of Directors for the Lott IMPACT Foundation, whose Lott IMPACT Trophy is presented annually to the college football defensive IMPACT player of the year for their contribution on and off the field. Mr. Roth was the honoree at the Challenged Athletes Foundation (CAF) 2015 Celebration of Heroes, Heart and Hope Gala and the 2018 Athletes First Classic Golden Heart Award benefitting the Orangewood Foundation. Mr. Roth earned his B.B.A from the University of San Diego in 1985 and his MBA from the Cornell SC Johnson College of Business in 1987. Mr. Byron Roth is the brother of Mr. Gordon Roth. We believe Mr. Roth is well-qualified to serve as a director due to his business experience and contacts and relationships.
Gordon Roth, 66, has served as ROCH’s Chief Financial Officer since December 2019. Mr. Roth has been the Chief Financial Officer and Chief Operating Officer of Roth since 2000. From 1990 to 2000, Mr. Roth was the Chairman and Founder of Roth and Company, P.C., a thirty-five person public accounting firm in Des Moines, Iowa. Prior to that Mr. Roth spent thirteen years with Deloitte & Touche, most recently serving as a Tax Partner and the Partner-in-Charge of the Des Moines office Tax Department. Mr. Roth is a CPA and a member of the American Institute of CPA’s. Mr. Roth currently serves on the Board of Trustees of JSerra Catholic High School, and is the Chair of the Budget & Finance Committee. Mr. Roth has served on several other non-profit boards in the past including Boys & Girls Club, Special Olympics, Camp Fire and St Anne School. Mr. Roth was also a founding partner of the Iowa Barnstormers of the Arena Football League. Mr. Roth earned his B.A. from William Penn University in 1976, where he also served as a member of their Board of Trustees and was inducted into their Athletic Hall of Fame. Mr. Roth also earned a Master of Science in Accounting from Drake University in 1977. Mr. Gordon Roth is the brother of Mr. Byron Roth.

Rick Hartfiel, 56, served as ROCH’s President from December 2019 to February 2020 when he became Co-President. Mr. Hartfiel is a Managing Partner and has been the Head of Investment Banking at Craig-Hallum since 2005. Mr. Hartfiel brings over 30 years of investment banking experience focused on emerging growth companies. Since joining Craig-Hallum in 2005, Mr. Hartfiel has managed over 300 equity offerings (IPOs, follow-on offerings, registered direct offerings and PIPEs) and M&A transactions. Prior to joining Craig-Hallum, Mr. Hartfiel has been an investment banker at Dain, Rauscher, Wessels and Credit Suisse First Boston. Mr. Hartfiel has a B.A. from Amherst College, and an MBA from Harvard Business School.
John Lipman, 43, has served as ROCH’s Chief Operating Officer and as a member of ROCH’s board of directors since December 2019. Mr. Lipman is a Partner and Managing Director of Investment Banking at Craig-Hallum. Mr. Lipman joined Craig-Hallum in 2012 and has more than 15 years of investment banking experience advising growth companies in the healthcare, industrial, and technology sectors. Mr. Lipman has completed over 125 equity, convertible, and debt offerings and advisory assignments for growth companies — including over 75 since joining Craig-Hallum. Prior to joining Craig-Hallum, Mr. Lipman was a Managing Director at Rodman & Renshaw LLC from 2011 to 2012, a Managing Director at Hudson Securities, Inc. from 2010 to 2011, and Carter Securities LLC, a firm he founded that specialized in raising equity, equity-linked, and debt capital for growth companies, from 2005 to 2009. Mr. Lipman earned his B.A. in Economics in 1999 from Rollins College in Winter Park, FL. We believe Mr. Lipman is well-qualified to serve as a director due to his business experience and contacts and relationships.
Aaron Gurewitz, 52, has served as ROCH’s Co-President since February 2020. Mr. Gurewitz has been a Managing Director and the Head of Roth’s Equity Capital Markets Department since January 2001. Mr. Gurewitz brings over 25 years of investment banking experience focused on growth companies. Since joining Roth in 1999, Mr. Gurewitz has managed over 1,000 public offerings including, but not limited to, IPOs and follow-on offerings. Prior to joining Roth in 1999, Mr. Gurewitz was a Senior Vice President in the Investment Banking Group at Friedman Billings Ramsey from May 1998 to August 1999. From 1995 to April 1998, Mr. Gurewitz was a Vice President in the Corporate Finance Department at Roth, and from 1999 to 2001, Mr. Gurewitz served as a Managing Director in Roth’s Investment Banking Department. Mr. Gurewitz graduated summa cum laude from San Diego State University with a B.S. in Finance.
Molly Hemmeter, 53, has served as a member of ROCH’s board of directors since February 2020. Since January of 2020, Ms. Hemmeter has been a member of the Board of Directors at Wilbur-Ellis Company Inc., a privately-owned family business based in San Francisco with a rich history spanning nearly 100 years. With revenues over $3.0 billion, Wilbur-Ellis is a leading international marketer, distributor and manufacturer of agricultural products, animal nutrients and specialty ingredients and chemicals. Also since January 2020, Ms. Hemmeter has served as Board Director for Flower One, a publicly traded company based in Nevada that specializes in large-scale cultivation and production of high-quality, low-cost cannabis with operations located in Nevada. Since October 2020, Ms. Hemmeter has served as Board Director of The Wine Group. The Wine Group is a privately-held, management-owned company that is the second largest wine producer in the US and third largest in the world. From 2009 to 2019, Ms. Hemmeter served as an Executive of Landec Corporation, a publicly-traded company in the health & wellness space with revenues of approximately $550M, and served as Chief Executive Officer, President & Director of Landec Corporation from 2015 to 2019. Ms. Hemmeter has also served on the Board of Directors for Windset Farms, one of the largest and most technologically advanced hydroponic growers in North America, from 2018 to 2019. Prior to Landec, from 2006 to 2009, Ms. Hemmeter served as VP of Global Marketing and Business Development at Ashland Chemical. Ms. Hemmeter has also been an executive in two software companies and held additional positions in strategy, marketing, engineering and operations in a number of other chemical, pharmaceutical and consumer product companies. Ms. Hemmeter holds a BES and MEng in Chemical Engineering from the University of Louisville and an MBA from Harvard Business School. We believe Ms. Hemmeter is well-qualified to serve as a director due to her experience as CEO and Director of a publicly traded company and the depth and breadth of Ms. Hemmeter’s operating and transactional experience in a wide variety of industries with both private and public companies at different stages of maturity.
Daniel M. Friedberg, 59, has served as a member of ROCH’s board of directors since February 2020. Mr. Friedberg has served as Chairman of the Board of Quest Resource Holding Corp. (NASDAQ: QRHC) since April 2019. Mr. Friedberg has served as the Chief Executive Officer of Hampstead Park Capital Management LLC, a private equity investment firm, since its founding in May 2016. Mr. Friedberg was

Chief Executive Officer and Managing Partner of Sagard Capital Partners L.P., a private equity investment firm, from its founding in January 2005 until May 2016. In addition, from January 2005 to May 2016, Mr. Friedberg was also a Vice President of Power Corporation of Canada, a diversified international management holding company. Mr. Friedberg was with global strategy management consultants Bain & Company, as a consultant from 1987 to 1991 and then again as a Partner from 1997 to 2005. Mr. Friedberg started with Bain & Company in the London office in 1987, was a founder of the Toronto office in 1991, and a founder of the New York office in 2000, leading the Canadian and New York private equity businesses. From 1991 to 1997, Mr. Friedberg worked as Vice President of Strategy and Development for a U.S.-based global conglomerate and as an investment professional in a Connecticut-based boutique private equity firm. Mr. Friedberg currently serves on the Board at Buttonwood Networks and USA Field Hockey. Mr. Friedberg serves on the Board of Directors of Point Pickup Technologies and Triphammer Ventures LLC and has previously served on the Board of Directors at GP Strategies Corp. (GPX), InnerWorkings, Inc. (INWK), Performance Sports Group Ltd. (PSG) and X-Rite, Inc. (XRIT). Mr. Friedberg has a Master’s in Business Administration degree from the Johnson School at Cornell University’s College of Business, and a Bachelor of Science (Hons.) degree from the University of Manchester Institute of Science & Technology. We believe that Mr. Friedberg’s experience as the Chief Executive Officer of two investment firms, his experience as an executive with a leading global management consulting firm, his extensive experience in investing in private and public companies, and his service on multiple boards of directors provide him with knowledge and experience with respect to organizational, financial, operational, M&A, and strategic planning matters and provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on ROCH’s Board of Directors.
Adam Rothstein, 49, has served as a member of ROCH’s board of directors since February 2020. Mr. Rothstein is a Co-Founder and General Partner in Disruptive Technology Partners, an Israeli technology-focused early-stage investment fund, and Disruptive Growth, a collection of late-stage investment vehicles focused on Israeli technology, which he co-founded in 2013 and 2014, respectively. Since 2014, Mr. Rothstein has been a Venture Partner in Subversive Capital, and the Managing Member of 1007 Mountain Drive Partners, LLC, which are both consulting and investment vehicles. Mr. Rothstein is also a sponsor and director of Subversive Capital Acquisition Corp., which is a special purpose acquisition company. Mr. Rothstein has over 20 years of investment experience, and currently sits on the boards of directors of several early- and mid-stage technology and media companies both in the US and in Israel and is on the Advisory Board for the Leeds School of Business at the University of Colorado, Boulder. Mr. Rothstein graduated summa cum laude with a Bachelor of Science in Economics from the Wharton School of Business at the University of Pennsylvania and has an (MPhil) in Finance from the University of Cambridge. We believe Mr. Rothstein is well-qualified to serve as a director due to his two decades of investment experience in the public and private markets both domestically and internationally.

ROCH EXECUTIVE COMPENSATION
No ROCH executive officer has received any cash compensation for services rendered to ROCH. No compensation of any kind, including finders, consulting or other similar fees, have been or will be paid to any of ROCH’s existing stockholders, including directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of the Business Combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on ROCH’s behalf such as identifying potential target businesses (including PCT) and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than ROCH’s board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF ROCH
As of December 31, 2019, 2019, CR Financial Holdings, Inc., an entity affiliated with Roth Capital Partners, LLC, loaned ROCH an aggregate of $200,000, on a non-interest bearing basis, for payment of offering expenses on ROCH’S behalf. In addition, at the closing of ROCH’s IPO, each of ROCH’s stockholders prior to ROCH’s IPO committed to purchase from ROCH an aggregate of 262,500 (or 285,000 if the over-allotment option was exercised in full) Private Units at $10.00 per Private Unit (for a total purchase price of $2,625,000 (or $2,850,000 if the over-allotment option was exercised in full)).

ROCH BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth, as of November 20, 2020, certain information regarding beneficial ownership of ROCH’s common stock by each person who is known by ROCH to beneficially own more than 5% of ROCH’s common stock. The table also identifies the stock ownership of each of ROCH’s directors, each of ROCH’s officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.
Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Common Stock
Byron Roth(3)	752,706	7.7
Aaron Gurewitz(4)	115,924	1.2
Gordon Roth(5)	460,183	4.7
John Lipman	264,365	2.7
Rick Hartfiel	75,553	*
Molly Hemmeter	85,658	*
Daniel M. Friedberg(6)	85,658	*
Adam Rothstein	47,829	*
All officers and directors as a group (8 individuals)	1,503,226	15.3
Craig-Hallum Capital Group LLC(7)	321,015	3.3
Roth Capital Partners, LLC	384,650	3.9

*
less than 1%

(1)
Unless otherwise indicated, the business address of each of the individuals is c/o Roth CH Acquisition I Co., 888 San Clemente Drive, Newport Beach, CA 92660.

(2)
Excludes shares issuable pursuant to warrants issued in connection with the IPO, as such warrants are not exercisable until the later of May 7, 2021 and the consummation of the Business Combination.

(3)
Includes shares owned by Roth Capital Partners, LLC. Byron Roth and Gordon Roth, both members of Roth Capital Partners, LLC, have voting and dispositive power over the shares held by Roth Capital Partners, LLC.

(4)
Consists of shares owned by the AMG Trust Established January 23, 2007, for which Aaron Gurewitz is trustee.

(5)
Includes shares owned by Roth Capital Partners, LLC, over which Byron Roth and Gordon Roth have voting and dispositive power.

(6)
Consists of shares owned by Hampstead Park Capital Management LLC, of which Mr. Friedberg is the managing member.

(7)
Rick Hartfiel and at least three other individuals each have voting and dispositive power over the shares owned by Craig-Hallum Capital Group LLC. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, the aforementioned individuals do not exercise voting or dispositive control over any of the securities held by Craig-Hallum Capital Group LLC, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

All of the shares of ROCH’s outstanding common stock owned by its initial stockholders prior to the IPO have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:
•
one year after the consummation of a business combination;

•
ROCH’s liquidation; and

•
the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of ROCH’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to ROCH’s consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell their securities, but will retain all other rights as ROCH’s stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If ROCH is unable to effect a business combination and liquidate, none of ROCH’s initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to ROCH’s initial public offering.

PARENTCO MANAGEMENT AND GOVERNANCE AFTER THE BUSINESS COMBINATION
References in this section to “we”, “our”, “us” and the “Company” generally refer to PCT and its consolidated subsidiaries prior to the Business Combination and ParentCo and its consolidated subsidiaries after giving effect to the Business Combination, also referred to as the Combined Company.
Executive Officers and Directors After the Business Combination
ROCH and PCT anticipate that certain executive officers of PCT will become the executive officers (or, in the case of Dr. John Scott, a director) of ParentCo and certain directors of ROCH and PCT will become directors of ParentCo. The following persons are expected to serve as ParentCo’s executive officers and directors following the Business Combination. For biographical information concerning the executive officers and Richard Brenner and Ms. Burnell, see “PCT Management — Executive Officers and Directors.” For biographical information concerning                  , see “ROCH Directors and Management.”
Name	Age	Position
Executive Officers
Michael Otworth	58	Chairman, Chief Executive Officer and Director
Michael Dee	64	Chief Financial Officer, Secretary and Treasurer
David Brenner	35	Chief Commercial Officer
Non-Employee Directors
Tanya Burnell	43	Director
Richard Brenner	66	Director
Dr. John Scott	69	Director
Jeffrey Fieler	51	Director
Timothy Glockner	44	Director
Timothy Glockner will serve as a member of ParentCo’s board of directors. Since 2019, Mr. Glockner has served as the president of Glockner Enterprises, a transportation finance, insurance and investment company. Mr. Glockner served as Vice President of Glockner Enterprises from 2002 until 2019. We believe Mr. Glockner is well-qualified to serve as a member of ParentCo’s board due to his over 18 years of experience in operations, leadership and company development.
Jeffrey Fieler will serve as a member of ParentCo’s board of directors. Since June 2010, Mr. Fieler has served as the Founder and Portfolio Manager of Sylebra Capital Management, a global investment manager, where he has managed an active portfolio in the global technology, media and telecommunications sectors with assets under management in excess of $1.5 billion. From May 2003 until June 2010, Mr. Fieler served as a Senior Partner (from January 2007 until June 2010) and Partner (from May 2003 until January 2007) at Coatue Management, a global investment manager, where he managed investment research and portfolio positions related to the internet, media and telecom industries. From March 2000 until May 2003, Mr. Fieler was a Managing Director and Senior Internet Analyst at Bear Stearns, an investment bank. Mr. Fieler has an MBA from the New York University Stern School of Business and a B.A. from Brown University. We believe Mr. Fieler is well-qualified to serve as a member of ParentCo’s board due to his broad experience in finance and investing.
Company Related Party Transactions
Other than described below, there are no related party transactions between the Company and the anticipated executive officers and directors of ParentCo.
Mr. Fieler agreed to purchase 1,000,000 shares of ROCH Common Stock in the PIPE for an aggregate purchase price of $10.0 million.

For more details regarding the related party transactions between the Company and its other anticipated executive officers and directors, see the sections entitled “Certain Relationships and Related Party Transactions of ROCH” and “Certain Relationships and Related Party Transactions of PCT.”
Corporate Governance
We will structure our corporate governance in a manner ROCH and PCT believe will closely align our interest with those of our stockholders following the Business Combination. Notable features of this corporate governance include:
•
we will have independent director representation on our audit, compensation and nominating and corporate governance committees immediately at the time of the Business Combination, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors; and

•
at least one of our directors will qualify as an “audit committee financial expert” as defined by the SEC.

Election of Officers
Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly appointed or until his or her earlier resignation or removal. Other than Richard Brenner and David Brenner, who are father and son, respectively, there are no family relationships among any of our directors and executive officers.
Board Composition
Our board of directors will consist of             directors upon closing of the Business Combination. Each of our current directors will continue to serve as a director until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors can be filled by resolution of our board of directors.
Our board of directors is divided into three classes, each serving staggered, three-year terms until the date (the “Sunset Date”) of the first annual meeting of the stockholders that is held after the fifth anniversary of the effectiveness of the Amended and Restated Certificate of Incorporation:
•
our Class I directors will be                 , and their terms will expire at the first annual meeting of stockholders following the date of this proxy statement/prospectus;

•
our Class II directors will be                 , and their terms will expire at the second annual meeting of stockholders following the date of this proxy statement/prospectus; and

•
our Class III directors will be                 , and their terms will expire at the third annual meeting of stockholders following the date of this proxy statement/prospectus.

Each of                   and Mr. Fieler is a director designated by certain of the ROCH Investors (as defined therein) and the Pre-PIPE Investors (as defined therein), respectively, pursuant to the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, one of the two directors will be designated by certain of the ROCH Investors for two years following the date of the Investor Rights Agreement and, in that two year period, the other director will be designated by certain of the Pre-PIPE Investors until the Pre-PIPE Investors no longer hold 10% or more of the Combined Company’s outstanding Common Stock (the “Threshold”). Following the end of the above-mentioned two year period and until the Pre-PIPE Investors no longer hold the Threshold, certain of the Pre-PIPE Investors shall continue to have the right to designate one director to the Combined Company’s board of directors. For more details, see the section entitled “Proposal No. 1  — The Business Combination Proposal  — AdditionalAgreements  — Investor Rights Agreement.” Ms. Burnell is a director designated by Pure Crown LLC pursuant to the Pure Crown Letter Agreement. For more details, see the section entitled “Certain Relationships and Related Party Transactions of PCT — Class A Unit Purchase Agreement with Pure Crown LLC.”

Prior to the Sunset Date and as a result of the staggered board, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms. At any meeting of stockholders at which directors are to be elected prior to the Sunset Date, the number of directors elected may not exceed the greatest number of directors then in office in any class of directors. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2021; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2022; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2023, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Combined Company held prior to the Sunset Date, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified. All directors elected at annual meetings of stockholders held on or after the Sunset Date will be elected for terms expiring at the next annual meeting of stockholders and will not be subject to the classification provisions set forth above. Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a preferred stock designation, directors may be elected by the stockholders only at an annual meeting of stockholders.
Our board of directors will be chaired by Mr. Otworth, the current Chief Executive Officer of PCT. Our board of directors believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that our board of directors and management act with a common purpose. In addition, our board of directors believes that a combined Chief Executive Officer and Chairman is better positioned to act as a bridge between management and our board of directors, facilitating the regular flow of information. Our board of directors also believes that it is advantageous to have a chairperson with significant history with and extensive knowledge of PCT, as is the case with Mr. Otworth.
Independence of our Board of Directors
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has determined that the board of directors will meet independence standards under the applicable rules and regulations of the SEC and the listing standards of NASDAQ. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the sections titled “Certain Relationships and Related Party Transactions of PCT” and “Certain Relationships and Related Party Transactions of ROCH.” In making these determinations, our board of directors considered, among other things, the Glockner Line of Credit in light of Mr. Timothy Glockner’s position as President of Glockner Enterprises, an affiliate of Glockner Finance and Auto Now Acceptance Co., LLC. The interest expense paid by the Company in connection with the Glockner Line of Credit was less than the greater of $200,000 or 5% of the annual consolidated gross revenues of Glockner Enterprises in the current year and in each of the past three fiscal years. Our board of directors ultimately concluded that this relationship did not impair Mr. Timothy Glockner’s independence.
Board Committees
Our board of directors has three standing committees: an audit committee; a compensation committee and a nominating and corporate governance committee. Each of the committees will report to the board of directors as it deems appropriate and as the board of directors may request. The expected composition, duties and responsibilities of these committees are set forth below. In the future, our board of directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Audit Committee
The audit committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Our audit committee will meet the requirements for independence of audit committee members under applicable SEC and NASDAQ rules. All of the members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. In addition,                 qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.
Our board of directors will adopt a new written charter for the audit committee, which will be available on our website after adoption. The information on our website is not intended to form a part of or be incorporated by reference into this proxy statement/prospectus.
Compensation Committee
The compensation committee will determine our general compensation policies and the compensation provided to our officers. The compensation committee will also make recommendations to our board of directors regarding director compensation. In addition, the compensation committee will review and determine security-based compensation for our directors, officers, employees and consultants and will administer our equity incentive plans. Our compensation committee will also oversee our corporate compensation programs. Each member of our compensation committee will be independent, as defined under the NASDAQ listing rules, and will also satisfy NASDAQ’s additional independence standards for compensation committee members. Each member of our compensation committee will be a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act).
Our board of directors will adopt a new written charter for the compensation committee, which will be available on our website after adoption. The information on our website is not intended to form a part of or be incorporated by reference into this proxy statement/prospectus.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and corporate governance committee will be responsible for overseeing our corporate governance and reporting and making recommendations to the board of directors concerning corporate governance matters. Each member of our nominating and corporate governance committee will be independent as defined under the NASDAQ listing rules.
Our board of directors will adopt a new written charter for the nominating and corporate governance committee, which will be available on our website after adoption. The information on our website is not intended to form a part of or be incorporated by reference into this proxy statement/prospectus.
Role of Our Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also have the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our nominating and corporate governance committee will be responsible for periodically evaluating our company’s corporate governance policies and systems in light of the governance risks that our company faces and the adequacy of our company’s policies and procedures designed to address such risks. Our compensation committee will assess and monitor whether any of our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Compensation Committee Interlocks and Insider Participation
Other than our Chief Executive Officer’s, Mr. Otworth’s, service on the board of managers of Innventure LLC, where ParentCo director Mr. Rick Brenner is an executive officer, no interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past. None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees.
Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors
Following the Closing of the Business Combination, our board of directors will adopt a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The Code of Conduct will be available on our website after adoption. Any amendments to the Code of Conduct, or any waivers of its requirements, are expected to be disclosed on its website to the extent required by applicable rules and exchange requirements. The information on our website is not intended to form a part of or be incorporated by reference into this proxy statement/prospectus.
Compensation of Directors and Officers
Employment Agreements
PCT has entered into employment agreements with certain of its executive officers that are expected to govern certain terms and conditions of such executive officers’ employment following the Business Combination. The employment agreements with Mike Otworth and David Brenner, which were entered into on November 14, 2020, are described above under “PCT Executive Compensation — Employment Agreements/Arrangements with our NEOs — New Employment Agreements” and “PCT Executive Compensation — Severance and Change in Control Compensation.”
Since July 2020 Bird Creek Capital LLC (“Bird Creek”), for which Mr. Dee has served as the Managing Director, has provided advisory services to PCT regarding the negotiation of PCT’s potential financings. In September 2020, PCT entered into a Consulting Services Agreement (the “Bird Creek Agreement”) with Bird Creek to memorialize the terms of his consulting arrangement, including with respect to services provided before the date of the agreement. The fee under the Bird Creek Agreement was to be negotiated between the parties in good faith following the date of the Bird Creek Agreement. Certain payments made pursuant to the Dee Employment Agreement are deemed to satisfy, in full, PCT’s obligations under the Bird Creek Agreement.
On November 15, 2020, in connection with Mr. Dee’s commencement of service as PCT’s Chief Financial Officer, PCT entered into an employment agreement with Mr. Dee (the “Dee Employment Agreement”). The Dee Employment Agreement sets forth the basic terms of Mr. Dee’s employment, including a base salary of $450,000 and eligibility to participate in PCT’s (or its successor’s) annual bonus program, equity award program, and certain employee benefit and fringe benefit plans and programs.
Pursuant to the Dee Employment Agreement, upon the completion of a business combination of PCT with a company formed to raise capital through an initial public offering for the purpose of acquiring an existing company (such as the Business Combination) (a “SPAC Transaction”), Mr. Dee will become entitled to total cash payments of $3,000,000 (the “Negotiated Payment”), payable in two installments during 2021. The Negotiated Payment represents a negotiated fee under the Bird Creek Agreement and reflects the significant contributions made by Mr. Dee with respect to the negotiation of financing transactions to fund working capital and continue construction on the Phase II Facility, as well his contribution to negotiating and structuring the Merger, the pre-PIPE Investment and the PIPE Investment during the term of the Bird Creek Agreement.
In further recognition of Mr. Dee’s significant contributions to PCT during the Bird Creek consulting relationship, his considerable public company experience in finance and accounting and his experience in M&A and the capital markets generally and as an inducement to join the PCT management team, the Dee Employment Agreement also provides for the following initial equity awards to Mr. Dee, contingent upon the successful completion of a SPAC Transaction (assumed for purposes of this disclosure to be the Business Combination) and certain other securities law and stock exchange-based conditions:
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A stock option with a grant date Black-Scholes value of $7,000,000 and an exercise price equal to the fair market value of the Combined Company’s common stock on the date of grant, which stock option will generally vest in substantially equal installments on each of the first three anniversaries of the grant date and have a term of seven years;

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1,000,000 restricted shares that will generally vest in substantially equal installments on (1) the date that is six months after the Closing Date, (2) the date that is 12 months after the Closing Date, and (3) the date on which PCT’s Ironton, Ohio plant becomes operational (as certified in accordance with the terms of the Dee Employment Agreement); and

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200,000 performance-based restricted stock units (“PRSUs”) that will generally vest upon the achievement of the Target Price Earnout milestone under the Merger Agreement. Each PRSU will represent the right to receive one share of common stock of the Combined Company.

Pursuant to the Dee Employment Agreement, if Mr. Dee’s employment is terminated by PCT without “cause” or by Mr. Dee for “good reason” (as such terms are defined in Mr. Dee’s employment agreement), Mr. Dee will be entitled to receive: (1) continued base salary payments for six months and (2) reimbursement of COBRA continuation coverage premiums for up to six months to the extent they exceed the premiums paid by similarly situated active executives of PCT. Payment of these amounts is generally subject to Mr. Dee’s compliance with certain restrictive covenants and execution of a customary release of claims in favor of PCT. In addition, the Dee Employment Agreement provides that if his employment is terminated by PCT without “cause” or by him for “good reason,” his initial equity awards (as described above) will vest in full (and, in the case of the initial option award, remain exercisable until the earlier of two years after the date of such termination and the original expiration date of such option). If Mr. Dee’s employment is terminated due to his death or “disability” (as defined in his employment agreement), Mr. Dee will be entitled to receive a lump sum cash payment equal to the annual bonus that he would have earned for the calendar year of termination based on actual performance achievement for the full performance year, pro-rated based on his period of service during such year.
The Dee Employment Agreement has an initial two-year term, after which the agreement will be automatically extended for successive one-year terms unless either party provides 30 days’ prior notice of its intention not to extend the term. Notwithstanding the foregoing, the Dee Employment Agreement will terminate if the Business Combination (or another similar SPAC transaction) is not completed on or before December 31, 2021.
Overview of Anticipated Executive Compensation Program
Following the closing of the Business Combination, decisions with respect to the compensation of our executive officers, including our named executive officers, will be made by the compensation committee of our board of directors. The following discussion is based on the present expectations as to the compensation of our named executive officers and directors following the Business Combination. The actual compensation of our named executive officers will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion. Such compensation will also generally be governed by our executive officers’ employment agreements, as in effect from time to time, including as described above.
We anticipate that compensation for our executive officers will have the following components: base salary, cash bonus opportunities, equity compensation, employee benefits, executive perquisites and severance benefits. Base salaries, employee benefits, executive perquisites and severance benefits will be designed to attract and retain senior management talent. We will also use annual cash bonuses and equity awards to promote performance-based pay that aligns the interests of our named executive officers with the long-term interests of our equity-owners and to enhance executive retention.
Annual Bonuses
We expect that we will use annual cash incentive bonuses for the named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. We expect that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers.
Stock-Based Awards
We expect to use stock-based awards in future years to promote our interest by providing these executives with the opportunity to acquire equity interests as an incentive for their remaining in our service and aligning the executives’ interests with those of our equity holders.
Other Compensation
We expect to continue to offer various employee benefit plans currently offered by PCT (or similar plans). We may also provide our named executive officers with perquisites and personal benefits that are not generally available to all employees.
Director Compensation
Following the Business Combination, our non-employee directors will receive varying levels of compensation for their services as directors and members of committees of our board of directors. We anticipate determining director compensation in accordance with industry practice and standards.
Limitation on Liability and Indemnification of Directors and Officers
The Amended and Restated Certificate of Incorporation, which will be effective upon consummation of the Business Combination, will limit a directors’ liability to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
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for any transaction from which the director derives an improper personal benefit;

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for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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for any unlawful payment of dividends or redemption of shares; or

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for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and the Amended and Restated Bylaws provide that ParentCo will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, ParentCo will enter into separate indemnification agreements with its directors and officers. These agreements, among other things, require ParentCo to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of its directors or officers or any other company or enterprise to which the person provides services at its request.
ParentCo plans to maintain a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Amended and Restated Certificate of Incorporation Amended and Restated Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF THE COMBINED COMPANY’S CAPITAL STOCK
As a result of the Business Combination, ROCH stockholders and PCT Unitholders who receive shares of ParentCo Common Stock in the Business Combination will become stockholders of the Combined Company. Your rights as stockholders of the Combined Company will be governed by Delaware law and the Combined Company’s Amended and Restated Certificate of Incorporation (“Amended and Restated Certificate of Incorporation”) and Amended and Restated Bylaws (“Amended and Restated Bylaws”), each of which will be effective upon closing of the Business Combination, as described further below. The following description of the material terms of the Combined Company’s capital stock, including the Combined Company’s Common Stock to be issued in the Business Combination, reflects the anticipated state of affairs upon completion of the Business Combination. We urge you to read the applicable provisions of Delaware law and the Combined Company’s forms of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws carefully and in their entirety because they describe your rights as a holder of shares of the Combined Company’s Common Stock.
The following is a description of the material terms of, and is qualified in its entirety by, the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each of which will be effective upon closing of the Business Combination, the forms of which are filed as Exhibits 3.3 and 3.4, respectively, to the registration statement of which this proxy statement/prospectus forms a part.
The Combined Company’s purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Upon the consummation of the Business Combination, the Combined Company’s authorized capital stock will consist of                 shares of the Combined Company’s Common Stock, par value $0.001 per share, and                 shares of preferred stock, par value $0.001 per share. No shares of preferred stock will be issued or outstanding immediately after the Business Combination.
Common Stock
Holders of the Combined Company’s Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of the Combined Company’s Common Stock do not have cumulative voting rights in the election of directors. Upon the Combined Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of the Combined Company’s Common Stock will be entitled to receive pro rata the Combined Company’s remaining assets available for distribution. Holders of the Combined Company’s Common Stock do not have preemptive, subscription, redemption or conversion rights. The Combined Company’s Common Stock will not be subject to further calls or assessment by the Combined Company. There will be no redemption or sinking fund provisions applicable to the Combined Company’s Common Stock. All shares of the Combined Company’s Common Stock that will be outstanding at the time of the completion of the Business Combination will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of the Combined Company’s Common Stock will be subject to those of the holders of any shares of the Combined Company’s preferred stock the Combined Company may authorize and issue in the future.
When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting will be decided by a majority vote of the holders of shares of capital stock present or represented at the meeting and voting affirmatively or negatively on such matter. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast will be sufficient to elect such directors.
As of November 20, 2020, ParentCo had 100 shares of ParentCo Common Stock issued and outstanding and one holder of record. After the Business Combination and assuming consummation of the sale of shares pursuant to the Subscription Agreements, there will be approximately 118,328,000 shares of the Combined Company’s Common Stock outstanding, including approximately 60.7 million shares held by certain stockholders of ROCH and PCT that will be subject to certain lock-up or transfer restrictions resulting from the IPO or pursuant to the Investor Rights Agreement.

Preferred Stock
The Amended and Restated Certificate of Incorporation will authorize the Combined Company’s board of directors to establish one or more series of preferred stock. Unless required by law or by NASDAQ, the authorized shares of preferred stock will be available for issuance without further action by you. The Combined Company’s board of directors is authorized to fix from time to time before issuance the number of preferred shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the Combined Company’s board of directors with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:
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the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

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the voting powers, if any, and whether such voting powers are full or limited in such series;

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the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

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whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

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the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Combined Company;

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the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Combined Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

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the right, if any, to subscribe for or to purchase any securities of the Combined Company or any other corporation or other entity;

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the provisions, if any, of a sinking fund applicable to such series; and

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any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Combined Company’s board of directors and stated or expressed in the resolution or resolutions providing for the issuance of such preferred stock (collectively, a “Preferred Stock Designation”).
The Combined Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of the Combined Company’s Common Stock might believe to be in their best interests or in which the holders of the Combined Company’s Common Stock might receive a premium for their Combined Company Common Stock over its market price. Additionally, the issuance of preferred stock may adversely affect the rights of holders of the Combined Company’s Common Stock by restricting dividends on the Combined Company’s Common Stock, diluting the voting power of the Combined Company’s Common Stock or subordinating the liquidation rights of the Combined Company’s Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Combined Company’s Common Stock. The Combined Company has no current plans to issue any series of preferred stock.
Warrants
The warrants issued in connection with ROCH’s IPO (including in several contemporaneous private placements to insiders, collectively, and for purposes of this section, the “Warrants”) entitle the holder of each whole Warrant to purchase one share of ROCH Common Stock at a price of $11.50 per share, subject to adjustment. There currently are 5,936,625 Warrants issued and outstanding, consisting of 5,737,500 Public Warrants to purchase ROCH Common Stock originally sold as part of ROCH Units in ROCH’s IPO and 199,125 Private Warrants to purchase ROCH Common Stock that were sold as part of the Private

Units. Pursuant to the Warrant Agreement (as defined below), a warrantholder may exercise its Warrants only for a whole number of shares of ROCH Common Stock. This means that only a whole Warrant may be exercised at any given time by a warrantholder. No fractional Warrants were issued upon separation of the Units (as defined below) and only whole Warrants trade on NASDAQ. Each Warrant will become exercisable on the later of May 7, 2021 or the consummation of ROCH’s initial business combination (including the Business Combination), and will expire five years after the completion of such initial business combination, or earlier upon redemption.
No public Warrants will be exercisable for cash unless there is an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the Warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the public Warrants is not effective within 120 days from the closing of ROCH’s initial business combination (including the Business Combination), Warrant holders may, until such time as there is an effective registration statement and during any period when the ROCH (or the Combined Company, as successor under the Warrant Agreement (as defined below)) shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. Under the terms of the Warrant Agreement, a current prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants is required to be maintained until the expiration of the Warrants. However, there can be no assurance that this will be case and, if a current prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants is not maintained, holders will be unable to exercise their Warrants for cash and any such warrant exercise is not required to be settled. If the prospectus relating to the shares of Common Stock issuable upon the exercise of the Warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, there is no requirement to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.
If (x) ROCH issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by ROCH’s board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of ROCH’s initial business combination, and (z) the volume weighted average trading price of the ROCH Common Stock during the 20 trading day period starting on the trading day prior to the day on which ROCH consummates its initial business combination (such price, the “Market Price”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.
The outstanding Warrants (excluding the Warrants issued to the insiders in the private placements contemporaneous with the IPO) may be called for redemption, in whole and not in part, at a price of $.01 per Warrant:
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at any time after the Warrants become exercisable,

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upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

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if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the Warrants become exercisable and ending on the third business day prior to the notice of redemption to Warrant holders, and

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if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for the Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of a redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.
If the Warrants are called for redemption as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of the Common Stock at the time the Warrants are called for redemption, ongoing cash needs at such time and concerns regarding dilutive share issuances.
The Warrants have been issued in registered form under a warrant agreement (the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as warrant agent, and ROCH. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of shares of common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of Common Stock at a price below the applicable exercise price.
The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of Common Stock outstanding.
No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, upon exercise, the number of shares of Common Stock to be issued to the Warrant holder will be rounded down to the nearest whole number.
In connection with the RH Merger, the Combined Company will become the successor to ROCH under the warrant agreement and the Warrants will become exercisable for Combined Company Common Stock on the same terms, and subject to the same conditions, as described above. The Warrants and the shares of Combined Company Common Stock issuable upon exercise of the Warrants have been registered pursuant to the registration statement of which this proxy statement/prospectus forms a part.
Units
The shares of ROCH Common Stock and Warrants issued in connection with the IPO (including in several contemporaneous private placements to insiders) were sold in the form of units (“Units”), each Unit consisting of one share of ROCH Common Stock and three-quarters of one redeemable Warrant. In connection with the RH Merger, the Combined Company will become the successor to ROCH with respect to the ROCH Common Stock and under the Warrant Agreement and accordingly, any Units outstanding from and after the Business Combination reflect a unit consisting of one share of Combined Company Common Stock and three-quarters of one redeemable Warrant to purchase Combined Company Common Stock. The units comprising Combined Company Common Stock and Warrants have been registered pursuant to the registration statement of which this proxy statement/prospectus forms a part.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Declaration and payment of any dividend will be subject to the discretion of the Combined Company’s board of directors. The time and amount of dividends will be dependent upon the Combined Company’s financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in the Combined Company’s debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the Combined Company’s board of directors may consider relevant.
Subject to the rights of the holders of any series of preferred stock, holders of the Combined Company’s Common Stock will be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Combined Company when, as and if declared thereon by the Combined Company’s board of directors from time to time out of assets or funds of the Combined Company legally available therefor.
ParentCo has no current plans to pay dividends on the ParentCo Common Stock and the Combined Company likewise has no plans to pay dividends on the Combined Company’s Common Stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Combined Company’s board of directors and will depend on, among other things, the Combined Company’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Combined Company’s board of directors may deem relevant. Because the Combined Company will be a holding company with no direct operations, the Combined Company will only be able to pay dividends from funds it receive from its subsidiaries.
Annual Stockholder Meetings
The Amended and Restated Bylaws will provide that annual stockholder meetings will be held wholly or partially by means of remote communication or at such place, within or without the State of Delaware, on such date and at such time as may be determined by the Combined Company’s board of directors, the Chief Executive Officer of the Combined Company (the “Chief Executive Officer”) or the chairman of the board of directors (the “Chairman”) and as will be designated in the notice of the annual meeting.
Anti-Takeover Effects of the Combined Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law
The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws will contain and the DGCL contains provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Combined Company’s board of directors. These provisions are intended to avoid costly takeover battles, reduce the Combined Company’s vulnerability to a hostile change of control and enhance the ability of the Combined Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Combined Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Combined Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of the Combined Company’s Common Stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as the Combined Company’s Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
The Combined Company’s board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Combined Company or the removal of the Combined Company’s management. Moreover, the Combined Company’s authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable the Combined Company’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Combined Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Combined Company’s management and possibly deprive the Combined Company’s stockholders of opportunities to sell their shares of the Combined Company’s Common Stock at prices higher than prevailing market prices.
Classified Board of Directors
The Combined Company’s directors, other than those who may be elected by the holders of any future series of preferred stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III, until the date (the “Sunset Date”) of the first annual meeting of the stockholders that is held after the fifth anniversary of the effectiveness of the Amended and Restated Certificate of Incorporation. At any meeting of stockholders at which directors are to be elected prior to the Sunset Date, the number of directors elected may not exceed the greatest number of directors then in office in any class of directors. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2021; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2022; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2023, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Combined Company held prior to the Sunset Date, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified. All directors elected at annual meetings of stockholders held on or after the Sunset Date will be elected for terms expiring at the next annual meeting of stockholders and will not be subject to the classification provisions set forth above. Subject to the rights, if any, of the holders of any future series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation, directors may be elected by the stockholders only at an annual meeting of stockholders.
Removal of Directors; Vacancies
Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation and other than a ROCH Designated Director (as defined in the Investor Rights Agreement), who may be removed for any reason following the expiration of the Director Designation Period (as defined in the Investor Rights Agreement) with the approval of a majority of the directors of the Combined Company (other than the ROCH Designated Directors), the Amended and Restated Certificate of Incorporation will provide that, until the Sunset Date, directors may be removed by the stockholders only for cause and following the Sunset Date, directors may be removed by the stockholders with or without cause, in each case, by the affirmative vote of the holders of a majority of the voting power of the outstanding voting stock, voting together as a single class, at any annual meeting or special meeting of the stockholders where the notice of which states that the removal of a director or directors is among the purposes of the meeting and identifies the director or directors proposed to be removed.
Subject to (a) the rights, if any, of the holders of any future series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation and (b) the Investor Rights Agreement, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred (or, if such directorship was created or vacancy occurred after the Sunset Date, until the next annual meeting of stockholders) and until such director’s successor has been elected and qualified. No decrease in the number of directors constituting the board of directors may shorten the term of any incumbent director.
Special Stockholder Meetings
Subject to the rights of the holders of any future series of preferred stock, special meetings of stockholders may be called only (i) by the Chairman, (ii) by the Chief Executive Officer, or (iii) by the Secretary of the Combined Company (the “Secretary”) acting at the request of the Chairman, the Chief Executive Officer or a majority of the total number of directors that the Combined Company would have if there were no vacancies on its board of directors. At any annual meeting or special meeting of stockholders, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Amended and Restated Bylaws.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
The Amended and Restated Bylaws, which are attached as Exhibit 3.4 to the registration statement of which this proxy statement/prospectus forms a part, will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be properly brought before a meeting, a stockholder will have to comply with advance notice requirements and provide the Combined Company with certain information. Generally, to be timely, a stockholder’s notice relating to any nomination or other business to be brought before an annual meeting must be delivered to the Secretary at the Combined Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Notwithstanding the foregoing, in the event that the number of directors to be elected to the board of directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due and there is no public announcement by the Combined Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it will be delivered to the Secretary at the principal executive offices of the Combined Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Combined Company.
To be timely, a stockholder’s notice relating to the nomination of a director to the Combined Company’s board of directors to be brought before a special meeting will be delivered to the Secretary at the principal executive offices of the Combined Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. The Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. Notwithstanding the foregoing notice requirements, the notice requirements will not apply to director nominations pursuant the Pure Crown Side Letter (as defined in the Amended and Restated Bylaws).
These notice provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Combined Company.
Consent of Stockholders in Lieu of Meeting
Subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by the stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken without a meeting by means of any consent in writing of such stockholder.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, the Combined Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Combined Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of the Combined Company’s stockholders may bring an action in the Combined Company’s name to procure a judgment in the Combined Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Combined Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Amendment of the Certificate of Incorporation
The Amended and Restated Certificate of Incorporation will provide that the Combined Company reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in the Amended and Restated Certificate of Incorporation. Notwithstanding any inconsistent provision of the Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of preferred stock required by law, (a) until the Sunset Date, the affirmative vote of the holders of at least 66 2∕3% of the voting power, and (b) following the Sunset Date, the affirmative vote of the holders of a majority of the voting power, in the case of each of (a) and (b), of the outstanding capital stock entitled to vote, voting together as a single class, will be required to amend, alter, change or repeal, or adopt any provision inconsistent with, certain provisions, as noted in the Amended and Restated Certificate of Incorporation, or the definition of any capitalized terms used therein or any successor provision.
Amendment of the Amended and Restated Bylaws
The Amended and Restated Bylaws may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the Combined Company’s board of directors, provided that no amendment adopted by the board of directors may vary or conflict with any amendment adopted by the stockholders in accordance with the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws. Notwithstanding the foregoing and anything contained in the Amended and Restated Bylaws, certain provisions of the Amended and Restated Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without (a) until the Sunset Date, the affirmative vote of the holders of at least 66 2∕3% of the Combined Company’s outstanding capital stock entitled to vote, voting together as a single class and (b) following the Sunset Date, the affirmative vote of the holders of a majority of the Combined Company’s outstanding capital stock entitled to vote, voting together as a single class.
Exclusive Forum Selection
The Amended and Restated Certificate of Incorporation will provide that, unless the Combined Company consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Combined Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Combined Company to the Combined Company or to the Combined Company’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Amended and Restated Bylaws or the Amended and Restated Certificate of Incorporation (as either may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Chancery Court, or (iv) any action, suit or proceeding asserting a claim against the Combined Company governed by the internal affairs doctrine; and (b) subject to the preceding provisions, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (1) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (2) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Combined Company will be deemed to have notice of and consented to such provisions of the Amended and Restated Certificate of Incorporation. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Certificate of Incorporation will include a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Combined Company and its stockholders, through stockholders’ derivative suits on the Combined Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director for any breach of the director’s duty of loyalty to the Combined Company or its stockholders, or if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
The Amended and Restated Certificate of Incorporation will provide that the Combined Company must indemnify and advance expenses to the Combined Company’s directors and officers to the fullest extent authorized by the DGCL. The Combined Company also is expressly authorized maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Combined Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Combined Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Combined Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Amended and Restated Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Combined Company and its stockholders. In addition, your investment may be adversely affected to the extent the Combined Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of ROCH’s and PCT’s directors, officers or employees for which indemnification is sought.
COMPARISON OF STOCKHOLDER RIGHTS
	ROCH	Combined Company
Authorized Capital	The total number of shares of all classes of capital stock which ROCH has authority to issue is 50,000,000 shares of Common Stock, par value $0.0001 per share.	The total number of shares of all classes of capital stock which the Combined Company will have authority to issue is , consisting of (i) shares of the Combined Company’s Common Stock, par value $0.001 per share, and (ii) shares of preferred stock, par value $0.001 per share.
Voting Rights	Holders of ROCH’s Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.	Same as ROCH.
Number of Directors	ROCH’s bylaws provide that the board of directors shall consist of at least one member and that the number of members shall be fixed from time to time by the board of directors. ROCH’s board of directors currently has five members.	The Amended and Restated Bylaws provide that, subject to the terms of the Investor Rights Agreement (as defined therein) and the Pure Crown Side Letter, the board of directors will consist of not less than five nor more than nine members.
Election of Directors	ROCH’s bylaws require that the election of directors be determined by a majority of the votes represented by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.	The Combined Company’s directors, other than those who may be elected by the holders of any future series of preferred stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III, until the Sunset Date. At any meeting of stockholders at which directors are to be elected prior to the Sunset Date, the number of directors elected may not exceed the greatest number of directors then in office in any class of directors. The directors first

	ROCH	Combined Company
appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2021; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2022; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2023, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Combined Company held prior to the Sunset Date, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified. All directors elected at annual meetings of stockholders held on or after the Sunset Date will be elected for terms expiring at the next annual meeting of stockholders and will not be subject to the classification provisions set forth above. Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation, directors may be elected by the stockholders only at an annual meeting of stockholders.
Removal of Directors	ROCH’s amended and restated certificate of incorporation provides that a director may be removed from office at any time by the affirmative vote of 60% of the voting power of all then outstanding shares of capital	Subject to the rights, if any, of the holders of any future series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation and other than a ROCH Designated Director (as

ROCH	Combined Company
stock of ROCH entitled to vote generally in the election of directors, voting together as a single class.
defined in the Investor Rights Agreement), who may be removed for any reason following the expiration of the Director Designation Period (as defined in the Investor Rights Agreement) with the approval of a majority of the directors of the Combined Company (other than the ROCH Designated Directors), the Amended and Restated Certificate of Incorporation will provide that, until the Sunset Date, directors may be removed by the stockholders only for cause and following the Sunset Date, directors may be removed by the stockholders with or without cause, in each case, by the affirmative vote of the holders of a majority of the voting power of the outstanding voting stock, voting together as a single class, at any annual meeting or special meeting of the stockholders where the notice of which states that the removal of a director or directors is among the purposes of the meeting and identifies the director or directors proposed to be removed.
Subject to (a) the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation and (b) the Investor Rights Agreement, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the

	ROCH	Combined Company
remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred (or, if such directorship was created or vacancy occurred after the Sunset Date, until the next annual meeting of stockholders) and until such director’s successor has been elected and qualified. No decrease in the number of directors constituting the board of directors may shorten the term of any incumbent director.
Nomination of Director Candidates and Business Proposals	As provided under the DGCL.	Pursuant to the Amended and Restated Bylaws, nominations of persons for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at either an annual meeting or special meeting of stockholders only (i) pursuant to the Combined Company’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the Combined Company who was a stockholder of record of the Corporation at the time the notice is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures. For any nominations or other business to be properly brought before an annual meeting or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (except as otherwise noted therein with respect to the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice will be delivered to the Secretary at the principal executive offices of the Combined Company not later

	ROCH	Combined Company
than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. The Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.
Special Meetings of Stockholders	As provided under the DGCL.	Subject to the rights of the holders of any series of preferred stock, special meetings of stockholders may be called only (i) by the Chairman, (ii) by the Chief Executive Officer, or (iii) by the Secretary acting at the request of the Chairman, the Chief Executive Officer or a majority of the total number of directors that the Combined Company would have if there were no vacancies on its board of directors.
Manner of Acting by Stockholders	When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting will be decided by a majority vote of the holders of shares of capital stock present or represented at the meeting and voting affirmatively or negatively on such matter.	When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting will be decided by a majority vote of the holders of shares of capital stock present or represented at the meeting and voting affirmatively or negatively on such matter. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast will be sufficient to elect such directors.
Stockholder Action Without Meeting	ROCH’s amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders of ROCH at a duly called annual or special meeting of such stockholders may be effected by written consent of the stockholders.	None.
State Anti-Takeover Statutes	ROCH’s Amended and Restated Certificate of Incorporation did not opt out of the provisions of Section 203 of the DGCL, which, subject to certain exceptions, would prohibit a company that	Same as ROCH.

	ROCH	Combined Company
opts in from engaging in specified business combinations with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless the business combination or transaction in which such stockholder became an interested stockholder is approved in a prescribed manner.
Indemnification of Directors and Officers	ROCH’s Amended and Restated Certificate of Incorporation provides that ROCH shall indemnify, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification thereunder shall be paid by ROCH in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by ROCH. Notwithstanding the foregoing, no indemnification nor advancement of expenses will extend to any claims made by ROCH’s officers and directors to cover any loss that such individuals may sustain as a result of such individuals’ agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by ROCH for services rendered or contracted for or products sold to ROCH.	The Amended and Restated Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Combined Company or is or was serving at the request of the Combined Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified by the Combined Company to the fullest extent permitted or required by the DGCL and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Combined Company to provide broader indemnification rights than such law permitted the Combined Company to provide

	ROCH	Combined Company
prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, except as provided in certain provisions with respect to Proceedings to enforce rights to indemnification, the Company will indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Combined Company’s board of directors.
Limitation on Liability of Directors	ROCH’s Amended and Restated Certificate of Incorporation provides that, to the full extent permitted by the DGCL as amended from time to time, no director will be personally liable to the Combined Company or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a director, except for liability (i) for any breach of the director’s duty of loyalty to ROCH or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.	The Amended and Restated Certificate of Incorporation provides that, to the full extent permitted by the DGCL and any other applicable law currently or thereafter in effect, no director of the Combined Company will be personally liable to the Combined Company or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a director of the Combined Company.
Amendments to Charter	As provided under the DGCL, provided that if ROCH holds a vote of its stockholders to amend its Amended and Restated Certificate of Incorporation prior to consummation of its initial business combination, any holder of ROCH Common Stock purchased in the IPO who	The Amended and Restated Certificate of Incorporation provides that the Combined Company reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in the Amended and Restated Certificate of Incorporation.

	ROCH	Combined Company
	(i) followed the procedures contained in the proxy materials to perfect the holder’s right to convert the holder’s IPO shares into cash, if any, or (ii) tendered the holder’s IPO shares as specified in the tender offer materials therefore, shall be entitled to receive the Conversion Price (as defined below) in exchange for the holder’s IPO shares. ROCH will, promptly after filing of the amendment to the ROCH Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, convert such IPO shares into cash at a per share price equal to the quotient determined by dividing (i) the amount then held in the Trust Fund less any income taxes owed on such funds but not yet paid, calculated as of two business days prior to the filing of the amendment, by (ii) the total number of IPO shares then outstanding (such price being referred to as the “Conversion Price”).	Notwithstanding any inconsistent provision therein or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of preferred stock required by law, (a) until the Sunset Date, the affirmative vote of the holders of at least 66 2∕3% of the voting power, and (b) following the Sunset Date, the affirmative vote of the holders of a majority of the voting power, in the case of each of (a) and (b), of the outstanding capital stock entitled to vote, voting together as a single class, will be required to amend, alter, change or repeal, or adopt any provision inconsistent with, certain provisions, as noted in the Amended and Restated Certificate of Incorporation, or the definition of any capitalized terms used therein or any successor provision.
Amendments to Bylaws	ROCH’s bylaws provide that the bylaws may be adopted, amended, altered or repealed, by the affirmative vote of a majority vote of the members of the ROCH board or by the affirmative vote of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote thereon.	The Amended and Restated Bylaws may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the Combined Company’s board of directors, provided that no amendment adopted by the board of directors may vary or conflict with any amendment adopted by the stockholders in accordance with the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws. Notwithstanding the foregoing and anything contained in the Amended and Restated Bylaws, certain provisions of the

	ROCH	Combined Company
Amended and Restated Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, (a) until the Sunset Date, without the affirmative vote of the holders of at least 66 2∕3% of the Combined Company’s outstanding capital stock entitled to vote, voting together as a single class and (b) following the Sunset Date, the affirmative vote of the holders of a majority of the Combined Company’s outstanding capital stock entitled to vote, voting together as a single class.
Liquidation if No Business Combination	ROCH’s Amended and Restated Certificate of Incorporation provides that in the event that ROCH has not consummated an initial business combination within 18 months from the closing of the IPO, ROCH shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of shares of ROCH Common Stock sold in the IPO in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to ROCH to pay its taxes and fund working capital requirements, by (B) the total number of then outstanding public IPO shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the	None.

	ROCH	Combined Company
remaining stockholders and ROCH’s board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to ROCH’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.
Redemption Rights	ROCH’s Amended and Restated Certificate of Incorporation provides the holders of the ROCH Common Stock with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less franchise and income taxes payable, upon the consummation of ROCH’s initial business combination.	None.

SHARES ELIGIBLE FOR FUTURE SALE
Upon the Closing, ParentCo will have                 shares of ParentCo Common Stock authorized and up to                   shares of ParentCo Common Stock issued and outstanding, assuming no shares of ROCH Common Stock are redeemed in connection with the Business Combination. All of the shares of ParentCo Common Stock issued in connection with the Business Combination will be freely transferable by persons other than by ParentCo’s “affiliates” or ROCH’s “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of the ParentCo Common Stock in the public market could adversely affect prevailing market prices of the ParentCo Common Stock. Prior to the Business Combination, there has been no public market for shares of ParentCo Common Stock. ParentCo has applied for listing of the ParentCo Common Stock, warrants and units on NASDAQ, but ParentCo cannot assure you that a regular trading market will develop in the ParentCo Common Stock.
Lock-up Agreements
Pursuant to the Investor Rights Agreement, almost all of the PCT Unitholders agreed, with certain limited exceptions, to lock up the shares of ParentCo Common Stock they will receive in the Business Combination, to be released in accordance with the following schedule:
•
From and after the six-month anniversary of the Closing Date, each Founder (as defined in the Investor Rights Agreement) may sell up to 20% of such Founder’s ParentCo Common Shares and each PCT Unitholder that is not a Founder may sell up to 33.34% of such PCT Unitholder’s ParentCo Common Shares.

•
From and after the one-year anniversary of the Closing Date, each Founder may sell up to 30% of such Founder’s ParentCo Common Shares and each PCT Unitholder that is not a Founder may sell up to 33.33% of such PCT Unitholder’s ParentCo Common Shares.

•
From and after the Phase II Facility becoming operational, as certified by an independent engineering firm, each Founder may sell up to 50% of such Founder’s ParentCo Common Shares and each PCT Unitholder that is not a Founder may sell up to 33.33% of such PCT Unitholder’s shares of ParentCo Common Shares; provided that, in the case of Procter & Gamble, such lock-up will terminate in any event no later than April 15, 2023.

In addition, ROCH and certain officers, directors and sponsors of ROCH (collectively, the “IPO Insiders”) previously entered into a letter agreement (the “Letter Agreement”) in connection with ROCH’s IPO, pursuant to which the IPO Insiders agreed to certain selling restrictions and hedging restrictions applicable to the Common Stock they hold, which will be converted to ParentCo Common Stock in the Business Combination. Among other things, the IPO Insiders agreed in the Letter Agreement to lock up the shares of ParentCo Common Stock they will receive in the Business Combination for six months following the Business Combination (the “Lock Up Period”), unless the closing price of ParentCo Common stock equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period after the Business Combination, in which case the IPO Insiders may sell up to 50% of their holdings of ParentCo Common Stock. The Letter Agreement also provides that the IPO Insiders will be released from the selling restrictions under the Letter Agreement before the Lock Up Period expires if ParentCo undergoes certain transactions where ParentCo shareholders have the right to exchange their shares of ParentCo Common Stock for cash, securities or other property.
Rule 144
All of ParentCo’s Common Stock that will be outstanding upon the completion of the Business Combination, other than those shares of ParentCo Common Stock registered pursuant to the Registration Statement on Form S-4 of which this proxy statement/prospectus forms a part, will be “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of ParentCo and has beneficially owned ParentCo’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about ParentCo. Persons who are affiliates of ParentCo and have beneficially owned ParentCo’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:
1% of the then outstanding equity shares of the same class which, immediately after the Business Combination, will equal             shares of ParentCo Common Stock, including             shares held by PCT Unitholders that will be subject to certain lock-up arrangements pursuant to the Investor Rights Agreement; or
the average weekly trading volume of ParentCo’s Common Stock of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.
Sales by affiliates of ParentCo under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about ParentCo.
Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of PCT’s employees, consultants or advisors who purchases equity shares from ParentCo in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.
Registration Rights
In connection with, and as a condition to the consummation of, the Business Combination, the Merger Agreement provides that certain persons and entities holding PCT Units and certain Initial Stockholders will enter into the Investor Rights Agreement. Pursuant to the terms of the Investor Rights Agreement, ParentCo will be obligated to file, after it becomes eligible to use Form S-3 or its successor form, a shelf registration statement to register the resale by the parties of the shares of ParentCo Common Stock issuable in connection with the Business Combination. The Investor Rights Agreement will also provide the parties with demand, “piggy-back” and Form S-3 registration rights, subject to certain minimum requirements and customary conditions. ParentCo has also granted certain registration rights pursuant to the PIPE Registration Rights Agreement and the Magnetar Registration Rights Agreement, as described elsewhere in this proxy statement/prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of ROCH Common Stock as of November 20, 2020 and pro forma information regarding the beneficial ownership of ParentCo Common Stock immediately after the consummation of the Business Combination by each person who owns or is expected to beneficially own more than 5% of ParentCo’s Common Stock and each officer, each director and all officers and directors as a group of ROCH and of ParentCo. Immediately after the consummation of the Business Combination, ParentCo will have                   shares of Common Stock issued and outstanding.
Shares which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. This table does not give effect to any ParentCo Common Stock that may be issued in connection with the PIPE Investment.
Unless otherwise indicated, ParentCo believes that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them. To ParentCo’s knowledge, no shares of ParentCo Common Stock beneficially owned by any executive officer, director or director nominee have been pledged as security.
	Pre-Business Combination		Post-Business Combination
			Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owner(1)	Amount Beneficial Ownership	Approximate Percentage of Outstanding ROCH Shares	Amount Beneficial Ownership	Approximate Percentage of Outstanding ParentCo Shares	Amount Beneficial Ownership	Approximate Percentage of Outstanding ParentCo Shares
Current Directors and Executive Officers of ROCH:
Byron Roth(3)	752,706	7.7
Aaron Gurewitz(4)	115,924	1.2
Gordon Roth(5)	460,183	4.7
John Lipman	264,365	2.7
Rick Hartfiel	75,553	*
Molly Hemmeter	85,658	*
Daniel M. Friedberg(6)	85,658	*
Adam Rothstein	47,829	*
All directors and executive officers of ROCH as a group (8 individuals)	1,503,226	15.3
Five Percent or More Holders of ROCH:
Craig-Hallum Capital Group LLC(7)	321,015	3.3
Roth Capital Partners, LLC	384,650	3.9

	Pre-Business Combination		Post-Business Combination
			Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owner(1)	Amount Beneficial Ownership	Approximate Percentage of Outstanding ROCH Shares	Amount Beneficial Ownership	Approximate Percentage of Outstanding ParentCo Shares	Amount Beneficial Ownership	Approximate Percentage of Outstanding ParentCo Shares
Directors and Executive Officers of ParentCo After Consummation of the Business Combination:
Michael Otworth	—	—
Michael Dee	—	—
David Brenner	—	—
Tanya Burnell	—	—
Richard Brenner	—	—
Dr. John Scott	—	—
Jeffrey Fieler	700,000	7.2
Timothy Glockner	—	—
All directors and executive officers of ParentCo as a group (10 individuals)
Five Percent or More Holders of ParentCo After Consummation of the Business Combination:

*
less than 1%

(1)
Unless otherwise indicated, the business address of each of the individuals is c/o Roth CH Acquisition I Co., 888 San Clemente Drive, Newport Beach, CA 92660.

(2)
Excludes shares issuable pursuant to warrants issued in connection with the IPO, as such warrants are not exercisable until the later of May 7, 2021 and the consummation of the Business Combination.

(3)
Includes shares owned by Roth Capital Partners, LLC. Byron Roth and Gordon Roth, both members of Roth Capital Partners, LLC, have voting and dispositive power over the shares held by Roth Capital Partners, LLC.

(4)
Consists of shares owned by the AMG Trust Established January 23, 2007, for which Aaron Gurewitz is trustee.

(5)
Includes shares owned by Roth Capital Partners, LLC, over which Byron Roth and Gordon Roth have voting and dispositive power.

(6)
Consists of shares owned by Hampstead Park Capital Management LLC, of which Mr. Friedberg is the managing member.

(7)
Rick Hartfiel and at least three other individuals each have voting and dispositive power over the shares owned by Craig-Hallum Capital Group LLC. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, the aforementioned individuals do not exercise voting or dispositive control over any of the securities held by Craig-Hallum Capital Group LLC, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

STOCKHOLDER PROPOSALS
If the Business Combination is consummated, the Combined Company’s 2021 annual meeting of stockholders will be held on or about            , 2021 unless the date is changed by the Board of Directors. If you are a stockholder and you want to include a proposal in the Proxy Statement for that annual meeting, you need to provide it to the Combined Company by no later than            . You should direct any proposals to the Combined Company’s secretary at the Combined Company’s principal office.
LEGAL MATTERS
Loeb & Loeb LLP, New York, New York, will pass upon the validity of the ParentCo securities to be issued in the Business Combination and certain other legal matters related to this proxy statement/prospectus. A copy of their opinion is filed as an exhibit to the Registration Statement of which this proxy/prospectus forms a part.
EXPERTS
The audited financial statements of PureCycle Technologies LLC included in this proxy statement/prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The financial statements of Roth CH Acquisition I Co. as of December 31, 2019 and for the period from February 13, 2019 (inception) through December 31, 2019 appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Roth CH Acquisition I Co. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as an experts in auditing and accounting.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
Pursuant to the rules of the SEC, ROCH and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of ROCH’s annual report to stockholders and proxy statement. Upon written or oral request, ROCH will deliver a separate copy of the annual report to stockholders and/or proxy statement/prospectus to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that ROCH deliver single copies of such documents in the future. Stockholders may notify ROCH of their requests by calling or writing ROCH at ROCH’s principal executive offices at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

WHERE YOU CAN FIND MORE INFORMATION
ROCH files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended.
ROCH files its reports, proxy statements and other information electronically with the SEC. You may access information on ROCH at the SEC web site containing reports, proxy statements and other information at http://www.sec.gov.
This proxy statement/prospectus describes the material elements of relevant contracts, exhibits and other information described in this proxy statement/prospectus. Information and statements contained in this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.
All information contained in this proxy statement/prospectus relating to ROCH has been supplied by ROCH, and all such information relating to PCT has been supplied by PCT. Information provided by either of us does not constitute any representation, estimate or projection of the other.
If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Business Combination, you should contact:
Advantage Proxy
Toll Free: 1-877-870-8565
Collect: 1-206-870-8565
Email: ksmith@advantageproxy.com
This proxy statement/prospectus incorporates important business and financial information about ROCH, PCT and their respective subsidiaries that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. The request should be sent to:
To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is            ,     .

ROTH CH ACQUISITION I CO.
CONDENSED BALANCE SHEETS
	September 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current asset
Cash	$408,543	$194,970
Prepaid expenses	146,896	—
Total Current Assets	555,439	194,970
Deferred offering costs	—	85,938
Deferred tax asset	196	—
Marketable securities held in Trust Account	76,522,615	—
TOTAL ASSETS	$77,078,250	$280,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and Accrued expenses	$124,689	$1,564
Accrued offering costs	—	55,938
Promissory note — Related party	—	200,000
Total Current Liabilities	124,689	257,502
Deferred underwriting fee payable	2,677,500	—
Total Liabilities	2,802,189	257,502
Commitments
Common stock subject to possible redemption, 6,927,606 shares at redemption value at September 30, 2020	69,276,060	—
Stockholders’ Equity
Common stock, $0.0001 par value; 50,000,000 shares authorized; 2,900,394 and 2,156,250 shares issued and outstanding (excluding 6,927,606 and no shares subject to possible redemption) as of September 30, 2020 and December 31, 2019(1)	290	216
Additional paid-in capital	5,225,337	24,784
Accumulated deficit	(225,626)	(1,594)
Total Stockholders’ Equity	5,000,001	23,406
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$77,078,250	$280,908

(1)
Included an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of the unaudited condensed financial statements.

ROTH CH ACQUISITION I CO.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
	Nine Months Ended September 30, 2020	For the Period from February 13, 2019 (Inception) Through September 30, 2019

Formation and operating costs	$246,843	$1,000
Loss from operations	(246,843)	(1,000)
Other income:
Interest income	23,547
Unrealized loss on marketable securities held in Trust Account	(932)	—
Other income, net	22,615	—
Loss before provision for income taxes	(224,228)	—
Benefit from income taxes	196	—
Net Loss	$(224,032)	$(1,000)
Weighted average shares outstanding, basic and diluted(1)	2,409,765	1,875,000
Basic and diluted net loss per common share(2)	$(0.09)	$(0.00)

(1)
Excludes an aggregate of up to 6,927,606 shares subject to possible redemption at September 30, 2020 and an aggregate of 281,250 shares subject to forfeiture at September 30, 2019 (see Note 5).

(2)
Net loss per common share — basic and diluted excludes income of $12,331 and $0 attributable to common stock subject to possible redemption for the three and nine months ended September 30, 2020, respectively.

The accompanying notes are an integral part of the unaudited condensed financial statements.

ROTH CH ACQUISITION I CO.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
NINE MONTHS ENDED SEPTEMBER 30, 2020
	Common Stock(1)		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2020	2,156,250	$216	$24,784	$(1,594)	$23,406
Net loss	—	—	—	(470)	(470)
Balance – March 31, 2020	2,156,250	216	24,784	(2,064)	22,936
Sale of 7,650,000 Units, net of underwriting discounts	7,650,000	765	71,820,922	—	71,821,687
Sale of 265,500 Private Units	265,500	26	2,654,974	—	2,655,000
Forfeiture of Founder Shares	(243,750)	(24)	24	—	—
Common stock subject to possible redemption	(6,939,626)	(694)	(69,395,566)	—	(69,396,260)
Net loss	—	—	—	(103,353)	(103,353)
Balance – June 30, 2020	2,888,374	289	5,105,138	(105,417)	5,000,010
Common stock subject to possible redemption	12,020	1	120,199	—	120,200
Net loss	—	—	—	(120,209)	(120,209)
Balance – September 30, 2020	2,900,394	$290	$5,225,337	$(225,626)	$5,000,001
FOR THE PERIOD FROM FEBRUARY 13, 2019 (INCEPTION) THROUGH SEPTEMBER 30, 2019
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – February 13, 2019 (inception)	—	$—	$—	$—	$—
Issuance of common stock to Initial Stockholders(1)	2,156,250	216	24,784	—	25,000
Net loss	—	—	—	(1,000)	(1,000)
Balance – March 31, 2019	2,156,250	216	24,784	(1,000)	24,000
Net loss	—	—	—	—	—
Balance – June 30, 2019	2,156,250	216	24,784	(1,000)	24,000
Net loss	—	—	—	—	—
Balance – September 30, 2019	2,156,250	$216	$24,784	$(1,000)	$24,000

(1)
Included an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of the unaudited condensed financial statements.

ROTH CH ACQUISITION I CO.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30, 2020	For the Period from February 13, 2019 (Inception) Through September 30, 2019
Cash Flows from Operating Activities:
Net loss	$(224,032)	$(1,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(23,547)	—
Unrealized loss on marketable securities held in Trust Account	932	—
Deferred income tax benefit	(196)	—
Changes in operating assets and liabilities:
Prepaid expenses	(146,896)	—
Accounts payable and Accrued expenses	123,125	1,000
Net cash used in operating activities	(270,614)	—
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(76,500,000)	—
Net cash used in investing activities	(76,500,000)	—
Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Initial Stockholders	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	74,970,000	—
Proceeds from sale of Private Units	2,655,000	—
Repayment of promissory note – related party	(200,000)	—
Payments of offering costs	(440,813)	—
Net cash provided by financing activities	76,984,187	25,000
Net Change in Cash	213,573	25,000
Cash – Beginning	194,970	—
Cash – Ending	$408,543	$25,000
Non-cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$68,052,060	$—
Change in value of common stock subject to possible redemption	$1,224,000	$—
Deferred underwriting fee payable	$2,677,500	$—
The accompanying notes are an integral part of the unaudited condensed financial statements.

ROTH CH ACQUISITION I CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Roth CH Acquisition I Co. (the “Company”) was incorporated in Delaware on February 13, 2019. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).
The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of September 30, 2020, the Company had not commenced any operations. All activity for the period from February 13, 2019 (inception) through September 30, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and activities in connection with the potential acquisition of PureCycle Technologies LLC, a Delaware limited liability company (“PCT”) (see Note 8). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on May 4, 2020. On May 7, 2020, the Company consummated the Initial Public Offering of 7,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $75,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 262,500 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to our initial stockholders, generating gross proceeds of $2,625,000, which is described in Note 4.
Following the closing of the Initial Public Offering on May 7, 2020, an amount of $75,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (“Trust Account”) which will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
On May 26, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 150,000 Units at a purchase price of $10.00 per Unit, generating gross proceeds of $1,500,000. In addition, in connection with the underwriters’ partial exercise of their over-allotment option, the Company also consummated the sale of an additional 3,000 Private Units at a purchase price of $10.00 per Private Unit, generating gross proceeds of $30,000. Following such closing, an additional $1,500,000 was deposited into the Trust Account, resulting in $76,500,000 being held in the Trust Account.
Transaction costs amounted to $4,678,313, consisting of $1,530,000 of underwriting fees, $2,677,500 of deferred underwriting fees and $470,813 of other offering costs. In addition, as of September 30, 2020, cash of $408,543 was held outside of the Trust Account (as defined below) and is available for working capital purposes.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Company’s shares prior to the Initial Public Offering (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering (a) in favor of approving a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the Initial transaction or don’t vote at all.
The Initial Stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until November 7, 2021 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Initial Stockholders have agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Initial Stockholders will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that Initial Stockholders will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity
As of September 30, 2020, the Company had $408,543 in its operating bank accounts, $76,522,615 in marketable securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem stock in connection therewith and working capital of $496,250, which excludes franchise taxes payable of $65,500, of which such amount will be paid from interest earned on the Trust Account. As of September 30, 2020, approximately $23,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.
On November 2, 2020, the Sponsor committed to provide the Company an aggregate of $100,000 in loans in order to finance transaction costs in connection with a Business Combination.
The Company may raise additional capital through loans or additional investments from the Sponsor or its stockholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may, but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of consummation of a Business Combination or November 7, 2021, the deadline to complete a Business Combination pursuant to the Company’s Amended and Restated Certificate of Incorporation (unless otherwise amended by stockholders).
Risks and Uncertainties
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic which continues to spread throughout the United States and the World. As of the date the financial statements were available to be issued, there was considerable uncertainty around the expected duration of this pandemic. We have concluded that while it is reasonably possible that COVID-19 could have a negative effect on identifying a target company for a Business Combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on May 6, 2020, as well as the Company’s Current Reports on Form 8-K, as filed with the SEC on May 7, 2020 and May 13, 2020. The interim results for the nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2020 and December 31, 2019.
Marketable Securities Held in Trust Account
At September 30, 2020, substantially all of the assets held in the Trust Account were held in money market funds, which primarily invest in U.S. Treasury Bills. During the nine months ended September 30, 2020, the Company did not withdraw any of the interest earned on the Trust Account.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The effective tax rate of 0% differs from the statutory tax rate of 21% for the three and nine months ended September 30, 2020 due to the valuation allowance recorded against the Company’s net operating losses.
On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions.
Net Loss Per Common Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. At September 30, 2019, weighted average shares were reduced for the effect of an aggregate of 281,250 shares of common stock that were subject to forfeiture if the over-allotment option was not exercised by the underwriters (see Note 7). The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at September 30, 2020, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants to purchase 5,936,265 shares of common stock that were sold in the Initial Public Offering and the private placement in the calculation of diluted loss per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Reconciliation of Net Loss Per Common Share
The Company’s net loss is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income and losses of the Company. There were no such adjustments for the three months ended September 30, 2019 and for the period from February 13, 2019 (inception) through September 30, 2019. Accordingly, basic and diluted loss per common share is calculated as follows:
Nine Months Ended September 30, 2020
Net loss	$(224,032)
Less: Income attributable to shares subject to possible redemption	—
Adjusted net loss	$(224,032)
Weighted average shares outstanding, basic and diluted	2,409,765
Basic and diluted net loss per share	$(0.09)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
NOTE 3. PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 7,650,000 Units, at a price of $10.00 per Unit, inclusive of 150,000 Units sold to the underwriters on May 26, 2020 upon the underwriters’ election to partially exercise their over-allotment option. Each Unit consists of one share of common stock and three-quarters of one redeemable warrant (“Public Warrant”).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Initial Stockholders purchased an aggregate of 262,500 Private Units, at a price of $10.00 per Private Unit, for an aggregate purchase price of $2,625,000. On May 26, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 3,000 Private Units to the Initial Stockholders, generating gross proceeds of $30,000. Each Private Unit consists of one share of common stock (“Private Share”) and three-quarters of one redeemable warrant (“Private Warrant”). Each whole Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per full share (every four units entitles the holder thereof to receive three whole warrants), subject to adjustment (see Note 7). The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
In April 2019, the Initial Stockholders purchased an aggregate of 100 shares of the Company’s common stock for an aggregate price of $25,000. On November 12, 2019, the Company effected a 1 for 21,562.50 dividend in the nature of a stock split that resulted in there being an aggregate of 2,156,250 shares of common stock outstanding and being held by the Initial Stockholders (the “Founder Shares”). All share and per-share amounts have been retroactively restated to reflect the stock dividend. The 2,156,250 Founder Shares included an aggregate of up to 281,250 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders did not purchase any Public Shares in the Initial Public Offering and excluding the Private Shares). As a result of the underwriters’ election to partially exercise their over-allotment option and forfeit the balance of their option, 243,750 Founder Shares were forfeited and 37,500 Founder Shares are no longer subject to forfeiture. As a result, as of May 26, 2020, there are 1,912,500 Founder Shares issued and outstanding.
The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of six months after the completion of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the Founder Shares, six months after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On October 4, 2019, the Company issued an unsecured promissory note to the sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $200,000. As of December 31, 2019, there was $200,000 outstanding under the Promissory Note. The Promissory Note was non-interest bearing and payable on the earlier of (i) the consummation of the Initial Public Offering or (ii) the date on which the Company determines not to proceed with the Initial Public Offering. Borrowings outstanding under the Promissory Note of $200,000 were repaid upon the consummation of the Initial Public Offering on May 7, 2020.

Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest.
NOTE 6. COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on May 4, 2020, the holders of the Founder Shares, as well as the holders of the Private Units (and underlying securities) and any securities issued to the Initial Stockholders, officers, directors or their affiliates in payment of Working Capital Loans made to Company are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 1,125,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On May 26, 2020, the underwriters elected to partially exercise their over-allotment option to purchase an additional 150,000 Units at a purchase price of $10.00 Unit.
The underwriters were paid a cash underwriting discount of 2.00% of the gross proceeds of the Initial Public Offering, or $1,530,000. In addition, the underwriters are entitled to a deferred fee of 3.50% of the gross proceeds of the Initial Offering, or $2,677,500. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.
Investor Relations Agreement
On February 27, 2020, the Company entered into an investor relations agreement, pursuant to which, in exchange for investor relations services, the Company will pay the service provider a one-time fee of $10,000. Upon the closing of a Business Combination, the Company will pay the service provider a fee of $50,000 and following the Business Combination, the Company will pay a fee of $10,000 per month for a period of nine months. As of September 30, 2020, the Company has paid $10,000 of such fees.
NOTE 7. STOCKHOLDERS’ EQUITY
Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. At September 30, 2020 and December 31, 2019, there were 2,900,394 and

2,156,250 shares of common stock issued and outstanding, excluding 6,927,606 and no shares of common stock subject to possible redemption, respectively.
Warrants — The Company will not issue fractional warrants. The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption;

•
if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.
The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described previously, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
The Private Warrants are identical to the Public Warrants underlying the Units sold in the Proposed Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 8. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.
On November 16, 2020, the Company, Roth CH Acquisition I Co. Parent Corp., a Delaware corporation (“ParentCo”), Roth CH Merger Sub LLC, a Delaware limited liability company (“Merger Sub LLC”), Roth CH Merger Sub Corp., a Delaware corporation (“Merger Sub Corp”) and PCT, entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which the Company will acquire PCT for consideration of a combination of shares in ParentCo and assumption of indebtedness. Consummation of the transactions contemplated by the Merger Agreement are subject to customary conditions of the respective parties, including the approval of the Merger Agreement, the Business Combination (as defined in the Merger Agreement) and certain other actions related thereto by the Company’s stockholders, certain regulatory approvals, and the availability of a minimum amount of cash in the Trust Account (and/or from other specified sources, if necessary), after giving effect to redemptions by the Company’s public stockholders, if any.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
Roth CH Acquisition I Co.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Roth CH Acquisition I Co. (the “Company”) as of December 31, 2019 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from February 13, 2019 (inception) through December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of its operations and its cash flows for the period from February 13, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a financing and the Company’s cash and working capital as of December 31, 2019 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2019.
New York, NY
February 14, 2020

ROTH CH ACQUISITION I CO.
BALANCE SHEET
December 31, 2019
ASSETS
Current asset – Cash	$194,970
Deferred offering costs	85,938
TOTAL ASSETS	$280,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$1,564
Accrued offering costs	55,938
Promissory note – Related party	200,000
Total Current Liabilities	257,502
Commitments
Stockholders’ Equity
Common stock, $0.0001 par value; 50,000,000 shares authorized; 2,156,250 shares issued and outstanding(1)	216
Additional paid-in capital	24,784
Accumulated deficit	(1,594)
Total Stockholders’ Equity	23,406
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$280,908

(1)
Includes up to 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION I CO.
STATEMENT OF OPERATIONS
For the period from February 13, 2019 (inception) to December 31, 2019
Formation and operating costs	$1,594
Net Loss	$(1,594)
Weighted average shares outstanding, basic and diluted(1)	1,875,000
Basic and diluted net loss per common share	$(0.00)

(1)
Excludes an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION I CO.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the period from February 13, 2019 (inception) to December 31, 2019
	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – February 13, 2019 (inception)	—	$—	$—	$—	$—
Issuance of common stock to Initial Stockholders(1)	2,156,250	216	24,784	—	25,000
Net loss	—	—	—	(1,594)	(1,594)
Balance – December 31, 2019	2,156,250	$216	$24,784	$(1,594)	$23,406

(1)
Includes 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION I CO.
STATEMENT OF CASH FLOWS
For the period from February 13, 2019 (inception) to December 31, 2019
Cash Flows from Operating Activities:
Net loss	$(1,594)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	1,564
Net cash used in operating activities	(30)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Initial Stockholders	25,000
Proceeds from promissory note – related party	200,000
Payment of offering costs	(30,000)
Net cash provided by operating activities	195,000
Net Change in Cash	194,970
Cash – Beginning	—
Cash – Ending	$194,970
Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$55,938
The accompanying notes are an integral part of these financial statements.

Note 1 — Description of Organization and Business Operations
Roth CH Acquisition I Co. (the “Company”) was incorporated in Delaware on February 13, 2019. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).
The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2019, the Company had not commenced any operations. All activity for the period from February 13, 2019 (inception) through December 31, 2019 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 7,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 8,625,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 262,500 units (or 285,000 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to our stockholders prior to the offering that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Units, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Company’s shares prior to the Proposed Public Offering (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Proposed Public Offering (a) in favor of approving a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.
The Initial Stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until 18 months from the closing of the Proposed Public Offering to complete a Business Combination (the “Combination Period”).
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Initial Stockholders have agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Initial Stockholders will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that Initial Stockholders will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
At December 31, 2019, the Company had cash of $194,970 and working capital deficit of $62,532. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and cash equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2019.
Deferred Offering Costs
Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The provision for income taxes was deemed to be immaterial for the period from February 13, 2019 (inception) to December 31, 2019.
Net Loss Per Common Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Initial Stockholders. Weighted average shares were reduced for the effect of an aggregate of 281,250 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At December 31, 2019, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2019, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Public Offering
Pursuant to the Proposed Public Offering, the Company intends to offer for sale 7,500,000 Units (or 8,625,000 Units if the over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit will consist of one share of common stock, and three-quarters of one redeemable warrant (“Public Warrant”).
Note 4 — Private Placement
Our stockholders prior to this offering will enter into an agreement to purchase an aggregate of 262,500 Private Units (or 285,000 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit, for an aggregate purchase price of $2,625,000, or $2,850,000 if the over-allotment option is exercised in full, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit will consist of one share of common stock (“Private Share”) and three-quarters of one redeemable warrant (“Private Warrant”). Each whole Private Warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per full share (every four units entitles the holder thereof to receive three whole warrants), subject to adjustment (see Note 7). The proceeds from the Private Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).
Note 5 — Related Party Transactions
Founder Shares
In April 2019, the Initial Stockholders purchased an aggregate of 100 shares of the Company’s common stock for an aggregate price of $25,000. On November 12, 2019, the Company effected a 1 for 21,562.50 dividend in the nature of a stock split that resulted in there being an aggregate of 2,156,250 shares of common stock outstanding and being held by the Initial Stockholders (the “Founder Shares”). All share and per-share amounts have been retroactively restated to reflect the stock dividend. The 2,156,250 Founder Shares include an aggregate of up to 281,250 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed

Public Offering (assuming the Initial Stockholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Private Shares).
The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of six months after the completion of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the Founder Shares, six months after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On October 4, 2019, the Company issued an unsecured promissory note to the sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $200,000, of which $200,000 was outstanding under the Promissory Note as of December 31, 2019. The Promissory Note is non-interest bearing and payable on the earlier of (i) the consummation of the Proposed Public Offering or (ii) the date on which the Company determines not to proceed with the Proposed Public Offering.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest.
Note 6 — Commitments
Registration Rights
The holders of the Founder Shares, as well as the holders of the Private Units (and underlying securities) and any securities issued to the Initial Stockholders, officers, directors or their affiliates in payment of Working Capital Loans made to Company, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of Proposed Public Offering. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 1,125,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 2.00% of the gross proceeds of the Proposed Public Offering, or $1,500,000 (or up to $1,725,000 if the underwriters’ over-allotment is exercised in full). In addition, the underwriters will be entitled to a deferred fee of 3.50% of the gross proceeds of the Proposed Offering, or $2,625,000 (or up to $3,018,750 if the underwriters’ over-allotment is exercised in full). The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.
Note 7 — Stockholders’ Equity
Common Stock — As of December 31, 2019, the Company was authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2019, there were 2,156,250 shares of common stock issued and outstanding, of which an aggregate of up to 281,250 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering (assuming the Initial Stockholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Private Shares).
Warrants — The Company will not issue fractional warrants. The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption;

•
if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.
The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Note 8 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to February 14, 2020, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

PureCycle Technologies LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in United States dollars, except unit amounts)
	(Unaudited) September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash	$107,544	$150,050
Prepaid royalties	2,100,000	2,000,000
Prepaid expenses and other current assets	2,964,795	720,578
Total current assets	5,172,339	2,870,628
Property, plant and equipment, net	32,781,523	30,410,094
TOTAL ASSETS	$37,953,862	$33,280,722
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,864,957	$2,364,542
Accrued expenses	2,772,275	1,222,692
Notes payable – current	4,276,999	3,601,246
Related party notes payable – current	12,000,000	3,303,694
Total current liabilities	20,914,231	10,492,174
Deferred research and development obligation	1,000,000	1,000,000
Notes payable	1,021,915	1,000,000
Related party notes payable	—	12,000,000
Redeemable warrants	8,183,146	6,408,411
Commitment and contingencies
Total liabilities	31,119,292	30,900,585
MEMBERS’ EQUITY
Class A Common units – $0.15 par value; 3,981,282 units authorized; 2,581,282 units issued and outstanding as of September 30, 2020 and December 31, 2019	387,192	387,192
Class B Preferred units – $1 par value; 1,938,369 units authorized; 1,727,843 units issued and outstanding as of September 30, 2020 and December 31, 2019	1,898,469	1,898,469
Class B-1 Preferred Units – $1 par value; 1,145,584 units authorized, 1,105,287 and 629,727 units issued and outstanding as of September 30, 2020 and December 31, 2019	41,162,202	23,655,518
Class C Profits Units – no par value; 1,069,012 units authorized, 754,521 and 513,671 units issued and 656,290 and 435,679 units outstanding as of September 30, 2020 and December 31, 2019	6,589,975	4,053,833
Additional paid-in capital	107,178	107,178
Accumulated deficit	(43,310,446)	(27,722,053)
Total members’ equity	6,834,570	2,380,137
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$37,953,862	$33,280,722
The accompanying notes are an integral part of these financial statements.

PureCycle Technologies LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in United States dollars, except unit amounts)
	Nine months ended September 30,
	2020	2019
Costs and expenses
Operating costs	$7,039,530	$4,901,335
Research and development	528,142	508,951
Selling, general and administrative	6,293,437	10,082,306
Total operating costs and expenses	13,861,109	15,492,592
Interest expense	1,827,284	400,226
Other (income) expense	(100,000)	329,944
Total other (income) expense	1,727,284	730,170
Net loss	$(15,588,393)	$(16,222,762)
Accretion of cumulative earnings to preferred unitholders	4,833,137	1,927,889
Net loss attributable to common unitholders	(20,421,530)	(18,150,651)
Loss per unit
Basic and diluted	$(7.91)	$(7.03)
Weighted average common units
Basic and diluted	2,581,282	2,581,282
The accompanying notes are an integral part of these financial statements.

PureCycle Technologies LLC
CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
(Unaudited)
(in United States dollars, except unit amounts)
	For the Nine Months Ended September 30, 2020
	Class A		Class B Preferred		Class B-1 Preferred		Class C		Total members’ investment	Additional paid-in capital	Accumulated deficit	Total members’ equity
	Units	Amount	Units	Amount	Units	Amount	Units	Amount
Balance, December 31, 2019	2,581,282	$387,192	1,727,843	$1,898,469	629,727	$23,655,518	435,679	$4,053,833	$29,995,012	$107,178	$(27,722,053)	$2,380,137
Issuance of units	—	—	—	—	475,560	17,506,684	—	—	17,506,684	—	—	17,506,684
Redeemable warrants	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of units upon vesting of profits interests	—	—	—	—	—	—	221,465	2,552,541	2,552,541	—	—	2,552,541
Redemption of vested profit units	—	—	—	—	—	—	(854)	(16,399)	(16,399)			(16,399)
Net loss	—	—	—	—	—	—	—	—	—	—	(15,588,393)	(15,588,393)
Balance, September 30, 2020	2,581,282	$387,192	1,727,843	$1,898,469	1,105,287	$41,162,202	656,290	$6,589,975	$50,037,838	$107,178	$(43,310,446)	$6,834,570

	For the Nine Months Ended September 30, 2019
	Class A		Class B Preferred		Class B-1 Preferred		Class C		Total members’ investment	Additional paid-in capital	Accumulated deficit	Total members’ equity
	Units	Amount	Units	Amount	Units	Amount	Units	Amount
Balance, December 31, 2018	2,581,282	$387,192	1,727,843	$1,898,469	326,026	$12,260,210	75,830	$24,488	$14,570,359	$32,884	$(8,409,335)	$6,193,908
Issuance of units	—	—	—	—	251,048	9,440,708	—	—	9,440,708	—	—	9,440,708
Redeemable warrants	—	—	—	—	—	—	—	—	—	74,294	—	74,294
Issuance of units upon vesting of profits interests	—	—	—	—	—	—	320,111	3,611,503	3,611,503	—	—	3,611,503
Redemption of vested profit units	—	—	—	—	—	—	(753)	(19,288)	(19,288)	—	—	(19,288)
Net loss	—	—	—	—	—	—	—	—	—	—	(16,222,762)	(16,222,762)
Balance, September 30, 2019	2,581,282	$387,192	1,727,843	$1,898,469	577,074	$21,700,918	395,188	$3,616,703	$27,603,282	$107,178	$(24,632,097)	$3,078,363
The accompanying notes are an integral part of these financial statements.

PureCycle Technologies LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in United States dollars, except unit amounts)
	Nine months ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(15,588,393)	$(16,222,762)
Adjustments to reconcile net loss to net cash used in operating activities
Employee equity-based compensation	2,552,541	3,611,503
Non-cash issuance of units	333,333	—
Issuance of warrants	—	6,486,916
Fair value change of warrants	1,774,735	—
Depreciation expense	1,409,404	442,703
Loss on sale of equipment	—	255,650
Changes in operating assets and liabilities
Prepaid royalties	(100,000)	(2,000,000)
Prepaid expenses and other current assets	(128,290)	147,306
Accounts payable	(626,096)	(2,424,580)
Accrued expenses	(411,350)	282,150
Deferred research and development obligation	—	1,000,000
Net cash used in operating activities	$(10,784,116)	$(8,421,114)
Cash flows from investing activities
Construction of plant	(2,423,402)	(2,379,442)
Proceeds from sale of equipment	—	110,000
Net cash used in investing activities	$(2,423,402)	$(2,269,442)
Cash flows from financing activities
Proceeds from term loan	313,500	1,000,000
Proceeds from promissory notes with related party	—	600,000
Payments on promissory notes	(863,151)	—
Payments on promissory notes with related parties	(600,000)	—
Proceeds from advances from related parties	—	57,902
Payments on advances from related parties	(2,703,694)	—
Bond issuance costs	(154,994)	(294,021)
Proceeds from Issuance of units	17,173,351	9,440,708
Payments on redemption of vested profit units	—	(19,288)
Net cash provided by financing activities	$13,165,012	$10,785,301
Net (decrease) increase in cash	(42,506)	94,745
Cash, beginning of period	150,050	100,814
Cash, end of period	$107,544	$195,559
Supplemental disclosure of cash flow information
Non-cash operating activities
Interest paid during the period, net of capitalized interest	$1,581,267	$255,520
Non-cash investing activities
Additions to property, plant, and equipment in accounts payable	$(1,357,431)	$(3,144,405)
Non-cash financing activities
Conversion of accounts payable to promissory notes	$1,247,319	$—
Bond issuance costs capitalization – additions to accrued expense	$1,960,932	$—
The accompanying notes are an integral part of these financial statements.

PureCycle Technologies LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
NOTE 1 — ORGANIZATION
Formation and Organization
PureCycle Technologies LLC (“PureCycle”, “PCT”, or the “Company”) was formed as a Delaware limited liability company (“LLC”) on September 15, 2015 (“Date of Formation”), as Advanced Resin Technologies, LLC. In November 2016, the Company changed its name to Purecycle Technologies LLC. PureCycle is a majority owned subsidiary of Innventure LLC (formerly WE-Innventure LLC, “Innventure” or the “Parent”).
PureCycle and its wholly owned subsidiary, Purecycle: Ohio LLC, PCT Managed Services LLC and PCO Holdco LLC, are businesses whose planned principal operations are to conduct business as a plastics recycler using PureCycle’s patented recycling process. Developed and licensed by Procter & Gamble (“P&G”), the patented recycling process separates color, odor and other contaminants from plastic waste feedstock to transform it into virgin-like resin. The Company is currently constructing its facility and conducting research and development activities to operationalize the licensed technology.
Basis of Presentation
The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the conditions below raise substantial doubt about the Company’s ability to do so. The consolidated interim financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.
These unaudited condensed consolidated interim financial statements should be read in conjunction with the consolidated financial statements and accompanying notes for the fiscal year ended December 31, 2019. The unaudited consolidated interim financial statements do not include all the information and footnotes required by U.S. GAAP for complete financial statements. The results of operations for the nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the entire year ending December 31, 2020. The accompanying unaudited consolidated interim financial statements reflect all adjustments, consisting of normal recurring adjustments, that are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.
Potential Impact of COVID-19 on the Company’s Business
With the global spread of the COVID-19 pandemic in the first half of 2020 and resulting shelter-in-place orders covering the Company’s corporate headquarters, its Ohio plant operations, and employees, the Company has implemented policies and procedures to continue its operations under minimum business operations guidelines. The extent to which the COVID-19 pandemic impacts the Company’s business, financial condition or results of operations will depend on future developments, which are highly uncertain and cannot be accurately predicted.
Principles of Consolidation
The accompanying consolidated interim financial statements include the accounts of the Company, and all significant intercompany transactions and balances have been eliminated in consolidation.
Liquidity and Going Concern
The Company has sustained recurring losses and negative cash flows from operations since its inception. As reflected in the accompanying consolidated financial statements, the Company has not yet begun

PureCycle Technologies LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
commercial operations and does not have any sources of revenue. As of September 30, 2020, and December 31, 2019, the Company had a cash balance of $107,544 and $150,050, respectively, a working capital deficit of $15,741,892 and $7,621,546, respectively, and an accumulated deficit of $43,310,446 and $27,722,053, respectively. For nine months ended September 30, 2020, the Company incurred a net loss of $15,588,393. Over the past year, the Company’s growth has been funded through a combination of equity financing, secured term loan, promissory notes, debt financing obtained from a related party, and cash advances obtained from related parties. While the Company believes it is probable it will begin generating revenues in the near future, there is no assurance that the Company will be successful in its business activities or be able to fund its obligations for one year from the date the condensed consolidated financial statements are available to be issued.
Subsequent to September 30, 2020, the Company has raised gross proceeds of $15 million from the sale of Class A Units. The Company expects to raise an additional $15 million from the sale of Class A Units subject to certain conditions including the closing of the Merger. In addition, the Company entered into a Note Purchase Agreement and closed promissory notes to further fund the development of its technologies. Refer to Note 10 for details on subsequent events. There can be no assurance that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates
The preparation of the consolidated interim financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, related disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses for the period presented. The Company’s most significant estimates and judgments involve valuation of the Company’s equity, including assumptions made in the fair value of Equity-based compensation and the fair value of warrants it has issued to service providers. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from these estimates.
Segment Information
Under ASC 280, Segment Reporting, operating segments are defined as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), in deciding how to allocate resources and in assessing performance. The Company has one component. Therefore, the Company’s Chief Executive Officer, who is also the CODM, makes decisions and manages the Company’s operations as a single operating segment, which is conducting business as a plastic recycler. To date, the Company has not entered into production and measures performance on a consolidated basis.
Bond Issuance Costs
The Company has incurred costs which are directly attributable to the Company’s bond financing. These costs include items such as document preparation costs, underwriting fees, and other external, incremental expenses paid to advisors that directly relate to the financing. During the nine months ended September 30, 2020 and September 30, 2019, the Company incurred $2,115,927 and $294,021, respectively, of bond issuance costs, and as of September 30, 2020 and December 31, 2019, the Company has capitalized bond issuance costs totaling $2,731,822 and $615,896, respectively, which are recorded within Prepaid expenses and other current assets on the consolidated balance sheet. Subsequent to September 30, upon successful completion of the bond offering, these costs have been reclassified to reduce the carrying amount of the bond liability and will be amortized ratably over the term of the bond.

PureCycle Technologies LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to Topic 842, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Furthermore, on June 3, 2020, the FASB deferred by one year the effective date of the new leases standard for private companies, private NFPs and public NFPs that have not yet issued (or made available for issuance) financial statements reflecting the new standard. These new leasing standards are effective for the Company beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for the Company beginning December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements.
In June 2018, the FASB issued ASU 2018-07, “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting” (“ASU 2018-07”). ASU 2018-07 extends the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 amendments are effective for the Company beginning January 1, 2020 and interim periods within fiscal years beginning after December 15, 2020.The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements.
NOTE 3 — NOTES PAYABLE AND RELATED PARTY NOTES PAYABLE
Secured Term Loan
Enhanced Capital Ohio Rural Fund, LLC
On February 28, 2019, the Company entered into a subordinated debt agreement with Enhanced Capital Ohio Rural Fund, LLC. The agreement provides for principal of $1,000,000 with an interest rate of the U.S. Federal prime rate per annum.
As of September 30, 2020, the outstanding balance of the loan is $1,000,000. $100,002 is recorded as Notes payable — current and $899,998 recorded as Notes payable in the consolidated balance sheets. As of December 31, 2019, the outstanding balance on the term loan is $1,000,000, recorded within Notes payable in the consolidated balance sheets.
On October 7, 2020, upon the closing of the bond offering, the full outstanding balance was paid off. Refer to Note 10 for details.
Paycheck Protection Program
On May 4, 2020, the Company entered into a Paycheck Protection Program (the “Program”, or “PPP”) Term Note with PNC Bank to obtain principal of $313,500. This Note is issued pursuant to the Coronavirus Aid, Relief, and Economic Security Act’s (the “CARES Act”) (P.L. 116-136) Paycheck Protection

PureCycle Technologies LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
Program. During a period from May 4, 2020 to November 4, 2020 (“Deferral Period”), interests on the outstanding principal balance will accrue at the Fixed Rate of 1% per annum, but neither principal nor interest shall be due during the Deferral Period. At the end of the Deferral Period, the outstanding principal of the loan Facility that is not forgiven under the program shall convert to an amortizing term loan. All or a portion of this Facility may be forgiven in accordance with the program requirements. The amount of forgiveness shall be calculated in accordance with the requirements of the Program, including provisions of Section 1106 of the CARES Act. Not more than 25% of the amount forgiven can be attributable to non-payroll costs. The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first nine months.
As of September 30, 2020, the outstanding balance on the loan is $313,500. $191,583 is recorded as Notes payable — current and $121,917 is recorded as Notes payable in the consolidated balance sheets.
Promissory Notes
Koch Modular Process Systems Secured Promissory Note
On December 20, 2019, the Company entered into an agreement with Koch Modular Process Systems LLC (“KMPS”) to convert the current balance of Account Payable due to KMPS into a promissory note. The Company issued a Secured Promissory Note for a principal amount of $1,677,489, with a maximum advance of funds up to $3,077,489. The rate of interest on the loan balance is 21% per annum through the month of November 2019 and 24% per annum for December 2019 and thereafter.
As of September 30, 2020, and December 31, 2019, the outstanding balance on the promissory note is $1,993,721 and $1,609,553, recorded within Notes payable — current in the consolidated balance sheets.
On October 1, 2020, the Company was provided an extension to pay off the outstanding balance by October 7, 2020. On October 7, 2020, upon the closing of the bond offering, the full outstanding balance was paid off. Refer to Note 10 for details.
Denham-Blythe Company, Inc. Secured Promissory Note
On December 20, 2019, the Company and Denham-Blythe Company, Inc (“DB”) entered into an agreement to convert the current balance of Account Payable due to DB into a promissory note. The Company issued a Secured Promissory Note for a principal amount of $2,000,000. The rate of interest on the loan balance is 24% per annum for December 2019 and thereafter with interest on the loan payable monthly.
As of September 30, 2020, and December 31, 2019, the outstanding balance on the promissory note is both $1,991,693, recorded within Notes payable — current in the consolidated balance sheets.
On September 14, 2020, the Company was provided an extension to pay off the outstanding balance by October 7, 2020. On October 7, 2020, upon the closing of the bond offering, the full outstanding balance was paid off. Refer to Note 10 for details.
Promissory Note to Related Party
Innventus Fund I, LP
On July 19, 2019, the Company entered into Note and Warrant Financing agreement with Innventus Fund I, LP to obtain a $600,000 loan and warrant financing. The Negotiable Promissory Note has a maturity date of October 21, 2019, and an interest rate of 1-month LIBOR plus 8.0%. The aggregate unpaid principal amount of the loan and all accrued and unpaid interest is due on the maturity date.

PureCycle Technologies LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
As of December 31, 2019, the outstanding balance on this Note is $600,000, recorded within Related party notes payable — current in the consolidated balance sheets. The Company repaid the principal and all accrued and unpaid interest on February 5, 2020.
Auto Now Acceptance Company, LLC
On May 5, 2017, the Company entered into a revolving line of credit facility (the “Credit Agreement”) with Auto Now Acceptance Company, LLC, a related party.
On May 3, 2018, the Credit Agreement was amended and restated in its entirety and secured by a Security Agreement dated May 3, 2018. The credit facility was increased to $14,000,000, bearing interest at a rate of LIBOR plus 6.12% per annum, payable monthly. The maturity date was extended to August 15, 2018.
On July 31, 2018, the Credit Agreement was amended to extend the maturity date to February 15, 2019. Under the agreement, the Auto Now’s advances of funds to the Company ceased on July 31, 2018.
On May 29, 2020, the Company executed a Second Amended and Restated the Security Agreement and entered into a Third Amended and Restated Promissory Note agreement to extend the financing on the loan from Auto Now Acceptance Company, LLC. The agreement extended the maturity date of the loan to June 31, 2021 and adjusted the interest rate on the third amended loan agreement. The security interests include inventory, equipment, accounts receivables and all the Company’s assets. The interest rate within the amendment increased as follows:
•
The annual rate of the 1-month LIBOR in U.S. dollars plus 6.12% adjusted daily, from May 3, 2018 through May 18, 2020

•
12% per annum from May 19, 2020 through August 31, 2020

•
16% per annum from September 1, 2020 through December 31, 2020

•
24% per annum from January 1, 2021 through June 30, 2021

As of September 30, 2020 the outstanding balance on the credit facility was $12,000,000, recorded within Related party notes payable — current in the consolidated balance sheets. As of December 31, 2019 the outstanding balance was $12,000,000, recorded within Related party notes payable in the consolidated balance sheets.
Advances from Related Parties
During 2019 and 2020, PureCycle received funding and support services from Innventure1 LLC (formerly Innventure LLC) and Wasson Enterprises. The outstanding balance due to Innventure1 LLC as of December 31, 2019 is $1,957,611, recorded within Related party notes payable — current in the consolidated balance sheets as of December 31, 2019. The balance was repaid in full as of September 30, 2020.
The outstanding balance due to Wasson Enterprise as of December 31, 2019 is $746,083, recorded within Related party notes payable — current in the consolidated balance sheets as of December 31, 2019. As of June 30, 2020, $375,000 of the outstanding balance was repaid. The remaining balance of $371,083 was assigned from Wasson Enterprise to Innventure LLC (Formerly WE-Innventure LLC) and was paid in full as of September 30, 2020.
NOTE 4 — MEMBERS’ EQUITY
The Company operates subject to the terms and conditions of the amended and restated PureCycle Technologies LLC, Limited Liability Company Agreement (the “LLC Agreement”) dated September 7, 2018. The LLC Agreement was subsequently amended on August 28, 2019.

PureCycle Technologies LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
Class A Units
During the nine months ended September 30, 2020, the Board increased the number of authorized Class A units to 3,981,282. As of September 30, 2020, and September 30, 2019, 2,581,282 units are issued and outstanding. No additional Class A units were issued for the nine months ended September 30, 2020 and September 30, 2019. Subsequent to September 30, 2020, the Company issued 115,428 Class A Units to a related party for total consideration of $10 million. The Company expects to raise an additional $15 million from the sale of Class A Units to the related party subject to certain conditions including the closing of the Merger. Please refer to Note 10 for details.
Class B Preferred Units
As of September 30, 2020, and September 30, 2019, 1,727,843 Class B preferred units are issued and outstanding. No additional Class B preferred units were issued for the nine months ended September 30, 2020 and September 30, 2019. The Class B P&G warrants were exercised subsequent to September 30, 2020. Refer to Note 10 for details.
Class B-1 Preferred Units
During the nine months ended September 30, 2020, the Board increased the number of authorized Class B-1  preferred units to 1,145,584. During the nine months ended September 30, 2020 the Company issued 8,864 Class B-1 preferred units to a non-employee third party at $37.61 per unit in exchange for services provided. Also during the nine months ended September 30, 2020, the Company issued 265,922 Class B-1 preferred units to a related party at $37.61 per unit. As of September 30, 2020, and September 30, 2019, there are 1,105,287 and 577,074 Class B-1  preferred units issued and outstanding, respectively.
For the period ended September 30, 2020	Number of units	Amount
Balance, December 31, 2019	629,727	$23,655,518
Issuance of shares	475,560	17,506,684
Balance, September 30, 2020	1,105,287	$41,162,202

For the period ended September 30, 2019	Number of units	Amount
Balance, December 31, 2018	326,026	$12,260,210
Issuance of shares	251,048	9,440,708
Issuance of shares upon the exercise of warrants	—	—
Balance, September 30, 2019	577,074	$21,700,918
Class C Units
During the nine months ended September 30, 2020, the Board increased the number of authorized Class C units to 1,069,012. During the nine months ended September 30, 2020, the Company granted 240,850 Class C incentive units, pursuant to the Company’s equity incentive plan. There were 202,002 granted during the nine months ended September 30, 2019. 37,500 units were issued to a related party. See Note 5 for further information. As of September 30, 2020, and September 30, 2019, 656,290 and 395,188 Class C units are issued and outstanding, respectively. Subsequent to September 30, 2020, the Company issued 50,000 Class C Units to a related party. Please refer to Note 10 for details.
As of September 30, 2020 and December 31, 2019, there were 210,526 warrant units issued and outstanding to P&G to purchase Class B preferred units; 4,787 warrant units issued and outstanding to Innventus Fund I, LP to purchase Class B-1 preferred units; 7,978 warrant units issued and outstanding to a related party to purchase Class B-1 preferred units; 143,619 warrant units issued and outstanding to RTI to

PureCycle Technologies LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
purchase Class C units. The Class B P&G warrants were exercised subsequent to September 30, 2020. Refer to Note 10 for details.
NOTE 5 — EQUITY-BASED COMPENSATION
The Company established an equity incentive plan (the “Plan”) on June 1, 2018 to provide for the grant of Class C incentive units, characterized as profits interests, to certain executives, directors, key employees, and non-employee service providers of the Company. The aggregate number of units that can be granted under the Plan is subject to the authorized amount of Class C Units per the LLC Agreement, which is 1,069,012 total units.
The units issued pursuant to the Plan are time-based and vest over the period defined in each individual grant agreement or upon a change of control event as defined in the Plan. The distribution threshold associated with the units is determined by the Board at the time units are granted. The Company has the option to repurchase all vested units upon a unitholder’s termination of employment or service with the Company.
The Company recognizes compensation expense for the units equal to the fair value of the equity-based compensation awards and is recognized on a straight-line basis over the vesting period of such awards. The fair value of the units is estimated on the date of grant using the Black-Scholes option-pricing model using the following assumptions:
	2020	2019
Expected annual dividend yield	0.0%	0.0%
Expected volatility	42.1 – 67.7%	51.1 – 95%
Risk-free rate of return	0.1 – 1.8%	1.75 – 2.73%
Expected option term (years)	0.35 – 4.9	1.5 – 5
The expected term of the units granted is determined based on the period of time the units are expected to be outstanding. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility was based on the Company’s capital structure and volatility of similar entities referred to as guideline companies. In determining similar entities, the Company considered industry, stage of life cycle, size and financial leverage. The dividend yield on the Company’s units is assumed to be zero since the Company has not historically paid dividends. The fair value of the underlying Company units was determined using the back solve method.
A summary of incentive unit activity for the nine months ended September 30, 2020 and September 30, 2019 is as follows:
	Number of units	Weighted average grant date fair value	Weighted average remaining recognition period
Non-vested at December 31, 2019	72,972	$2.09
Granted	240,850	13.50
Vested	(221,465)	10.84
Forfeited	(1,146)
Non-vested at September 30, 2020	91,211	$10.81	2.18

PureCycle Technologies LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
	Number of units	Weighted average grant date fair value	Weighted average remaining recognition period
Non-vested at December 31, 2018	204,389	$0.21
Granted	202,002	17.84
Vested	(320,111)	11.33
Forfeited	(4,267)
Non-vested at September 30, 2019	82,013	$0.32	1.72
Total equity-based compensation cost for nine months ended September 30, 2020 and September 30, 2019 totaled $2,552,541 and $3,611,503, respectively, and is recorded within the selling, general and administrative expenses and operating costs on the consolidated statement of operations.
NOTE 6 — NET LOSS PER SHARE
The Company follows the two-class method when computing net loss per common units when units are issued that meet the definition of participating securities. The two-class method requires income available to common unitholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The two-class method also requires losses for the period to be allocated between common and participating securities based on their respective rights if the participating security contractually participates in losses. As holders of participating securities do not have a contractual obligation to fund losses, undistributed net losses are not allocated to Class C Units for purposes of the loss per unit calculation.
Presented in the table below is a reconciliation of the numerator and denominator for the basic and diluted earnings per unit (“EPU”) calculations for the nine months ended September 30, 2020 and September 30, 2019 is as follows:
	September 30, 2020	September 30, 2019
Numerator:
Net income (loss) attributable to PureCycle Technologies	$(15,588,393)	$(16,222,762)
Less cumulative earnings to preferred stockholder	4,833,137	1,927,889
Net income (loss) attributable to common stockholders	$(20,421,530)	$(18,150,651)
Denominator:
Weighted average common shares outstanding, basic and diluted	2,581,282	2,581,282
Net loss per share attributable to common stockholder, basic and diluted	$(7.91)	$(7.03)
The weighted-average outstanding common unit equivalents were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been anti-dilutive. These units include vested but not exercised warrants and non-vested profit interest units.

PureCycle Technologies LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
NOTE 7 — PROPERTY, PLANT AND EQUIPMENT
Presented in the table below are the major classes of property, plant and equipment by category as of dates:
	As of September 30, 2020
	Cost	Accumulated Depreciation	Net Book Value
Building	$9,736,424	$309,577	$9,426,847
Machinery and equipment	15,980,336	1,981,606	13,998,730
Fixtures and Furnishings	104,484	18,658	85,826
Construction in process	9,270,120	—	9,270,120
Total property, plant and equipment	$35,091,364	$2,309,841	$32,781,523

	As of December 31, 2019
	Cost	Accumulated Depreciation	Net Book Value
Building	$9,703,674	$122,384	$9,581,290
Machinery and equipment	15,670,237	770,590	14,899,647
Fixtures and Furnishings	104,484	7,463	97,021
Construction in process	5,832,136	—	5,832,136
Total property, plant and equipment	$31,310,531	$900,437	$30,410,094
On March 28, 2019, the Company sold machinery and equipment for cash proceeds of $110,000. The net book value of this equipment was $365,650.
Depreciation expense is recorded within the operating expense in the consolidated statements of operations and amounted to $1,409,404 and $442,703 for the nine months ended September 30, 2020 and September 30, 2019.
NOTE 8 — FAIR VALUE OF FINANCIAL INSTRUMENTS
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and sets out a fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability. Assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:
Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.
Level 2 — Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly, and fair value is determined through the use of models or other valuation methodologies
Level 3 — Inputs are unobservable for the asset or liability and include situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation.
Liabilities measured and recorded at Fair Value on a recurring basis
As of September 30, 2020 and December 31, 2019, the Company’s financial liabilities measured and recorded at fair value on a recurring basis were classified within the fair value hierarchy as follow:

PureCycle Technologies LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
	September 30, 2020				December 31, 2019
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
P&G warrants	$—	$—	$8,183,146	$8,183,146	$—	$—	$6,408,411	$6,408,411
	$—	$—	$8,183,146	$8,183,146	$—	$—	$6,408,411	$6,408,411
The Company has determined its warrant to be a Level 3 fair value measurement and has remeasured using the Black-Scholes option pricing model to calculate its fair value as of September 30, 2020 using the following assumptions:
Expected annual dividend yield	0.0%
Expected volatility	63.8 – 68.34%
Risk-free rate of return	0.2 – 0.23%
Expected option term (years)	0.5 – 3.9
Changes in Level 3 liabilities measured at fair value for nine months ended September 30, 2020 are as follows:
Fair value (Level 3)
Balance at December 31, 2019	$6,408,411
Change in fair value	1,774,735
Balance at September 30, 2020	$8,183,146
Assets and liabilities recorded at carrying value
In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to fair value measurements.
The Company records cash and cash equivalents and accounts payable at cost, which approximates fair value due to their short-term nature or stated rates. The Company records debt at cost. Management believes the fair value of the debt is not materially different than the carrying amount.
NOTE 9 — DEVELOPMENT PARTNER ARRANGEMENTS
Strategic Alliance Agreement
On December 13, 2018, the Company entered into a strategic alliance agreement with Nestec Ltd. (“Nestle”), which expires on December 31, 2023. Upon execution of the agreement, Nestle committed to provide $1.0 million to the Company to fund further research and development efforts. The funding provided by Nestle may be convertible, in whole or in part, into a prepaid product purchase arrangement at Nestle’s option, upon the time of product delivery beginning in 2020. Additionally, in the event that the research and development efforts are not successful by December 31, 2020, up to 50% of the funding may be convertible into a 5-year term loan obligation, payable to Nestle at an interest rate equivalent to the U.S. prime rate.
The Company received the funding from Nestle on January 8, 2019. The Company has recorded $1.0 million as a Deferred research and development obligation as of September 30, 2020 and December 31, 2019. Recognition related to the funding received will be deferred until it is probable that Nestle will not exercise their option. If the prepaid product purchase option is exercised, the obligation will be recognized as an adjustment to the transaction price of future product sales (e.g., net revenue presentation). If the option is not exercised, or in the case of development efforts not being successful, any amounts not converted to a loan obligation will be recognized as a reduction to research and development costs.

PureCycle Technologies LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
NOTE 10 — SUBSEQUENT EVENTS
In connection with the preparation of the unaudited consolidated interim financial statements for the period ended September 30, 2020, management has evaluated events through November 17, 2020, to determine whether any events required recognition or disclosure in the consolidated financial statements. The following subsequent events were identified through the date of these consolidated financial statements:
On October 6, 2020, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain funds managed by Magnetar Capital LLC or its affiliates, providing for the issuance of up to $60.0 million in aggregate principal amount of Convertible Senior Notes due 2022 (the “Convertible Notes”) issuable under an Indenture dated as of October 7, 2020 (the “Magnetar Indenture”) between PCT and U.S. Bank National Association, as trustee and collateral agent. On October 7, 2020, PCT issued $48.0 million in aggregate principal amount of Convertible Notes (the “First Tranche Notes”) and expect to issue an additional $12.0 million of aggregate principal amount of Convertible Notes (the “Second Tranche Notes”) to the Convertible Notes Investors within 45 days after the entry into the Merger Agreement, defined below, subject to the satisfaction of customary closing conditions. In the event that the Business Combination is not consummated within 180 days of the entry into the Merger Agreement, the Second Tranche Notes are subject to a special mandatory redemption at a redemption price equal to 100% of their aggregate principal amount, plus accrued and unpaid interest.
On October 7, 2020, the Southern Ohio Port Authority (“SOPA”) issued certain bonds (“Revenue Bonds”) to be used to (i) acquire, construct and equip the Ohio Plant; (ii) fund a debt service reserve fund for the Series 2020A bonds; (iii) finance capitalized interest; and (iv) pay the costs of issuing the bonds. The bond offering includes ((i) Exempt Facility Revenue Bonds, tax-exempt Series 2020A of approximately $220 million; (ii) Subordinate Exempt Facility Revenue Bonds, tax-exempt Series 2020B of $20.0 million; and (iii) Subordinated Exempt Facility Revenue Bonds, taxable Series 2020C of $10 million. The purchase price of the bonds was payable and immediately available to Southern Ohio Port Authority on the closing date of the bonds, October 7, 2020. PCT is not a direct obligor on the Revenue Bonds and is not a party to the indenture of trust between SOPA and UMB Bank, N.A as trustee. Pursuant to the execution of a loan agreement dated October 1, 2020, PCT executed promissory notes in favor of SOPA and assigned to UMB Bank on October 7, 2020. The amount of each promissory note was the aggregate principal amount of each revenue bond series issued by SOPA. PCT is required to submit a requisition for funds to be disbursed by the UMB Bank outlining the specified purpose.
The proceeds of the Revenue Bonds have been placed in various trust funds and non-interest-bearing accounts established and administered by UMB Bank, N.A., as trustee under the indenture (the “Trustee”). In addition, 100% of revenue attributable to the production of the Phase II Facility must be deposited into a revenue escrow fund. Funds in the trust accounts and revenue escrow account will be disbursed by the Trustee when certain conditions are met, and will be used to pay costs and expenditures related to the development of the Phase II Facility, make required interest and principal payments (including sinking fund redemption amounts) and, in certain circumstances required under the indenture, to redeem the Revenue Bonds.
As conditions for closing the Revenue Bonds, PCT and certain affiliates contributed $60.0 million in equity at closing and has committed to contribute an additional $40.0 million in equity by January 31, 2021. PCT will provide a liquidity reserve for Ohio Plant construction of $50.0 million to be deposited by January 31, 2021. In addition, PCT has to maintain at least $75 million of cash on its balance sheet as of July 31, 2021 and $100.0 million of cash on its balance sheet as of January 31, 2022.
As part of the equity requirement for the bond, on October 4, 2020, the Company raised gross proceeds of $15.0 million through the sale of 173,142 Class A Units, of which 115,428 Class A Units, or $10.0 million, were sold to a related party that has committed to purchase an additional 173,142 Class A Units, or $15.0 million, subject to certain conditions, including the signing of the Merger Agreement. This

PureCycle Technologies LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
related party previously purchased Class B-1 Preferred Units from the Company, holds a board seat and was issued 37,500 Class C Units in August 2020 and 50,000 Class C Units subsequent to September 30, 2020.
In conjunction with the bond offering, the company repaid the following:
•
The note payable with Koch Modular Process Systems for the full outstanding balance of $2,003,025;

•
The note payable with Denham-Blythe Company, Inc. for the full outstanding balance of $2,003,693;

•
The note payable with Enhanced Capital Ohio Rural Fund, LLC for the full outstanding balance of $1,000,000.

Pursuant to a 2019 agreement with Innventure LLC and the Company, the Chief Science Officer Dr. John Scott and a certain consultant of Innventure LLC are entitled to share equally in a project fee calculated based on a percentage of the Revenue Bonds. Pursuant to such agreement, the fee is equal to 1.5% of the total financing, reduced by the amount of retainer fees paid to such consultant. The Revenue Bonds closed in October 2020, and, as result, Dr. Scott received a partial payment of $50,000, with the remaining balance of approximately $1,519,125 due to Dr. Scott at the closing of the Merger Agreement described below.
On October 7, 2020, Purecycle: Ohio LLC terminated the lease agreement with Innventure LLC related to land in Lawrence County, Ohio and entered into an agreement to purchase that land from Innventure LLC. On October 7th, 2020 Innventure LLC assigned Purecycle: Ohio LLC the land it had purchased from Lawrence County Economic Development Corporation (“LCED”) with a term loan from Closed Loop Fund, LP. Purecycle: Ohio purchased the land by paying off the outstanding term loan from Closed Loop Fund, LP in the amount of $2,658,010 consisting of principal, accrued and unpaid interest and legal fees.
On October 16, 2020, P&G exercised the P&G warrants and the Company received proceeds of $1 for the exercise of 210,526 outstanding Class B Warrants each exchanged for one Class B Preferred Unit.
On November 11, 2020, JobsOhio, a private non-profit corporation, approved a grant to PCT of $750,000 to be used for construction of the Phase II Facility. In accordance this agreement, after certain condition is met, JobsOhio shall disburse the grant funds for eligible costs incurred after September 24, 2020 and no later than December 31, 2023. If the grant funds are not expended by December 31, 2023, JobsOhio shall have no further obligation to disburse.
On November 12, 2020, the Company raised gross proceeds of $60.0 million through the sale of 684,190 Class A Units.
On November 16, 2020, PCT, Roth CH Acquisition I Co. (“ROCH”), Merger Sub Corp., Merger Sub LLC, and Roth CH Acquisition I Co. Parent Corp (“Parentco”), entered into the Merger Agreement pursuant to which PCT will be merged with and into Merger Sub LLC, with PCT surviving the merger as a wholly owned subsidiary of ROCH (the “Business Combination”). The transaction estimates $835.0 million pre-money valuation and will include a $250.0 million fully committed private placement of common stock (the “PIPE”). PureCycle was deemed the accounting predecessor and the combined entity will be the successor registrant with the Securities and Exchange Commission (“SEC”), meaning that PCT’s consolidated financial statements for previous periods will be disclosed in ParentCo’s future periodic reports filed with the SEC.
While the legal acquirer in the Merger Agreement is ROCH, for financial accounting and reporting purposes under GAAP, PCT will be the accounting acquirer and the Business Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of PCT in many respects. Under this method of accounting, ROCH will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, PCT will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated

PureCycle Technologies LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
as a recapitalization of PCT. Accordingly, the consolidated assets, liabilities and results of operations of PCT will become the historical consolidated financial statements of ParentCo, and ROCH’s assets, liabilities and results of operations will be consolidated with PCT beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of ParentCo in future reports. The net assets of ROCH will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded upon execution of the Business Combination.
As of November 17, 2020, the Company issued 164,100 profit units in accordance with The Plan as described in Note 5.
The Company is not aware of any additional subsequent events, other than those described above, that would require recognition or disclosure in the consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Managers
PureCycle Technologies, LLC
Opinion on the financial statements
We have audited the accompanying consolidated balance sheets of PureCycle Technologies, LLC (a Delaware limited liability company) and its subsidiary (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, members’ equity, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Going concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficit, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions giving rise to substantial doubt about going concern and management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audits.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We have served as the Company’s auditor since 2019.
Chicago, Illinois
August 25, 2020

PureCycle Technologies LLC
CONSOLIDATED BALANCE SHEETS
(in United States dollars, except unit and per unit amounts)
For the Years ending December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash	$150,050	$100,814
Prepaid royalties	2,000,000	—
Prepaid expenses and other current assets	720,578	577,571
Total current assets	2,870,628	678,385
Property, plant and equipment, net	30,410,094	25,059,806
TOTAL ASSETS	$33,280,722	$25,738,191
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,364,542	$4,814,531
Accrued expenses	1,222,692	89,926
Notes payable-current	3,601,246	—
Related party notes payable-current	3,303,694	—
Total current liabilities	10,492,174	4,904,457
Deferred research and development obligation	1,000,000	—
Notes payable	1,000,000	—
Related party notes payable	12,000,000	14,639,826
Redeemable warrants	6,408,411	—
Commitment and contingencies (Note 8)
TOTAL LIABILITIES	30,900,585	19,544,283
MEMBERS’ EQUITY
Class A Common units – $0.15 par value; 2,581,282 units authorized, issued, and outstanding as of December 31, 2019 and 2018	387,192	387,192
Class B Preferred units – $1 par value; 1,938,369 units authorized; 1,727,843 units issued and outstanding at December 31, 2019 and 2018	1,898,469	1,898,469
Class B-1 Preferred Units – $1 par value; 1,063,688 units authorized; 629,727 and 326,066 units issued and outstanding at December 31, 2019 and 2018	23,655,518	12,260,210
Class C Profits Units – no par value; 719,029 units authorized, 513,671 and 280,219 units issued and 435,679 and 75,830 units outstanding at December 31, 2019 and 2018	4,053,833	24,488
Additional paid-in capital	107,178	32,884
Accumulated deficit	(27,722,053)	(8,409,335)
Total members’ equity	2,380,137	6,193,908
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$33,280,722	$25,738,191

The accompanying notes are an integral part of these consolidated financial statements.

PureCycle Technologies LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in United States dollars, except unit and per unit amounts)
For the Years ending December 31,
	2019	2018
Costs and expenses
Operating costs	$5,965,960	$1,221,915
Research and development	526,127	786,233
Selling, general and administrative	11,478,286	2,097,038
Total operating costs and expenses	17,970,373	4,105,186
Interest expense	1,012,402	—
Other expense	329,943	—
Net loss	$(19,312,718)	$(4,105,186)
Loss per unit
Basic and diluted	$(8.42)	$(1.86)
Weighted average common units
Basic and diluted	2,581,282	2,581,282
The accompanying notes are an integral part of these consolidated financial statements.

PureCycle Technologies LLC
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
(in United States dollars, except unit and per unit amounts)
For the Years ending December 31,
	Class A		Class B Preferred		Class B-1 Preferred		Class C		Total members’ investment	Additional paid-in capital	Accumulated deficit	Total members’ equity
	Units	Amount	Units	Amount	Units	Amount	Units	Amount
Balance, December 31, 2017 (as previously reported)	2,581,282	$387,192	1,727,843	$1,898,469	—	$—	—	$—	$2,285,661	$49,296	$(4,353,445)	$(2,018,488)
Revisions	—	—	—	—	—	—	—	—	—	(49,296)	49,296	—
Balance, December 31, 2017 (revised)	2,581,282	$387,192	1,727,843	$1,898,469	—	—	—	—	$2,285,661	$—	$(4,304,149)	$(2,018,488)
Issuance of units	—	—	—	—	326,026	12,260,210	—	—	12,260,210	—	—	12,260,210
Redeemable warrants	—	—	—	—	—	—	—	—	—	32,884	—	32,884
Issuance of units upon vesting of profits units	—	—	—	—	—	—	75,830	15,887	15,887	—	—	15,887
Net loss	—	—	—	—	—	—	—	—	—	—	(4,073,329)	(4,073,329)
Revisions	—	—	—	—	—	—	—	8,601	8,601		(31,857)	(23,256)
Balance, December 31, 2018	2,581,282	$387,192	1,727,843	$1,898,469	326,026	$12,260,210	75,830	$24,488	$14,570,359	$32,884	$(8,409,335)	$6,193,908
Issuance of units	—	$—	—	$—	303,701	$11,395,308	—	$—	$11,395,308	$—	$—	11,395,308
Redeemable warrants	—	—	—	—	—	—	—	—	—	74,294	—	74,294
Issuance of units upon vesting of profits units	—	—	—	—	—	—	360,602	4,048,633	4,048,633	—	—	4,048,633
Redemption of vested profit units	—	—	—	—	—	—	(753)	(19,288)	(19,288)	—	—	(19,288)
Net loss	—	—	—	—	—	—	—	—	—	—	(19,312,718)	(19,312,718)
Balance, December 31, 2019	2,581,282	$387,192	1,727,843	$1,898,469	629,727	$23,655,518	435,679	$4,053,833	$29,995,012	$107,178	$(27,722,053)	$2,380,137

The accompanying notes are an integral part of these consolidated financial statements.

PureCycle Technologies LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in United States dollars, except unit and per unit amounts)
For the Years ending December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(19,312,718)	$(4,105,186)
Adjustments to reconcile net loss to net cash used in operating activities
Equity-based compensation	4,048,633	24,488
Issuance of warrants	6,482,705	32,884
Depreciation expense	900,437	—
Loss on sale of equipment	255,650	—
Changes in operating assets and liabilities
Prepaid expenses and other current assets	151,014	(122,695)
Prepaid royalties	(2,000,000)	—
Accounts payable	1,026,944	(1,346,198)
Accrued expenses	1,132,766	89,926
Deferred research and development obligation	1,000,000	—
Net cash used in operating activities	(6,314,569)	(5,426,781)
Cash flows from investing activities
Construction of plant	(5,992,062)	(11,120,983)
Proceeds from sale of equipment	110,000	—
Net cash used in investing activities	(5,882,062)	(11,120,983)
Cash flows from financing activities
Proceeds from secured term loan	1,000,000	—
Proceeds from promissory note from related parties	600,000	6,343,239
Payments on promissory note from related parties	—	(3,143,238)
Proceeds from advances from related parties	63,868	1,403,190
Bond issuance costs	(294,021)	(214,823)
Proceeds from issuance of units	10,895,308	12,260,210
Payments on redemption of vested profit units	(19,288)	—
Net cash provided by financing activities	12,245,867	16,648,578
Net increase in cash	49,236	100,814
Cash, beginning of year	100,814	—
Cash, end of year	$150,050	$100,814
Supplemental disclosure of cash flow information
Non-cash operating activities
Interest paid during the year, net of capitalized interest	$1,861	$—
Non-cash investing activities
Additions to property, plant, and equipment in accounts payable	$(624,313)	$(3,792,835)
Non-cash financing activities:
Conversion of accounts payable to promissory notes	$3,601,246	$—
Conversion of accounts payable to equity	$500,000	$—
The accompanying notes are an integral part of these consolidated financial statements.

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 1 — ORGANIZATION
Formation and Organization
PureCycle Technologies LLC (“PureCycle” or the “Company”) was formed as a Delaware limited liability company (“LLC”) on September 15, 2015 (“Date of Formation”), as Advanced Resin Technologies, LLC. In November 2016, the Company changed its name to Purecycle Technologies LLC. PureCycle is a majority owned subsidiary of WE-Innventure LLC (“WE-Innventure” or the “Parent”).
PureCycle and its wholly owned subsidiary, Purecycle: Ohio LLC, are businesses whose planned principal operations are to conduct business as a plastics recycler using PureCycle’s patented recycling process. Developed and licensed by Procter & Gamble (“P&G”), the patented recycling process separates color, odor and other contaminants from plastic waste feedstock to transform it into virgin-like resin. The Company is currently constructing its facility and conducting research and development activities to operationalize the licensed technology.
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the conditions below raise substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company, and all significant intercompany transactions and balances have been eliminated in consolidation.
Liquidity and going concern
The Company has sustained recurring losses and negative cash flows from operations since its inception. As reflected in the accompanying consolidated financial statements, the Company has not yet begun commercial operations and the Company does not have any sources of revenue. As of December 31, 2019 and 2018, the Company had a cash balance of $150,050 and $100,814, respectively, a working capital deficit of $7,621,546 and $4,226,072, respectively, and an accumulated deficit of $27,722,053 and $8,409,335, respectively. During the year ended December 31, 2019 and 2018, the Company incurred a net loss of $19,312,718 and $4,105,186. Over the past year, the Company’s growth has been funded through a combination equity financing, secured term loan, promissory notes, debt financing obtained from a related party, and cash advances obtained from related parties. While the Company believes it is probable it will begin generating revenues in the near future, there is no assurance that the Company will be successful in its business activities or be able to fund its obligations for one year from the date the consolidated financial statements are available to be issued.
The Company’s promissory note due to a related party (see note 3) matured on February 15, 2019 and has not been repaid. On May 29, 2020, the Company extended the Promissory Note with Auto Now Acceptance Company, LLC to June 30, 2021. The inability of the Company to fund obligations as they become due may result in a material adverse impact on the Company’s financial position and results of operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
Subsequent to year-end, as of March 31, 2020, the Company repaid advances from Innventure and Wasson Enterprise of $1,950,000 and $375,000 respectively. As of August 24, 2020, the Company has raised net proceeds of $17,068,273 from individual investors from the sale of Class B-1 preferred units. In addition, the Company expects to obtain additional funding through a bond financing to further fund the development of its technologies. There can be no assurance that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Cash
The Company’s cash balance represents cash deposited with financial institutions.
Bond Issuance Costs
The Company has incurred costs which are directly attributable to the Company’s upcoming bond financing. These costs include items such as document preparation costs, underwriting fees, and other external, incremental expenses paid to advisors that directly relate to the financing. Upon successful completion of the bond offering, these costs will be reclassified to reduce the carrying amount of the bond liability and will be amortized ratably over the term of the bond. During the years ended December 31, 2019 and 2018, the Company incurred $294,021 and $214,823 respectively, of bond issuance costs, and as of December 31, 2019 and 2018, the Company has capitalized bond issuance costs totaling $615,896 and $321,875, respectively, which are recorded within Prepaid expenses and other current assets on the consolidated balance sheet.
Property, Plant and Equipment
As of December 31, 2019 and 2018, the Company’s property, plant and equipment consists of building, office equipment and furniture, machinery and equipment, fixtures and furnishings and construction in progress. All property, plant and equipment are located within the United States. Property, plant and equipment are recorded at cost and are amortized over their estimated useful lives, unless the useful life is indefinite, using the straight-line method over the following table:
Building	39 years
Land	Indefinite
Office equipment and furniture	7 years
Machinery and equipment	5 – 10 years
Fixtures and Furnishings	5 years
Construction in progress relates to costs capitalized in conjunction with major improvements that have not yet been placed in service, and accordingly are not currently being depreciated. The Company capitalizes interest cost incurred on funds used to construct property, plant and equipment. On June 30, 2019 the Feedstock Evaluation Unit (“FEU”) and associated assets were determined to be substantially completed and ready for intended use. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 835, Interest, the interest capitalization period covers the duration of the activities required to get the asset ready for its intended use and capitalization continues as long as the activities and incurrence of cost continues. As the FEU unit and associated assets were determined to be ready for intended use on June 30, 2019, the interest capitalization on the Company loans related to those assets ends at that point in time. From July 1, 2019 and going forward, the Company applied a capitalization rate to the average amount of accumulated expenditures related to the current plant being built. The capitalized interest is recorded as part of the asset to which it relates over the asset’s estimated useful life. Interest cost capitalized as of December 31, 2019 and 2018 totaled $1,846,209 and $1,238,135 respectively.

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
As of December 31, 2019, the Company determined that there were no indicators of impairment and did not recognize any impairment of its property, plant and equipment.
Operating Costs
Operating costs are expensed as incurred. Operating costs consist of facility employee personnel costs, expense for supplies and materials, depreciation, transportation and other operating related expense.
Research and Development Costs
Research and development costs are expensed as incurred. Research and development expenses consist of expenses for services provided by third parties, and payroll and benefits of those employees engaged in research, design and development activities, costs related to design tools, license expenses related to intellectual property, and supplies and services.
Selling, General, and Administrative Costs
Selling, General and Administrative Costs are expensed as incurred. Selling, general, and administrative expense consist of personnel costs, allocated facilities expenses, facility rent, repairs and utilities, office insurance, travel, sales and marketing costs.
Income Taxes
The Company is a limited liability company and has elected to be treated as a partnership for income tax purposes. The Company’s taxable income or loss is allocated to its members. The Company is not directly liable for income taxes for federal purposes. The Company is, however, subject to annual state LLC franchise taxes and state LLC fees. During the years ended December 31, 2019 and 2018, these taxes and fees amounted to $375 and $2,062, respectively, and are included in selling, general and administrative expenses.
Management has evaluated the Company’s tax positions, including their status as a pass-through entity for federal and state tax purposes, and has determined that the Company has taken no uncertain tax positions that require adjustment to the consolidated financial statements.
Net Loss Per Unit
The Company computes net loss per share in accordance with ASC 260, Earnings per Share. Basic (loss) earnings per unit is computed by dividing (loss) income available to common unitholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per unit is computed by dividing income available to common unitholders by the weighted- average number of shares of common units outstanding during the period increased to include the number of additional common units that would have been outstanding if the potentially dilutive securities had been issued, using the treasury stock method.
Equity-Based Compensation
The Company issues grants of incentive units to select employees and service providers. The equity-based compensation cost for the incentive units is measured at the grant date based on the fair value of the award over the requisite service period, which is the vesting period on the straight-line basis. In accordance with ASC 718, Compensation — Stock Compensation (“ASC 718”), in the event of modification, the Company recognizes the remaining compensation cost based on the grant date fair value over the new requisite service period.
The Company applies a zero forfeiture rate for its equity-based awards, as such awards have been granted to a limited number of employees and service providers. A significant forfeiture, or an indication

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
that significant forfeitures may occur, would result in a revised forfeiture rate which would be accounted for prospectively as a change in an estimate.
Warrants
The Company accounts for its warrants issued to nonemployees in accordance with ASC 505, Equity, which requires all nonemployee transactions, in which goods or services are the consideration received in exchange for equity instruments, to be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Accordingly, the Company determines the fair value of the equity instruments issued as of the warrant issuance date, and the fair value is then expensed in accordance with the vesting terms of the warrant agreement. In the event the warrants are issued with other debt instruments, the Company accounts for its warrants in accordance with ASC 480, Distinguishing Liabilities from Equity, for unit of account analysis. In the event the terms of the warrants qualify as a liability under ASC 480, the company accounts for the instrument as a liability recorded at fair value each reporting period.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, related disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses for the period presented. The Company’s most significant estimates and judgments involve valuation of the Company’s equity, including assumptions made in the fair value of Equity-based compensation and the fair value of warrants it has issued to service providers. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from these estimates.
Segment Information
Under ASC 280, Segment Reporting, operating segments are defined as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), in deciding how to allocate resources and in assessing performance. The Company has one component. Therefore, the Company’s Chief Executive Officer, who is also the CODM, makes decisions and manages the Company’s operations as a single operating segment, which is conducting business as a plastic recycler. To date, the Company has not entered into production and measures performance on a consolidated basis.
Fair Value of Financial Instruments
The Company applies fair value accounting in accordance with ASC 820, Fair Value Measurements (“ASC 820”) for valuation of financial instruments. ASC 820 defines fair value and establishes a framework for measuring fair value and making disclosures about fair value measurements. This framework applies to all financial assets and liabilities that are being measured and reported at fair value and for disclosures of fair value.
Correction of Immaterial Errors
Management discovered prior period errors that accumulated over prior year 2018. The cumulative adjustment for the errors covering the period from January 1, 2018 to December 31, 2018 was approximately $377,723.
Pursuant to the guidance of Staff Accounting Bulletin (“SAB”) No. 99, Materiality, the Company concluded that the errors were not material to any of its prior period financials. The prior period financial

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
statements were revised, in accordance with SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.
Reclassifications: Certain amounts in year 2018 have been aggregated or disaggregated to conform to current year presentation. These reclassifications have no effect on previously reported current or total assets, current or total liabilities within the consolidated balance sheets, net loss within the consolidated statements of operation, and the cash provided (used) by operating, investing or financing activities within the consolidated statements of cash flows.
A reconciliation of the effects of the adjustments to the previously reported balance sheet at December 31, 2018 follows:
ASSETS
	As reported	Reclasses	As reclassed	Revision	Revised
CURRENT ASSETS
Cash	$100,815	$(1)	$100,814	$—	$100,814
Prepaid royalties	1,000,000	—	1,000,000	(1,000,000)	—
Prepaid expenses and other current assets	487,501	1	487,502	90,069	577,571
Total current assets	1,588,316	—	1,588,316	(909,931)	678,385
Property, plant and equipment, net	24,527,598	—	24,527,598	532,208	25,059,806
TOTAL ASSETS	$26,115,914	$—	$26,115,914	$(377,723)	$25,738,191
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,196,704	$(27,706)	$4,168,998	$645,533	$4,814,531
Accrued expenses	—	89,926	89,926	—	89,926
Payable to affiliate	62,220	(62,220)	—	—	—
Related party notes payable – current	12,000,000	(12,000,000)	—	—	—
Total current liabilities	16,258,924	(12,000,000)	4,258,924	645,533	4,904,457
Deferred research and development obligation	1,000,000	—	1,000,000	(1,000,000)	—
Notes payable	2,639,826	(2,639,826)	—	—	—
Related party notes payable	—	14,639,826	14,639,826	—	14,639,826
TOTAL LIABILITIES	19,898,750	—	19,898,750	(354,467)	19,544,283
MEMBERS’ EQUITY
Class A Common units	—	387,192	387,192	—	387,192
Class B Preferred units	—	1,898,469	1,898,469	—	1,898,469
Class B-1 Preferred Units	—	12,260,210	12,260,210	—	12,260,210
Class C Profits Units	—	15,887	15,887	8,601	24,488
Members’ Equity	14,561,758	(14,561,758)	—	—	—
Additional paid-in capital	82,180	—	82,180	(49,296)	32,884
Accumulated deficit	(8,426,774)	—	(8,426,774)	17,439	(8,409,335)
Total members’ equity	6,217,164	—	6,217,164	(23,256)	6,193,908
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$26,115,914	$—	$26,115,914	$(377,723)	$25,738,191

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
A reconciliation of the effects of the adjustments to the previously reported statement of operations for the year ended December 31, 2018:
	As reported	Reclasses	As reclassed	Revision	Revised
Costs and expenses
Operating costs	$1,842,091	$(627,783)	$1,214,308	$7,607	$1,221,915
Research and development	786,233	—	786,233	—	786,233
Selling, general and administrative	485,741	1,587,047	2,072,788	24,250	2,097,038
Professional expenses	959,264	(959,264)	—	—	—
Total operating costs and expenses	4,073,329	—	4,073,329	31,857	4,105,186
Interest expense	—	—	—	—	—
Other expense	—	—	—	—	—
Net loss	$(4,073,329)	$—	$(4,073,329)	$(31,857)	$(4,105,186)
A reconciliation of the effects of the adjustments to the previously reported statement of members’ equity for the year ended December 31, 2018:
	As reported	Reclasses	As reclassed	Revision	Revised
Class A
Balance at December 31, 2017	$387,192	$—	$387,192	$—	$387,192
Balance at December 31, 2018	$387,192	$—	$387,192	$—	$387,192
Class B
Balance at December 31, 2017	$1,898,470	$(1)	$1,898,469	$—	$1,898,469
Balance at December 31, 2018	$1,898,470	$(1)	$1,898,469	$—	$1,898,469
Class B-1
Balance at December 31, 2017	$—	$—	$—	$—	$—
Issuance of units	12,260,209	1	12,260,210	—	12,260,210
Balance at December 31, 2018	$12,260,209	$1	$12,260,210	$—	$12,260,210
Class C
Balance at December 31, 2017	$—	$—	$—	$—	$—
Issuance of units upon vesting of profit units	15,887	—	15,887	8,601	24,488
Balance at December 31, 2018	$15,887	$—	$15,887	$8,601	$24,488
Total members’ investment
Balance at December 31, 2017	$2,285,662	$(1)	$2,285,661	$—	$2,285,661
Issuance of units	12,260,209	1	12,260,210	—	12,260,210

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
	As reported	Reclasses	As reclassed	Revision	Revised
Issuance of units upon vesting of profit units	15,887	—	15,887	8,601	24,488
Balance at December 31, 2018	$14,561,758	$—	$14,561,758	$8,601	$14,570,359
Additional paid-in capital
Balance at December 31, 2017	$49,296	$—	$49,296	$(49,296)	$—
Redeemable warrants	32,884	—	32,884	—	32,884
Balance at December 31, 2018	$82,180	$—	$82,180	$(49,296)	$32,884
Accumulated deficit
Balance at December 31, 2017	$(4,353,445)	$—	$(4,353,445)	$49,296	$(4,304,149)
Net loss	(4,073,329)	—	(4,073,329)	(31,857)	(4,105,186)
Balance at December 31, 2018	$(8,426,774)	$—	$(8,426,774)	$17,439	$(8,409,335)
Total members’ equity
Balance at December 31, 2017	$(2,018,487)	$(1)	$(2,018,488)	$—	$(2,018,488)
Issuance of units	12,260,209	1	12,260,210	—	12,260,210
Redeemable warrants	32,884	—	32,884	—	32,884
Issuance of units upon vesting of profit units	15,887	—	15,887	8,601	24,488
Net loss	(4,073,329)	—	(4,073,329)	(31,857)	(4,105,186)
Balance at December 31, 2018	$6,217,164	$—	$6,217,164	$(23,256)	$6,193,908
A reconciliation of the effects of the adjustments to the previously reported statement of cash flows for the year ended December 31, 2018:
	As reported	Reclasses	As reclassed	Revision	Revised
Cash flows from operating activities
Net loss	$(4,073,329)	$—	$(4,073,329)	$(31,857)	$(4,105,186)
Adjustments to reconcile net loss to net cash used in operating activities
Equity-based compensation	15,887	—	15,887	8,601	24,488
Issuance of warrants	32,884	—	32,884	—	32,884
Changes in operating assets and liabilities
Prepaid expenses and other current assets	(32,627)	—	(32,627)	(90,068)	(122,695)
Prepaid royalties	(1,000,000)	—	(1,000,000)	1,000,000	—
Accounts payable	(1,964,024)	(27,706)	(1,991,730)	645,532	(1,346,198)
Accrued expenses	—	89,926	89,926	—	89,926
Payable to affiliate	62,220	(62,220)	—	—	—
Deferred research and development obligation	1,000,000	—	1,000,000	(1,000,000)	—
Net cash used in operating activities	(5,958,989)	—	(5,958,989)	532,208	(5,426,781)

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
	As reported	Reclasses	As reclassed	Revision	Revised
Cash flows from investing activities
Construction of plant	(10,588,775)	—	(10,588,775)	(532,208)	(11,120,983)
Net cash used in investing activities	(10,588,775)	—	(10,588,775)	(532,208)	(11,120,983)
Cash flows from financing activities
Proceeds from promissory note from related parties	6,343,239	—	6,343,239	—	6,343,239
Payments on promissory note from related parties	(3,143,239)	1	(3,143,238)	—	(3,143,238)
Proceeds from advances from related parties	1,403,192	(2)	1,403,190	—	1,403,190
Bond issuance costs	(214,822)	(1)	(214,823)	—	(214,823)
Proceeds from issuance of units	12,260,209	1	12,260,210	—	12,260,210
Net cash provided by financing activities	16,648,579	(1)	16,648,578	—	16,648,578
Net increase in cash	100,815	(1)	100,814	—	100,814
Cash, beginning of year	—	—	—	—	—
Cash, end of year	$100,815	$(1)	$100,814	$—	$100,814

	As reported	Reclasses	As reclassed	Revision	Revised
Supplemental disclosure of cash flow information
Non-cash Operating activities
Interest paid during the year, net of capitalized interest	$—	$—	$—	$—	$—
Non-cash investing activities
Additions to property, plant, and equipment in accounts payable	$(3,792,835)	$—	$(3,792,835)	$—	$(3,792,835)
Recently Issued Accounting Pronouncements
As an emerging growth company (“EGC”), the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an EGC. The adoption dates discussed below reflect this election.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to Topic 842, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Furthermore, on June 3, 2020, the FASB deferred by one year the effective date of the new leases standard for private companies, private NFPs and public NFPs

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
that have not yet issued (or made available for issuance) financial statements reflecting the new standard. These new leasing standards are effective for the Company beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for the Company beginning December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements.
In June 2018, the FASB issued ASU 2018-07, “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting” (“ASU 2018-07”). ASU 2018-07 extends the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 amendments are effective for the Company beginning January 1, 2020 and interim periods within fiscal years beginning after December 15, 2020.The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements.
NOTE 3 — NOTES PAYABLE AND DEBT INSTRUMENTS
Secured Term Loan
On February 28, 2019, the Company entered into a subordinated debt agreement with Enhanced Capital Ohio Rural Fund, LLC. The agreement provides for principal of $1,000,000 with an interest of the U.S. Federal prime rate per annum. The interest rate will increase to the U.S. Federal prime rate plus 3% per annum subsequent to the completion of the Company’s upcoming bond financing. As of December 31, 2019, the interest rate was 4.75%. The first 24 months will be an “interest-only period” whereby the Company will only make accrued but unpaid interest payments at the end of each month. At the end of the interest-only period principal payments of $16,667 are payable on the last business day of each month. All unpaid principal and interest are payable on February 27, 2024, the maturity date of the agreement.
Until the closing of the bond indebtedness, the lender shall have first priority lien on all collateral. The term loan is secured by the Company’s receivables, contract rights, general intangibles, equipment, intellectual property, inventory, instruments, investment property, letters of credit and related collateral and proceeds.
The Company may at its option prepay the outstanding principal amount of the Loan. Any voluntary prepayment under the Loan prior to the two-year anniversary of the Closing date is subject to a prepayment penalty of 4.0% on the amount of such payment.
As defined within the agreement, the Company shall use the proceeds of the Term Loan (i) for working capital, (ii) capital spending, (iii) general corporate purposes, (iv) operations and hiring of incremental personnel in a manner consistent with the Ohio Rural Business Growth Act, and (v) to pay the fees, costs and expenses of Lender pursuant to the Loan agreement.
As of December 31, 2019, the outstanding balance on the term loan is $1,000,000, recorded within Notes payable in the consolidated balance sheets. The Company incurred $44,778 of interest cost during 2019. As the secured term loan was used to construct the Company’s property, plant and equipment, the interest costs incurred was capitalized within Property, Plant and Equipment as described in Note 2.
Promissory Notes
Koch Modular Process Systems Secured Promissory Note
On December 20, 2019, the Company entered into an agreement with Koch Modular Process Systems LLC (“KMPS”) to convert the current balance of Account Payable due to KMPS into a promissory note.

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
The Company issued a Secured Promissory Note for a principal amount of $1,677,489, with a maximum advance of funds up to $3,077,489. This loan provides the Company with the ability to draw additional funds by rolling invoices from KMPS into the balance. The rate of interest on the loan balance is 21% per annum through the month of November 2019 and 24% per annum for December 2019 and thereafter. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note are due and payable on the maturity date. The loan maturity date is September 30, 2020 unless PureCycle repays the principal and accrued and unpaid interests from closing of the bond financing earlier.
The promissory note is secured by a first priority of the Company’s fixtures and personal property of every kind and all proceeds and products of each of the foregoing. The Company has the option to prepay the loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Any amount of principal prepaid may not be reborrowed.
As of December 31, 2019, the outstanding balance on the promissory note is $1,609,553 recorded within Notes payable — current in the consolidated balance sheets.
Denham-Blythe Company, Inc. Secured Promissory Note
On December 20, 2019, the Company and Denham-Blythe Company, Inc (“DB”) entered into an agreement to convert the current balance of Account Payable due to DB into a promissory note. The Company issued a Secured Promissory Note for a principal amount of $2,000,000. The rate of interest on the loan balance is 24% per annum for December 2019 and thereafter with interest on the loan payable monthly. The loan maturity date is September 30, 2020 unless PureCycle repays the principal and accrued and unpaid interests from closing of the bond financing.
The promissory note is secured by a first priority lien of the Company’s fixtures and personal property of every kind and all proceeds and products of each of the foregoing. The Company has the option to prepay the loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Any amount of principal prepaid may not be reborrowed.
As of December 31, 2019, the outstanding balance on the promissory note is $1,991,693, recorded within Notes payable — current in the consolidated balance sheets. The Company incurred $12,000 of interest cost during 2019. As the promissory note was used to construct the Company’s property, plant and equipment, the interest costs incurred was capitalized within Property, Plant and Equipment as described in Note 2.
Promissory Note to Related Parties
Innventus Fund I, LP
On July 19, 2019, the Company entered into Note and Warrant Financing agreement with Innventus Fund I, LP to obtain a $600,000 loan and warrant financing. The Negotiable Promissory Note has a maturity date of October 21, 2019, and an interest rate of 1-month LIBOR plus 8.00%. The aggregate unpaid principal amount of the loan and all accrued and unpaid interest is due on the maturity date.
As of December 31, 2019, the outstanding balance on this Note is $600,000, recorded within Related party notes payable — current in the consolidated balance sheets. The Company incurred $21,436 of interest cost during 2019. The effective interest rate is 14.29% as of December 31, 2019. Subsequent to December 31, 2019, the principal and all accrued and unpaid interest was paid on February 15, 2020.
See Note 6 for further information on the issuance of warrants.

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
Auto Now Acceptance Company, LLC
On May 5, 2017, the Company entered into a revolving line of credit facility (the “Credit Agreement”) with Auto Now Acceptance Company, LLC, a related party. The credit facility provided for a $13,292,000 revolving line of credit. The revolving line of credit was due on demand with interest payable monthly, bearing interest at a rate of 5.0%.
On May 3, 2018, the Credit Agreement was amended and restated in its entirety and secured by a Security Agreement dated May 3, 2018. The credit facility was increased to $14,000,000, bearing interest at a rate of LIBOR plus 6.12% per annum, payable monthly. The maturity date was extended to August 15, 2018. The Credit Agreement was also amended to state that the agreement is collateralized by substantially all assets of the Company.
On July 31, 2018, the Credit Agreement was amended to extend the maturity date to February 15, 2019. Under the agreement, the Auto Now’s advances of funds to the Company will cease on July 31, 2018. Upon execution of the amendment, the agreement was accounted for as a promissory note as the Company was no longer able to draw additional funds on the facility. As the cash flows were not substantially different, the Company accounted for the extension as a debt modification. No additional fees were incurred in connection with the extension, and consequently there was no impact on the carrying value of the debt. As the Company has defaulted the principal payment, the interest is accrued at the annual rate of a month LIBOR plus 10% per annum.
Subsequent to December 31, 2019, on May 29, 2020, the company extended the maturity date to June 30, 2021. See Note 13 for further information.
As of December 31, 2019, and 2018, the outstanding balance on the promissory note is $12,000,000 and $12,000,000, respectively, recorded within Related party notes payable in the consolidated balance sheets. The Company incurred $1,337,857 and $1,081,446 of interest cost during 2019 and 2018, respectively. As the promissory note was used to construct the Company’s property, plant and equipment, the interest cost incurred was capitalized within Property, Plant and Equipment as described in Note 2.
Advances from Related Parties
PureCycle received funding and support services from Innventure and Wasson Enterprise. During the years ended December 31, 2019 and 2018, PureCycle received $63,868 and $946,963 from Innventure. During the years ended December 31, 2019 and 2018, PureCycle received $0 and $456,227 from Wasson Enterprise. These advances were unsecured, non-interest bearing with no formal terms of repayment.
The outstanding balance due to Innventure as of December 31, 2019 and 2018 is $1,957,611 and $1,893,743, respectively, recorded within Related party notes payable — current in the consolidated balance sheets as of December 31, 2019 and recorded within a Related party notes payable in consolidated balance sheets as of December 31, 2018. The outstanding balance due to Wasson Enterprise is $746,083 as of December 31, 2019 and 2018, recorded within Related party notes payable — current in the consolidated balance sheets as of December 31, 2019 and recorded within Related party notes payable in consolidated balance sheets as of December 31, 2018.
The weighted average interest rate on notes payable — current and related party notes payable — current is 12.95% as of December 31, 2019.

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
Principal repayments due on the Notes payable and Related party notes payable over the next five years are as follows:
Years ending December, 31	Amount
2020	$6,904,940
2021	12,150,003
2022	200,004
2023	200,004
2024	449,989
Thereafter	—
Total	$19,904,940
NOTE 4 — MEMBERS’ EQUITY
The Company operates subject to the terms and conditions of the amended and restated PureCycle Technologies LLC, Limited Liability Company Agreement (the “LLC Agreement”) dated September 7, 2018. The LLC Agreement was subsequently amended on August 28, 2019.
The LLC Agreement provides for overall management and control of the Company to be vested in the Board of Managers (the “Board”). The members’ interests are represented by four classes: Class A units, Class B preferred units, Class B-1 preferred units and Class C units. Members owning a majority of the Class A units, Class B preferred units and Class B-1 preferred units are required to elect managers to the Board to serve the Class A unit, Class B preferred unit and Class B-1 preferred unit member interests. Each holder of Class A units, Class B preferred units, and Class B-1 preferred units (“Voting Members”) shall be entitled to one vote per unit held. The holders of Class C units do not have voting rights in respect to their units held. No Member shall be liable for any debts or losses of capital or profits of the Company or be required to guarantee the liabilities of the Company.
Class A Units
The Board authorized up to 2,581,282 Class A units. As of December 31, 2019 and 2018, 2,581,282 units are issued and outstanding. No additional Class A units are issuable under the LLC Agreement.
These units were issued to the initial investors of the Company for no cash consideration. Therefore, the Company determined the fair value of the units utilizing the Black-Scholes option pricing model. The fair value of the Class A units granted was determined to be $0.15 per unit.
Class B Preferred Units
The Board authorized up to 1,938,369 Class B preferred units. As of December 31, 2019 and 2018, there are 1,727,843 Class B preferred units issued and outstanding. No additional Class B preferred units are issuable under the LLC Agreement. The Class B preferred unit members are entitled to receive a cumulative preferred return at the rate of eight percent (8%) per year on the sum of the unreturned preferred capital and unpaid preferred return through the date of such distribution.
Class B-1 Preferred Units
On August 28, 2019 the Company amended its LLC agreement to increase the number of authorized Class B-1 preferred units to 1,063,688. In 2019 and 2018, the Company issued 303,701 and 326,026 Class B-1 preferred units at a purchase price of $37.61 per B-1 Unit. On October 29, 2019, the Company entered into a Class B-1 Preferred Unit Purchase Agreement with a third party contractors to exchange an outstanding accounts payable balance of $500,000 into 13,296 Class B-1 preferred units at a purchase price of $37.61 per B-1 unit.

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
As of December 31, 2019, and 2018, there are 629,727 and 326,026 Class B-1 preferred units issued and outstanding, respectively. The Class B-1 preferred unit members are entitled to receive a cumulative preferred return at the rate of eight percent (8%) per year on the sum of the unreturned preferred capital and unpaid preferred return through the date of such distribution.
A summary of the accumulated but unpaid distributions for the Class B and Class B-1 preferred units as of December 31, 2019 and 2018 is as follows:
	Class B	Class B-1
Accumulated and unpaid, January 1, 2018	$270,109	$—
Accumulated	148,809	279,971
Distributed	—	—
Accumulated and unpaid, December 31, 2018	418,918	279,971
Accumulated	160,713	1,574,354
Distributed	—	—
Accumulated and unpaid, December 31, 2019	$579,631	$1,854,325
Class C Units
The Board authorized up to 719,029 Class C units. Class C preferred units are non-voting profits interest incentive units pursuant to individual award agreements determined by the Voting Members at the time of the awards, which set forth such additional terms and conditions, including the vesting and forfeiture terms. Class C Units or any other Units that the Company issued as profits interests are considered as Distribution Threshold Unit and are entitled only to its Sharing Percentage of excess distributions over and above its Distribution Threshold. During 2019 and 2018, the Company granted 233,452 and 280,219 of Class C incentive units, respectively, pursuant to the Company’s equity incentive plan. See note 5 for further information. As of December 31, 2019 and 2018, 435,679 and 75,830 Class C units are issued and outstanding, respectively.
Distribution Preferences
Distributions are authorized at the discretion of the Board. Distributions shall be made first to the holders of Class B-1 preferred units and Class B preferred units, ratably among such holders based on the relative aggregate unpaid preferred return with respect to all outstanding preferred units held by each such holder immediately prior to such distribution, until the aggregate unpaid return for the preferred units has been reduced to $0.
Distributions shall be made second to the holders of Class B-1 preferred units and Class B preferred units, ratably among such holders based on the relative aggregate unreturned preferred capital with respect to all outstanding preferred units held by each such holder immediately prior to such distribution, until the aggregate unreturned capital for the preferred units has been reduced to $0.
Distributions will then be made to all members in proportion to their ownership percentages.
Liquidation Preferences
In the event of the dissolution of the Company, the Company’s cash and proceeds obtained from the disposition of the Company’s noncash assets shall be distributed. Distributions shall be made first to the Company’s creditors, including members who are creditors, to satisfy the liabilities of the Company. The remaining cash will then be distributed to the members following the normal distribution preferences described above.

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
NOTE 5 — EQUITY-BASED COMPENSATION
The Company established an equity incentive plan (the “Plan”) on June 1, 2018 to provide for the grant of Class C incentive units, characterized as profits interests, to certain executives, directors, key employees, and non-employee service providers of the Company. The aggregate number of units that can be granted under the Plan is subject to the authorized amount of Class C Units per the LLC Agreement, which is 719,029 total units.
On September 7, 2018, the Plan was subsequently amended to shorten the vesting period to 25% vesting immediately upon issuance with the remaining units vesting in equal monthly installments over the next three years. Six employees were impacted by this modification.
The units issued pursuant to the Plan are time-based and vest over the period defined in each individual grant agreement or upon a change of control event as defined in the Plan. The distribution threshold is determined by the Board at the time units are granted. The Company has the option to repurchase all vested units upon a unitholder’s termination of employment or service with the Company.
The Company recognizes compensation expense for the units equal to the fair value of the equity-based compensation awards and is recognized on a straight-line basis over the vesting period of such awards. The fair value of the units is estimated on the date of grant using the Black-Scholes option-pricing model using the following assumptions:
	2019	2018
Expected annual dividend yield	0.0%	0.0%
Expected volatility	42.1 – 67.2%	76.0%
Risk-free rate of return	1.55 – 2.0%	1.40%
Expected option term (years)	1.0 - 5.0	5.0
The expected term of the units granted is determined based on the period of time the units are expected to be outstanding. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility was based on the Company’s capital structure and volatility of similar entities referred to as guideline companies. In determining similar entities, the Company considered industry, stage of life cycle, size and financial leverage. The dividend yield on the Company’s units is assumed to be zero since the Company has not historically paid dividends. The fair value of the underlying Company units was determined using the backsolve method.
A summary of incentive unit activity for the years ended December 31, 2019 and 2018 is as follows:
	Number of units	Weighted average grant date fair value	Weighted average remaining recognition period (years)
Non-vested at January 1, 2018	—	$—
Granted	280,219	0.21
Vested	(75,830)	0.21
Redeemed	—	—
Forfeited	—	—
Non-vested at December 31, 2018	204,389	0.21	2.12
Granted	233,452	17.87
Vested	(360,602)	11.26
Forfeited	(4,267)	0.21
Non-vested at December 31, 2019	72,972	$2.09	1.74

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
Total equity-based compensation cost for 2019 and 2018 totaled $4,048,633 and $24,488, respectively, and is recorded within the selling, general and administrative expenses and research and development on the consolidated statement of operations. The total unrecognized compensation cost of non-vested awards not yet recognized for 2019 and 2018 is $157,297 and $34,220, respectively.
NOTE 6 — REDEEMABLE WARRANTS
Warrants issued to purchase Class B Preferred Units
On October 16, 2015, the Company issued a Unit Purchase Warrant to P&G in connection with the patent licensing agreement described in Note 11, for 210,526 warrant units at an exercise price of $1 per unit, allowing P&G to purchase a variable number of Class B preferred units during the exercise period of April 15, 2019 through April 15, 2024. The warrants were determined to vest at the start of the exercise period. The number of units available to P&G to purchase is equal to an amount that initially represents 5% of all outstanding equity of the Company on a fully diluted basis. Additionally, the warrant agreement contains an anti-dilution provision, which states that the number of warrants exercisable upon full exercise of the warrant will be subject to adjustment, such that the ownership percentage is not reduced below 2.5% sharing percentage in the Company, on a fully diluted basis.
The Company determined the warrants issued are liability classified under ASC 480, Distinguishing Liabilities from Equity. Accordingly, the warrant units will be held at their initial fair value and remeasured at fair value at each subsequent reporting date.
The Company has determined its warrant liability to be a Level 3 fair value measurement and has used the Black-Scholes option pricing model to calculate its fair value using the following assumptions:
Expected annual dividend yield	0.0%
Expected volatility	42.7 – 67.2%
Risk-free rate of return	1.6 – 2.0%
Expected option term (years)	1.0 – 5.0
The expected term of the units granted are determined based on the period of time the units are expected to be outstanding. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility was based on the Company’s capital structure and volatility of similar entities referred to as guideline companies. In determining similar entities, the Company considered industry, stage of life cycle, size and financial leverage. The dividend yield on the Company’s units is assumed to be zero since the Company has not historically paid dividends. The fair value of the underlying Company units was determined using the backsolve method.
A summary of the Class B warrant activity for the years ended December 31, 2019 is as follows:
	Number of warrants	Weighted average exercise price	Weighted average grant date fair value	Weighted average remaining contractual term (years)
Outstanding at January 1, 2019	—	$—	$—
Granted	210,526	1.00	30.63
Exercised	—	—	—
Outstanding at December 31, 2019	210,526	$1.00	$30.63	4.29
Exercisable	210,526

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
The Company recognized expense of $6,408,411 for 2019, in connection with these warrants, which was recorded within selling, general and administrative on the consolidated statement of operations and within redeemable warrants on the consolidated balance sheets.
* There was no activity during 2018
Warrants issued to purchase Class B-1 Preferred Units
On June 5, 2019, in connection with Class B-1 Preferred Unit Purchase Agreement with a related party, the Company issued a Unit Purchase Warrant for 7,978 warrant units at an exercise price of $37.61, allowing the Company to purchase a variable number of Class B-1 Preferred units during the exercise period of June 5, 2019 through June 4, 2024.
The Company determined the warrants are not a freestanding instrument under ASC 480, Distinguishing Liabilities from Equity. Also, the warrants are determined to be clearly and closely related to the Class B-1 Preferred Units under ASC 815, Derivatives and Hedging. Accordingly, they are not recorded in the financial statements until exercised.
On July 22, 2019, in connection with a Bridge Note and Warrant Financing agreement with Innventus Fund I, LP, the Company issued a Unit Purchase Warrant for 4,787 warrant units at an exercise price of $37.61, allowing the Company to purchase a variable number of Class B-1 Preferred units during the exercise period of July 22, 2019 through July 22, 2024.
The Company determined the warrants issued are equity classified under ASC 480, Distinguishing Liabilities from Equity. Accordingly, the warrant units will be held at their initial fair value with no subsequent remeasurement.
The Company has determined its warrant to be a Level 3 fair value measurement and has used the Black-Scholes option pricing model to calculate its fair value using the following assumptions:
Expected annual dividend yield	0.0%
Expected volatility	54.2 – 63.6%
Risk-free rate of return	1.5 – 1.7%
Expected option term (years)	4.4 - 4.7
A summary of the Class B-1 warrant activity for the years ended December 31, 2019 is as follows:
	Number of warrants	Weighted average exercise price	Weighted average grant date fair value	Weighted average remaining contractual term (years)
Outstanding at January 1, 2019	—	$—	$—
Granted	4,787	37.61	15.52
Exercised	—	—	—
Outstanding at December 31, 2019	4,787	$37.61	$15.52	4.56
Exercisable	4,787
The Company recognized expense of $74,294 for 2019, in connection with these warrants, which was recorded within selling, general and administrative on the consolidated statement of operations and within additional paid-in capital on the consolidated balance sheets.
* There was no activity during 2018

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
Warrants issued to purchase Class C Units
On June 29, 2018, the Board approved the issuance of warrants to RTI under the terms of a professional services agreement to purchase an aggregate of 143,619 of the Company’s Class C units at an aggregated exercise price of $37.605 per unit. The warrants vested immediately upon issuance and expire on June 29, 2023 or upon a change in control event, as defined in the warrant agreement. The Company determined the warrants issued are equity classified under ASC 480, Distinguishing Liabilities from Equity. Accordingly, the warrant units will be held at their initial fair value with no subsequent remeasurement.
The Company has determined its warrant to be a Level 3 fair value measurement and used the Black-Scholes option-pricing model using the following assumptions:
Expected annual dividend yield	0.0%
Expected volatility	50.0%
Risk-free rate of return	2.82%
Expected option term (years)	5.0
The expected term of the units granted are determined based on the period of time the units are expected to be outstanding. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility was based on the Company’s capital structure and volatility of similar entities referred to as guideline companies. In determining similar entities, the Company considered industry, stage of life cycle, size and financial leverage. The dividend yield on the Company’s units is assumed to be zero since the Company has not historically paid dividends. The fair value of the underlying Company units was determined using the backsolve method.
A summary of the Class C warrant activity for the years ended December 31, 2019 and 2018 is as follows:
	Number of warrants	Weighted average exercise price	Weighted average grant date fair value	Weighted average remaining contractual term (years)
Outstanding at January 1, 2018	—	$—	$—
Granted	143,619	37.61	0.23
Exercised	—	—	—
Outstanding at December 31, 2018	143,619	$37.61	$0.23	4.5
Granted
Exercised
Outstanding at December 31, 2019	143,619	$37.61	$0.23	3.5
Exercisable	143,619
The Company recognized expense of $32,884 for 2018, in connection with these warrants, which was recorded within selling, general and administrative on the consolidated statement of operations and within additional paid-in capital on the consolidated balance sheets.
NOTE 7 — RELATED PARTY TRANSACTIONS
The Company is majority owned by WE-Innventure. WE-Innventure, in turn, is majority owned by Innventure LLC (“Innventure”) and WE-INN LLC (“WE-INN”). WE-INN holds a minority interest in Innventure, and WE-INN is majority owned by Wasson Enterprises.

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
WE-Innventure holds majority interests in the following legal entities: Innventure Management Services LLC, Innventure GP LLC, and Aeroflexx LLC. WE-Innventure has a controlling financial interest over each of the legal entities within the group and has decision-making ability over the group whereby significant managerial and operational support is provided by WE-Innventure personnel. This includes certain executive management and officers of PureCycle and other legal entities that are employees or officers of WE-Innventure. The legal entities, including PureCycle, are deemed to be under common control by WE Innventure. There were no transactions between PureCycle and its affiliates, Innventure GP LLC and Aeroflexx LLC, during the years ended December 31, 2019 and December 31, 2018.
Innventure Management Services LLC, Innventure, and Wasson Enterprises provide significant managerial support to the other legal entities below WE-Innventure, including PureCycle.
Management services
During the years ended December 31, 2019 and 2018, PureCycle reimbursed Innventure Management Services LLC for certain expenses related to certain expenses incurred on its behalf. For the years ended December 31, 2019 and 2018, the Company paid $579,620 and $537,606, respectively, to Innventure Management Services LLC related to this arrangement, which was included in selling, general and administrative expenses in the consolidated statement of operations. As of December 31, 2019, and 2018, the Company owed Innventure Management Services LLC $17,521 and $62,220, respectively, related to this arrangement, which is classified as a current liability on the accompanying consolidated balance sheets.
Notes payable and debt instruments
On May 5, 2017, the Company entered into a revolving line of credit facility with Auto Now Acceptance Company.
On July 19, 2019, the Company entered into Note and Warrant Financing agreement with Innventus Fund I, LP to obtain a $600,000 loan and warrant financing.
Since the inception of the company, PureCycle has been receiving advances from Innventure, LLC and Wasson Enterprises.
Refer to Note 3 for notes payable and debt instruments to related parties.
Leases
The Company leases its office and production facilities from Innventure, as described in Note 8.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
Operating leases
The Company leases its offices under non-cancelable operating leases which terminate July 31, 2043. Certain leases contain escalation clauses and renewal options. In 2018, the Company entered into a 25-year operating lease with Innventure, a related party, for the Company’s primary office space in Lawrence County, Ohio. The initial term of the lease in Lawrence County, Ohio, terminates on July 31, 2043. Upon the completion of the initial term the Lessor, Innventure LLC, grants the option to extend the term for five successive periods of five years each.

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
Future minimum lease payments under non-cancellable operating leases for the years ending December 31 are as follows:
2020	$336,000
2021	336,000
2022	336,000
2023	336,000
2024	336,000
Thereafter	6,244,000
Total future minimum lease payments	$7,924,000
Rent expense totaled $421,700 and $290,809 for the years ended December 31, 2019 and 2018.
NOTE 9 — NET LOSS PER UNIT
The Company follows the two-class method when computing net loss per common units when units are issued that meet the definition of participating securities. The two-class method requires income available to common unitholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The two-class method also requires losses for the period to be allocated between common and participating securities based on their respective rights if the participating security contractually participates in losses. As holders of participating securities do not have a contractual obligation to fund losses, undistributed net losses are not allocated to Class B, Class B-1 and Class C Units for purposes of the loss per unit calculation.
Presented in the table below is a reconciliation of the numerator and denominator for the basic and diluted earnings per unit (“EPU”) calculations for the year ended:
	2019	2018
Numerator:
Net income (loss) attributable to PureCycle Technologies	$(19,312,718)	$(4,105,186)
Less cumulative earnings to preferred shareholder	2,433,956	698,889
Net income (loss) attributable to common stockholders	$(21,746,674)	$(4,804,075)
Denominator:
Weighted average common units outstanding, basic and diluted	2,581,282	2,581,282
Net loss per unit attributable to common stockholder, basic and diluted	$(8.42)	$(1.86)
The weighted-average outstanding common unit equivalents were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been anti-dilutive. These units include vested but not-exercised warrants and non-vested profits interest units.

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
NOTE 10 — PROPERTY, PLANT AND EQUIPMENT
Presented in the table below are the major classes of property, plant and equipment by category as of dates:
	As of December 31, 2019
	Cost	Accumulated Depreciation	Net Book Value
Building	$9,703,674	$122,384	$9,581,290
Machinery and equipment	15,670,238	770,590	14,899,648
Fixtures and Furnishings	104,484	7,463	97,021
Construction in process	5,832,135	—	5,832,135
Total property, plant and equipment	$31,310,531	$900,437	$30,410,094
	As of December 31, 2018
	Cost	Accumulated Depreciation	Net Book Value
Building	$—	$—	$—
Machinery and equipment	—	—	—
Fixtures and Furnishings	—	—	—
Construction in process	25,059,806	—	25,059,806
Total property, plant and equipment	$25,059,806	$—	$25,059,806
On March 28, 2019, the Company sold equipment for cash proceeds of $110,000. The net book value of this equipment was $365,650.
Depreciation expense is recorded within the operating costs in the consolidated statements of operations and amounted to $900,437 for the year ended December 31, 2019. There is no depreciation expense as of December 31, 2018.
NOTE 11 — DEVELOPMENT PARTNER ARRANGEMENTS
License Agreement
On October 16, 2015, the Company entered into a patent license agreement with P&G. The agreement outlines three phases with specific deliverables for each phase. During Phase 1 of the agreement, P&G provides the Company with up to one full-time employee to assist in the execution of the Company’s research and development activities. During Phase 2, P&G provides up to two full-time employees to assist in the execution of the Company’s research and development activities. During Phases 1 and 2 of the agreement, the Company is required to make payments to P&G in the amount of $100,000 and $200,000, respectively, every six months. These payments are amortized ratably to research and development expense over each six-month period. In April 2019, the Company elected to enter into Phase 3 of the agreement and prepaid a royalty payment in the amount of $2,000,000, which will be reduced against future royalties payable as sales occur. Phase 3 of the agreement relates to the commercial manufacture period for the manufacture of the licensed product. This phase includes the construction of the first commercial plant for the manufacture of the licensed product, details on the commercial sales capacity and the pricing of the product to P&G and third parties. Where the Company has made royalty payments to its product development partners, the Company expenses such payments as incurred unless it has determined that is it probable that the such prepaid royalties have future economic benefit to the Company. In such cases prepaid royalties will be reduced as royalties would otherwise be due to the partners.

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
As of December 31, 2019, the Company is in Phase 3 of the agreement and has recorded $2,000,000 within Prepaid royalties on the consolidated balance sheets. As of December 31, 2018, the Company was in Phase 2 of the agreement and had $133,000 prepaid license costs recorded within Prepaid expenses and other current assets on the consolidated balance sheets. For the years ended December 31, 2019 and 2018, the Company recorded $333,000 and $400,000, respectively, of research and development expenses in connection with this agreement.
Strategic Alliance Agreement
On December 13, 2018, the Company entered into a strategic alliance agreement with Nestec Ltd. (“Nestle”), which expires on December 31, 2023. Upon execution of the agreement, Nestle committed to provide $1,000,000 to the Company to fund further research and development efforts. The funding provided by Nestle may be convertible, in whole or in part, into a prepaid product purchase arrangement at Nestle’s option, upon the time of product delivery beginning in 2020. Additionally, in the event that the research and development efforts are not successful by December 31, 2020, up to 50% of the funding may be convertible into a 5-year term loan obligation, payable to Nestle at an interest rate equivalent to the U.S. prime rate.
The Company received the funding from Nestle on January 8, 2019. As of December 31, 2019, the Company has recorded $1,000,000 in Deferred research and development obligation. Recognition related to the funding received will be deferred until it is probable that Nestle will not exercise their option. If the prepaid product purchase option is exercised, the obligation will be recognized as an adjustment to the transaction price of future product sales (e.g., net revenue presentation). If the option is not exercised, or in the case of development efforts not being successful, any amounts not converted to a loan obligation, the residual balance will be recognized as a reduction to research and development costs.
NOTE 12 — FAIR VALUE OF FINANCIAL INSTRUMENTS
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and sets out a fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability. Assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:
Level 1—
Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. The type of investments included in Level 1 includes listed equities.

Level 2 —
Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly, and fair value is determined through the use of models or other valuation methodologies. Investments that are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities, and certain over-the-counter derivatives. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement.

Level 3 —
Inputs are unobservable for the asset or liability and include situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation. Investments that are included in this category generally include equity and debt positions in private companies.

Liabilities measured and recorded at Fair Value on a recurring basis
As of December 31, 2019 and 2018, the Company’s financial liabilities measured and recorded at fair value on a recurring basis were classified within the fair value hierarchy as follow:

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
	2019				2018
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
P&G warrants	$—	$—	$6,408,411	$6,408,411	$—	$—	$—	$—
	$—	$—	$6,408,411	$6,408,411	$—	$—	$—	$—
Changes in Level 3 liabilities measured at fair value for the years ended December 31, 2019 and 2018 are as follows:
Fair value (Level 3)
Balance at December 31, 2018	—
Fair value of P&G warrants at inception	$6,448,411
Change in fair value	(40,000)
Balance at December 31, 2019	$6,408,411
There were no transfers between the levels during 2019 or 2018.
The fair value of the warrants described in Note 6 was determined using the Black-Scholes option pricing model, which is an income approach.
Assets and liabilities recorded at carrying value
In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to fair value measurements.
NOTE 13 — SUBSEQUENT EVENTS
In connection with the preparation of the consolidated financial statements for the year ended December 31, 2019, management has evaluated events through August 25 2020, to determine whether any events required recognition or disclosure in the consolidated financial statements. The following subsequent events were identified through the date of these consolidated financial statements:
On February 15, 2020, the Company repaid the promissory note to Innventus Fund I, LP for principal of $600,000 and all accrued unpaid interests.
On March 11, 2020, the World Health Organization declared the coronavirus outbreak of 2019 (“COVID-19”) a pandemic. With the global spread of the COVID-19 pandemic and resulting shelter-in-place orders covering the Company’s corporate headquarters, primary our Ohio plant operations, and employees, the Company has implemented policies and procedures to continue its operations under minimum business operations guidelines. The extent to which the COVID-19 pandemic impacts the Company’s business, financial condition or results of operations will depend on future developments, which are highly uncertain and cannot be accurately predicted.
On January 28, 2020 and March 24, 2020, the Company repaid advances from Innventure of $1,950,000 in full.
On March 26, 2020, the Company repaid advances from Wasson Enterprise of $375,000 and assigned the remaining outstanding balance from Wasson Enterprise to WE-Innventure LLC.
On May 4, 2020, the Company entered into Paycheck Protection Program (the “Program”) Term Note with PNC Bank to obtain $313,500. This Note is issued pursuant to the Coronavirus Aid, Relief, and Economic Security Act’s (the “CARES Act”) (P.L. 116-136) Paycheck Protection Program. During a period from May 4, 2020 to November 4, 2020 (“Deferral Period”), interests on the outstanding principal balance

PureCycle Technologies LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019 and 2018
will accrue at the Fixed Rate of 1% per annum, but neither principal nor interest shall be due during the Deferral Period. At the end of the Deferral Period, the outstanding principal of the loan Facility that is not forgiven under the program shall convert to an amortizing term loan. All or a portion of this Facility may be forgiven in accordance with the program requirement. The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months.
On May 29, 2020, the Company executed a Second Amended and Restated the Security Agreement and entered into a Third Amended and Restated Promissory Note agreement to extend the financing on the loan from Auto Now Acceptance Company, LLC. The agreement extended the maturity date of the loan to June 30, 2021 and adjusted the interest rate on the third amended loan agreement. The security interests include inventory, equipment, accounts receivables and all the Company’s assets. The interest rate within the amendment increased as follows:
•
The annual rate of the 1-month LIBOR in U.S. dollars plus 6.12% adjusted daily, from May 3, 2018 through May 18, 2020

•
12% per annum from May 19, 2020 through August 31, 2020

•
16% per annum from September 1, 2020 through December 31, 2020

•
24% per annum from January 1, 2021 through June 30, 2021

As of August 25 2020, the Company issued 56,450 profit units in accordance with The Plan as described in Note 5. As of August 25 2020, the Company has raised net proceeds of $17,068,273 from individual investors from the sale of Class B-1 preferred units.
The Company was awarded a $200,000 grant on May 21, 2018 by the Southern Ohio Agricultural & Community Development Foundation (“SOACDF”). The grant was to be dispersed at two points in time, 1) fifty percent (50%) of the funds awarded to be dispersed upon execution of the agreement and once contingencies were met, and 2) the remaining fifty percent (50%) was be paid after the Ohio project was initially complete. The Ohio project was considered initially complete once it met certain requirements outlined in the agreement, which includes; a) physical completion of the FEU, b) a required number of jobs were created and retained for a minimum of six months, c) project completion and request form was received by SOACDF, and d) site monitoring demonstrates compliance. The first portion of the grant was received on May 18, 2018 in the amount of $100,000. In June 2020, the Company received the second $100,000 portion of the total grant amount of $200,000. The funds were to be allocated solely for the purchase of the FEU.
The Company expects to obtain additional funding through a bond financing and is actively seeking to raise additional equity financing to be used in connection with the construction and equipping certain solid waste disposal facilities. The Company is working with the investment bank Piper Sandler and issuing three series of bonds of approximately, (i) $280 million of senior tax exempt bonds (ii) $20 million of subordinate tax exempt bonds, and (iii) $10 million of subordinate taxable bonds.
The Company is not aware of any additional subsequent events, other than those described above, that would require recognition or disclosure in the consolidated financial statements.

ANNEX A
AGREEMENT AND PLAN OF MERGER
by and among
ROTH CH ACQUISITION I CO.,
ROTH CH MERGER SUB CORP.,
ROTH CH MERGER SUB LLC,
ROTH CH ACQUISITION I CO. PARENT CORP.,
and
PURECYCLE TECHNOLOGIES LLC
Dated as of November 16, 2020

A-i

A-ii

A-iii

ANNEXES
Annex I	—	RH Certificate of Merger
Annex II	—	PCT Certificate of Merger
Annex III	—	Assumed Indebtedness
Annex IV	—	Insiders
EXHIBITS
Exhibit A	—	Form of Investor Rights Agreement
Exhibit B	—	Founder Support Agreement
Exhibit C	—	Company Support Agreement
Exhibit D	—	Certificate of Incorporation of RH Surviving Company
Exhibit E-1	—	Amended and Restated Certificate of Incorporation of Holdings
Exhibit E-2	—	Amended and Restated Bylaws of Holdings
Exhibit F	—	Post-Closing Officers and Directors for the PCT Surviving Company and the RH Surviving Company
Exhibit G	—	Post-Closing Officers and Directors of Holdings
Exhibit H	—	Exchange Agent Agreement
Exhibit I	—	List of Company Warrants
Exhibit J	—	Form of Employment Agreement
Exhibit K	—	Holdings Equity Compensation Plan
Disclosure Letter

A-iv

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 16, 2020, is entered into by and among Roth CH Acquisition I Co., a Delaware corporation, (“Acquiror”), Roth CH Acquisition I Co. Parent Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Holdings”), Roth CH Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Holdings (“Merger Sub Corp”), Roth CH Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings (“Merger Sub LLC”), and PureCycle Technologies LLC, a Delaware limited liability company (the “Company”). Acquiror, Holdings, Merger Sub Corp, Merger Sub LLC and the Company are sometimes referred to herein as a “Party” or collectively as the “Parties”. Certain terms used in this Agreement are defined in Section 10.13(a).
RECITALS:
WHEREAS, Acquiror is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;
WHEREAS, the Company is in the business of recycling polypropylene to remove color, odor, and other contaminants from recycled feedstock using technology licensed from Procter & Gamble (the “Business”);
WHEREAS, Holdings is a newly formed, wholly-owned direct Subsidiary of Acquiror, and was formed for the purpose of the Transactions, and the Parties have agreed that it is desirable to utilize Holdings to effectuate the Mergers and for Holdings to register with the SEC to become a publicly traded company;
WHEREAS, Merger Sub Corp, a newly formed, wholly-owned direct Subsidiary of Holdings, is to merge with and into Acquiror, with Acquiror surviving as the RH Surviving Company and wholly-owned subsidiary of Holdings (the “RH Merger”);
WHEREAS, simultaneously with the RH Merger, Merger Sub LLC, a newly formed, wholly-owned, direct Subsidiary of Holdings, is to merge with and into the Company, with the Company surviving as the PCT Surviving Company and wholly-owned subsidiary of Holdings (the “PCT Merger,” and together with the RH Merger, the “Mergers”);
WHEREAS, following the Mergers, Holdings will contribute to the RH Surviving Company, and the RH Surviving Company will acquire from Holdings, all of the issued and outstanding PCT Surviving Company Common Units directly held by Holdings such that, following the Holdings Contribution, the PCT Surviving Company will be a wholly-owned direct Subsidiary of the RH Surviving Company;
WHEREAS, in connection with the Transactions, Roth Capital Partners, LLC (“Roth”), Craig-Hallum Capital Group, LLC (“C-H”), Byron Roth, Gordon Roth, Rick Hartfiel, John Lipman, the directors of Acquiror and certain other Insiders, in their capacities as stockholders of Acquiror, Acquiror, Holdings, and certain PCT Securityholders will enter into the Investor Rights Agreement at Closing providing for the registration rights and board designation rights contained therein, in substantially the form attached hereto as Exhibit A (the “Investor Rights Agreement”);
WHEREAS, in accordance with Delaware General Corporation Law (the “DGCL”), the board of directors of Acquiror has (i) determined that the Mergers and the other Transactions are in the best interests of Acquiror and the Acquiror Stockholders, (ii) approved and declared advisable this Agreement, the Mergers and the other Transactions, and (iii) recommended approval and adoption by its stockholders of this Agreement, the Mergers and the other Transactions;
WHEREAS, in accordance with the DGCL, the board of directors of Holdings has approved and adopted this Agreement, the Mergers and the other Transactions;
WHEREAS, in accordance with the DGCL, the board of directors of Merger Sub Corp. has (i) determined that the RH Merger and the other Transactions are in the best interests of Merger Sub Corp. and its sole stockholder, Holdings, (ii) approved and declared advisable this Agreement, the RH Merger and the other Transactions and (iii) recommended approval and adoption by its sole stockholder, Holdings, of this Agreement, the Mergers and the other Transactions;

WHEREAS, in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), the board of managers of Merger Sub LLC has (i) determined that the PCT Merger and the other Transactions are in the best interests of Merger Sub LLC and its sole member, Holdings and (ii) approved and declared advisable this Agreement, the PCT Merger and the other Transactions;
WHEREAS, in accordance with the DLLCA, the board of directors of the Company has (i) determined that the PCT Merger and the other Transactions are in the best interests of the Company and the PCT Securityholders and (ii) approved and declared advisable this Agreement, the PCT Merger and the other Transactions;
WHEREAS, in conjunction with the Transactions, Acquiror is obligated under the terms of its certificate of incorporation to provide the Acquiror Public Stockholders who purchased Acquiror Public Shares in the IPO with the option to have their Acquiror Public Shares redeemed for the consideration, on the terms and subject to the conditions and limitations, set forth in the Prospectus and the certificate of incorporation of Acquiror;
WHEREAS, on or prior to the date hereof, Acquiror has obtained commitments from certain investors for (i) a private placement of shares of Acquiror Common Stock (the “PIPE Placement”), and (ii) a private placement of Company LLC Units (the “Pre-PIPE Financing” and collectively with the PIPE Placement, the “PIPE Financing”), in the aggregate amount of $310,000,000 pursuant to the terms of one or more subscription agreements or purchase agreements (each, a “Subscription Agreement”), such Pre-PIPE Financing to be consummated on or about the date hereof and such PIPE Placement to be consummated on a transitory basis immediately prior to the consummation of the Transactions and (i) such Company LLC Units to be exchanged for shares of Holdings in the PCT Merger and the proceeds of such Pre-PIPE Financing to be released to the Company on or about the date hereof and (ii) such Acquiror Common Stock to be immediately exchanged upon issuance for shares of Holdings in the RH Merger and the proceeds of such PIPE Placement (other than the aggregate par value of the Acquiror Common Stock, which will be released to Acquiror) will be released upon the consummation of the PIPE Placement to Holdings;
WHEREAS, contemporaneously with the execution of this Agreement, (a) Roth, C-H, Byron Roth, Gordon Roth, Rick Hartfiel, John Lipman, the directors of Acquiror and certain other Insiders, in their capacities as stockholders of Acquiror, have each entered into that certain support agreement in the form attached hereto as Exhibit B (the “Founder Support Agreement”), pursuant to which such stockholders of Acquiror agreed to, among other things, vote in favor of each of the Voting Matters and (b) certain PCT Securityholders have entered into a voting and support agreement in substantially the form attached hereto as Exhibit C (the “Company Support Agreement”), pursuant to which such PCT Securityholders have agreed, subject to certain exceptions, to approve this Agreement and the other Transactions;
WHEREAS, contemporaneously with the execution of this Agreement, Holdings and certain key employees of the Company (including Michael Dee as the Chief Financial Officer) have entered into employment agreements to be effective as of the date hereof; and
WHEREAS, contemporaneously with the execution of this Agreement, Holdings has executed and delivered to the Company a joinder to the Right of First Refusal Agreement, dated as of October 7, 2020, by and between the Company and the entities listed on Schedule A thereto (the “ROFR Agreement”), pursuant to which Holdings agrees to be subject to all of the terms and obligations applicable to any Company Group member (as defined in the ROFR Agreement) (the “ROFR Joinder”).
NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the Parties to this Agreement, intending to be legally bound, agree as follows:
ARTICLE I.
THE MERGERS
Section 1.1.   Closing Date Certificate.   No sooner than five or later than three Business Days prior to the Closing Date, Acquiror will deliver to the Company a certificate (the “Closing Date Certificate”), duly executed and certified by an executive officer of Acquiror, which sets forth Acquiror’s good faith calculation of the Available Closing Date Trust Cash and Available Closing Date Total Cash (including reasonable supporting detail thereof), in each case determined in accordance with the definitions set forth in this Agreement.
Section 1.2.   Mergers; Contribution.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Acquiror, Holdings and Merger Sub Corp will cause the consummation of the RH Merger, pursuant to which Merger Sub Corp will be merged with and into Acquiror, with Acquiror being the surviving corporation (which is sometimes hereinafter referred to for the periods at and after the Effective Time as the “RH Surviving Company”) following the consummation of the RH Merger and the separate corporate existence of Merger Sub Corp will cease. The RH Merger will be effective (i) in accordance with this Agreement and the DGCL and (ii) at the time on the Closing Date specified in a certificate of merger between Merger Sub Corp and Acquiror in the form of Annex I to be filed with the Secretary of State of Delaware (the “RH Certificate of Merger”), which will be the same time as the PCT Effective Time (the “RH Effective Time”).
(b)   Simultaneously with the RH Merger, upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Acquiror, the Company, Holdings and Merger Sub LLC will cause the consummation of the PCT Merger, pursuant to which Merger Sub LLC will be merged with and into the Company, with the Company being the surviving company (which is sometimes hereinafter referred to for the periods at and after the PCT Effective Time as the “PCT Surviving Company”) following the consummation of the PCT Merger and the separate legal existence of Merger Sub LLC will cease. The PCT Merger will be effective (i) in accordance with this Agreement and the DLLCA and (ii) at the time on the Closing Date specified in a certificate of merger between Merger Sub LLC and the Company in the form of Annex II to be filed with the Secretary of State of Delaware (the “PCT Certificate of Merger” and together with the RH Certificate of Merger, the “Certificates of Merger”), which will be the same time as the RH Effective Time (the “PCT Effective Time” and together with the RH Effective Time, the “Effective Time”).
(c)   On the Closing Date, immediately following the Effective Time, Holdings will contribute to PCT Surviving Company the proceeds of the PIPE Placement (other than the aggregate par value of the Acquiror Common Stock, which will be disbursed to Acquiror). Within two days following the Effective Time, Holdings will contribute to the RH Surviving Company all right, title and interest in and to the PCT Surviving Company Common Units held by Holdings after giving effect to the transactions contemplated by Section 1.2(a) and Section 1.2(b) (the “Holdings Contribution”).
Section 1.3.   Closing.   In lieu of an in-person meeting, the closing of the Transactions (the “Closing”) will be accomplished by teleconference and electronic exchange of documents (in .pdf or image format) on the date which is two Business Days after the date on which all conditions set forth in ARTICLE VIII have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and Company may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”. Subject to the satisfaction or waiver of all of the conditions set forth in ARTICLE VIII, and provided that this Agreement has not been terminated pursuant to its terms, on the Closing Date, Acquiror, Holdings, Merger Sub Corp, Merger Sub LLC and the Company will cause the respective Certificates of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Sections 251 and 103 of the DGCL and the Sections 18-204 and 18-209 of the DLLCA, as applicable.
Section 1.4.   Effects of the Mergers.
(a)   The RH Merger will have the effects set forth in this Agreement and the DGCL.
(b)   The PCT Merger will have the effects set forth in this Agreement and the DLLCA.
Section 1.5.   Organizational Documents.
(a)   At the Effective Time, by virtue of the RH Merger: (i) the certificate of incorporation of Acquiror as in effect immediately prior to the RH Effective Time will be amended and restated to read in its entirety as set forth in Exhibit D, and as so amended will be the certificate of incorporation of the RH Surviving Company until thereafter amended as provided therein or by the DGCL and (ii) the bylaws of Acquiror as in effect immediately prior to the Effective Time will be amended and restated to be identical to the bylaws of Merger Sub Corp as in effect immediately prior to the Effective Time, except that references to the name of Merger Sub Corp will be replaced with references to the name of Acquiror, and as so amended will be the bylaws of the RH Surviving Company.
(b)   At the Effective Time, by virtue of the PCT Merger (i) the certificate of formation of the Company as in effect immediately prior to the PCT Effective Time will be the certificate of formation of the PCT Surviving Company and (ii) the limited liability company agreement of the Company as in effect immediately prior to the PCT Effective Time will be amended and restated to be identical to the limited liability company agreement of Merger Sub LLC as in effect immediately prior to the Effective Time, except that references to the name of Merger Sub LLC will be replaced with references to the name of the Company, and as so amended will be the limited liability company agreement of the PCT Surviving Company.
(c)   Immediately prior to the Effective Time, the parties will take all action necessary such that (i) the certificate of incorporation of Holdings will be amended and restated to read in its entirety in substantially the form set forth on Exhibit E-1 (the “Amended and Restated Certificate of Incorporation of Holdings”), and (ii) the bylaws of Holdings will be amended and restated to read in its entirety in substantially the form set forth on Exhibit E-2 (the “Amended and Restated Bylaws of Holdings”).
Section 1.6.   Directors and Officers.
(a)   The parties will take all actions necessary such that upon and following the Holdings Contribution, (i) the RH Surviving Company will be the managing member of the PCT Surviving Company and the officers set forth on Exhibit F for the PCT Surviving Company will be the officers of the PCT Surviving Company and (ii) Holdings will be the sole stockholder of the RH Surviving Company and the directors and officers set forth on Exhibit F for the RH Surviving Company will be the directors and officers of the RH Surviving Company.
(b)   Acquiror will take all action to cause effective as of the Closing, (i) the individuals set forth as directors set forth on Exhibit G to be appointed as directors of Holdings (“Post-Closing Holdings Directors”) and (ii) the individuals set forth as officers on Exhibit G to be appointed as officers of Holdings.
ARTICLE II.
MERGER CONSIDERATION
Section 2.1.   Conversion of Shares of Acquiror Common Stock and Merger Sub Corp Stock.
(a)   At the RH Effective Time, by virtue of the RH Merger and without any action on the part of any Acquiror Stockholder, each share of Acquiror Common Stock (an “Acquiror Common Share”) that is issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares, which will not constitute “Acquiror Common Shares” hereunder), will thereupon be converted into, and the holder of such Acquiror Common Share will be entitled to receive, one Holdings Common Share (the “RH Per Share Merger Consideration” and in the aggregate, the “RH Merger Consideration”) for such Acquiror Common Share. All of the shares of Acquiror Common Stock converted into the right to receive the RH Per Share Merger Consideration pursuant to this ARTICLE II will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of a certificate previously representing any such shares of Acquiror Common Stock will thereafter cease to have any rights with respect to such securities, except the right to receive the RH Per Share Merger Consideration into which such shares of Acquiror Common Stock have been converted in the RH Merger.
(b)   At the RH Effective Time, by virtue of the RH Merger and without any action on the part of Holdings or Merger Sub Corp, each share of common stock, par value $0.001 per share, of Merger Sub Corp will no longer be outstanding and will thereupon be converted into and become one share of common stock, par value $0.001 per share, of the RH Surviving Company.

(c)   At the RH Effective Time, without any action on the part of any holder of Excluded Shares, each Excluded Share will be surrendered and cancelled and will cease to exist and no consideration will be delivered or deliverable in exchange therefor.
Section 2.2.   Conversion of LLC Interests of the Company and Merger Sub LLC.
(a)   Subject to the provisions of Section 2.2(b), at the PCT Effective Time, by virtue of the PCT Merger and without any action on the part of any PCT Securityholder, the Company LLC Interests that are issued and outstanding immediately prior to the Effective Time, will thereupon be converted into, and each PCT Securityholder will be entitled to receive in respect of the Company LLC Interests held by such holder, the number of PCT Merger Shares (calculated in accordance with the distribution waterfall provisions of the limited liability company agreement of the Company) for such Company LLC Interests as set forth opposite to such PCT Securityholder’s name in a schedule that will be delivered by the Company to Acquiror at least two Business Days prior to the Closing (the “PCT Securityholder Allocation Schedule”), which is incorporated herein by reference. A preliminary PCT Securityholder Allocation Schedule is set forth on Section 2.2(a) of the Disclosure Letter. All of the Company LLC Interests converted into PCT Merger Consideration pursuant to this ARTICLE II will no longer be outstanding and will automatically be cancelled and will cease to exist, and each PCT Securityholder will thereafter cease to have any rights with respect to such securities, except the right to receive such Person’s portion the PCT Merger Consideration.
(b)   With respect to any Company Class C Units that are unvested as of immediately prior to the PCT Effective, the PCT Merger Shares received in exchange for such unvested Company Class C Units will be restricted shares, subject to the same vesting schedule and forfeiture restrictions as the unvested Company Class Units, pursuant to restricted stock agreements to be entered into or otherwise effective between Holdings and such holder of unvested Company Class C Units.
(c)   At the PCT Effective Time, by virtue of the PCT Merger and without any action on the part of Holdings or Merger Sub LLC, each Merger Sub LLC Unit will no longer be outstanding and will thereupon be converted into and become one PCT Surviving Company Common Unit.
Section 2.3.   PCT Merger Share Adjustment.   Two Business Days prior to the anticipated Closing Date, the Company will deliver to Acquiror (i) the calculation of the Indebtedness of the Company as of such time (by 8:00 PM Eastern Time), (ii) the number of Company Class A Units issued pursuant to conversion of any of the Convertible Notes (including the value of such Company Class A Units), if any, and (iii) the calculation of the number of PCT Merger Shares to be issued in connection with the PCT Merger (including notations for any adjustments in accordance with below). The number of PCT Merger Shares to be issued in connection with the PCT Merger will be adjusted as follows:
(a)   If the Indebtedness of the Company on the Closing Date is greater than the Assumed Indebtedness, then the number of PCT Merger Shares to be issued in connection with the PCT Merger will be reduced at a rate of one Holdings Common Share for each $10.00 increment that the total Indebtedness of the Company is greater than the Assumed Indebtedness. If the Indebtedness of the Company is equal to or less than the Assumed Indebtedness, then no adjustment under this Section 2.3(a) will be made to the number of PCT Merger Shares to be issued in connection with the PCT Merger. Any adjustment to the PCT Merger Shares pursuant to this Section 2.3(a) will be in whole Holdings Common Shares and no adjustment will be made for any divergence that is in an increment of $9.99 or less.
(b)   If any of the Convertible Notes are exercised prior to the Effective Time, then the number of PCT Merger Shares to be issued in connection with the PCT Merger will be increased by the number of Convertible Notes Shares.
Section 2.4.   Exchange Agent; Delivery of Merger Consideration.
(a)   Prior to the RH Effective Time, Company will appoint an exchange agent (the “Exchange Agent”) reasonably satisfactory to the Acquiror and Holdings, it being agreed that Continental Stock Transfer and Trust Company is an acceptable Exchange Agent, for the purpose of exchanging certificates (collectively, the “Certificates”), if any, representing Acquiror Common Shares for delivery of the consideration payable in respect of Acquiror Common Shares and Company LLC Interests pursuant to the provisions of this ARTICLE II and collecting letters of transmittal and other documents from the holders of Acquiror Common Shares and the PCT Securityholders, and will enter into an agreement with such Exchange Agent in substantially the form attached hereto as Exhibit H.
(b)   Promptly following the Effective Time, Holdings will cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of Acquiror Common Shares and the Company LLC Interests (collectively, the “Holders”), the RH Merger Consideration issuable pursuant to the RH Merger and the PCT Merger Shares issuable pursuant to the PCT Merger. All book-entry shares representing Holdings Common Shares deposited by Holdings with the Exchange Agent for distribution pursuant to this ARTICLE II and the PCT Securityholder Allocation Schedule are referred to in this Agreement as the “Exchange Fund”. The Exchange Agent will, pursuant to irrevocable instructions to be delivered to the Exchange Agent by the Company, deliver the appropriate Holdings Common Shares out of the Exchange Fund to Holders pursuant to the provisions of this ARTICLE II. The Exchange Fund will not be used for any other purpose.
(c)   The holders of such Acquiror Common Shares will be entitled to receive in exchange therefor the RH Per Share Merger Consideration into which such Acquiror Common Shares have been converted pursuant to Section 2.1(a). Until surrendered as contemplated by Section 2.4(e), each Acquiror Common Share will be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the RH Per Share Merger Consideration that the holders of Acquiror Common Shares were entitled to receive in respect of such shares pursuant to this Section 2.4(c). Notwithstanding the foregoing, if a Certificate evidencing Acquiror Common Shares is held in electronic form, then surrender of such Certificate will be effected upon delivery of a confirmation of cancellation of such certificate from Acquiror’s transfer agent.
(d)   The Holders of such Company LLC Interests will be entitled to receive in exchange therefor such Holder’s portion of the PCT Merger Shares into which such Company LLC Interests have been converted pursuant to Section 2.2(a). Each Company LLC Interest will be deemed at any time from and after the Effective Time to represent only the right to receive such Holder’s portion of the PCT Merger Shares that the holders of Company LLC Interests were entitled to receive in respect of such interests pursuant to this Section 2.4(d).
(e)   Each Holder, (i) in the case of holders of Acquiror Common Shares, upon surrender to the Exchange Agent of a Certificate (or effective affidavits of loss in lieu thereof), if any, and (ii) in the case of the holders of Company LLC Interests, as set forth in the PCT Securityholder Allocation Schedule (for the avoidance of doubt, without the need to surrender any Certificate or other evidence of interest, except where a Certificate has been issued for such Company LLC Interests as notated on the PCT Securityholder Allocation Schedule), and in either case, together with a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, will be entitled to receive in exchange therefor the consideration payable pursuant to the provisions of this ARTICLE II.
(f)   Any portion of the Exchange Fund that remains unclaimed by the Holders on the date that is one year after the Closing Date will be returned by the Exchange Agent to Holdings, upon demand, and any such Holder who has not exchanged such Holder’s Acquiror Common Shares or Company LLC Interests for the consideration payable pursuant to the provisions of this ARTICLE II and, if applicable, the PCT Securityholder Allocation Schedule prior to that time will thereafter look only to Holdings for delivery of such consideration. Notwithstanding the foregoing, neither Holdings nor any of its Affiliates will be liable to any Holders for any consideration payable pursuant to the provisions of this ARTICLE II delivered to a public official pursuant to applicable abandoned property Laws.
(g)   No fractional Holdings Common Shares will be issued by virtue of the Mergers.
(h)   The PCT Merger Consideration will be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock issuance, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Acquiror Common Stock or Holdings Common Shares occurring on or after the date hereof and prior to the Effective Time.

Section 2.5.   Warrants.
(a)   At the Effective Time, by virtue of the RH Merger and without any action on the part of any holder of Acquiror Warrants, each Acquiror Warrant that is outstanding immediately prior to the Effective Time will, pursuant to and in accordance with Section 4.5 of the Warrant Agreement, be modified to provide that such Acquiror Warrant will no longer entitle the holder thereof to purchase the amount of share(s) of Acquiror Common Stock set forth therein and in substitution thereof such Acquiror Warrant will entitle the holder thereof to purchase upon exercise of such Acquiror Warrant such equal number of Holdings Common Share(s) per such Acquiror Warrant.
(b)   Each Company Warrant listed on Exhibit I that is outstanding immediately prior to the Effective Time will be canceled and such agreement terminated pursuant to a conditional replacement warrant issued by Holdings. Each such conditional replacement warrant will be executed by Holdings, the Company and such holder of the Company Warrant on the date hereof and will become effective and exercisable on the Closing in accordance with its terms.
Section 2.6.   Guarantee and PCT Indebtedness.   At the Closing, Holdings will unconditionally guarantee (in accordance with the Indenture Documents) the Company’s obligations under the Indenture Documents as required thereunder.
Section 2.7.   Earnout.
(a)   With respect to Section 2.7(a)(i), from and after the six-month anniversary of the Closing Date until the third anniversary of the Closing Date and with respect to Section 2.7(a)(ii) after the Closing Date (as applicable to such clause, the “Earnout Period”), promptly (but in any event within five Business Days) after the occurrence of any of the following (any one or more of which may occur at the same time), Holdings will issue, up to an aggregate of 4,000,000 additional Holdings Common Shares (subject to any adjustment pursuant to Section 2.7(e), the “Earnout Shares,” and such consideration the “PCT Earnout Share Consideration”) to each PCT Securityholder, as set forth on the PCT Securityholder Allocation Schedule, as additional consideration for the Transactions (and without the need for additional consideration from any PCT Securityholder), fully paid and free and clear of all Liens other than applicable federal and state securities law restrictions:
(i)   if the Holdings Common Share Price is greater than $18.00 (such share price as adjusted pursuant to this Section 2.7, the “Target Price”) for any period of 20 trading days out of 30 consecutive trading days, an aggregate of 50% of the Earnout Shares; and
(ii)   upon the Ironton, Ohio plant becoming operational, as certified by Leidos in accordance with the Municipal Bond Documents, an aggregate of 50% of the Earnout Shares.
(b)   Upon the first Change in Control to occur during the Earnout Period, if the price per share paid or payable to the stockholders of Holdings in connection with such Change in Control is equal to or greater than the Target Price, Holdings will, no later than immediately prior to the consummation of such Change in Control, issue to each PCT Securityholder, as set forth on the PCT Securityholder Allocation Schedule, as additional consideration for the Transactions (and without the need for additional consideration from any PCT Securityholder), free and clear of all Liens other than applicable federal and state securities law restrictions, 50% of the Earnout Shares. Upon the first Change in Control (substituting “80%” for “50% in the definition thereof) to occur during the Earnout Period, if the price per share paid or payable to the stockholders of Holdings in connection with such Change in Control is equal to or greater than $10.00 per share, Holdings will, no later than immediately prior to the consummation of such Change in Control, issue to each PCT Securityholder, as set forth on the PCT Securityholder Allocation Schedule, as additional consideration for the Transactions (and without the need for additional consideration from any PCT Securityholder), free and clear of all Liens other than applicable federal and state securities law restrictions, 50% of the Earnout Shares.
(c)   At all times during the Earnout Period, Holdings will keep available for issuance a sufficient number of unissued Holdings Common Shares to permit Holdings to satisfy its issuance obligations set forth in this Section 2.7 and will take all actions required to increase the authorized number of

Holdings Common Shares if at any time there will be insufficient unissued Holdings Common Shares to permit such reservation.
(d)   Holdings will take such actions as are reasonably requested by the PCT Securityholders to evidence the issuances pursuant to this Section 2.7.
(e)   The Earnout Shares and the Target Price will be adjusted appropriately to reflect any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Holdings Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Holdings Common Shares, occurring on or after the date hereof and prior to the time any such Earnout Shares are delivered to the PCT Securityholders. It is the intent of the Parties that such adjustments will be made in order to provide to the PCT Securityholders the same economic effect as contemplated by this Agreement as if no change with respect to the Holdings Common Shares had occurred.
(f)   During the Earnout Period, Holdings will take all reasonable efforts for (i) Holdings to remain listed as a public company on, and for the Holdings Common Shares (including, when issued, the Earnout Shares) to be tradable over, Nasdaq and (ii) the Earnout Shares, when issued, to be approved for listing on Nasdaq; provided, however, that the foregoing will not limit Holdings from consummating a Change in Control or entering into an agreement that contemplates a Change in Control. Upon the consummation of any Change in Control during the Earnout Period, other than as set forth in Section 2.7(b), Holdings will have no further obligations pursuant to this Section 2.7(f).
Section 2.8.   Payment of Expenses.
(a)   On or prior to the Closing Date, the Company will provide to Acquiror a written report setting forth a list of the Company Transaction Expenses (together with written invoices and wire transfer instructions for the payment thereof), to be paid by Holdings on or following the Closing Date (and subject to the consummation of the Transactions), solely to the extent such fees and expenses are incurred and unpaid as of the close of business on the Business Day immediately preceding the Closing Date.
(b)   On or prior to the Closing Date, Acquiror will provide to the Company a written report setting forth a list of the Acquiror Transaction Expenses, which may be included as part of the Closing Date Certificate.
Section 2.9.   Withholding.   Notwithstanding any provision contained herein to the contrary, the Company, Acquiror and Holdings will be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable Law. If Holdings, Acquiror or the Company so withholds amounts and remits such amounts to the applicable Governmental Authority, such amounts so withheld and remitted will be treated for all purposes of this Agreement as having been paid to such Person. At least five Business Days prior to the Closing, (a) Holdings and the Company will notify Acquiror of any anticipated withholding with respect to the RH Merger, consult with Acquiror in good faith to determine whether such deduction and withholding is required under applicable Law and cooperate with Acquiror in good faith to minimize the amount of any applicable withholding and (b) Holdings and Acquiror will notify the Company of any anticipated withholding with respect to the PCT Merger, consult with the Company in good faith to determine whether such deduction and withholding is required under applicable Law and cooperate with the Company in good faith to minimize the amount of any applicable withholding.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Disclosure Letter (which qualifies (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent of its face or cross-referenced), the Company represents and warrants to each Acquiror Party as of the date of this Agreement and the Closing Date as hereafter set forth in this ARTICLE III (except for representations and warranties that are made as of a specific date, which are made only as of such date):
Section 3.1.   Organization, Qualification and Standing.
(a)   The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware and is in good standing in every jurisdiction in which the conduct of its business or the nature of its properties requires such registration qualification or authorization. The Company has all requisite power and authority to own, lease and operate its Assets and to conduct its business as presently conducted, and is duly registered, qualified and authorized to transact business, except where the failure to have such power, authority and approvals would not, individually or in the aggregate, be material to the Company. The Organizational Documents of the Company, true, complete and correct copies of which have been made available to Acquiror, are in full force and effect. The Company is not in violation of its Organizational Documents.
(b)   Section 3.1(b) of the Disclosure Letter sets forth a true, complete and correct list of each Subsidiary of the Company, and except as set forth on Section 3.1(b) of the Disclosure Letter, the Company does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any other Person. Each Subsidiary of the Company has been duly formed and is validly existing as a limited liability company in good standing under the Laws of the jurisdiction of formation. Each Subsidiary of the Company has the requisite limited liability company power and authority to own, lease and operate its Assets and to conduct its business as presently conducted, and is duly registered, qualified and authorized to transact business and in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to have such power, authority and approvals would not, individually or in the aggregate, be material to the Company or its Subsidiaries. All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company or one of its Subsidiaries free and clear of any Lien (including any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement) except Permitted Liens. None of the Company’s Subsidiaries is in violation of its Organizational Documents.
Section 3.2.   Authority; Enforceability.   The Company has the requisite limited liability company power and authority to execute and deliver this Agreement and each other Transaction Document and to consummate the Transactions. The execution and delivery of this Agreement, the other Transaction Documents to which the Company is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and the other Transaction Documents to which the Company is a party will be, duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by each Acquiror Party, constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar Law affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).
Section 3.3.   Consents; Required Approvals.   No notices to, filings with, or authorizations, consents or approvals from any Governmental Authority or any other Person are necessary for the execution, delivery or performance by the Company of this Agreement, each other Transaction Document or the consummation by the Company of the Transactions, except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (b) the Hart-Scott-Rodino Act pre-merger notification filing with the

Federal Trade Commission and the Department of Justice (the “HSR Filing”), (c) the PCT Securityholder Approval, (d) the items listed on Section 3.3 of the Disclosure Letter, and (e) where the failure to make such filings or notifications would not, individually or in the aggregate, be material to the Company.
Section 3.4.   Non-contravention.   Except as set forth on Section 3.4 of the Disclosure Letter, the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party, by the Company and the consummation of the Transactions and compliance with the provisions hereof and thereof do not and will not with or without notice or lapse of time or both (a) violate any Law or Order to which the Company or any of its Subsidiaries or any of the Company’s or its Subsidiaries’ Assets are subject, (b) violate any provision of the Organizational Documents of the Company or any Subsidiary thereof, (c) violate, conflict with, result in a breach of, constitute (with due notice or lapse of time or both) a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, require any notice under, or otherwise give rise to any Liability under, any Contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or Assets is subject, or (d) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the properties or Assets of the Company or its Subsidiaries, except in the case of each clause (a), (c) and (d), for any conflicts, violations, breaches, defaults, Liabilities, terminations, amendments or Liens where the failure to obtain such consents, would not, individually or in the aggregate, be material to the Company.
Section 3.5.   Capitalization.
(a)   Section 3.5(a) of the Disclosure Letter sets forth a list of (i) all of the authorized Company Class A Units, Company Class B Preferred Units, Company Class B-1 Preferred Units and Company Class C Units (collectively, the “Company LLC Interests”), (ii) the number of issued and outstanding Company LLC Interests, and (iii) the holders of such Company LLC Interests, in each case, as of the date hereof. All of the outstanding Company LLC Interests are validly issued and outstanding and are not subject to any Lien, other than Permitted Liens.
(b)   Except as set forth on Section 3.5(b) of the Disclosure Letter or Exhibit I and under the Pure Crown/BMW Purchase Agreement, there are no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any Company LLC Interests or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding Company LLC Interests or any securities convertible into or exchangeable for any Company LLC Interests, (iii) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which members of the Company may vote, are issued or outstanding, (iv) preemptive or similar rights to purchase or otherwise acquire Company LLC Interests pursuant to any provision of Law, the Company’s Organizational Documents or any Contract to which the Company is a party, or (v) any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement with respect to the sale or voting of the Company LLC Interests.
(c)   Except as described on Section 3.5(c) of the Disclosure Letter, no employee or other Person has a Contract or Benefit Arrangement that contemplates a grant of, or right to purchase or receive: (i) options, restricted stock unit awards or other equity awards with respect to the equity of the Company or (ii) other securities of the Company, that in each case, have not been issued or granted as of the date of this Agreement.
(d)   All Company LLC Interests and other securities issued by the Company have been issued in transactions in accordance with all applicable Laws governing the issuance, sale and purchase of securities.
Section 3.6.   Bankruptcy.   Neither the Company nor any of its Subsidiaries is involved in any Proceeding by or against it as a debtor before any Governmental Authority under the United States Bankruptcy Code or any other insolvency or debtors’ relief act or Law or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official for any part of the Assets of the Company or any of its Subsidiaries. Neither the Company nor or any of its Subsidiaries is, and after giving effect to the consummation of the Transactions, will be “insolvent” within the meaning of Section 101(32) of title 11 of the United States Code or any applicable state fraudulent conveyance or transfer Law.
Section 3.7.   Financial Statements.   Attached to Section 3.7 of the Disclosure Letter are true and complete copies of (a) the audited consolidated balance sheets of the Company, and the related statements of operations, changes in equityholders’ equity and cash flows, for the fiscal years ended December 31, 2019 and December 31, 2018 including the notes thereto (collectively, the “Annual Financial Statements”), and (b) the unaudited consolidated balance sheet of the Company as of June 30, 2020 and the related statements of operations, changes in stockholders’ equity and cash flows for the three and six-month periods then ended (collectively, the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company Financial Statements are complete and accurate in all material respects and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and year-end adjustments as permitted by GAAP. The Company Financial Statements (i) were prepared from the Books and Records of the Company and (ii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations. Since June 30, 2020 (the “Balance Sheet Date”), except as required by applicable Law or GAAP, there has been no material change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.
Section 3.8.   Liabilities.
(a)   Except (i) as set forth in the Company Financial Statements, (ii) for Liabilities incurred since the Balance Sheet Date in the Ordinary Course, (iii) as set forth on Section 3.8(a) of the Disclosure Letter, or (iv) Liabilities under Contracts that relate to obligations that have not yet been performed, and are not yet required to be performed, the Company has no Liabilities, other than Liabilities that are not individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(b)   Except for the Assumed Indebtedness, neither the Company nor any of its Subsidiaries has any Indebtedness for borrowed money and has not guaranteed any other Person’s Indebtedness for borrowed money.
Section 3.9.   Internal Accounting Controls.   Except as set forth on Section 3.9 of the Disclosure Letter, the Company (i) maintains a system of internal accounting controls sufficient to provide reasonable assurance with respect to the preparation of financial statements in conformity with the Company’s historical practices, (ii) permits access to financial systems and bank accounts only in accordance with management’s general or specific authorization, and (iii) compares any differences between the recorded accountability for tangible assets, financial assets and bank accounts with the existing tangible assets, financial assets and bank accounts at reasonable intervals (for each such class of assets) and takes appropriate action with respect thereto.
Section 3.10.   Absence of Certain Developments.   Except as set forth on Section 3.10 of the Disclosure Letter, since the Balance Sheet Date, (a) the Company has conducted its business in the Ordinary Course in all material respects and (b) there has been no event, circumstance, development, change or effect, which has had, or would reasonably be expected to have, a Material Adverse Effect.
Section 3.11.   Compliance with Law.
(a)   Neither the Company nor any of its Subsidiaries has been since January 1, 2019, in, is in, nor has any material Liability in respect of any, material violation of, and no event has occurred or circumstance exists that (with or without notice or lapse of time) would constitute or result in a material violation by the Company or any of its Subsidiaries of, or failure on the part of the Company or any of its Subsidiaries to comply in all material respects with, or any material Liability suffered or incurred by the Company or any of its Subsidiaries in respect of any material violation of or noncompliance in all material respects with, any Laws and Orders by a Governmental Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its Assets, and no Proceeding is pending, or to the Knowledge of the Company, threatened, alleging any such violation or noncompliance.
(b)   The Company and each of its Subsidiaries has all Permits necessary for the conduct of its business as presently conducted, and (i) each of the Permits is in full force and effect, (ii) the Company and each of its Subsidiaries are in compliance in all material respects with the terms, provisions and conditions thereof, (iii) there are no outstanding violations, notices of noncompliance, Orders or Proceedings adversely affecting any of the Permits, and (iv) no condition (including the execution of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the Transactions) exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would reasonably be expected to result in the suspension or revocation of any of the Permits other than by expiration of the term set forth therein, except in each case as would not, individually or in the aggregate, be material to the Company. Section 3.11(b) of the Disclosure Letter sets forth a true, complete and correct list of all of the Permits, and the Company has made available to Acquiror true, complete and correct copies of all of the material Permits.
Section 3.12.   Title to Properties.
(a)   Section 3.12(a) of the Disclosure Letter sets forth a true, complete and correct list of all real property owned by the Company (the “Owned Real Property”). The Company and its Subsidiaries have good and marketable title to all Owned Real Property and none of the Owned Real Property is subject to any Lien, except for Permitted Liens.
(b)   Section 3.12(b) of the Disclosure Letter sets forth a true, complete and correct list of all real property leased by the Company or its Subsidiaries (each, a “Leased Real Property” and collectively, the “Leased Real Properties”). The Company has made available to Acquiror true, complete and correct copies of all leases relating to the Leased Real Properties. No Person other than the Company or any of its Subsidiaries has any option or right to terminate any of the Real Property Leases other than as expressly set forth in such Real Property Leases. There are no parties physically occupying or using any portion of any of the Leased Real Properties nor do any other parties have the right to physically occupy or use any portion of the Leased Real Properties, in each case, other than the Company or its Subsidiaries. With respect to the Leased Real Properties, the Company and each of its Subsidiaries is in material compliance with such leases and holds a valid and enforceable leasehold interest therein, free of any Liens, other than Permitted Liens. As of the date hereof, (i) all required deposits and additional rents due to date regarding each Leased Real Property have been paid in full, (ii) neither the Company nor any Subsidiary has prepaid rent or any other amounts due regarding any Leased Real Property more than 30 days in advance, (iii) no party has any rights of offset against any rents, required security deposits or additional rents payable under regarding any Leased Real Property, (iv) the lessor or sublessor, as the case may be, in respect of any Leased Real Property has completed all tenant improvement work and other alterations required to be performed by such party pursuant to each Real Property Lease, (v) there are no third-party Contracts in effect to which the Company or any of its Subsidiaries is a party for the performance of any repairs, work, and/or capital improvements at any Leased Real Property, and there is currently no ongoing construction work in, on, or about any Leased Real Property other than maintenance and repairs being performed in the Ordinary Course, and (vi) there are no leasing commissions due from the Company nor any Subsidiary in respect of any Leased Real Property.
(c)   The Company and each of its Subsidiaries owns good, valid and marketable title, or holds a valid and enforceable leasehold interest, as applicable, free and clear of all Liens (other than Permitted Liens), to all of their respective material Assets which are tangible in nature.
Section 3.13.   International Trade Matters; Anti-Bribery Compliance.
(a)   The Company and its Subsidiaries currently are and, since January 1, 2019 have been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the U.S. Foreign

Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Sanctions Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).
(b)   Neither the Company nor its Subsidiaries, nor, to the Knowledge of the Company, any director or officer of the Company or its Subsidiaries (acting on behalf of the Company or its Subsidiaries), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by a Sanctions Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Sanctions Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; or (iv) an officer or employee of any Governmental Authority or public international organization, or officer of a political party or candidate for political office. Neither the Company or its Subsidiaries, nor, to the Knowledge of the Company, any director or officer of the Company or its Subsidiaries (acting on behalf of the Company or its Subsidiaries), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.
(c)   Neither the Company nor its Subsidiaries has received written notice of, nor, to the Knowledge of the Company, any of their respective officers, employees, agents or third-party representatives is or has been the subject of, any Proceeding by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense).
Section 3.14.   Tax Matters.
(a)   The Company and its Subsidiaries have filed (taking into account all applicable extensions) when due all Tax Returns required by applicable Law to be filed with respect to the Company and each of its Subsidiaries, and all Taxes (whether or not shown on any Tax Returns) of the Company and its Subsidiaries have been paid, and all such Tax Returns were true, complete and correct in all respects as of the time of such filing.
(b)   Any Liability of the Company or any of its Subsidiaries for Taxes not yet due and payable, or which are being contested in good faith, does not exceed the amount shown on the face of the Interim Balance Sheet (disregarding timing differences) as adjusted for the period thereafter through the Closing Date.

(c)   Section 3.14(c) of the Disclosure Letter sets forth each jurisdiction in which the Company is subject to income Taxes.
(d)   There is no Proceeding, audit or claim now pending against, or with respect to, the Company or any of its Subsidiaries in respect of any Tax or assessment, nor is any Proceeding for additional Tax or assessment asserted by any Tax authority.
(e)   No claim has been made by any Tax authority in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction, nor is any such assertion, to the Knowledge of the Company, threatened.
(f)   Neither the Company nor any of its Subsidiaries is a party to any Contract providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters.
(g)   Except as set forth in Section 3.14(g) of the Disclosure Letter, the Company and each of its Subsidiaries have withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.
(h)   The Company and each of its Subsidiaries has (i) properly collected all sales taxes required to be collected in the time and manner required by applicable Law and remitted all such sales taxes to the applicable Taxing authority in the time and manner required by applicable Law, and (ii) returned all sales taxes erroneously collected from any Person to such Person in the time and manner required by applicable Law.
(i)   All agreements and transactions entered into between the Company or each of its Subsidiaries and any Affiliate have solely for purposes of any applicable transfer pricing Laws been executed and performed based on market terms and conditions and on arms’ length terms. The Company and each of its Subsidiaries have complied with all requirements and procedures (including any documentation requirements, disclosure, reporting and record keeping) of any applicable transfer pricing Laws.
(j)   There is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns, there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company or any of its Subsidiaries, and no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company or any of its Subsidiaries.
(k)   Neither the Company nor any of its Subsidiaries has distributed the stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
(l)   There are no Liens for Taxes upon any Assets of the Company or its Subsidiaries other than Permitted Liens.
(m)   Neither the Company nor any of its Subsidiaries has been a party to or bound by any closing agreement, private letter rulings, technical advice memoranda, offer in compromise, or any other agreement with any Tax authority in respect of which the Company could have any material Tax Liability after the Closing.
(n)   Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company) or other comparable group for state, local or foreign Tax purposes and (ii) has Liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise.
(o)   Neither the Company nor any of its Subsidiaries has participated in a “reportable transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b) or any predecessor thereof or any other transaction requiring disclosure under analogous provisions of state, local or foreign Law.

(p)   Except as set forth on Section 3.14(p) of the Disclosure Letter, neither the Company nor any of its Subsidiaries does, or has had, a permanent establishment in any jurisdiction outside the United States.
(q)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of any: (i) use of an improper or change in method of accounting for a Tax period ending prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any predecessor provision or any similar provision of state, local or foreign Law); or (v) prepaid amount received or deferred revenue accrued on or prior to the Closing.
(r)   No election under Section 1101(g)(4) of the Bipartisan Budget Act of 2015 has been made by or on behalf of the Company to have the amendments made by such provisions apply to any income Tax Return of the Company with respect to any tax period beginning on or before December 31, 2017.
(s)   Neither the Company nor any of its Subsidiary has claimed any Tax credit or deferral pursuant to a COVID-19 Law.
Section 3.15.   Intellectual Property.
(a)   Section 3.15(a) of the Disclosure Letter sets forth a true and complete list of all (i) issued patents and patent applications, (ii) trademark registrations and trademark applications (iii) material unregistered trademarks, (iv) registered copyrights, (v) internet domain names, owned by the Company or any of its Subsidiaries (subclauses (i)-(v), and together with any material trade secrets owned by the Company or any of its Subsidiaries, collectively, the “Owned Intellectual Property”).
(b)   Except for any licenses granted to the Owned Intellectual Property in the Ordinary Course, the Company exclusively owns all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens (other than Permitted Liens) and such rights are subsisting, and to the Company’s Knowledge, valid and enforceable. To the Knowledge of the Company, except as set forth in Section 3.15(b) of the Disclosure Letter, (i) no material Owned Intellectual Property is the subject of any opposition, cancellation, or similar Proceeding before any Governmental Authority other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, and copyright prosecution Proceedings); (ii) neither the Company nor any of its Subsidiaries is subject to any injunction or other specific judicial, administrative, or other order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any material Owned Intellectual Property; and (iii) neither the Company nor any of its Subsidiaries is subject to any current Proceeding that the Company reasonably expects would materially and adversely affect the validity, use or enforceability of any material Owned Intellectual Property.
(c)   To the Knowledge of the Company, the Company or its Subsidiaries owns all right, title and interest in and to, or has valid, sufficient, subsisting and enforceable licenses to use, all Intellectual Property material to its business as currently conducted. The consummation of the Transactions will not, by itself, directly and immediately materially impair any rights of the Company or any of its Subsidiaries to any material Owned Intellectual Property.
(d)   To the Knowledge of the Company, the conduct of the business of the Company, including its Subsidiaries, as currently conducted and the use of the Owned Intellectual Property does not conflict with, dilute, infringe, misappropriate or violate any Intellectual Property of any Person.
(e)   To the Knowledge of the Company, no Person is infringing, misappropriating or violating the rights of the Company or any of its Subsidiaries in or to material Owned Intellectual Property.
(f)   Each current officer and employee of the Company or any of its Subsidiaries who in the regular course of such Person’s employment with the Company or Subsidiary would reasonably be expected to create or contribute to the creation of Intellectual Property, has executed an assignment or similar agreement with the Company or Subsidiary assigning to the Company or Subsidiary all right, title, and interest in and to such Intellectual Property or rights in such Intellectual Property have transferred by operation of Law.
(g)   The Company and each of its Subsidiaries have taken commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in and to, non-public Owned Intellectual Property. To the Knowledge of the Company, no present or former officer, director, employee, agent, independent contractor, or consultant of the Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of responsibilities to the Company or Subsidiary.
(h)   The Company and its Subsidiaries have established and implemented, and to the Knowledge of the Company, are operating in compliance in all material respects with, policies, programs and procedures that are commercially reasonable and consistent with reasonable industry practices, including administrative, technical and physical safeguards, intended to protect the confidentiality and security of Personal Information in their possession, custody or control against unauthorized access, use, modification, disclosure or other misuse, including maintaining security controls for all material information technology systems owned by the Company and/or its Subsidiaries, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes (collectively, the “Computer Systems”) that are intended to safeguard the Computer Systems against the risk of business disruption arising from attacks (including virus, worm and denial-of-service attacks), unauthorized activities or access of any employee, hackers or any other person. Since January 1, 2019, to the Knowledge of the Company, the Computer Systems have not suffered any material failures, breakdowns, continued substandard performance, unauthorized intrusions, or other adverse events affecting any such Computer Systems that have caused any substantial disruption of or substantial interruption in or to the use of such Computer Systems in the Business.
(i)   The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws regarding the collection, use, processing, disclosure, disposal, dissemination, storage and protection of personally identifiable customer or employee information (“Personal Information”). There are no material Proceedings pending or, to the Knowledge of the Company, threatened in writing against any the Company and/or its Subsidiaries relating to the collection, use, dissemination, storage and protection of Personal Information.
Section 3.16.   Insurance.
(a)   Section 3.16(a) of the Disclosure Letter sets forth a true, complete and correct list of (i) all fidelity bonds, letters of credit, cash collateral, performance bonds and bid bonds issued to or in respect of the Company and its Subsidiaries (collectively, the “Bonds”) and (ii) all policies of title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant’s insurance, workers’ compensation, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the Company and its Subsidiaries (collectively, the “Policies”). The Company has furnished true, complete and correct copies of all such Policies and Bonds to Acquiror. All premiums payable under all such Policies and Bonds have been paid timely and the Company and its Subsidiaries have complied fully with the terms and conditions of all such Policies and Bonds.
(b)   All such Policies and Bonds are in full force and effect and will not in any way be effected by or terminated or lapsed by reason of the consummation of the Transactions. Neither the Company nor any of its Subsidiaries is in default under any provisions of the Policies or Bonds, and there is no claim by the Company or any of its Subsidiaries pending under any of the Policies or Bonds as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies or Bonds. Neither the Company nor any of its Subsidiaries has received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies or Bonds that insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be substantially increased (except to the extent that insurance rates or other fees may be increased for all similarly situated risks), that there will be a non-renewal, cancellation or increase in a deductible (or an increase in premiums in order to maintain an existing deductible) of any of the Policies or Bonds in effect as of the date hereof. The Policies and Bonds maintained by the Company and its Subsidiaries are adequate in accordance with industry standards and the requirements of any applicable leases.
Section 3.17.   Litigation.   There is no Proceeding pending or, to the Knowledge of the Company, threatened by or against, the Company, its Subsidiaries or any property or asset of the Company or its Subsidiaries or any of their predecessors, or, to the Knowledge of the Company, threatened by or against any officer, director, equityholder, employee or agent of the Company or any of its Subsidiaries in their capacity as such or relating to their employment services or relationship with the Company, its Subsidiaries, or any of their Affiliates, and neither the Company nor any of its Subsidiaries is bound by any Order. The Company does not have any Proceeding pending against any Governmental Authority or other Person. To the Knowledge of the Company, since January 1, 2019, neither the Company nor any of its Subsidiaries have received written notice from any vendor, supplier or licensor thereof of any dispute between the Company or its Subsidiaries and such vendor, supplier or licensor that has materially affected or would be reasonably likely to materially affect the Company’s or its Subsidiaries’ Business.
Section 3.18.   Material Customers.   Section 3.18 of the Disclosure Letter sets forth the top three customers of the Company and its Subsidiaries, in the aggregate, for the 12-month period ended December 31, 2019 (each, a “Material Customer”). No such Material Customer has terminated or adversely changed its relationship with the Company nor has the Company received written or oral notification that any such Material Customer intends to terminate or adversely change such relationship with the Company. There are no currently pending or threatened disputes between the Company and any Material Customer that could reasonably be expected to adversely affect the Company.
Section 3.19.   Labor Matters.
(a)   Since January 1, 2019, the Company and each of its Subsidiaries has complied in all material respects with all Laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, and the collection and payment of withholding and/or social security Taxes. Since January 1, 2019, the Company and each of its Subsidiaries has met in all material respects all requirements required by Law or regulation relating to the employment of foreign citizens, including all requirements of Form I-9 Employment Verification. Neither the Company nor any of its Subsidiaries currently employs, and since January 1, 2019 has not employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. Since January 1, 2019, the Company and each of its Subsidiaries has complied in all material respects with all Laws that could require overtime to be paid to any current or former employee of the Company and its Subsidiaries, and no employee has brought or, to the Knowledge of the Company, threatened to bring a claim for unpaid compensation or employee benefits, including overtime amounts.
(b)   Neither the Company nor any of its Subsidiaries is delinquent in payments to any of its current or former employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or in payments owed upon any termination of the employment of any such employees.
(c)   There is no unfair labor practice complaint pending, or to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other Governmental Authority.
(d)   Since January 1, 2019, there have been no labor strikes, material disputes, slowdowns or stoppages actually pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged in any location closing or employee layoff activities during the three-year period prior to the date hereof that would violate or in any way implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

(e)   No labor union represents any employees of the Company or any of its Subsidiaries. To the Knowledge of the Company, no labor union has taken any action with respect to organizing the employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement or union Contract.
(f)   To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is obligated under any Contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of the Company and its Subsidiaries or that would conflict with the Company’s or any of its Subsidiaries’ business as proposed to be conducted.
(g)   To the Knowledge of the Company, (i) no officer or key employee of the Company or any of its Subsidiaries is a party to or is bound by any confidentiality agreement, non-competition agreement or other contract (with any Person) that would materially interfere with: (A) the performance by such officer or employee of any of his or her duties or responsibilities as an officer or employee of the Company or any of its Subsidiaries or (B) the Company’s business or operations; (ii) no officer or key employee of the Company or any of its Subsidiaries, or any group of key employees of the Company or any of its Subsidiaries, has given written notice of their interest to terminate their employment with the Company or any of its Subsidiaries, nor does the Company have a present intention to terminate the employment of any of the foregoing; or (iii) no officer or key employee of the Company or any of its Subsidiaries has received an offer to join a business that is competitive with the business activities of the Company.
(h)   Except as set forth on Section 3.19(h) of the Disclosure Letter, the employment of all Persons, including all officers employed by the Company and its Subsidiaries is terminable at-will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company or any of its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries consistent with the past practices of the Company and its Subsidiaries.
(i)   Each current and former employee and officer, and where appropriate, each consultant, of the Company and its Subsidiaries has executed a form of proprietary information and/or inventions agreement or similar agreement. To the Knowledge of the Company, no current or former employees, officers or consultants are or were, as the case may be, in violation thereof, and the Company will take reasonable efforts to prevent any violation prior to Closing. Other than with respect to exclusions previously accepted by the Company involving works or inventions unrelated to the business of the Company and its Subsidiaries, no current or former employee, officer or consultant of the Company or any of its Subsidiaries has disclosed excluded works or inventions made prior to his or her employment or consulting relationship with the Company or any of its Subsidiaries from his, her or its assignment of inventions pursuant to such employee, officer or consultant’s proprietary information and inventions agreement.
(j)   Any individual who performs or performed services for the Company and who is not treated as an employee for Tax purposes by the Company and each of its Subsidiaries is not an employee under applicable Laws or for any purpose, including for Tax withholding purposes or Benefit Arrangement purposes and neither the Company nor any Subsidiary has any material liability by reason of any individual who performs or performed services for the Company or any Subsidiary, in any capacity, being improperly excluded from participating in any Benefit Arrangement. Each of the employees of the Company and the Subsidiaries has been properly classified by the Company and the Subsidiaries as “exempt” or “non-exempt” under applicable Law.
(k)   Since January 1, 2019, (i) no allegations of sexual harassment or sexual misconduct have been made against any director, officer or employee of the Company or its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any director, officer or employee.

Section 3.20.   Employee Benefits.
(a)   Section 3.20(a) of the Disclosure Letter sets forth an accurate and complete list of all Benefit Arrangements. For purposes of this Agreement, “Benefit Arrangement” means any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and any other material bonus, profit sharing, compensation, pension, severance, savings, deferred compensation, fringe benefit, insurance, welfare, post-retirement health or welfare benefit, health, life, stock option, stock purchase, restricted stock, service award, company car, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, non-competition, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) established, maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any of its Subsidiaries on behalf of any employee, officer, director, consultant, member or other service provider of the Company or any Subsidiary (whether current, former or retired) or their dependents, spouses, or beneficiaries or under which the Company or any of its Subsidiaries has any liability, contingent or otherwise. For purposes of this Agreement, Benefit Arrangements that are sponsored by a professional employer organization or co-employer organization are referred to as “PEO Benefit Arrangements” and all other Benefit Arrangements are referred to as “Non-PEO Benefit Arrangements.”
(b)   With respect to each Non-PEO Benefit Arrangement, the Company has provided to Acquiror or its counsel a true and complete copy, to the extent available, of (i) each writing constituting a part of such Benefit Arrangement and all amendments thereto, (ii) the most recent annual report and accompanying schedule, (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or opinion letter received by the Company or any Subsidiary from the IRS regarding the tax-qualified status of each Benefit Arrangement and (vi) the most recent written result of all required compliance testing. With respect to each PEO Benefit Arrangement, the Company has provided to Acquiror or its counsel a true and complete copy, to the extent available, of (y) each writing constituting a part of such Benefit Arrangement and all amendments thereto and (z) the current summary plan description and any material modifications thereto.
(c)   With respect to each Benefit Arrangement, (i) each Non-PEO Benefit Arrangement has been established, maintained and administered in all material respects in accordance with its express terms and with the requirements of applicable Law; (ii) there are no pending or threatened actions, claims or lawsuits against or relating to the Non-PEO Benefit Arrangement, the assets of any of the trusts under such arrangements or the sponsor or the administrator, or against any fiduciary of the Non-PEO Benefit Arrangement with respect to the operation of such arrangements (other than routine benefits claims); (iii) each Non-PEO Benefit Arrangement intended to be qualified under Section 401(a) of the Code has received a favorable determination, or may rely upon a favorable opinion letter, from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Non-PEO Benefit Arrangement; (iv) to the Knowledge of the Company, no such Non-PEO Benefit Arrangement is under audit or investigation by any Governmental Authority or regulatory authority; (v) all payments required to be made by the Company or any of its Subsidiaries under any Benefit Arrangement, any contract, or by Law (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums or intercompany charges) with respect to all prior periods have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each of the Benefit Arrangement, applicable Law and GAAP; (vi) there has been no amendment to, announcement by the Company or any Subsidiary relating to, or change in employee participation or coverage under, such Benefit Arrangement which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year; (vii) the Company or Subsidiary, as applicable, may amend or terminate such Benefit Arrangement at any time with up to 31 days’ written notice without incurring any Liability thereunder other than in respect of claims incurred prior to such amendment or termination; (viii) no such welfare Benefit Arrangement is a self-insured arrangement and no event has occurred and no condition exists that could reasonably be expected to result in a material increase in the premium costs of Benefit Arrangements that are fully-insured; and (ix) to the Knowledge of the Company, there are no facts or circumstances that would be reasonably likely to subject the Company to any assessable payment under Section 4980H of the Code with respect to any period prior to the Closing Date.
(d)   No Benefit Arrangement is, and none of the Company, any of its Subsidiaries, any corporation, trade, business, or entity that would be deemed a “single employer” with the Company or any Subsidiary within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”), or any of their respective predecessors has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any liability, directly or indirectly, with respect to any plan subject to Section 412, 430 or 4971 of the Code, Section 302 or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), a “multiple employer plan” (as defined in Section 413 of the Code), a “multiple employer welfare arrangement (as defined in Section 3(40) of ERISA), any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA or Section 413(c) of the Code, or a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. No event has occurred and no condition exists that would subject the Company or the Subsidiaries by reason of its affiliation with any current or former ERISA Affiliate to any material (i) Tax, penalty, fine, (ii) Lien or (iii) other Liability imposed by ERISA, the Code or other applicable Laws. None of the Benefit Arrangements provide retiree health or life insurance benefits, except as may be required by Section 4980B of the Code and Section 601 of ERISA or any other applicable Law, or except where such benefits are solely at the expense of the participant or the participant’s beneficiary.
(e)   Except as specified on Section 3.20(e) of the Disclosure Letter, neither the execution, delivery and performance of this Agreement or the other Transaction Documents to which the Company is a party nor the consummation of the Transactions will (either alone or in combination with another event) (i) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee, officer, director, consultant or other service provider of the Company and its Subsidiaries; (ii) limit or restrict the right of the Company or any Subsidiary to merge, amend or terminate any Benefit Arrangement; or (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise) of any such compensation or benefits under, or increase the amount of compensation or benefits due under, any Benefit Arrangement.
(f)   No Person is entitled to receive any additional payment (including any Tax gross-up or other payment) from the Company or any of its Subsidiaries as a result of the imposition of any Taxes required by Section 409A of the Code.
Section 3.21.   Environmental and Safety.   Since January 1, 2019, the Company and its Subsidiaries have complied in all material respects with all, and is in compliance in all material respects with all, and has not received any written (or, to the Knowledge of the Company, oral) notice alleging or otherwise relating to any material violation of any, Environmental and Safety Requirements, and there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any failure to so comply. Since January 1, 2019, neither the Company nor any of its Subsidiaries has received any written notice or report with respect to it or its facilities regarding any (a) actual or alleged material violation of Environmental and Safety Requirements, or (b) actual or potential material Liability arising under Environmental and Safety Requirements, including any material investigatory, remedial or corrective obligation. Neither the Company nor any of its Subsidiaries has expressly assumed or undertaken any material Liability of any other Person under any Environmental and Safety Requirements. Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any real property in a manner that has given rise to material Liabilities pursuant to any Environmental and Safety Requirement, including any material Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations.
Section 3.22.   Related Party Transactions.   Section 3.22 of the Disclosure Letter sets forth a true, complete and correct list of the following (each such arrangement, an “Affiliate Transaction”): (a) each

Contract entered into since January 1, 2019 between the Company or any of its Subsidiaries, on the one hand, and any current Affiliate of the Company or any of its Subsidiaries on the other hand and (b) all Indebtedness (for monies actually borrowed or lent) owed to the Company or its Subsidiaries since January 1, 2019 ended on the date hereof by any current Affiliate or employee of the Company or any of its Subsidiaries. No current or former Affiliate of the Company or any of its Subsidiaries is a guarantor or is otherwise liable for any Liability (including Indebtedness) of the Company or any of its Subsidiaries. None of the PCT Securityholders nor any of their Affiliates directly own or have any rights in or to any of the Assets, properties or rights used by the Company.
Section 3.23.   Material Contracts.   Section 3.23 of the Disclosure Letter sets forth a true, complete and correct list of each of the following Contracts currently in effect (other than a Benefit Arrangement) to which the Company or any of its Subsidiaries is a party or otherwise relating to or affecting any of their respective Assets as of the date hereof (each such Contract of the type required to be set forth thereon, whether or not actually set forth thereof, a “Material Contract”):
(a)   Contract relating to Indebtedness or to the mortgaging, pledging or otherwise placing a Lien on any Asset or group of Assets of the Company or any of its Subsidiaries;
(b)   guarantee of any obligation for borrowed money or otherwise;
(c)   Contract with respect to the lending or investing of funds;
(d)   any lease or Contract under which the Company or any of its Subsidiaries is the lessee of or the holder or operator of any personal property owned by any other Person;
(e)   Contract under which the Company or any of its Subsidiaries is the lessor of or permits any third Person to hold or operate any real or personal property owned or controlled by the Company or any of its Subsidiaries;
(f)   assignment, license, covenant, indemnification or other agreement with respect to any form of intangible property, including any Intellectual Property, with the exception of (i) shrink-wrap, click-wrap, click-through, or similar non-exclusive license to off-the-shelf software used for internal use by the Company, granted on standard terms, with a total dollar value not in excess of $25,000, or (ii) any Contract under which the Company licenses any of its Intellectual Property in the Ordinary Course;
(g)   Contract or group of related Contracts with the same Person for the sale of Assets or services which generate in excess of $50,000, in revenues in any twelve (12)-month period commencing on or after January 1, 2019;
(h)   Contracts that contain a “non-compete” or similar agreement that materially restrict the geographic area in which the Company or any of its Subsidiaries may conduct its Business as presently conducted;
(i)   Contracts relating to Affiliate Transactions;
(j)   Contract that limits or purports to limit the ability of the Company or any of its Subsidiaries to (i) solicit or hire any Person, (ii) acquire any product or other asset or any service from any other Person, (iii) develop, sell, supply, distribute, offer support to or service any product to or for any other Person, or (iv) charge certain prices pursuant to a “most-favored nation” or similar clause;
(k)   Contract with any vendor which gives rise to payments in excess of $1,000,000;
(l)   Contracts involving any Governmental Authority, other than any Permit or any contract with a Governmental Authority that involves consideration of less than (A) $200,000 per year or (B) $500,000 in the aggregate;
(m)   Contracts related to joint ventures, partnerships, relationships for joint development with another Person involving the sharing of the Company’s and/or its Subsidiaries’ profits with such Person, other than the Organizational Documents of the Company; and
(n)   Contracts with Material Customers.

Each Material Contract (x) is valid, binding and enforceable against the Company and its Subsidiaries, as the case may be, and, to the Knowledge of the Company, against each other party thereto, in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity, and (y) is in full force and effect on the day hereof and the Company and its Subsidiaries, as the case may be, has performed all obligations, including the timely making of all payments, required to be performed by it under, and are not in default or breach of in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, each other party to each Material Contract has performed all obligations required to be performed by it under, including the timely making of any payments, and is not in default or breach of in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Except as otherwise noted in Section 3.23 of the Disclosure Letter, the Company has made available to Acquiror a true, complete and correct copy of each of the Material Contracts listed on Section 3.23 of the Disclosure Letter.
Section 3.24.   Brokers and Other Advisors.   Except for fees and expenses of Persons listed in Section 3.24 of the Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company.
Section 3.25.   Disclaimer of Other Representations and Warranties.   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III, NONE OF THE COMPANY, ITS SUBSIDIARIES OR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER WRITTEN OR ORAL, WITH RESPECT THE COMPANY OR ANY OF ITS SUBSIDIARIES, AND THE COMPANY AND ITS SUBSIDIARIES EXPRESSLY DISCLAIM, AND THE ACQUIROR PARTIES ACKNOWLEDGE THEY HAVE NOT RELIED ON, ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OTHER PERSON (INCLUDING THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS, REPRESENTATIVES OR ADVISORS). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS MODIFIED BY THE DISCLOSURE LETTER), THE COMPANY HEREBY EXPRESSLY DISCLAIMS, AND THE ACQUIROR PARTIES ACKNOWLEDGE THEY HAVE NOT RELIED ON, ANY OTHER REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO ACQUIROR OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HERETOFORE HAVE BEEN OR MAY HEREAFTER BE MADE AVAILABLE TO ACQUIROR OR ITS AFFILIATES OR REPRESENTATIVES, WHETHER IN ANY “DATA ROOMS,” “MANAGEMENT PRESENTATIONS,” OR “BREAK-OUT SESSIONS,” IN RESPONSE TO QUESTIONS SUBMITTED BY OR ON BEHALF OF ACQUIROR OR OTHERWISE BY ANY DIRECTOR, MANAGER, OFFICER, EMPLOYEE, AGENT, ADVISOR, CONSULTANT, OR REPRESENTATIVE OF THE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES).
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF ACQUIROR, HOLDINGS, MERGER SUB CORP AND MERGER SUB LLC
Each of Acquiror, Holdings, Merger Sub Corp and Merger Sub LLC jointly and severally, represent and warrant to the Company:
Section 4.1.   Organization, Qualification and Standing.   Each Acquiror Party is duly incorporated or organized, as applicable, validly existing and in good standing under the Laws of the State of Delaware and each is qualified to do business and in good standing in every jurisdiction in which its operations require it to be so qualified. The Organizational Documents of each Acquiror Party are in full force and effect and no Acquiror Party is in violation of its Organizational Documents.
Section 4.2.   Authority; Enforceability.   Each Acquiror Party has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by each Acquiror Party of this Agreement and the other Transaction Documents to which either is a party, and the consummation by each Acquiror Party of the Transactions, has been duly authorized and approved by their respective boards of directors and no other corporate action on the part of any Acquiror Party is necessary to authorize the execution, delivery and performance by such Acquiror Party of this Agreement, the other Transaction Documents to which any of them is a party, and the consummation by them of the Transactions. This Agreement and the other Transaction Documents to which any Acquiror Party is a party has been duly executed and delivered by such Acquiror Party and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of such Acquiror Party, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar Law affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).
Section 4.3.   Noncontravention.   Neither the execution and delivery of this Agreement or the other Transaction Documents to which any Acquiror Party is a party by such Acquiror Party, nor the consummation by each Acquiror Party of the Transactions, nor compliance by any Acquiror Party with any of the terms or provisions hereof, will (a) conflict with or violate any provision of any Organizational Documents of each Acquiror Party or (b)(i) violate any Law applicable to any Acquiror Party or any of their respective properties or assets, or (ii) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, any Acquiror Party under, any of the terms, conditions or provisions of any contract or other agreement to which any Acquiror Party is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (ii), for such violations, conflicts, Losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of any Acquiror Party to consummate the Transactions.
Section 4.4.   Brokers and Other Advisors.   Except for the deferred underwriting commissions in the amount of $2,625,000, payable to Roth and C-H, as described in the Acquiror SEC Documents, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Acquiror or its Affiliates who might be entitled to any fee or commission from Acquiror or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.
Section 4.5.   Capitalization.
(a)   The authorized share capital of Acquiror consists of 50,000,000 shares of Acquiror Common Stock, of which 9,828,000 shares of Acquiror Common Stock are issued and outstanding as of the date hereof. All outstanding shares of Acquiror Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or the DLLCA, Acquiror’s Organizational Documents or any contract to which Acquiror is a party or by which Acquiror is bound. Except as set forth in Acquiror’s certificate of incorporation, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any Acquiror Common Stock or any capital equity of Acquiror. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Acquiror or obligating Acquiror to issue or sell any shares of capital stock of, or any other interest in, Acquiror. Acquiror does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. Other than the Founder Support Agreements and the Insider Letter Agreements, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of Acquiror Common Stock. There are no outstanding contractual obligations of Acquiror to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. There are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of any Acquiror Party. Other than Holdings, Merger Sub Corp and Merger Sub LLC, Acquiror does not directly or indirectly own, or hold, any rights to acquire, any capital stock or any other securities or interests in any other Person.
(b)   The authorized capital stock of Holdings consists of 100 Holdings Common Shares, of which 100 are issued and outstanding (the “Outstanding Holdings Shares”). The Outstanding Holdings Shares have been duly authorized, validly issued, fully paid and are non-assessable and not subject to preemptive rights, and are held by Acquiror free and clear of all Liens. Holdings is a wholly-owned direct Subsidiary of Acquiror. There are no options, warrants, convertible, exercisable or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Holdings or obligating Holdings to issue or sell any shares of capital stock of, or other interest convertible, exercisable or exchangeable for any equity interest in, Holdings or any of its Affiliates. The Holdings Common Shares to be issued pursuant to the PCT Merger in accordance with Section 2.2(a) will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens and not subject to preemptive rights as of the Closing Date.
(c)   The authorized capital stock of Merger Sub Corp consists of 100 shares of common stock of Merger Sub Corp (“Merger Sub Corp Common Stock”). 100 shares of Merger Sub Corp Common Stock are issued and outstanding. All outstanding shares of Merger Sub Corp Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Holdings free and clear of all Liens. Merger Sub Corp is a wholly-owned direct Subsidiary of Holdings. There are no options, warrants, convertible, exercisable or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Merger Sub Corp or obligating Merger Sub Corp to issue or sell any shares of capital stock of, or other interest convertible, exercisable or exchangeable for any equity interest in, Merger Sub Corp or any of its Affiliates (including following the Closing, the Company or any of its Subsidiaries). Merger Sub Corp was formed solely for purposes of the RH Merger, and holds no assets other than those required to complete the RH Merger.
(d)   Holdings is the sole member of Merger Sub LLC. There are no options, warrants, convertible, exercisable or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued equity interests of Merger Sub LLC or obligating Merger Sub LLC to issue or sell any units of, or other interest convertible, exercisable or exchangeable for any equity interest in, Merger Sub LLC or any of its Subsidiaries (including following the Closing, the Company or any of its Subsidiaries). Merger Sub LLC was formed solely for purposes of the PCT Merger, and holds no assets other than those required to complete the PCT Merger.
Section 4.6.   Issuance of Shares.   The PCT Merger Shares and the Earnout Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens and not subject to preemptive rights.
Section 4.7.   Consents; Required Approvals.   No notices to, filings with, or authorizations, consents or approvals of any Governmental Authority are necessary for the execution, delivery or performance of this Agreement, the other Transaction Documents to which either is a party or the consummation by any Acquiror Party of the Transactions, except for (a) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware by the Company and (b) the HSR Filing.
Section 4.8.   Trust Account.   As of November 9, 2020, Acquiror has $76,528,652.26 (less, as of the Closing, payments to be paid to the Redeeming Stockholders) in the trust account established by Acquiror for the benefit of its Acquiror Public Stockholders at J.P. Morgan Chase Bank, N.A. (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of

May 4, 2020, between Acquiror and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Acquiror SEC Documents to be inaccurate in any material respect or that would entitle any Person (other than payments to Roth and C-H for deferred underwriting commissions as described in the Acquiror SEC Documents and the Acquiror Public Stockholders who elect to redeem their shares of Acquiror Common Stock pursuant to Acquiror’s certificate of incorporation), to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (x) to pay income and other Tax obligations from any interest income earned in the Trust Account or (y) to redeem Acquiror Common Stock in accordance with the provisions of Acquiror’s Organizational Documents and the Trust Agreement. Acquiror has performed all material obligations required to be performed by it under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the Knowledge of Acquiror, no event has occurred which, with due notice or lapse of time or both, would constitute a default thereunder. There are no Proceedings pending with respect to the Trust Account. Since May 4, 2020, Acquiror has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the RH Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to Acquiror’s Organizational Documents will terminate, and as of the RH Effective Time, Acquiror will have no obligation whatsoever pursuant to Acquiror’s Organizational Documents to dissolve and liquidate the assets of Acquiror, and following the RH Effective Time, no Acquiror Stockholder will be entitled to receive any amount from the Trust Account except to the extent such Acquiror Stockholder is a Redeeming Stockholder. Acquiror has no reason to believe that, as of the RH Effective Time, any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror or any of its Affiliates on the Closing Date, other than with respect to satisfy any redemption payments owed to Redeeming Stockholders.
Section 4.9.   Listing.   Acquiror Units, Acquiror Common Stock and Acquiror Warrants are listed on Nasdaq, with trading tickers ROCHU, ROCH and ROCHW, respectively. There is no Proceeding pending or, to the Knowledge of Acquiror, threatened against Acquiror by Nasdaq with respect to any intention by such entity to prohibit or terminate the listing of Acquiror Units, Acquiror Common Stock or Acquiror Warrants on Nasdaq.
Section 4.10.   Reporting Company.   Acquiror is a publicly held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Acquiror Units, Acquiror Common Stock and Acquiror Warrants are registered pursuant to Section 12(b) of the Exchange Act. There is no legal Proceeding pending or, to the Knowledge of Acquiror, threatened against Acquiror by the SEC with respect to the deregistration of the Acquiror Units, Acquiror Common Stock or Acquiror Warrants under the Exchange Act. Neither Acquiror nor any of its Representatives has taken any action that is designed to terminate the registration of Acquiror Common Stock, the Acquiror Units or the Acquiror Warrants under the Exchange Act.
Section 4.11.   Undisclosed Liabilities.   No Acquiror Party has any Indebtedness or other Liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to Acquiror Financial Statements except: (a) Liabilities provided for in or otherwise disclosed in the balance sheet included in the most recent Acquiror Financial Statements or in the notes to the most recent Acquiror Financial Statements and (b) such Liabilities arising in the ordinary course of Acquiror’s business since the date of the most recent Acquiror Financial Statement that are immaterial to the Acquiror Parties taken as a whole.
Section 4.12.   Acquiror SEC Documents and Acquiror Financial Statements.
(a)   Acquiror has timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Acquiror with the SEC since Acquiror’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto (the “Acquiror SEC Documents”). Acquiror SEC Documents were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder.

The Acquiror SEC Documents did not at the time they were filed with the SEC (except to the extent that information contained in any Acquiror SEC Document has been or is revised or superseded by a later filed Acquiror SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.12, the term “file” will be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.
(b)   Each of the financial statements (including, in each case, any notes thereto) contained in the Acquiror SEC Documents (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of Acquiror as at the respective dates thereof and for the respective periods indicated therein.
(c)   Acquiror has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Acquiror SEC Documents (the “Acquiror Certifications”). Each of the Acquiror Certifications is true and correct.
(d)   Acquiror maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning Acquiror is made known on a timely basis to the individuals responsible for the preparation of Acquiror’s SEC filings and other public disclosure documents.
(e)   Acquiror maintains a standard system of accounting established and administered in accordance with GAAP. Acquiror has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Acquiror maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(f)   Acquiror has no off-balance sheet arrangements.
(g)   Neither Acquiror nor, to the Knowledge of Acquiror, any manager, director, officer, employee, auditor, accountant or representative of Acquiror has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Acquiror or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Acquiror has engaged in questionable accounting or auditing practices. No attorney representing Acquiror, whether or not employed by Acquiror, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Acquiror or any of its officers, directors, employees or agents to Acquiror’s board of directors (or any committee thereof) or to any director or officer of Acquiror. Since Acquiror’s inception, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, Acquiror’s board of directors or any committee thereof.
Section 4.13.   Business Activities.   Since its incorporation, Acquiror has not conducted any business activities other than activities directed toward completing the Mergers or other business combinations as described in the Prospectus. Except as set forth in Acquiror’s Organizational Documents, there is no agreement, commitment, or Order binding upon Acquiror or to which Acquiror is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror, any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have an Acquiror Material Adverse Effect or an adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement or consummate the Transactions. Acquiror does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.
Section 4.14.   Acquiror Contracts.   No Acquiror Party is a party to any contract (other than nondisclosure agreements (containing customary terms) to which Acquiror is a party that were entered into in the ordinary course of its business and the Subscription Agreements).
Section 4.15.   Employees.   No Acquiror Party has ever had any employees. Other than reimbursement of any out-of-pocket expenses incurred by the officers and directors of any Acquiror Party in connection with activities on an Acquiror Party’s behalf in an aggregate amount not in excess of the amount of cash held by Acquiror outside of the Trust Account, no Acquiror Party has any unsatisfied Liability with respect to any officer or director of the Acquiror Parties.
Section 4.16.   Affiliate Transactions.   Other than (a) for payment of salary and benefits for services rendered, (b) reimbursement for expenses incurred on behalf of an Acquiror Party, or (c) with respect to any person’s ownership of equity interests of an Acquiror Party, there are no Contracts between on the one hand, an Acquiror Party, and, on the other hand, (i) any present equityholder, manager, employee, officer or director of an Acquiror Party or (ii) any record or beneficial owner of the outstanding equity interests of an Acquiror Party.
Section 4.17.   Litigation.   (a) There is no Proceeding pending, or to the Knowledge of Acquiror, threatened against or by any Acquiror Party or any of their respective properties or rights before any Governmental Authority, and (b) no Acquiror Party is subject to any outstanding judgment, writ, decree, injunction or Order of any Governmental Authority. There are no Proceedings (at Law or in equity) or investigations pending or, to the Knowledge of Acquiror, threatened, seeking to or that would reasonably be expected to prevent, hinder, modify, delay or challenge the Transactions.
Section 4.18.   Organization of Merger Sub Corp, Merger Sub LLC and Holdings.   Each of Merger Sub Corp, Merger Sub LLC and Holdings was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not conducted any business prior to the date hereof and has no assets or Liabilities of any nature other than those incident to the formation and pursuant to this Agreement and the other transactions contemplated by this Agreement.
Section 4.19.   PIPE Financing.   In connection with the PIPE Placement, Acquiror has delivered to the Company a true, correct and complete copy of each Subscription Agreement executed on or prior to the date hereof, pursuant to which certain Persons, evidenced in such Subscription Agreements, who have committed to purchasing Acquiror Common Stock (on a transitory basis, then immediately exchangeable for Holdings Common Shares pursuant to the RH Merger) in connection with the Transactions (each, a “PIPE Investor”). To the Knowledge of Acquiror, each Subscription Agreement is in full force and effect and is legal, valid and binding upon Acquiror and the applicable PIPE Investor, enforceable in accordance with its terms. As of the date hereof, no Subscription Agreement has been withdrawn, terminated, amended or modified since the date of delivery hereunder and, to the Knowledge of Acquiror, no such withdrawal, termination, amendment or modification is contemplated, and the commitments contained in each Subscription Agreement have not been withdrawn, terminated or rescinded by the applicable PIPE Investor in any respect. There are no side letters or Contracts to which Acquiror or Merger Sub Corp is a party related to the provision or funding, as applicable, of the purchases contemplated by each Subscription Agreement or the Transactions other than as expressly set forth in this Agreement, each Subscription Agreement or any other agreement entered into (or to be entered into) in connection with the Transactions delivered to the Company. Acquiror has, and to the Knowledge of Acquiror, each PIPE Investor has, complied with all of its obligations under each Subscription Agreement. There are no conditions precedent or other contingencies related to the consummation of the purchases set forth in each Subscription Agreement, other than as expressly set forth in each Subscription Agreement as of the date hereof. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Acquiror or, to the Knowledge of Acquiror as of the date hereof, any

PIPE Investor, (ii) assuming the conditions set forth in Section 8.1 and Section 8.2 will be satisfied, constitute a failure to satisfy a condition on the part of Acquiror or, to the Knowledge of Acquiror as of the date hereof, the applicable PIPE Investor or (iii) assuming the conditions set forth in Section 8.1 and Section 8.2 will be satisfied, to the Knowledge of Acquiror as of the date hereof, result in any portion of the amounts to be paid by each PIPE Investor in accordance with each Subscription Agreement being unavailable on the Closing Date. As of the date hereof, assuming the conditions set forth in Section 8.1 and Section 8.2 will be satisfied, Acquiror has no reason to believe that any of the conditions to the consummation of the purchases under each Subscription Agreement will not be satisfied, and, as of the date hereof, Acquiror is not aware of the existence of any fact or event that would or would reasonably be expected to cause such conditions not to be satisfied.
Section 4.20.   Independent Investigation.   The Acquiror Parties each acknowledge that they are a sophisticated purchaser and have made their own independent investigation, review and analysis regarding the Company and its Subsidiaries and the Transactions contemplated hereby, which investigation, review and analysis were conducted by the Acquiring Parties together with expert advisors, including legal counsel, that it has engaged for such purpose. The Acquiror Parties have been provided with information that they have requested in connection with their investigation of the Company and its Subsidiaries and the Transactions.
Section 4.21.   Information Supplied.   None of the information supplied or to be supplied by Acquiror for inclusion or incorporation by reference in the filings with the SEC and mailings to Acquiror’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in such materials or that are included in the Acquiror SEC Documents).
Section 4.22.   Investment Company.   No Acquiror Party is as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
Section 4.23.   Lockup.   All existing lock up agreements between Acquiror and any Acquiror Stockholder or holders of any other securities of Acquiror entered into in connection with the IPO provide for a lock up period that is in full force and effect.
Section 4.24.   Insider Letter Agreement.   The letter agreement, dated May 4, 2020, between Acquiror and the Insiders, pursuant to which the Insiders agreed that if Acquiror solicits approval of its stockholders of an initial business combination the Insiders will vote all shares of Acquiror Common Stock beneficially owned by such Insider whether acquired before, in or after the IPO, in favor of such business combination, is still in full force and effect (the “Insider Letter Agreement”).
Section 4.25.   Board Approval.   Acquiror’s board of directors (including any required committee or subgroup of such boards) has, as of the date of this Agreement, in accordance with the DGCL unanimously (a) determined that the Mergers and the other Transactions are in the best interests of Acquiror and the Acquiror Stockholders, (b) approved and declared advisable this Agreement, the Mergers and the other Transactions, (c) recommended approval and adoption by its stockholders of this Agreement, the Mergers and the other Transactions and (d) determined that the Transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Acquiror’s Organizational Documents.
Section 4.26.   Vote Required.   The affirmative vote of the holders of a majority of the outstanding shares of Acquiror Common Stock entitled to vote thereon (the “Acquiror Required Vote”) is the only vote of the holders of any class or series of Acquiror’s capital stock necessary to obtain approval of this Agreement and the other Voting Matters.
Section 4.27.   Application of Takeover Laws.   Acquiror and the board of directors of Acquiror have taken all necessary action, if any, in order to render inapplicable to the Transactions any restriction on business combinations contained in any applicable Takeover Law which is or would reasonably be expected to become applicable to Acquiror, Holdings, Merger Sub Corp or Merger Sub LLC as a result of the Transactions, including the conversion of Acquiror Common Stock pursuant to Section 2.3.
Section 4.28.   Tax Matters.
(a)   Acquiror and its Subsidiaries have filed when due (taking into account any applicable extensions) all Tax Returns required by applicable Law to be filed with respect to Acquiror and each of its Subsidiaries, and all Taxes (whether or not shown on any Tax Returns) of Acquiror and its Subsidiaries have been paid, and all such Tax Returns were true, complete and correct in all respects as of the time of such filing.
(b)   Neither Acquiror nor any of its Subsidiaries is subject to income Tax in any jurisdiction other than a jurisdiction in which each of Acquiror and its Subsidiaries are organized.
(c)   There is no Proceeding, audit or claim now pending against, or with respect to, Acquiror or any of its Subsidiaries in respect of any Tax or assessment, nor is any Proceeding for additional Tax or assessment asserted by any Tax authority.
(d)   Neither Acquiror nor any of its Subsidiaries is a party to any Contract providing for the payment of Taxes, payment for Tax Losses, entitlements to refunds or similar Tax matters.
(e)   Acquiror and each of its Subsidiaries have withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.
(f)   There is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns, there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of Acquiror or any of its Subsidiaries, and no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of Acquiror or any of its Subsidiaries.
(g)   Neither Acquiror nor any of its Subsidiaries has distributed the stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
(h)   There are no Liens for Taxes upon any Assets of Acquiror and its Subsidiaries.
(i)   Neither Acquiror nor any of its Subsidiaries has been a party to or bound by any closing agreement, private letter rulings, technical advice memoranda, offer in compromise, or any other agreement with any Tax authority in respect of which Acquiror could have any Tax Liability after the Closing.
(j)   Neither Acquiror nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was Acquiror) or other comparable group for state, local or foreign Tax purposes and (ii) has Liability for the Taxes of any Person (other than Acquiror or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract, or otherwise.
(k)   None of Acquiror or any of its Subsidiaries, for any taxable year not closed by the applicable statute of limitations, has entered into a transaction that is a “reportable transaction” (irrespective of the effective date) required to be disclosed pursuant to Treasury Regulation Section 1.6011-4(b) or any predecessor thereof or any other transaction requiring disclosure under analogous provisions of state, local or foreign Law.
(l)   Neither Acquiror nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of any: (i) use of an improper, or change in, method of accounting for a Tax period ending prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed prior to the Closing;

(iii) installment sale or open transaction disposition made prior to the Closing; (iv) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any predecessor provision or any similar provision of state, local or foreign Law); or (v) prepaid amount received or deferred revenue accrued on or prior to the Closing.
(m)   Neither Acquiror nor any of its Subsidiary has claimed any Tax credit or deferral pursuant to a COVID-19 Law.
Section 4.29.   Disclaimer of Other Representations and Warranties.   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV, NONE OF ACQUIROR, ACQUIROR’S AFFILIATES OR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO ACQUIROR, AND ACQUIROR EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY ACQUIROR OR ANY OTHER PERSON (INCLUDING ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES OR ADVISORS). EACH ACQUIROR PARTY ACKNOWLEDGES AND AGREES THAT THE COMPANY REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III (AS QUALIFIED BY THE DISCLOSURE LETTER) SUPERSEDE, REPLACE AND NULLIFY IN EVERY RESPECT THE DATA SET FORTH IN ANY OTHER DOCUMENT, MATERIAL OR STATEMENT, WHETHER WRITTEN OR ORAL, MADE AVAILABLE TO THE ACQUIROR PARTIES.
ARTICLE V.
COVENANTS AND AGREEMENTS OF THE COMPANY
Section 5.1.   Conduct of Business of the Company.   Except as contemplated by this Agreement, as set forth on Section 5.1 of the Disclosure Letter, or as required by applicable Law or to comply with COVID-19 Measures, during the period from the date of this Agreement until the Effective Time, without the prior written consent of Acquiror (which consent will not be unreasonably withheld, conditioned or delayed and may be given as set forth below), the Company and each of its Subsidiaries (a) will use commercially reasonable efforts to (i) conduct its business in the Ordinary Course (with the Company’s actions to comply with COVID-19 Measures prior to the date of this Agreement being deemed to be in the Ordinary Course when determining whether actions take after the date of this Agreement are in the Ordinary Course), and (ii) preserve its goodwill, keep available the services of its officers, employees and consultants and maintain satisfactory relationships with customers and vendors, and (b) will not:
(i)   amend its Organizational Documents;
(ii)   adopt a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization, or otherwise merge or consolidate with or into any other Person;
(iii)   (A) issue, sell, pledge, amend, grant, create a Lien upon, or authorize the issuance, sale, pledge, amendment, grant or creation of a Lien upon, any equity interests of the Company or any of its Subsidiaries, (B) declare, set aside or pay any dividend or other distribution with respect to its equity interests, except for (1) dividends or distributions by wholly-owned Subsidiaries to the Company or any of its Subsidiaries or (2) Tax distributions to PCT Securityholders in accordance with its Organizational Documents, or (C) redeem, purchase or otherwise acquire any of its equity interests, except for any such transactions involving the equity of wholly-owned Subsidiaries of the Company;
(iv)   (A) make, cancel or compromise any loans, advances, guarantees or capital contributions to any Person other than (1) a Subsidiary of the Company or (2) not in excess of $5,000,000 in the aggregate, or (B) incur, assume, accelerate or guarantee any Indebtedness;
(v)   make or commit to make any capital expenditures except (A) as contemplated by the Company’s current budget, (B) in the Ordinary Course, or (C) such expenditures as do not exceed $50,000,000 in the aggregate;
(vi)   acquire, transfer, mortgage, assign, sell, lease, create a Lien (other than a Permitted Lien) upon or otherwise dispose of or pledge, any Asset of the Company or any of its Subsidiaries other than (A) in the Ordinary Course, (B) any such tangible Assets at the end of their useful lives, (C) out of redundancy, (D) pursuant to, or contemplated by, Contracts in effect as of the date hereof, (E) in the aggregate up to $10,000,000, (F) Intellectual Property (which is solely the subject of Section 5.1(b)(xiv)), or (G) in connection with the Assumed Indebtedness;
(vii)   commence any Proceeding or release, assign, compromise, settle, waive or abandon any pending or threatened Proceeding, other than any such Proceeding that would not reasonably be expected to result in damages or otherwise have a value, individually in excess of $10,000,000, or in the aggregate in excess of $20,000,000;
(viii)   except as required under the terms of any Benefit Arrangement disclosed in Section 3.20(a) of the Disclosure Letter or applicable Law or in the Ordinary Course, (A) grant or announce any increase in salaries, bonuses, severance, termination, retention or change-in-control pay, or other compensation and benefits payable or to become payable by the Company or any of its Subsidiaries to any current or former employee, except for increases in salary of less than 10% of such employee’s salary immediately prior to the date of this Agreement or $10,000, whichever is greater, or (B) adopt, establish or enter into any plan, policy or arrangement that would constitute a Benefit Arrangement if it were in existence on the date hereof, other than in the case of the renewal of group health or welfare plans;
(ix)   enter (or commit to enter) into, amend, terminate or extend any collective bargaining agreement or any other agreement with, a labor or trade union, employee association, works council, or other employee representative (or enter into negotiations to do any of the above);
(x)   change its fiscal year or any method of accounting or accounting practice, except for any such change required by reason of a concurrent change in GAAP or applicable Law;
(xi)   enter into, terminate, amend, renew or fail to renew, any Material Contract, except for any such entry into, termination, amendment, renewal or failure to renew that would not reasonably be expected to be material to the Company, individually or in the aggregate;
(xii)   assign, transfer, abandon, modify, waive, terminate, fail to renew, let lapse or otherwise fail to maintain or otherwise change any material Permit;
(xiii)   make or revoke any material Tax election (other than (A) ordinary course Tax elections customarily made on periodic Tax Returns and (B) as provided in Section 7.7(f) of this Agreement) or settle or compromise any material U.S. federal, state, local or non-U.S. income tax liability, except in the Ordinary Course;
(xiv)   grant, modify, abandon, dispose of or terminate any rights relating to any Intellectual Property of the Company and its Subsidiaries, other than in the Ordinary Course, or otherwise permit any of its rights relating to any Intellectual Property to lapse (other than registrations for trademarks that are no longer in use by, are not planned to be used in the future by, and are no longer being maintained by Company and its Subsidiaries; or
(xv)   agree or commit to do, or resolve, authorize or approve any action to do, any of the foregoing.
Section 5.2.    Access to Information.   From and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, upon reasonable advance notice, the Company will provide to Acquiror and its authorized Representatives reasonable access (which access will be under the supervision of the Company’s personnel and subject to any restrictions or limitations to any COVID-19 Measures) to the personnel, books, records, properties, financial statements, internal and external audit reports, regulatory reports, Contracts, Permits, commitments and any other reasonably requested documents and other information of the Company and its Subsidiaries during normal business hours (in a manner so as to not interfere with the normal business operations of the Company or any of its Subsidiaries) and use commercially reasonably efforts to (a) cause the employees, legal counsel, accountants and representatives of the Company and (b) request such Persons having business relationships with the Company or its Subsidiaries (including Material Customers) to reasonably cooperate with Acquiror in its investigation of the Business (which cooperation will be subject to any restrictions or limitations to any COVID-19 Measures); provided that no investigation pursuant to this Section 5.2 (or any investigation prior to the date hereof) will affect any representation or warranty given by the Company. All of such information will be treated as confidential information pursuant to the terms of the Non-Disclosure Agreement. From and after the Closing, the Non-Disclosure Agreement will terminate and be of no force and effect with respect to any information relating to the Company and its Subsidiaries. Notwithstanding anything herein to the contrary, Acquiror will not, without prior written consent of the Company (not to be unreasonably conditioned, delayed or withheld), make inquiries of Persons having business relationships with the Company or its Subsidiaries (including suppliers, customers and vendors) regarding the Company or its Subsidiaries or such business relationships.
Section 5.3.   Employees of the Company Section 5.3(a) of the Disclosure Letter lists those employees currently designated by the Company as key employees (the “Key Employees”). The Company will use commercially reasonable efforts to cause each of its Key Employees who will continue as Key Employees of Holdings after the Transactions to enter into employment agreements in substantially the form attached as Exhibit J with Holdings or its applicable Subsidiary prior to the Closing or as soon as practicable after the Closing, other than those Key Employees who have entered into employment arrangements on or prior to the date of this Agreement.
Section 5.4.   Additional Financial Information.   The Company will provide Acquiror with the Company’s unaudited financial statements for the three- and nine-month periods ended September 30, 2020 and 2019, consisting of the unaudited consolidated balance sheets as of such dates, the unaudited consolidated income statements for the three- and nine- month periods ended on such dates, and the unaudited consolidated cash flow statements for the three- and nine-month period ended on such dates (the “September 30 Financials”) no later than November 30, 2020. Subsequent to the delivery of the September 30 Financials, the Company’s consolidated interim financial information for each quarterly period thereafter will be delivered to Acquiror no later than 45 calendar days following the end of each quarterly period, and no later than 90 calendar days following the end of the 2020 fiscal year. All of the financial statements to be delivered pursuant to this Section 5.4, will be prepared under U.S. GAAP in accordance with requirements of the Public Company Accounting Oversight Board for public companies (the “Required Financial Statements”). The Required Financial Statements will be accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with U.S. GAAP, except as otherwise indicated in such statements and subject to year-end audit adjustments. The Company will promptly provide additional Company financial information requested by Acquiror for inclusion in the Proxy Statement/Prospectus and any other filings to be made by Acquiror with the SEC.
Section 5.5.   Notice of Change.   Promptly following the Company obtaining Knowledge thereof, the Company will give notice to Acquiror of (a) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate such that the conditions set forth in Section 8.2(a) would not be satisfied, (b) any breach of any covenant or agreement of the Company contained in this Agreement such that the condition set forth in Section 8.2(b) would not be satisfied, (c) any event, circumstance or any state of facts, change, effect, condition, development, event or occurrence that would reasonably be expected to cause the failure of any condition set forth in ARTICLE VIII to be satisfied, and (d) any written notice from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; provided, however, that in each case (i) no such notification will affect the representations, warranties, covenants, agreements or conditions to the obligations of the Parties under this Agreement, (ii) no such notification will be deemed to amend or supplement the Disclosure Letter or to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty and (iii) the failure to comply with this Section 5.5 will not result in the failure to be satisfied of any of the conditions to the Closing in Article VIII, or give rise to any right to terminate this Agreement under Article IX, if the underlying fact, circumstance, event or failure would not in and of itself give rise to such failure or right.
Section 5.6.   D&O Insurance; Indemnification of Officers and Directors.
(a)   Prior to the Closing, the Company will use commercially reasonable efforts to obtain, in consultation with Acquiror, and pay for a “tail” officers’ and directors’ liability insurance policy with a claims period of six years from the Effective Time with at least the same coverage and amount and containing terms and conditions that are, in the aggregate, not less advantageous to the directors and officers of the Company as the Company’s existing policies with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement) (the “D&O Tail Policy”). Acquiror will bear the cost of the D&O Tail Policy as an Acquiror Transaction Expense, provided, that (i) Acquiror will not be responsible for an amount in excess of 300% of the annual premium currently paid by the Company for its existing officers’ and directors’ liability insurance policy. During the term of the D&O Tail Policy, Holdings will not (and will cause the PCT Surviving Company not to) take any action following the Closing to cause the D&O Tail Policy to be cancelled or any provision therein to be amended or waived and (ii) if any claim is asserted or made within such six year period, any insurance required to be maintained under this Section 5.6 will be continued in respect of such claim until the final disposition thereof.
(b)   From and after the Effective Time, Holdings will, indemnify, defend and hold harmless, as set forth as of the date hereof in the Organizational Documents of the Company and its Subsidiaries and to the fullest extent permitted under applicable Law, any individual who, at or prior to the Effective Time, was a director, officer, employee or agent of the Company or any of its Subsidiaries or who, at the request of the Company or any of its Subsidiaries, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, with such individual’s heirs, executors or administrators, the “Indemnified Persons”) with respect to all acts and omissions arising out of such individuals’ services as officers, directors, employees or agents of the Company or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of the Company or any of its Subsidiaries, occurring at or prior to the Effective Time, including the execution of, and the transactions contemplated by, this Agreement. Without limitation of the foregoing, in the event that any such Indemnified Person is or becomes involved, in any capacity, in any Proceeding in connection with any matter for which indemnification is available pursuant to the foregoing sentence, including the transactions contemplated by this Agreement, Holdings, from and after the Effective Time, will pay, as incurred, such Indemnified Person’s legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, within 30 days after any request for advancement (including attorneys’ fees which may be incurred by any Indemnified Person in enforcing this Section 5.6), subject to receipt of an undertaking from such Indemnified Person to repay such advancement if such Indemnified Person is ultimately determined to not be entitled to indemnification hereunder.
(c)   Notwithstanding any other provisions hereof, the obligations of the Company, Holdings and Acquiror contained in this Section 5.6 will be binding upon the successors and assigns of the Company, Holdings and Acquiror. In the event the Company, Holdings or Acquiror, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision will be made so that the successors and assigns of the Company, Holdings or Acquiror, as the case may be, honor the indemnification and other obligations set forth in this Section 5.6.
(d)   This Section 5.6 will survive the consummation of the Transactions, is intended to benefit, and will be enforceable by each Indemnified Person and their respective successors, heirs and representatives, and will not be amended in any manner that is adverse to an Indemnified Person.
ARTICLE VI.
COVENANTS OF ACQUIROR PARTIES
Section 6.1.   Operations of Acquiror Parties Prior to the Closing.   Between the date hereof and the Closing, and except as contemplated by this Agreement or with the prior written approval of the Company or in accordance with the Prospectus, each Acquiror Party will (i) conduct their respective businesses, in all material respects, in the ordinary course of business, (ii) comply with all applicable Laws, (iii) use commercially reasonable efforts to keep available the services of their respective officers and employees and (iv) not take any of the following actions:
(a)   make any amendment or modification to any of any Acquiror Party’s Organizational Documents, other than in connection with an amendment to extend the date by which the Mergers may be consummated;

(b)   take any action in violation or contravention of any of any Acquiror Party’s Organizational Documents, applicable Law or any applicable rules and regulations of the SEC and Nasdaq;
(c)   amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any material Contract of an Acquiror Party, or any other right or asset of an Acquiror Party;
(d)   authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of or reclassify, combine, split or subdivide any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other security interests, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such equity securities or other security interests, other than issuances of Holdings Common Shares in connection with the PIPE Placement pursuant to the Subscription Agreements;
(e)   make any redemption, purchase or other acquisition of its equity interests, except pursuant to the Offer;
(f)   make any amendment, waiver or modification to the Trust Agreement or any other Contract related to the Trust Account;
(g)   make or allow to be made any reduction or increase in the Trust Account, other than as expressly permitted by Acquiror’s Organizational Documents and the Trust Agreement;
(h)   amend, modify, waive any provision of, terminate, or otherwise compromise in any way, any Subscription Agreement;
(i)   incur any loan or Indebtedness (other than the Notes) or issue or sell any debt securities or warrants or rights to acquire any debt securities of an Acquiror Party or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any Person for Indebtedness;
(j)   merge or consolidate with or acquire any other Person or business or be acquired by any other Person or enter into any joint venture, partnership, joint marketing or joint development with another Person;
(k)   amend, waive or terminate, in whole or in part, any material agreement to which an Acquiror Party is a party;
(l)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(m)   (i) declare, set aside or pay any dividend or other distribution with respect to its common stock or (ii) redeem, purchase or otherwise acquire any of its common stock;
(n)   change its fiscal year or any material method of accounting or material accounting practice, except for any such change required by GAAP;
(o)   make or revoke any material Tax election (other than ordinary course Tax elections customarily made on periodic Tax Returns) or settle or compromise any material U.S. federal, state, local or non-U.S. income tax liability, except in the ordinary course of business;
(p)   adopt any option plan not in existence as of the date hereof (excluding any renewal or replacement of any option plan in existence as of the date hereof in the ordinary course); or
(q)   enter into any agreement or commitment to do any of the foregoing, or any action or omission that would result in any of the foregoing.
Section 6.2.   Listing.   From the date of this Agreement through the Closing, Acquiror will take all actions that are necessary or desirable (a) for Acquiror to remain listed as a public company on, and for Acquiror Common Stock, Acquiror Units and Acquiror Warrants to be traded on Nasdaq and (b) to cause the Holdings Common Shares to be issued in the Transactions to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.
Section 6.3.   Resignations; Acquiror D&O Tail Policy.   At or prior to Closing, Acquiror will deliver to the Company written resignations, effective as of the Effective Time, of the officers and directors of Acquiror. Prior to the Closing, Acquiror will obtain and pay for a “tail” officers’ and directors’ liability insurance policy with a claims period of six years from the Effective Time with at least the same coverage and amount and containing terms and conditions that are, in the aggregate, not less advantageous to the directors and officers of Acquiror as Acquiror’s existing policies with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, that Acquiror will not pay any amount in excess of 300% of the annual premium currently paid by Acquiror for its existing officers’ and directors’ liability insurance policy (the “Acquiror D&O Tail Policy”). During the term of the Acquiror D&O Tail Policy, Holdings will not (and will cause the RH Surviving Company not to) take any action following the Closing to cause the Acquiror D&O Tail Policy to be cancelled or any provision therein to be amended or waived.
Section 6.4.   Trust Account.   Acquiror has established the Trust Account from the proceeds of its IPO and from certain private placements occurring simultaneously with the IPO for the benefit of the Acquiror Public Stockholders and certain parties (including the underwriters of the IPO). Except for a portion of the interest earned on the amounts held in the Trust Account, Acquiror will disburse monies from the Trust Account only: (a) to the Acquiror Public Stockholders in the event they elect to redeem Acquiror Public Shares in connection with the Offer, (b) to the Acquiror Public Stockholders if Acquiror fails to consummate a business combination by November 7, 2021, (c) any amounts necessary to pay any Taxes, (d) expenses owed by Acquiror to third parties to which they are owed as described in the Prospectus, (e) the deferred underwriting commissions owed to Roth and C-H as described in the Prospectus, or (f) to, or on behalf of, Acquiror after or concurrently with the consummation of the Mergers.
Section 6.5.   Insider Letter Agreement.   Acquiror will ensure that the Insider Letter Agreement will remain in full force and effect, and that the Insiders will vote in favor of this Agreement and the Mergers.
Section 6.6.   Acquiror Public Filings.   From the date hereof through the Closing, Acquiror will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable securities Laws.
Section 6.7.   Takeover Laws.   If any Takeover Law is or may become applicable to the Transactions, Acquiror, including Acquiror’s board of directors, will grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and will otherwise act to irrevocably eliminate the effects of such Takeover Law on the Mergers and the other Transactions.
Section 6.8.   Notice of Changes.   Acquiror will give prompt notice to the Company following the Acquiror’s awareness of (a) any representation or warranty made by Acquiror, Holdings, Merger Sub Corp and Merger Sub LLC contained in this Agreement becoming untrue or inaccurate, such that the conditions set forth in Section 8.3(a) would not be satisfied, (b) any breach of any covenant or agreement of Acquiror, Holdings, Merger Sub Corp and Merger Sub LLC contained in this Agreement such that the condition set forth in Section 8.3(b) would not be satisfied, (c) any event, circumstance or any state of facts, change, effect, condition, development, event or occurrence that would reasonably be expected to cause the failure of any condition set forth in ARTICLE VIII to be satisfied, and (d) any written notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; provided, however, that in each case (i) no such notification will affect the representations, warranties, covenants, agreements or conditions to the obligations of the Acquiror Parties under this Agreement and (ii) no such notification will be deemed to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

ARTICLE VII.
ACTIONS PRIOR TO THE CLOSING
Section 7.1.   No Shop.   From the date hereof through the earlier of (a) the Closing Date, and (b) the date that this Agreement is properly terminated in accordance with ARTICLE IX, neither the Company, on the one hand, nor Acquiror, on the other hand, will, and such Persons will direct, and use reasonable best efforts to cause, each of their respective members, officers, directors, Affiliates, managers, consultants, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. In the event that there is an unsolicited proposal for, or an indication of interest in entering into, an Alternative Transaction (including any revision, modification or follow-up with respect thereto), communicated in writing to the Company or Acquiror or any of their respective representatives or agents (each, an “Alternative Proposal”), such party will as promptly as practicable (and in any event within one Business Day after receipt) advise the other Party orally and in writing of such Alternative Proposal and the material terms and conditions of such Alternative Proposal (including any changes thereto) and the identity of the Person making such Alternative Proposal.
Section 7.2.   Proxy Statement; Acquiror Stockholders’ Meeting.
(a)   As promptly as reasonably practicable, but in no event more than five Business Days after the date of this Agreement, Acquiror and Holdings will, in consultation with the Company, prepare and file with the SEC the Form S-4 (which will include the Proxy Statement/Prospectus) for the purposes of (i) registering under the Securities Act the Holdings Common Shares issuable hereunder, (ii) providing Acquiror’s stockholders with the opportunity to redeem their Acquiror Common Stock in connection with the Transactions and (iii) soliciting proxies from Acquiror Stockholders to obtain the Acquiror Stockholder Approval at a meeting of the Acquiror Stockholders to be called and held for such purpose (the “Acquiror Stockholders’ Meeting”). As promptly as reasonably practicable after the execution of this Agreement, Acquiror and Holdings will, in consultation with the Company, prepare and file any other filings required under, and in accordance with, the Exchange Act, the Securities Act, the applicable Nasdaq listing rules or any other Laws relating to the Transactions (collectively, the “Other Filings”). Holdings or Acquiror, as applicable, will notify the Company promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other Governmental Authority for amendments or supplements to the Form S-4 or the Proxy Statement/Prospectus or any Other Filing or for additional information. As promptly as practicable after receipt thereof, Holdings or Acquiror, as applicable, will provide the Company and its counsel notice and a copy of all written correspondence (or, to the extent such correspondence is oral, a complete summary thereof), including any comments from the SEC or its staff, between Acquiror, Holdings or any of their Representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Form S-4 or the Proxy Statement/Prospectus or any Other Filing. Holdings and Acquiror will permit the Company and its counsel to review the Form S-4, the Proxy Statement/Prospectus and any exhibits, amendments or supplements thereto and will consult with the Company and its advisors, in good faith, concerning such correspondence from the SEC with respect thereto, and will reasonably consider and take into account the reasonable suggestions, comments or opinions of the Company and its advisors, and will not file the Form S-4 or the Proxy Statement/Prospectus or any exhibits, amendments or supplements thereto or any response letters to any comments from the SEC without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that subject to prior compliance with the notice and cooperation obligations set forth in this Section 7.2(a), Holdings or Acquiror, as applicable, will be permitted to make such filing or response in the absence of such consent if the basis of the Company’s failure to consent is the Company’s unwillingness to permit the inclusion in such filing or response of information that, based on the advice of outside counsel to Acquiror, is required by the SEC and United States securities Laws to be included therein. Whenever any event occurs which would reasonably be expected to result in the Form S-4 or Proxy Statement/Prospectus containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, Holdings, Acquiror or the Company, as the case may be, will promptly inform the other Parties of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Acquiror, an amendment or supplement to the Form S-4 or Proxy Statement/Prospectus.
(b)   The Proxy Statement/Prospectus will be sent to the Acquiror Stockholders as soon as practicable after the date on which all comments to the Proxy Statement/Prospectus have been cleared (but in any event, within three Business Days following such date) for the purpose of soliciting proxies from holders of Acquiror Common Stock to vote at the Acquiror Stockholders’ Meeting in favor of: (i) the adoption of this Agreement and the approval of the Mergers and the other Transactions; (ii) approval of the Amended and Restated Certificate of Incorporation of Holdings; (iii) approval of the Holdings equity compensation plan in substantially the form attached hereto as Exhibit K (the “Holdings Equity Compensation Plan”), (iv) approval of issuances of Acquiror Common Stock pursuant to the Subscription Agreements, to the extent required by Nasdaq Listing Rules 5635(a) and (d), and (v) the adjournment of the Acquiror Stockholders’ Meeting (the matters described in clauses (i) through (v), are referred to as the “Voting Matters” and approval of the Voting Matters by the Acquiror Required Vote of Acquiror Stockholders at the Acquiror Stockholders’ Meeting or any postponement or adjournment thereof is referred to as the “Acquiror Stockholder Approval”). Acquiror will use its reasonable best efforts to hold the Acquiror Stockholders’ Meeting by January 25, 2021. Acquiror will keep the Company reasonably informed regarding all matters relating to the Voting Matters and the Acquiror Stockholders’ Meeting, including by promptly furnishing any voting or proxy solicitation reports received by Acquiror in respect of such matters and similar updates regarding any redemptions in respect of the Offer. Concurrently with the dissemination of the Proxy Statement/Prospectus, Acquiror will commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer to the Acquiror Public Stockholders to redeem all or a portion of their Acquiror Public Shares, up to that number of Acquiror Public Shares that would permit Acquiror to maintain net tangible assets of at least $5,000,001, all in accordance with and as required by Acquiror’s Organizational Documents, applicable Law, and any applicable rules and regulations of the SEC (the “Offer”). In accordance with Acquiror’s Organizational Documents, the proceeds held in the Trust Account will be used for the redemption of Acquiror Public Shares held by Acquiror Public Stockholders who have elected to redeem such Acquiror Public Shares.
(c)   Acquiror will extend the Offer for any minimum period required by any rule, regulation, interpretation or position of the SEC, Nasdaq or the respective staff thereof that is applicable to the Offer, and pursuant to Acquiror’s Organizational Documents. Nothing in this Section 7.2(c) will (i) impose any obligation on Acquiror to extend the Offer beyond the Outside Date or (ii) be deemed to impair, limit or otherwise restrict in any manner the right of Acquiror to terminate this Agreement in accordance with ARTICLE IX.
(d)   If Acquiror Common Stock issuable pursuant to the PIPE Financing is not registered on the Form S-4, within ten days following the filing of the Form S-4, Acquiror will file a registration statement on Form S-1 (or other applicable form) with respect to the resale of Acquiror Common Stock issuable pursuant to the PIPE Financing, and Acquiror will take all or any action require or advisable under any applicable Law in connection with the issuance of Acquiror Public Shares to the subscribers in the PIPE Financing at or prior to the Closing Date in accordance with the terms of the Subscription Agreements.
(e)   The Company will provide Acquiror and Holdings, as promptly as reasonably practicable, with such information concerning the Company and its Subsidiaries as may be necessary for the information concerning the Company and its Subsidiaries in the Form S-4, the Proxy Statement/Prospectus and the Other Filings to comply with all applicable provisions of and rules under the Securities Act, the Exchange Act and the DGCL in connection with the preparation, filing and distribution of the Proxy Statement/Prospectus, the solicitation of proxies thereunder, the calling and holding of the Acquiror Stockholders’ Meeting and the preparation and filing of the Other Filings. The information relating to the Company and its Subsidiaries furnished by or on behalf of the Company and its Subsidiaries in writing expressly for inclusion in the Form S-4 and the Proxy Statement/Prospectus will not, as of (i) the date of mailing of the Proxy Statement/Prospectus to the holders of Acquiror

Common Stock, (ii) the time of the Acquiror Stockholders’ Meeting or (iii) the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. Without limiting the foregoing, Acquiror and Holdings will use their reasonable best efforts to ensure that the Form S-4 and Proxy Statement/Prospectus do not, as of (i) the date on which the Proxy Statement/Prospectus is distributed to the holders of Acquiror Common Stock, (ii) as of the date of the Acquiror Stockholders’ Meeting and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading (provided that Acquiror and Holdings will not be responsible for the accuracy or completeness of any information relating to the Company or any other information, in each case, furnished in writing by the Company or its Subsidiaries expressly for inclusion in the Form S-4 or Proxy Statement/Prospectus).
(f)   With respect to any Acquiror Stockholder outreach by Acquiror in connection with the Acquiror Stockholders’ Meeting, the Company will use its commercially reasonable efforts to provide to Acquiror, and the Company will use its commercially reasonable efforts to cause their Affiliates and Representatives, including legal and accounting representatives, to provide to Acquiror, all cooperation reasonably requested by Acquiror that is customary and reasonable in connection with Acquiror Stockholder outreach for the Acquiror Stockholders’ Meeting, which commercially reasonable efforts will include, among other things, (i) furnishing Acquiror reasonably promptly following Acquiror’s request, with information reasonably available to it regarding the Company and its Subsidiaries (including information to be used in the preparation of one or more information packages regarding the business, operations, financial projections and prospects of the Company and its Subsidiaries) customary for such outreach activities, (ii) causing each of their Representatives with appropriate seniority and expertise to participate in a reasonable number of virtual meetings (including customary one-on-one virtual meetings), presentations and due diligence sessions and drafting sessions in connection with such outreach activities, (iii) assisting with the preparation of marketing materials and similar documents required in connection with any such outreach activities, (iv) providing reasonable assistance to Acquiror in connection with the preparation of pro forma financial information to be included in any marketing materials to be used in any outreach activities, and (v) cooperating with requests for due diligence to the extent customary and reasonable.
(g)   Acquiror will include in the Proxy Statement/Prospectus the unanimous recommendation of its board of directors that the holders of Acquiror Common Stock vote in favor of the Voting Matters, and will otherwise take all lawful action to solicit and obtain the Acquiror Stockholder Approval. Neither Acquiror’s board of directors nor any committee thereof will withdraw or modify, or publicly propose or resolve to withdraw or modify in a manner adverse to the Company, the recommendation of Acquiror’s board of directors that the Acquiror Stockholders vote in favor of the Voting Matters.
(h)   Acquiror and Holdings will take all action necessary under applicable Law to, in consultation with the Company, establish a record date for, call, give notice of and hold a meeting of the Acquiror Stockholders to consider and vote on the Voting Matters at the Acquiror Stockholders’ Meeting. The Acquiror Stockholders’ Meeting will be held as promptly as practicable, in accordance with applicable Law and Acquiror’s Organizational Documents, after the date on which all comments to the Proxy Statement/Prospectus have been cleared by the SEC. Acquiror will take all reasonable measures to ensure that all proxies solicited in connection with Acquiror Stockholders’ Meeting are solicited in compliance with applicable Law.
(i)   Holdings and Acquiror will establish an escrow account pursuant to the Subscription Agreements (the “PIPE Escrow”). The PIPE Escrow will provide that the proceeds from the PIPE Placement will be disbursed either to (i) Holdings upon the consummation of the Transactions, in which case such proceeds will be reduced by the aggregate par value of the Acquiror Common Stock that is disbursed to Acquiror or (ii) to the PIPE Investors if the Mergers are not consummated, in each case, as provided in the Subscription Agreements.
(j)   Holdings and Acquiror will make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” Laws and any rules and regulations thereunder.

Section 7.3.   Holdings Stockholder Approval.   Immediately (but in any event within 24 hours) following the execution of this Agreement, Acquiror will (i) approve and adopt this Agreement and the other Transactions, as the sole stockholder of Holdings and (ii) deliver copies of such approval to the Company.
Section 7.4.   Merger Sub Corp Stockholder and Merger Sub LLC Approval.   Immediately (but in any event within 24 hours) following the execution of this Agreement, Holdings (i) will approve and adopt this Agreement and the other Transactions, as the sole stockholder of Merger Sub Corp and as the sole member of Merger Sub LLC, respectively and (ii) deliver copies of such approvals to the Company.
Section 7.5.   Efforts to Consummate the Transactions.
(a)   Subject to the terms and conditions herein provided, each Acquiror Party and the Company will (i) at the request of the other Party, execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the RH Merger, the PCT Merger and the other Transactions and (ii) use reasonable best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Mergers and other Transactions, to satisfy the conditions to the obligations to consummate the Mergers and other Transactions, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Transactions for the purpose of securing to the Parties the benefits contemplated by this Agreement, including, using its reasonable best efforts to obtain all Permits, consents, waivers, approvals, authorizations, qualifications and Orders of any Governmental Authority as are necessary for the consummation of the Transactions and to fulfill the conditions to the Mergers. Without limiting the foregoing, Acquiror and Holdings will take all action necessary to cause each of Merger Sub Corp and Merger Sub LLC to perform its obligations under this Agreements.
(b)   In furtherance and not in limitation of Section 7.5(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each Acquiror Party and the Company agree to promptly (but in any event no later than 10 Business Days after the date hereof) make any required filing or application under Antitrust Laws, as applicable. The HSR Filing fees and any other applicable fees with respect to any and all notifications required under the HSR Act in order to consummate the transactions contemplated in this Agreement will be shared equally by Company and the Acquiror. Each Acquiror Party and the Company agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act. Each Acquiror Party and the Company will, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by private Persons, (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any Proceeding by a private Person, in each case regarding any of the Transactions, (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences, (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties will keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.
(c)   No Acquiror Party or the Company will take any action that would reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The Acquiror Parties and the Company further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other Order or ruling or statute, rule or regulation that would adversely affect the ability of the Parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.
Section 7.6.   Section 16 Matters.   Prior to the Effective Time, each of Acquiror and the Company will take all such reasonable steps (to the extent permitted under applicable Law), including the board of directors of Acquiror or the Company, as applicable, adopting resolutions consistent with the interpretive guidance of the SEC, to cause any dispositions of Acquiror Common Stock or acquisitions of Holdings Common Shares (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated hereby by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated hereby to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 7.7.   Tax Matters.
(a)   Following the Closing, Holdings will, and will cause its Subsidiaries to, cooperate, as and to the extent reasonably requested by another Party, in connection with the filing of Tax Returns and any audit or other Proceeding with respect to Taxes. Such cooperation includes the retention and (upon such other Party’s request) the provision of records and information that are reasonably relevant to any such audit or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
(b)   All transfer Taxes incurred in connection with this Agreement will be borne by each Person that is responsible for such Taxes under applicable Law. Holdings and each applicable Person will cooperate in filing, when required by applicable Law, all necessary documentation and Tax Returns with respect to such transfer Taxes.
(c)   Based on the applicable corporate law requiring the actual issuance of Acquiror Common Stock pursuant to the PIPE Placement, for U.S. federal income tax purposes, the PIPE Investors’ beneficial ownership of the Acquiror Common Stock will be disregarded as transitory, and the PIPE Placement will be treated as transferred by the PIPE Investors to Holdings for Holdings Common Shares as part of the same plan as the transfer of other property to Holdings for Holdings Common Shares, in a single integrated transaction that satisfies the requirements of Section 351 of the Code. Holdings and its Subsidiaries will report the exchanges resulting from the Mergers as nonrecognition transactions under either (i) Section 351 of the Code or (ii) a reorganization within the meaning of Section 368(a)(1)(B) of the Code and Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Code, as applicable (collectively, the “Intended Tax Treatment”), unless otherwise required under applicable Law. This Agreement constitutes a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g). The Parties will not, and will cause their Affiliates to not, treat or report the Transactions in a manner inconsistent with the Intended Tax Treatment unless required to do so pursuant to a “final determination” within the meaning of Section 1313(a)(1) of the Code. From and after the date of this Agreement, none of the Parties will, nor will they permit any of their Affiliates to, knowingly take any action, cause any action to be taken or omit to take any action which could cause the transactions to fail to qualify for, or fail to be reported in a manner consistent with, the Intended Tax Treatment.
(d)   Notwithstanding anything to the contrary in this Agreement, the Company will not, and will not permit any other Person to, elect under Section 1101(g)(4) of the Bipartisan Budget Act of 2015 to have the amendments made by such provisions apply to any income Tax Return of the Company with respect to any Tax period beginning on or before December 31, 2017. The Parties agree that if the Internal Revenue Service (the “IRS”) (or applicable state Governmental Authority) issues a notice of final partnership adjustment assessing an “imputed underpayment” against the Company with respect to any Tax period (or portion thereof) beginning after December 31, 2017 and ending on or prior to the Closing Date, or any Tax period beginning on or before December 31, 2017 for which an election under Section 1101(g)(4) of the Bipartisan Budget Act of 2015 was made, the Company will make the election under Section 6226 of the Code (or any similar provision of Law) and the partnership representative and each Party agrees to cooperate, and to cause its respective Affiliates and the “partnership representative” and “designated individual” (as those terms are used in Section 6223 of the Code and Treasury Regulation Section 301.6223-1(b)(3) (or any similar provision of Law)) of the Company, to cooperate, with the Company and its Affiliates, in making such election, including by timely providing information reasonably requested by the Company and assisting the Company in the preparation of any statements or other information required to be provided to the IRS or any other Person as required by Section 6226 of the Code and the Treasury Regulations promulgated thereunder (or any similar provision of Law). With respect to any income tax audit or other tax proceeding of the Company for which the Company is treated as a fiscally transparent entity, (i) the Person designated as the “partnership representative” on the 2019 (or if different, 2020) United States federal income tax return of the Company will be entitled to control such audit or other tax proceeding (the “Partnership Representative”), (ii) the Partnership Representative will be designated as the “tax matters partner” (as defined in Section 6231 of the Code (prior to amendment by the Bipartisan Budget Act of 2015) or any similar provision of Law) and the “partnership representative” (as defined in Section 6223 of the Code (after amendment by the Bipartisan Budget Act of 2015) or any similar provision of Law) of the Company, as applicable, (iii) the Partnership Representative may select any “designated individual” (as that term is used in Treasury Regulation Section 301.6223-1(b)(3) or any similar provision of Law), and (iv) the Parties and their Affiliates will cooperate in so designating the Partnership Representative as the “tax matter partner” and “partnership representative” of the Company and, as reasonably requested by the Partnership Representative, will cooperate with the Partnership Representative in connection with any such audit or other tax proceeding.
(e)   On or prior to the Closing Date, Acquiror will deliver to Holdings a duly executed certificate, in form and substance as prescribed by Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c), stating that Acquiror is not, and has not been, during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c) of the Code.
(f)   Prior to the Closing Date, the Company may, at its sole discretion, file an election pursuant to Treasury Regulations Section 301.7701-3 to be treated as a corporation for U.S. federal Tax purposes, and such election, if made, will be effective prior to the Closing Date.
(g)   The Parties agree that the Partnership Representative will be responsible for preparing and filing all Tax Returns of the Company for Tax Periods that end on the Closing Date.
Section 7.8.   Form 8-K; Press Releases.
(a)   As promptly as practicable after execution of this Agreement, Acquiror will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, a copy of which will be provided to the Company at least two Business Days before its filing deadline and which the Company may review and comment upon prior to filing. Promptly after the execution of this Agreement, Acquiror and the Company will also issue a joint press release announcing the execution of this Agreement, in form and substance mutually acceptable to Acquiror and the Company.
(b)   At least five days prior to the Closing, the Company and Acquiror will begin preparing, in consultation with Acquiror, a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is required to be disclosed with respect to the Mergers pursuant to Form 8-K (the “Closing Form 8-K”). Prior to the Closing, Acquiror and the Company will prepare a mutually agreeable press release announcing the consummation of the Mergers (the “Closing Press Release”). Concurrently with the Closing, Holdings will distribute the Closing Press Release and, as soon as practicable thereafter, file the Closing Form 8-K with the SEC.
Section 7.9.   Fees and Expenses.   Whether or not the Mergers are consummated, all fees and expenses incurred in connection with this Agreement, the other Transaction Documents, the Mergers and the Transactions will be paid by the Party incurring such fees or expenses, except as otherwise set forth in this Agreement, including with respect to the D&O Tail Policy, the Acquiror D&O Tail Policy and one-half of the fees for the HSR Filing.
ARTICLE VIII.
CONDITIONS PRECEDENT
Section 8.1.   Conditions to Each Party’s Obligations.   The respective obligations of each Party to consummate the Transactions will be subject to the satisfaction (or waiver by such Party, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)   There is no Law or Order which (i) is in effect and (ii) has the effect of preventing, or making illegal, the consummation of the Transactions (a “Closing Legal Impediment”);
(b)   The Acquiror Stockholder Approval has been obtained in accordance with the provisions of Acquiror’s Organizational Documents and the DGCL;
(c)   The Form S-4 containing the Proxy Statement/Prospectus has become effective and no stop order suspending the effectiveness of the Form S-4 is in effect and no proceedings for that purpose is pending before or threatened by the SEC;
(d)   The Holdings Common Shares have been approved for listing on Nasdaq;
(e)   After giving effect to all redemptions of Acquiror Public Shares pursuant to the Offer, Acquiror will have net tangible assets of at least $5,000,001 upon consummation of the Mergers;
(f)   The PIPE Financing has been consummated pursuant to the Subscription Agreements; and
(g)   The waiting period for the HSR Filing has expired or been terminated.
Section 8.2.   Conditions to Obligations of the Acquiror Parties.   The obligations of the Acquiror Parties to consummate the Transactions will be subject to the satisfaction (or waiver by such Party, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)   The Fundamental Representations are true and correct in all material respects at and as of the Closing Date as though such Fundamental Representations were made at and as of the Closing Date (other than in the case of any representation or warranty that by its terms addresses matters only as of another specified date, which will be so true and correct only as of such specified date), except to the extent of changes or developments contemplated by the terms of this Agreement. All representations and warranties set forth in Article III (other than the Fundamental Representations), without giving effect to materiality, Material Adverse Effect or similar qualifications, are true and correct in all respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (other than in the case of any representation or warranty that by its terms addresses matters only as of another specified date, which will be so true and correct only as of such specified date), except to the extent (i) of changes or developments contemplated by the terms of this Agreement and (ii) the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b)   The Company has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company at or prior to the Closing; provided, that except in the case of willful breach, any failure to obtain Employment Agreements under Section 5.3 will not be taken into account when determining whether the Company has performed in all material respects;
(c)   There has been no event that is continuing that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(d)   Acquiror has received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c);

(e)   The Company has executed and delivered to Acquiror a counterpart signature page to each Transaction Documents to which it is a party;
(f)   The Company has caused the PCT Securityholders representing at least 70% of the issued and outstanding Company LLC Interests to execute and deliver to Acquiror a counterpart signature page to the Investor Rights Agreement;
(g)   Acquiror has received a certificate, signed by an officer of the Company, certifying that true, complete and correct copies of the Organizational Documents of the Company and each of its Subsidiaries, as in effect on the Closing Date, are attached to such certificate; and
(h)   Acquiror has received a certificate, signed by an officer of the Company, certifying that true, complete and correct copies of (i) the PCT Securityholder Approval, and (ii) the resolutions of the directors of the Company authorizing the execution and delivery of this Agreement and the other Transaction Documents to which it is a party and performance by the Company of the Transactions, including the Mergers, each having been duly and validly adopted and being in full force and effect as of the Closing Date, are attached to such certificate.
If the Closing occurs, all Closing conditions set forth in Section 8.1 and Section 8.2 that have not been fully satisfied as of the Closing will be deemed to have been waived by the Acquiror on behalf of the Acquiror Parties.
Section 8.3.   Conditions to Obligation of the Company.   The obligation of the Company to consummate the Transactions will be subject to the satisfaction (or waiver by such Party, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)   The representations and warranties of the Acquiror Parties set forth in this Agreement are true and correct in all material respects, as of the date hereof and as of the Closing, except (i) to the extent of changes or developments contemplated by the terms of this Agreement and (ii) for such representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time);
(b)   The Acquiror Parties have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Acquiror Parties at or prior to the Closing;
(c)   There has been no event that is continuing that would individually, or in the aggregate, reasonably be expected to have a Acquiror Material Adverse Effect;
(d)   The Company has received a certificate, signed by the chief executive officer or chief financial officer of Acquiror, certifying as to the matters set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c);
(e)   Each Acquiror Party, Roth and C-H have executed and delivered to the Company a counterpart signature page to each of the Transaction Documents to which it is a party;
(f)   The Post-Closing Holdings Directors have been appointed to the board of Holdings effective as of the Closing;
(g)   To the extent not previously executed and delivered to the Company, Holdings has executed and delivered to the Company the ROFR Joinder;
(h)   Holdings has executed and delivered to the Company a joinder to the Convertible Notes Purchase Agreement as required thereunder;
(i)   Acquiror has delivered to the Company a certificate, signed by an officer of Acquiror certifying true, complete and correct copies of the resolutions duly adopted by the Acquiror Required Vote at the Acquiror Stockholders’ Meeting;
(j)   Acquiror has delivered to the Company a certificate, signed by an officer of the respective Acquiror Party, certifying true, complete and correct copies of (i) the resolutions of the sole stockholder of Holdings approving the consummation of the Transactions, (ii) the resolutions duly adopted by the sole stockholder of Merger Sub Corp approving the RH Merger and the consummation of the Transactions; (ii) the resolutions duly adopted by the sole member of Merger Sub LLC approving the PCT Merger and the consummation of the Transactions, (v) the resolutions duly adopted by Acquiror’s Board of Directors, Holdings’ board of directors, Merger Sub Corp’s board of directors and Merger Sub LLCs’ board of managers authorizing the execution, delivery and performance of this Agreement; and (vi) written resignations, in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by (x) all officers of Acquiror and Holdings, and Merger Sub LLC and Merger Sub Corp, if any and (y) all persons serving as directors of Acquiror, Holdings, Merger Sub LLC and Merger Sub Corp, immediately prior to the Closing;
(k)   Except for shares of Acquiror Common Stock issued pursuant to the Subscription Agreements, from the date of this Agreement through the Closing, no shares of Acquiror Common Stock have been issued to any Person; and
(l)   The Available Closing Date Total Cash is equal to or greater than the Minimum Cash without any breach, inaccuracy or failure to perform of any of the representations, warranties or covenants set forth in Section 4.5 or Section 6.1.
If the Closing occurs, all Closing conditions set forth in Section 8.1 and Section 8.3 that have not been fully satisfied as of the Closing will be deemed to have been waived by the Company.
ARTICLE IX.
TERMINATION
Section 9.1.   Termination.   This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:
(a)   by the mutual written consent of the Company and Acquiror duly authorized by each of their respective boards of directors;
(b)   by Acquiror, in the event of a breach of any representation, warranty, covenant or agreement on the part of the Company such that the conditions specified in Section 8.2(a) or Section 8.2(b) (as applicable) would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by the Company within 30 days after receipt of written notice thereof, or (ii) is incapable of being cured prior to the Outside Date; provided, that Acquiror will not have the right to terminate this Agreement pursuant to this Section 9.1(c) if (x) it is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or (y) the Company has filed (and is then pursuing) an action seeking specific performance as permitted by Section 10.7;
(c)   by the Company, in the event of a breach of any representation, warranty, covenant or agreement on the part of an Acquiror Party such that the conditions specified in Section 8.3(a) or Section 8.3(b) (as applicable) would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by the Acquiror Parties within 30 days after receipt of written notice thereof, or (ii) is incapable of being cured prior to the Outside Date; provided, that the Company will not have the right to terminate this Agreement pursuant to this Section 9.1(d) if it is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;
(d)   by the Company if (i) the covenants provided in Section 7.3 and Section 7.4 are not timely performed or (ii) Acquiror’s board of directors or any committee thereof has withdrawn or modified, or publicly proposed or resolved to withdraw or modify in a manner adverse to the Company, the recommendation of Acquiror’s board of directors that the Acquiror Stockholders vote in favor of the Voting Matters;

(e)   by either the Company or Acquiror:
(i)   after May 31, 2021 (the “Outside Date”), if the Closing has not occurred on or prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 9.1(e)(i) will not be available to a Party if the inability to satisfy such conditions was due to the failure of such Party to perform any of its obligations under this Agreement;
(ii)   if any Closing Legal Impediment is in effect and has become final and non-appealable; or
(iii)   if the Acquiror Stockholder Approval is not obtained at the Acquiror Stockholders’ Meeting duly convened or any adjournment or postponement thereof.
Section 9.2.   Effect of Termination.   In the event of the termination of this Agreement as provided in Section 9.1 (other than termination pursuant to Section 9.1(a)), written notice thereof will be given by the Party desiring to terminate to the Company (if the Acquiror is the terminating Party) and Acquiror (if the Company is the termination Party), specifying the provision hereof pursuant to which such termination is made. Upon a valid termination of the Agreement pursuant to Section 9.1, this Agreement will, following delivery of notice pursuant to this Section 9.2 or written consent pursuant to Section 9.1(a), be null and void and of no further force and effect (other than the provisions of Section 7.9, this Section 9.2 and ARTICLE X), and there will be no Liability on the part of an Acquiror Party or the Company or their respective directors, officers and Affiliates; provided, however, that nothing in this Agreement will relieve any Party from Liability for any intentional breach of this Agreement prior to such termination or for fraud, intentional misrepresentation or willful breach or misconduct. For the avoidance of doubt, the termination of this Agreement will not affect the obligations of Acquiror or its Affiliates under the Non-Disclosure Agreement.
ARTICLE X.
MISCELLANEOUS
Section 10.1.   Amendment or Supplement.   This Agreement may only be amended or supplemented by written agreement signed by each of the Parties.
Section 10.2.   Extension of Time, Waiver, Etc.   At any time prior to the Effective Time, the Acquiror Parties on the one hand and the Company on the other, may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of such other Party hereto, (b) extend the time for the performance of any of the obligations or acts of such other Party hereto or (c) waive compliance by such other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such other Party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or an Acquiror Party in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.
Section 10.3.   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 10.3 will be null and void.
Section 10.4.   Counterparts; Facsimile; Electronic Transmission.   This Agreement may be executed in counterparts (each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement) and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission (including DocuSign) will constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for all purposes.

Section 10.5.   Entire Agreement; No Third-Party Beneficiaries.   Except for the provisions of Section 2.7, Section 5.6 and Section 6.3, which are intended to be enforceable by, and for the express benefit of, the Persons respectively referred to therein, this Agreement, the Disclosure Letter and the other Transaction Documents (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof and (b) are not intended to and will not confer any benefit upon any Person other than the Parties.
Section 10.6.   Governing Law.   Except with respect to ARTICLE I and ARTICLE II and any related claims or causes of action, which will be governed by and construed in accordance with, the Laws of the State of Delaware, this Agreement, and all claims or causes of action that may be based upon, arise out of, or related to this Agreement or the negotiation, execution or performance of this Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, in each case, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.
Section 10.7.   Specific Enforcement.
(a)   The Parties hereby agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement (including failing to take such actions as are required of a Party hereunder to consummate the Mergers or the other Transactions) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the Parties agree that, prior to the valid termination of this Agreement in accordance with Section 9.1, each Party will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in accordance with Section 10.6, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy).
(b)   Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity.
Section 10.8.   Consent to Jurisdiction.   The Parties agree to submit any matter or dispute resulting from or arising out of the execution, performance, interpretation, breach or termination of this Agreement to the non-exclusive jurisdiction of federal or state courts within the State of New York. Each of the Parties agrees that service of any process, summons, notice or document in the manner set forth in Section 10.9 hereof or in such other manner as may be permitted by Law, will be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section 10.8. Each of the Parties irrevocably and unconditionally agrees that it is subject to, and hereby submits to, the personal jurisdiction of the courts located in the State of New York for any action, suit or proceeding arising out of this Agreement or the Transactions and waives any objection to the laying of venue in the United States District Court for the Southern District of New York, or the New York state courts if the federal jurisdictional standards are not satisfied, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY.
Section 10.9.   Notices.   All notices and other communications under this Agreement will be in writing and will be deemed given (a) when delivered personally by hand (with written confirmation of receipt), by 5:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery, (b) when sent by email (with written confirmation of transmission) if by 5:00 PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such written confirmation; or (c) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Parties pursuant to this Section 10.9):

If to an Acquiror Party:
Roth CH Acquisition I Co.
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Attention: Byron Roth
E-mail:
with a copy to:
Loeb & Loeb
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
E-mail: mnussbaum@loeb.com
If to the Company:
PureCycle Technologies LLC
5950 Hazeltine National Drive, Suite 650
Orlando, FL 32822
Attention: Michael Otworth E-mail:
with a copy to:
Jones Day
1420 Peachtree Street
Atlanta, Georgia 30309
Attention: Bryan E. Davis; Patrick S. Baldwin
E-mail: bedavis@jonesday.com; pbaldwin@jonesday.com
Section 10.10.   Severability.   If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.
Section 10.11.   Remedies.   Except as otherwise provided in this Agreement (including Section 9.2), any and all remedies expressly conferred upon a Party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a Party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.
Section 10.12.   Trust Account; Waiver.   Reference is made to the Prospectus. One or more Representatives of the Company have read the Prospectus, and the Company understands that Acquiror has established the Trust Account for the benefit of the Acquiror Public Stockholders and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Acquiror may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Acquiror agreeing to enter into this Agreement, the Company hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, Contracts or agreements with Acquiror.
Section 10.13.   Definitions.
(a)   Certain Definitions.   As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Acquiror Common Stock” means the shares of common stock, par value $0.0001 per share of Acquiror.
“Acquiror Financial Statements” means (a) the audited consolidated financial statements of the Acquiror as of and for the fiscal years ended December 31, 2018 and 2019, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the 12-month periods ended on such dates, and the audited consolidated cash flow statements for the 12-month periods ended on such dates, and (b) reviewed financial statements for the three and six month periods ended June 30, 2020 and 2019, consisting of the reviewed consolidated balance sheets as of such dates, the reviewed consolidated income statements for the three and six month periods ended on such dates, and the reviewed consolidated cash flow statements for the three and six month periods ended on such dates.
“Acquiror Material Adverse Effect” means any change, development, circumstance, effect, event or fact that has had, or would reasonably be expected to have, a material adverse effect upon the financial condition, business, liabilities or results of operations of Acquiror and its Subsidiaries, taken as a whole; provided, however, that any change, development, circumstance, effect, event or fact arising from or related to: (i) conditions affecting the economy, financial, credit, debt, capital, or securities markets generally (including with respect to or as a result of COVID-19), (ii) global, national or regional political conditions, including national or international hostilities, acts of terror or acts of war, sabotage or terrorism or military actions or any escalation or worsening of any hostilities, acts of war, sabotage or terrorism or military actions, (iii) the engagement by the United States in, or escalation of, hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, (iv) changes or proposed changes in GAAP, (v) changes or proposed changes in any Law or other binding directives issued by any Governmental Authority, (vi) general conditions in the industry in which Acquiror and its Subsidiaries operate (including with respect to or as a result of COVID-19), (vii) actions taken by the Company or its Affiliates, (viii) actions or omissions taken by Acquiror or any of its Subsidiaries that are required by this Agreement or any Transaction Document or taken with the prior written consent of the Company, (ix) the public announcement of the Transactions or the identity of Acquiror or the Company in connection with the Transaction, (x) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, (xi) pandemics, epidemics, earthquakes, hurricanes, tornados or other natural disasters, (xii) the failure by Acquiror to take any action that is prohibited by this Agreement unless the Company has consented in writing to the taking thereof, or (xiii) any change or prospective change in Acquiror’s or any of its Subsidiaries’ credit ratings, will not be taken into account in determining whether a “Acquiror Material Adverse Effect” has occurred, unless, such change, development, circumstance, effect, event or fact has a disproportionate effect on Acquiror and its Subsidiaries, taken as a whole, compared to other Persons in the industry or geographic regions in which Acquiror or its Subsidiaries conducts business.
“Acquiror Party” means each of Acquiror, Holdings and Merger Sub Corp and Merger Sub LLC.
“Acquiror Public Shares” means the shares of Acquiror Common Stock issued as a component of the Acquiror Units.
“Acquiror Public Stockholders” means the stockholders of Acquiror who hold Acquiror Units or Acquiror Common Stock initially purchased in the IPO.
“Acquiror Stockholders” means the holders of Acquiror Common Stock.
“Acquiror Transaction Expenses” means all fees, costs and expenses of the Acquiror Parties incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement and conditions contained herein to be performed or complied with at or before Closing, and the consummation of the Transactions, including the fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of the Acquiror Parties, whether paid or unpaid prior to the Closing, one-half of the HSR Filing fees, and costs resulting from the D&O Tail Policy and the Acquiror D&O Tail Policy.

“Acquiror Units” means a unit of Acquiror comprised of one share of Acquiror Common Stock and three-quarters of one Acquiror Warrant.
“Acquiror Warrant” means a warrant entitling the holder to purchase one share of Acquiror Common Stock per warrant.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) will include the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.
“Alternative Transaction” mean any of the following transactions involving the Company or Acquiror (other than the transactions contemplated by this Agreement): (a) any merger, acquisition consolidation, recapitalization, share exchange, business combination or other similar transaction, public investment or public offering, or (b) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than sales of inventory in the ordinary course of business) or any class or series of the capital stock, membership interests or other equity interests of the Company or Acquiror in a single transaction or series of transactions (other than the PIPE Financing).
“Assets” means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned, leased, subleased or licensed by such Person.
“Assumed Indebtedness” means the (a) debt relating to the Municipal Bond Documents, (b) the Convertible Notes issued or issuable pursuant to the Convertible Note Purchase Agreement and (c) the other Indebtedness being used to fund and construct the Company’s Ironton, Ohio plant, in each case as further described on Annex III, which includes, for informational purposes only, the current amounts of such Indebtedness on or about the date hereof.
“Available Closing Date Total Cash” means, as of immediately prior to the Closing Date, an aggregate amount equal to the result of (without duplication) (a) Available Closing Date Trust Cash, plus (b) the net amount of cash that has been funded to Acquiror pursuant to the Subscription Agreements as of immediately prior to the Closing, plus (c) the amount of cash held by Acquiror without restriction outside of the Trust Account and any interest earned on the amount of cash held inside the Trust Account.
“Available Closing Date Trust Cash” means, as of immediately prior to the Closing, an aggregate amount equal to the result of (without duplication) (a) the cash available to be released from the Trust Account, minus (b) the sum of all payments to be made as a result of the completion of the Offer and any redemptions of Acquiror Common Stock by any Redeeming Stockholders, minus (c) the Acquiror Transaction Expenses, minus (d) to the extent not included in the Acquiror Transaction Expenses, the sum of all outstanding deferred, unpaid or contingent underwriting, broker’s or similar fees, commissions or expenses owed by the Acquiror Parties or their respective Affiliates (to the extent the Acquiror Parties are responsible for or obligated to reimburse or repay any such amounts). For the avoidance of doubt, Available Closing Date Trust Cash will not be reduced by the Company Transaction Expenses.
“Business Day” means a day except a Saturday, a Sunday or any other day on which the Securities and Exchange Commission or banks in the City of New York are authorized or required by Law to be closed.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, P.L. 116-136 (2020).
“Change in Control” means the occurrence of any of the following events: (a) the sale, lease, license, distribution, dividend or transfer, in a single transaction or a series of related transactions, of 50% or more of the assets of Holdings, as applicable, and its Subsidiaries taken as a whole, (b) a merger, consolidation or other business combination of Holdings (or any Subsidiary or Subsidiaries that alone or together represent more than 50% of the consolidated revenues or consolidated assets of

Holdings at that time) or any successor or other entity holding 50% or more all of the assets of Holdings and its Subsidiaries that results in the stockholders of Holdings (or such Subsidiary or Subsidiaries) or any successor or other entity holding 50% or more of the assets of Holdings and its Subsidiaries or the surviving entity thereof, as applicable, immediately before the consummation of such transaction or series of related transactions holding, directly or indirectly, less than 50% of the voting power of Holdings (or such Subsidiary or Subsidiaries) or any successor, other entity or surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions, or (c) any one Person (other than the Company or its respective Affiliates) or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), acquiring beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of equity securities of Holdings which, together with the equity securities held by such Person, such Person and its Affiliates or such group, constitutes more than 50% of the total voting power or economic rights of the equity securities of Holdings.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
“Company Transaction Expenses” means all accrued fees, costs and expenses of the Company and its Subsidiaries incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement and conditions contained herein to be performed or complied with at or before Closing, and the consummation of the Transactions, including the fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of the Company and its Subsidiaries, whether paid or unpaid prior to the Closing.
“Company Warrants” means the warrants listed in Exhibit I.
“Contracts” means any and all written and oral agreements, contracts, deeds, arrangements, purchase orders, binding commitments and understandings, and other instruments and interests therein, and all amendments thereof.
“Convertible Notes” means the Company Class A Unit Convertible Notes issued pursuant to the Convertible Notes Purchase Agreement.
“Convertible Notes Purchase Agreement” means the Note Purchase Agreement dated October 6, 2020, among the Company and Purpose Alternative Credit Fund — T LLC, Purpose Alternative Credit Fund — F LLC, Magnetar Structured Credit Fund, LP, Magnetar Longhorn Fund LP, Magnetar PRCL Holdings Limited, and Magnetar Lake Credit Fund LLC.
“Convertible Notes Shares” means with respect to additional PCT Merger Shares, a number of Holdings Common Shares equal to (a) the product of (i) the number of Company LLC Interests issued upon conversion of the Convertible Notes between the date of this Agreement and the Closing Date and (ii) the quotient obtained by dividing (A) the PCT Merger Shares by (B) the aggregate number of Company LLC Interests outstanding on the Closing Date less the number of Company LLC Interests issued upon conversion of the Convertible Notes between the date of this Agreement and the Closing Date.
“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any evolutions or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.
“COVID-19 Law” means the CARES Act, the Families First Coronavirus Response Act of 2020 or any Law intended to address the consequences of COVID-19.
“COVID-19 Measures” means any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, changes to business operations, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of COVID-19, including the COVID-19 Law.
“Disclosure Letter” means the Disclosure Letter delivered to Acquiror on the date hereof.

“Environmental and Safety Requirements” means all Laws, Orders, contractual obligations and all common Law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Shares” means shares of Acquiror Common Stock, if any, (a) held in the treasury of Acquiror or (b) for which an Acquiror Public Stockholder has demanded that Acquiror redeem such shares of Acquiror Common Stock.
“Form S-4” means the registration statement on Form S-4 of Holdings with respect to registration of the Holdings Common Shares to be issued in connection with the Transactions (including the Earnout Shares).
“Fundamental Representations” means the representations and warranties of the Company set forth in Section 3.1 (Organization, Qualification and Standing), Section 3.2 (Authority; Enforceability), Section 3.3 (Consents; Required Approvals), Section 3.4 (Non-Contravention), Section 3.5 (Capitalization), and Section 3.24 (Brokers and Other Advisors).
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any United States, non-United States or multi-national government entity, body or authority, including (a) any United States federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (b) any non-United States or multi-national government or governmental authority or any political subdivision thereof, (c) any United States, non-United States or multi-national regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, including any court, tribunal, commission or arbitrator, (d) any self-regulatory organization or (e) any official of any of the foregoing.
“Holdings Common Share Price” means the closing price on Nasdaq of the Holdings Common Shares, per share, following the Closing.
“Holdings Common Shares” means the shares of common stock of Holdings, having a par value of $0.001.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Indebtedness” means without duplication, the following obligations of a Person, whether or not contingent, in respect of: (a) any indebtedness for borrowed money, including, for the avoidance of doubt, the Assumed Indebtedness, (b) any obligation evidenced by bonds, debentures, notes, or other similar instruments, (c) any reimbursement obligation with respect to mortgages, letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities issued for the account of the Company or its Subsidiaries (inclusive of any current portion thereof), (d) any obligation of the type referred to in clauses (a) through (c) of another Person the payment of which such first Person or any of its Subsidiaries has guaranteed or for which such first Person or any of its Subsidiaries is responsible or liable, directly or indirectly, jointly or severally, as obligor or guarantor, and (e) any accrued interest, payment, fines, fees, penalties, expenses or other amounts applicable to or otherwise incurred in connection with or as a result of any payment (including prepayment or early satisfaction) of any obligation described in clauses (a) through (d). For purposes of calculating “Indebtedness”, any amount that is conditioned upon the Closing will be included in the calculation of Indebtedness as though the Closing occurred immediately prior to such calculation. For the avoidance of doubt, Indebtedness will not include any deferred revenue of the Company or its Subsidiaries or any Taxes.

“Indenture Documents” means the Indenture dated October 7, 2020, by and between the Company and U.S. Bank National Association, as trustee and collateral agent, and all other documents relating to the transactions contemplated thereby.
“Insiders” means Acquiror’s sponsor, officers, directors and any holder of Insider Shares as set forth on Annex IV.
“Insider Shares” means the 1,912,500 shares of Acquiror Common Stock held or controlled by Acquiror’s Insiders.
“Intellectual Property” means all of the worldwide intellectual property and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: (a) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) inventions, discoveries, improvements, ideas, Know-How, methodology, models, algorithms, formulae, systems, processes, technology, whether patentable or not, and all issued patents, industrial designs, and utility models, and all applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, extensions, and other extension of legal protestation pertaining thereto; (c) trade secrets and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof; (d) software; (e) copyrights in writings, designs, software, mask works, content and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing; (f) data and databases; (g) internet websites, domain names and applications and registrations pertaining thereto; and (h) social media accounts, and all content contained therein.
“IPO” means the initial public offering of Acquiror pursuant to a prospectus dated May 4, 2020 (the “Prospectus”).
“Know-How” means all information, inventions (whether or not patentable), improvements, practices, algorithms, formulae, trade secrets, techniques, methods, procedures, knowledge, results, data, protocols, processes, models, designs, drawings, specifications, materials and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products.
“Knowledge” means, (a) in the case of Acquiror, the actual knowledge after reasonable inquiry, of Acquiror’s executive officers and (b) in the case of the Company, the actual knowledge, after reasonable inquiry of the individuals set forth on Section 10.13 of the Disclosure Letter.
“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, rule or regulation, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
“Liability” means any liability, obligation or commitment of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.
“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, third-party-claim, encroachment, right-of-way, option, or other similar arrangement or interest in real or personal property, but excluding Intellectual Property licenses and covenants not to sue.
“Losses” mean any claims, losses, royalties, Liabilities, damages, deficiencies, interest and penalties, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any Proceeding).
“Material Adverse Effect” means any change, development, circumstance, effect, event or fact that has had, or would reasonably be expected to have, a material adverse effect upon the financial condition, business, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any change, development, circumstance, effect, event or fact arising from or related to: (a) conditions affecting the economy, financial, credit, debit, capital or securities markets generally (including with respect to or as a result of COVID-19), (b) global, national or regional political conditions, including national or international hostilities, acts of terror or acts of war, sabotage or terrorism or military actions or any escalation or worsening of any hostilities, act of war, sabotage, or terrorism or military actions, (c) the engagement by the United States in, or escalation of, hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, (d) changes or proposed changes in GAAP, (e) changes or proposed changes in any Law or other binding directives issued by any Governmental Authority, (f) general conditions in the industry in which the Company and its Subsidiaries operate (including with respect to or as a result of COVID-19), (g) actions or omissions taken by Acquiror or its Affiliates, (h) actions taken by the Company or any of its Subsidiaries that are required by this Agreement or any Transaction Document or taken with the prior written consent of Acquiror, (i) the public announcement of the Transactions or the identity of Acquiror or the Company in connection with the Transaction; (j) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, (k) pandemics, epidemics, earthquakes, hurricanes, tornados or other natural disasters, (l) the failure by the Company to take any action that is prohibited by this Agreement unless Acquiror has consented to in writing to the taking thereof, or (m) any change or prospective change in the Company’s or any of its Subsidiaries’ credit ratings, will not be taken into account in determining whether a “Material Adverse Effect” has occurred, unless, in the cases of clauses (a), (b), (c), (d) and (e), such change, development, circumstance, effect, event or fact has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other Persons in the industry in which the Company or its Subsidiaries conducts business.
“Minimum Cash” means an amount equal to $250,000,000.
“Municipal Bond Documents” means the Limited Offering Memorandum, dated September 23, 2020, between the PureCycle: Ohio LLC and the Southern Ohio Port Authority, in connection with the bond offering by Southern Ohio Port Authority to PureCycle: Ohio LLC, and all other documents relating thereto.
“Nasdaq” means The Nasdaq Capital Stock Market, LLC.
“Non-Disclosure Agreement” means that certain Confidentiality and Non-Disclosure Agreement, dated as of July 17, 2020 by and between the Company and Acquiror.
“Order” means any order, decision, ruling, charge, writ, judgment, injunction, decree, stipulation, award or binding determination issued, promulgated or entered by or with any Governmental Authority.
“Ordinary Course” means in the ordinary course of business of the Company and any of its Subsidiaries consistent with past practice before the date hereof, including any actions to comply with COVID-19 Measures.
“Organizational Documents” means the certificate or articles of incorporation and bylaws, certificate or articles of organization and limited liability company or operating agreement or similar constitutional documents as in effect from time to time including any amendments thereto.
“PCT Closing Merger Consideration” means (a) PCT Merger Shares, and (b) the assumption by Acquiror of the Assumed Indebtedness.
“PCT Merger Consideration” means, collectively, the PCT Closing Merger Consideration and the PCT Earnout Share Consideration, if any.
“PCT Merger Shares” means 83,500,000 Holdings Common Shares with a deemed price per share of $10.00, subject to adjustment pursuant to Section 2.3.
“PCT Securityholder Approval” means the approval and adoption of the PCT Merger, this Agreement and the Transactions by the requisite affirmative vote or consent of the PCT Securityholders in accordance with the DLLCA and the Organizational Documents of the Company.

“PCT Securityholders” means the holders of Company LLC Interests.
“PCT Surviving Company Common Unit” means a unit of limited liability company interest in the PCT Surviving Company.
“Permit” means any permit, license, authorization, registration, franchise, approval, consent, certificate, variance and similar right obtained, or required to be obtained for the conduct of the Company’s business as currently conducted, from any Governmental Authority.
“Permitted Liens” means only (a) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which appropriate and adequate reserves have been created in the applicable financial statements; (b) workers or unemployment compensation Liens arising in the Ordinary Course; (c) mechanic’s, materialman’s, supplier’s, vendor’s or similar Liens arising in the Ordinary Course securing amounts that are past due and being contested in good faith, and for which appropriate and adequate reserves have been created in the applicable financial statements, or not delinquent; (d) zoning ordinances, easements and other restrictions of legal record affecting real property which would be revealed by a survey or a search of public records and would not, individually or in the aggregate, materially interfere with the value or usefulness of such real property to the respective businesses of the Company or any of its Subsidiaries as presently conducted; (e) title of a lessor under a capital or operating lease, (f) Liens securing existing Indebtedness of the Company and its Subsidiaries; (g) Liens imposed by applicable securities Laws; (h) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair or interfere with the current use of the Company’s or its Subsidiary’s assets that are subject thereto; and (i) rights of first refusal, right of first offer, proxy, voting trusts, voting agreements or similar arrangements.
“Person” means an individual, corporation, limited liability company, partnership, association, joint stock company, joint venture, trust or any other entity, including a Governmental Authority.
“Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation before or by a Governmental Authority or an arbitrator.
“Proxy Statement/Prospectus” means the proxy statement/prospectus included in the Form S-4, including the proxy statement, relating to the transactions contemplated by this Agreement, which will constitute a proxy statement of Acquiror to be used for the Acquiror Stockholders’ Meeting to approve the Voting Matters and a prospectus with respect to the Holdings Common Shares to be offered and issued as part of the transactions contemplated by this Agreement, in all cases in accordance with and as required by the Acquiror’s Organizational Documents, applicable Law and the rules and regulations of the SEC.
“Pure Crown/BMW Purchase Agreement” means the Class A Purchase Agreement, dated October 4, 2020, among the Company, Pure Crown LLC and BMW i Ventures SCS, SICAV-RAIF.
“Redeeming Stockholder” means a holder of Acquiror Common Stock who accepts the Offer or otherwise demands that Acquiror redeem its Acquiror Common Stock into cash in connection with the Transactions and in accordance with the Acquiror’s Organizational Documents.
“Representative” means, with respect to any Person, each of such Person’s Affiliates and its and their directors, officers, and employees, shareholders (if such Person is a corporation, a company limited by shares or similar entity), participants or members (if such Person is a limited liability company or similar entity), partners (if such Person is a partnership or similar entity), attorneys-in-fact, financial advisers, counsel, and other agents and third-party representatives, including independent contractors such as sales representatives, consultants, intermediaries, contractors, and distributors and anyone acting on behalf of the Person.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” when used with respect to any Party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Party in such Party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Party or one or more Subsidiaries of such Party or by such Party and one or more Subsidiaries of such Party.
“Takeover Laws” means any state takeover Law or other state Law that purports to limit or restrict business combinations or the ability to acquire or vote Acquiror Common Stock, including any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar anti-takeover Law.
“Tax” or “Taxes” means (a) any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, utility, unemployment compensation, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties, whether disputed or not; (b) Liability for the payment of any amounts of the type described in (a) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group; and (c) Liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other Person with respect to the payment of any amounts described in (a) or (b).
“Tax Return” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment, claim for refund or collection of any Tax and will include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.
“Transaction Documents” means, collectively, this Agreement, the Investor Rights Agreement, the Founder Support Agreement, the Company Support Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby.
“Transactions” refers collectively to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including the Mergers, the PIPE Financing and the Holdings Contribution.
“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.
“Warrant Agreement” means that certain Warrant Agreement, dated as of April 23, 2020 between Acquiror and Continental Stock Transfer & Trust Company, a New York corporation.

(b)   Cross-References.   The following terms are defined in the sections referenced in the table below.
Acquiror	Preamble
Acquiror Certifications	Section 4.12(c)
Acquiror Common Share	Section 2.1(a)
Acquiror D&O Tail Policy	Section 6.3
Acquiror Required Vote	Section 4.26
Acquiror SEC Documents	Section 4.12(a)
Acquiror Stockholder Approval	Section 7.2(b)
Acquiror Stockholders’ Meeting	Section 7.2(a)
Affiliate Transaction	Section 3.22
Agreement	Preamble
Alternative Proposal	Section 7.1
Amended and Restated Bylaws of Holdings	Section 1.5(c)
Amended and Restated Certificate of Incorporation of Holdings	Section 1.5(c)
Annual Financial Statements	Section 3.7
Anti-Corruption Laws	Section 3.13(a)
Antitrust Laws	Section 7.6(b)
Balance Sheet Date	Section 3.7
Benefit Arrangement	Section 3.20(a)
Bonds	Section 3.16(a)
Business	Recitals
Certificates of Merger	Section 1.2(b)
Certificates	Section 2.4(a)
C-H	Recitals
Closing Date Certificate	Section 1.1
Closing Date	Section 1.3
Closing Form 8-K	Section 7.8(b)
Closing Legal Impediment	Section 8.1(a)
Closing Press Release	Section 7.8(b)
Closing	Section 1.3
Company Financial Statements	Section 3.7
Company LLC Interests	Section 3.5(a)
Company Support Agreement	Recitals
Company	Preamble
Computer Systems	Section 3.15(h)
D&O Tail Policy	Section 5.6(a)
DGCL	Recitals
DLLCA	Recitals
Earnout Period	Section 2.7(a)
Earnout Shares	Section 2.7(a)
Effective Time	Section 1.2(b)
Employment Agreements	Section 5.3

ERISA	Section 3.20(a)
ERISA Affiliate	Section 3.20(d)
Exchange Agent	Section 2.4(a)
Exchange Fund	Section 2.4(b)
Export Control Laws	Section 3.13(a)
Founder Support Agreement	Recitals
Holders	Section 2.4(b)
Holdings	Preamble
Holdings Contribution	Section 1.2(c)
Holdings Equity Compensation Plan	Section 7.2(b)
HSR Filing	Section 3.3
Indemnified Persons	Section 5.6(b)
Insider Letter Agreement	Section 4.24
Intended Tax Treatment	Section 7.7(c)
Interim Financial Statements	Section 3.7
International Trade Control Laws	Section 3.13(a)
Investor Rights Agreement	Recitals
IRS	Section 7.7(d)
Key Employees	Section 5.3
Leased Real Property	Section 3.12(b)
Material Contract	Section 3.23(a)
Material Customer	Section 3.18
Merger Sub Corp Common Stock	Section 4.5(c)
Merger Sub Corp	Preamble
Merger Sub LLC	Preamble
Mergers	Recitals
Non-PEO Benefit Arrangements	Section 3.20(a)
Offer	Section 7.2(b)
Other Filings	Section 7.2(a)
Outside Date	Section 9.1(e)(i)
Outstanding Holdings Shares	Section 4.5(b)
Owned Intellectual Property	Section 3.15(a)
Owned Real Property	Section 3.12(a)
Partnership Representative	Section 7.7(d)
Party	Preamble
PCT Certificate of Merger	Section 1.2(b)
PCT Earnout Share Consideration	Section 2.7(a)
PCT Effective Time	Section 1.2(b)
PCT Merger	Recitals
PCT Securityholder Allocation Schedule	Section 2.2(a)
PCT Surviving Company	Section 1.2(b)
PEO Benefit Arrangements	Section 3.20(a)
Personal Information	Section 3.15(i)
PIPE Escrow	Section 7.2(i)

PIPE Financing	Recitals
PIPE Investor	Section 4.19
PIPE Placement	Recitals
Pre-PIPE Financing	Recitals
Policies	Section 3.16(a)
Post-Closing Holdings Directors	Section 1.6
Prohibited Party	Section 3.13(b)
Required Financial Statements	Section 5.4
RH Certificate of Merger	Section 1.2(a)
RH Effective Time	Section 1.2(a)
RH Merger	Recitals
RH Merger Consideration	Section 2.1(a)
RH Per Share Merger Consideration	Section 2.1(a)
RH Surviving Company	Section 1.2(a)
ROFR Agreement	Recitals
ROFR Joinder	Recitals
Roth	Recitals
Sanction Laws	Section 3.13(a)
September 30 Financials	Section 5.4
Subscription Agreement	Recitals
Target Price	Section 2.7(a)(i)
Trust Account	Section 4.8
Trust Agreement	Section 4.8
Trustee	Section 4.8
Voting Matters	Section 7.2(b)
Section 10.14.   Interpretation.
(a)   When a reference is made in this Agreement to an Article, a Section, Exhibit or Annex, such reference will be to an Article of, a Section of, or an Exhibit or Annex to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and all rules and regulations promulgated thereunder, unless the context requires otherwise. References to a Person are also to its permitted successors and assigns. The word “or” will not be exclusive. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) will be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. All references to “$” or “dollars” means United States Dollars.

(b)   The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as jointly drafted by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
Section 10.15.   Publicity.   Except as required by Law or as contemplated by this Agreement, the Parties agree that neither they nor their agents will issue any press release or make any other public disclosure concerning the Transactions without the prior approval of the other Party hereto. If a Party is required to make such a disclosure as required by Law, the Parties will use their commercially reasonable efforts to cause a mutually agreeable release or public disclosure to be issued.
Section 10.16.   Nonsurvival of Representations.   None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, will survive the Closing and each such representation, warranty, covenant, obligation and other agreement will terminate and expire upon the occurrence of the Effective Time (and there will be no Liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring on or after the Closing (and this ARTICLE X as applicable to such covenants and agreements) and (b) this Section 10.16.
[signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.
ROTH CH ACQUISITION I CO.
By:
/s/ Byron Roth

Name: Byron Roth
Title:  Chairman and CEO
ROTH CH MERGER SUB CORP
By:
/s/ Byron Roth

Name: Byron Roth
Title:  Chairman and CEO
ROTH CH MERGER SUB LLC
By:
/s/ Byron Roth

Name: Bryon Roth
Title:  Chairman and CEO
ROTH CH ACQUISITION I CO. PARENT CORP.
By:
/s/ Byron Roth

Name: Byron Roth
Title:  Chairman and CEO
[Signature Page to Agreement and Plan of Merger]

PURECYCLE TECHNOLOGIES LLC
By:
/s/ Michael Otworth

Name: Michael Otworth
Title: Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

ANNEX III
ASSUMED INDEBTEDNESS
1.
Convertibles notes in an amount of $48,000,000 issued by the Company on October 7, 2020, pursuant to the Convertible Notes Purchase Agreement and all other documents relating thereto. The full amount under such convertible notes is outstanding. Additionally, pursuant to the Convertible Notes Purchase Agreement, the investors listed therein may purchase an additional $12,000,000 of convertible notes of the Company within 45 days after the execution of this Agreement.

2.
Bonds issued by the Southern Ohio Port Authority pursuant to the Municipal Bond Documents, in the following amounts: (a) $219,550,000 Exempt Facility Revenue Bonds (Tax-Exempt Series 2020A), (b) $20,000,000 Subordinate Exempt Facility Revenue Bonds (Tax Exempt Series 2020B), and (c) $10,000,000 Subordinate Exempt Facility Revenue Bonds (Tax Exempt Series 2020C) and related Guaranty of Completion, dated October 7, 2020, by and between the Company and UMB Bank, N.A. The full amount of each bond is outstanding.

3.
Any letters of credit or similar obligations issued in connection with the construction of the Ironton, Ohio plant the incurrence or issuance of which has been consented to by Acquiror in accordance with Section 5.1 of this Agreement.

4.
Note issued by PNC Bank in an amount of $313,500, pursuant to the Paycheck Protection Program Term Note, dated May 4, 2020, by and between the Company and PNC Bank, and all other documents relating thereto. The full loan amount is outstanding. In accordance with applicable COVID-19 Law, the Company has applied for forgiveness of such loan and such application is under review by PNC Bank.

5.
Note issued to Auto Now Acceptance Co., LLC in an amount of $12,162,162.16, pursuant to the Third Amended and Restated Promissory Note, between the Company and Auto Now, dated May 29, 2020, as amended, and all other documents relating thereto.

ANNEX IV
INSIDERS
Roth Capital Partners, LLC
Byron Roth
AMG Trust Established January 23, 2007
Aaron Gurewitz
Gordon Roth
Ted Roth
Craig-Hallum Capital Group LLC
Anthony Stoss
James Zavoral
Kevin Harris
Rick Hartfiel
Brad Baker
George Sutton
Michael Malouf
Ryan Hulstrand
John Lipman
Adam Rothstein
Hampstead Park Capital Management LLC
Molly Hemmeter

Annex B
PURECYCLE TECHNOLOGIES, INC.
2021 EQUITY AND INCENTIVE COMPENSATION PLAN
1.   Purpose.   The purpose of this Plan is to permit the grant of awards to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.
2.   Definitions.   Except as otherwise provided herein, the following are the definitions used in this Plan:
(a)   “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
(b)   “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
(c)   “Board” means the Board of Directors of the Company.
(d)   “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(e)   “Change in Control” has the meaning set forth in Section 12 of this Plan.
(f)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.
(g)   “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.
(h)   “Common Stock” means the common stock, par value $0.001 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(i)   “Company” means PureCycle Technologies, Inc., a Delaware corporation, and its successors.
(j)   “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(k)   “Director” means a member of the Board.
(l)   “Effective Date” means the date on which the transactions contemplated by the Merger Agreement (as defined in Section 12) are consummated, subject to approval of this Plan by the Stockholders on or prior to such date.
(m)   “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(o)   “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
(p)   “Management Objectives” means performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or

Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan and include, but are not limited to, objectives related to earnings before interest, taxes, depreciation and amortization, income or net income (loss) (either before or after interest, taxes, depreciation and/or amortization), earnings, changes in the market price of Common Stock, funds from operations or similar measures, sales, revenue (including recurring revenue), growth in revenue, enterprise value or economic value added, mergers, acquisitions or other strategic transactions, divestitures, financings, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, return on investments, assets, return on assets, net asset turnover, debt (including debt reduction), return on operating revenue, working capital, regulatory compliance, improvement of financial ratings, annual spend or license annual spend, equity investments, investing activities and financing activities (or any combination thereof) stockholder returns, dividend ratio, orders, return on sales, marketing, gross or net profit levels, productivity, volumes produced and/or transported, margins, leverage ratio, coverage ratio, strategic business objectives (including operating efficiency, geographic business expansion goals, partnerships, customer/client satisfaction, talent recruitment and retention, productivity ratios, product quality, sales of new products, employee turnover, supervision of information technology), operating efficiency, productivity, product innovation, number of customers, customer satisfaction and related metrics, individual performance, quality improvements, growth or growth rate, intellectual property, expenses or costs (including cost reduction programs), budget comparisons, implementation of projects or processes, formation of joint ventures, research and development collaborations, marketing or customer service collaborations, employee engagement and satisfaction, diversity, environmental and social measures, information technology, technology development, human resources management, litigation, research and development, working capital, earnings (loss) per share of Common Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.
(q)   “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the Nasdaq Stock Market or, if the Common Stock is not then listed on the Nasdaq Stock Market, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(r)   “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
(s)   “Option Price” means the purchase price payable on exercise of an Option Right.
(t)   “Option Right” means the right to purchase Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.
(u)   “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided such person satisfies the Form S-8 definition of “employee”).
(v)   “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(w)   “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan, and may be payable in cash, Common Stock or a combination thereof.
(x)   “Performance Unit” means a bookkeeping entry award granted pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee, and may be payable in cash, Common Stock or a combination thereof.
(y)   “Plan” means this PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.
(z)   “Restricted Stock” means Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.
(aa)   “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock, cash or a combination thereof at the end of the applicable Restriction Period.
(bb)   “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
(cc)   “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.
(dd)   “Stockholder” means an individual or entity that owns one or more shares of Common Stock.
(ee)   “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.
(ff)   “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.
3.   Shares Available Under this Plan.
(a)   Maximum Shares Available Under this Plan.
(i)   Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed, in the aggregate, [           ] shares of Common Stock (the “Overall Share Limit”). The Overall Share Limit shall be automatically increased on the first day of each fiscal year, beginning in 2022 and ending in 2031, by an amount equal to the lesser of (x) 3% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (y) such smaller number of shares as determined by the Board. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(ii)   Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.

(b)   Share Counting Rules.
(i)   Except as provided in Section 22 of this Plan or herein, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.
(ii)   Notwithstanding anything to the contrary contained in this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards (other than as described in clause (C)) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards other than Option Rights or Appreciation Rights will be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan (provided, however, that such recycling of shares of Common Stock for tax withholding purposes will be limited to 10 years from the date of Stockholder approval of the Plan if such recycling involves shares of Common Stock that have actually been issued by the Company); (D) shares of Common Stock subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (E) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.
(iii)   If, under this Plan, a Participant has elected to give up the right to receive cash compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.
(c)   Limit on Incentive Stock Options.   Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed [                 ] shares of Common Stock (the “ISO Limit”); provided, however, that the ISO Limit will increase by [           ] shares of Common Stock on the first day of each fiscal year beginning in 2022 and ending in 2031; provided, further, that in no event shall the ISO Limit exceed the Overall Share Limit.
(d)   Non-Employee Director Compensation Limit.   Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.
4.   Option Rights.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b)   Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.
(c)   Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
(d)   To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Stock to which such exercise relates.
(e)   Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(f)   Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.
(g)   Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(h)   No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.
(i)   Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(j)   Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
5.   Appreciation Rights.
(a)   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b)   Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i)
Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Stock or any combination thereof.

(ii)
Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(iii)
Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(iv)
Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(v)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c)   Also, regarding Appreciation Rights:
(i)
Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)
No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6.   Restricted Stock.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
(b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)   Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.
(d)   Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).
(e)   Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.
(f)   Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(g)   Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock shall be deferred until, and paid contingent upon, the vesting of such Restricted Stock.
(h)   Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7.   Restricted Stock Units.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each such grant or sale will constitute the agreement by the Company to deliver Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.
(b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)   Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(d)   During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying Restricted Stock Units shall be deferred until and paid contingent upon the vesting of such Restricted Stock Units.
(e)   Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash, or a combination thereof.
(f)   Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.   Cash Incentive Awards, Performance Shares and Performance Units.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each grant will specify the number or amount of Performance Shares or Performance Units, or cash amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
(b)   The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(c)   Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.
(d)   Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.
(e)   The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, which dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.
(f)   Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9.   Other Awards.
(a)   Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Stock, other awards, cash, notes or other property, as the Committee determines.
(b)   Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c)   The Committee may authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)   The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying awards granted under this Section 9 shall be deferred until and paid contingent upon the earning and vesting of such awards.
(e)   Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
(f)   Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
10.   Administration of this Plan.
(a)   This Plan will be administered by the Committee; provided, that, at the discretion of the Board, the Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)   The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)   To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), a Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.
11.   Adjustments.   The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, determines, in good faith, is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, determines, in good faith, is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.
12.   Change in Control.   For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan or as otherwise provided in another plan or agreement applicable to the Participant, a “Change in Control” will be deemed to have occurred upon the occurrence of any of the following events after the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among Purecycle Technologies LLC, Roth CH Acquisition I Co. Parent Corp., Roth CH Acquisition I Co. and the other parties thereto entered into on November 16, 2020

(the “Merger Agreement”); provided, that for the avoidance of doubt, the transactions contemplated by the Merger Agreement shall not constitute a Change in Control for purposes of this Plan:
(a)   the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change in Control:
(i)
any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (b) below),

(ii)
any acquisition by the Company,

(iii)
any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(iv)
any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities exceeds 50% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own more than 50% of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or less of the Outstanding Company Voting Securities, then no Change in Control shall have occurred as a result of such Person’s acquisition;

(b)   individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board” as modified by this subsection (b)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest or the use of any proxy access procedures in the Company’s organizational documents with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)   consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which
(i)
the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries),
(ii)
no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination, and

(iii)
at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)   Stockholder approval of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of subsection (c) above.
Notwithstanding the foregoing, with respect to any award under the Plan that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such award unless such event would also constitute a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets of” the Company under Section 409A of the Code.
13.   Detrimental Activity and Recapture Provisions.   Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.
14.   Non-U.S. Participants.   In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further Stockholder approval.
15.   Transferability.
(a)   Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b)   The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
16.   Withholding Taxes.   To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. Notwithstanding the foregoing, when the Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock delivered or required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of Option Rights.
17.   Compliance with Section 409A of the Code.
(a)   To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)   Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.
(c)   If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.
(d)   Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
(e)   Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
18.   Amendments.
(a)   The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Common Stock is not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Stock is traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.
(b)   Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without Stockholder approval.
(c)   If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(d)   Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19.   Governing Law.   This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
20.   Effective Date/Termination.   This Plan will be effective as of the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
21.   Miscellaneous Provisions.
(a)   The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)   This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c)   Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d)   No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(e)   Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f)   No Participant will have any rights as a Stockholder with respect to any Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Stock upon the share records of the Company.
(g)   The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(h)   Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
(i)   If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
22.   Share-Based Awards in Substitution for Awards Granted by Another Company.   Notwithstanding anything in this Plan to the contrary:
(a)   Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other share or share-based awards held by awardees of an entity engaging in a corporate transaction, including acquisition or merger transactions, with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the transaction, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)   In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c)   Any Common Stock that is issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan, except as otherwise provided in this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

Annex C
FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PURECYCLE TECHNOLOGIES, INC.
ARTICLE I
The name of the corporation is PureCycle Technologies, Inc. (the “Company”).
ARTICLE II
The address of the Company’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of the Company’s registered agent at such address is Corporation Service Company.
ARTICLE III
The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).
ARTICLE IV
Section 1.   Authorized Capital Stock.   The Company is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is             shares, consisting of             shares of Common Stock, par value $0.001 per share, and             shares of Preferred Stock, par value $0.001 per share. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class will be required therefor.
Section 2.   Common Stock.
(a)   Ranking.   The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.
(b)   Voting.   Subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock will not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.
(c)   Dividends.   Subject to the rights of the holders of any series of Preferred Stock, holders of shares of Common Stock will be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor.
(d)   Liquidation.   Subject to the rights of the holders of Preferred Stock, shares of Common Stock will be entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Company, as such terms are used in this Article IV, Section 2(d), will not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.
Section 3.   Preferred Stock.   The Preferred Stock may be issued in one or more series. The Board of Directors of the Company (the “Board”) is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:
(a)   the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;
(b)   the voting powers, if any, and whether such voting powers are full or limited in such series;
(c)   the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
(d)   whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;
(e)   the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;
(f)   the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;
(g)   the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;
(h)   the provisions, if any, of a sinking fund applicable to such series; and
(i)   any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof;
all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a “Preferred Stock Designation”).
ARTICLE V
The Board may make, amend, and repeal the Bylaws of the Company. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Company. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation or the Bylaws to the contrary, Sections 1, 2, 8 and 9 of Article II, Sections 2, 3 and 12 of Article III and Article IX of the Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without (a) until the Sunset Date (as defined below), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding Voting Stock (as defined below), voting together as a single class and (b) following the Sunset Date, the affirmative vote of the holders of a majority of the voting power of the outstanding Voting Stock, voting together as a single class. The Company may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Certificate of Incorporation, “Voting Stock” means stock of the Company of any class or series entitled to vote generally in the election of Directors.

ARTICLE VI
Subject to the rights of the holders of any series of Preferred Stock, (a) any action required or permitted to be taken by the stockholders of the Company may be taken only at a duly called annual or special meeting of stockholders of the Company and may not be taken without a meeting by means of any consent in writing of such stockholders; and (b) special meetings of stockholders of the Company may be called only (i) by the Chairman of the Board (the “Chairman”), (ii) by the Chief Executive Officer of the Company (the “Chief Executive Officer”), or (iii) by the Secretary of the Company (the “Secretary”) acting at the request of the Chairman, the Chief Executive Officer or a majority of the total number of Directors that the Company would have if there were no vacancies on the Board. At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Company.
ARTICLE VII
Section 1.   General.   The business and affairs of the Company will be managed by or under the direction of the Board.
Section 2.   Number.   Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will be fixed from time to time in the manner provided in the Bylaws of the Company.
Section 3.   Election and Terms of Service; Sunset Provisions.
(a)   Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, Directors may be elected by the stockholders only at an annual meeting of stockholders. Election of Directors of the Company need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected. If authorized by the Board, such requirement of a written ballot will be satisfied by a ballot submitted by electronic transmission as long as any such electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.
(b)   Until the date (the “Sunset Date”) of the first annual meeting of the stockholders that is held after the fifth anniversary of the effectiveness of this Certificate of Incorporation, the Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. The classification of the Board will become effective upon the effectiveness of this Certificate of Incorporation in accordance with the DGCL. At any meeting of stockholders at which Directors are to be elected held prior to the Sunset Date, the number of Directors elected may not exceed the greatest number of Directors then in office in any class of Directors. The Directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2022; the Directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2023; and the Directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2024, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Company held prior to the Sunset Date, the successors to the class of Directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified.
(c)   All Directors elected at meetings of stockholders held on or after the Sunset Date will be elected for terms expiring at the next annual meeting of stockholders and will not be subject to the classification provision of Section 3(b).

Section 4.   Nomination of Director Candidates.   Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the Bylaws of the Company.
Section 5.   Newly Created Directorships and Vacancies.   Subject to (a) the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation and (b) the terms of the Investors Rights Agreement, dated as of [    ], 2021, by and among the Company and the stockholders party thereto (the “IRA”), newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred (or, if such directorship was created or vacancy occurred after the Sunset Date, until the next annual meeting of stockholders) and until such Director’s successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.
Section 6.   Removal.   Subject to (a) the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation and (b) Article VII, Section 7, any Director may be removed from office by the stockholders only for cause until the Sunset Date and, following the Sunset Date, any Director may be removed from office by the stockholders with or without cause and, in either case (before or after the Sunset Date), only in the manner provided in this Article VII, Section 6. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting and identifies the Director or Directors proposed to be removed, the affirmative vote of the holders of a majority of the voting power of the outstanding Voting Stock, voting together as a single class, may remove such Director or Directors for cause.
Section 7.   Removal of ROCH Designated Directors.   Notwithstanding the provisions of Article VII, Section 6, any ROCH Designated Director (as defined in the IRA) may be removed for any reason following the expiration of the Director Designation Period (as defined in the IRA) with the approval of a majority of the directors of the Company (other than the ROCH Designated Directors).
ARTICLE VIII
To the full extent permitted by the DGCL and any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a Director of the Company. No repeal or modification of this Article VIII will adversely affect the protection of any Director of the Company provided hereby in relation to any breach of fiduciary duty or other act or omission as a Director of the Company occurring prior to the effectiveness of such repeal or modification. If any provision of the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
ARTICLE IX
Section 1.   Right to Indemnification.   Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified by the Company to the fullest extent permitted or required by the DGCL and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, except as provided in Section 4 of this Article IX with respect to Proceedings to enforce rights to indemnification, the Company will indemnify any such Indemnitee pursuant to this Section 1 in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.
Section 2.   Right to Advancement of Expenses.   The right to indemnification conferred in Section 1 of this Article IX will include the right to advancement by the Company of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation service to an employee benefit plan) will be made pursuant to this Section 2 only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it is ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2. An Indemnitee’s right to an Advancement of Expenses pursuant to this Section 2 is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 1 of this Article IX with respect to the related Proceeding or the absence of any prior determination to the contrary.
Section 3.   Contract Rights.   The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article IX are contract rights and such rights will continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the Indemnitee’s heirs, executors and administrators.
Section 4.   Right of Indemnitee to Bring Suit.   If a claim under Section 1 or 2 of this Article IX is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period will be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee will be entitled to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader reimbursements of prosecution or defense expenses than such law permitted the Company to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it will be a defense that, and (b) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company will be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, will create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses hereunder pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, will be on the Company.
Section 5.   Non-Exclusivity of Rights.   The rights to indemnification and to the Advancement of Expenses conferred in this Article IX will not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. Nothing contained in this Article IX will limit or otherwise affect any such other right or the Company’s power to confer any such other right.

Section 6.   Insurance.   The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Section 7.   No Duplication of Payments.   The Company will not be liable under this Article IX to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.
ARTICLE X
The Company reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, (a) until the Sunset Date, the affirmative vote of the holders of at least 66 2/3% of the voting power, and (b) following the Sunset Date, the affirmative vote of the holders of a majority of the voting power, in the case of each of (a) and (b), of the outstanding Voting Stock, voting together as a single class, will be required to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Article V, Article VI, Article VII, Article VIII, Article IX, this Article X and Article XI, or in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Certificate of Incorporation). Any amendment, repeal or modification of any of Article V, Article VIII, Article IX and this Article X will not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.
ARTICLE XI
Unless the Company consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or this Certificate of Incorporation (as either may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Chancery Court, or (iv) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (1) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (2) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Company will be deemed to have notice of and consented to this Article XI. Notwithstanding the foregoing, the provisions of this Article X will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Annex D
FORM OF AMENDED AND RESTATED
BYLAWS
OF
PURECYCLE TECHNOLOGIES, INC.
— A Delaware Corporation —

FORM OF AMENDED AND RESTATED BYLAWS
OF
PURECYCLE TECHNOLOGIES, INC.
(the “Corporation”)
ARTICLE I
OFFICES
SECTION 1.   Principal Office.   The registered office of the Corporation will be located in such place as may be provided from time to time in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).
SECTION 2.   Other Offices.   The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
SECTION 1.   Annual Meetings.   The annual meeting of the stockholders of the Corporation will be held wholly or partially by means of remote communication or at such place, within or without the State of Delaware, on such date and at such time as may be determined by the Board of Directors, the Chief Executive Officer or the chairman of the Board (the “Chairman”) and as will be designated in the notice of said meeting. The Board of Directors may, in its sole discretion, determine that a meeting will not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (“DGCL”). The Board of Directors, the Chief Executive Officer or the Chairman may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders. At each annual meeting of the stockholders, the stockholders will elect the directors from the nominees for director, to succeed those directors whose terms expire at such meeting and will transact such other business, in each case as may be properly brought before the meeting in accordance with Section 8 of this Article II.
SECTION 2.   Special Meetings.   Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may only be held wholly or partially by means of remote communication or at any place, within or without the State of Delaware, and may only be called by the Secretary at the direction of the Board of Directors, by the Chairman or the Chief Executive Officer. Business transacted at any special meeting of stockholders will be limited to matters relating to the purpose or purposes stated in the notice of meeting. Those persons with the power to call a special meeting in accordance with this Section 2 of this Article II also have the power and authority to postpone, reschedule or cancel any previously scheduled special meeting of stockholders. The stockholders may cause business to be specified in the notice of meeting only as and to the extent provided in Section 8 and shall not otherwise be permitted to propose business to be brought before a special meeting of stockholders.
SECTION 3.   Notice and Purpose of Meetings.   Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, written or printed notice of the meeting of the stockholders stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, will be delivered not less than ten nor more than 60 calendar days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice will be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. If notice is given by mail, such notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice will be deemed given at the time specified in Section 232 of the DGCL.

SECTION 4.   Quorum.   Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established at a meeting, will not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such a quorum is not present or represented at any meeting of the stockholders, the Chairman of the meeting will have the power to adjourn the meeting from time to time, in the manner provided in Section 7 of this Article II, until a quorum is present or represented.
SECTION 5.   Voting Process.   When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting will be decided by a majority vote of the holders of shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter. Each outstanding share of stock having voting power, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person, by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact, or by an electronic ballot from which it can be determined that the ballot was authorized by a stockholder or proxyholder. The term, validity and enforceability of any proxy will be determined in accordance with the DGCL. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast will be sufficient to elect such directors.
SECTION 6.   Proxies.   Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by applicable law. No such proxy will be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.
SECTION 7.   Adjournment.   Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these bylaws by the chairman of the meeting. If the adjournment is for more than 30 calendar days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors will fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and will give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
SECTION 8.   Nominations.
(a)   Subject to the rights, if any, of any series of Preferred Stock to nominate or elect directors under circumstances specified in a Preferred Stock Designation (as defined in the Certificate of Incorporation), only persons who are nominated in accordance with the procedures set forth in this Section 8 of Article II will be eligible to serve as directors. Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at either an annual meeting or special meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 8 of Article II is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8 of Article II.
(b)   For any nominations or other business to be properly brought before an annual meeting or special meeting by a stockholder pursuant to Section 8(a)(iii) of this Article II, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (except as otherwise in this Section 8 Article II with respect to the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice will be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. In no event will the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice will set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right will be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (G) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 8(b) will be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The foregoing notice requirements of this Section 8(b) of Article II will not apply to director nominations pursuant to that certain Letter from the Company to Pure Crown LLC (“Pure Crown”) dated October 5, 2020 (the “Pure Crown Side Letter”). The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(c)   Notwithstanding anything in the second sentence of Section 8(b) of Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 8(b) of Article II and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 8 of Article II will also be considered timely, but only with respect to nominees for the additional directorships, if it will be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(d)   Only such business will be conducted at a special meeting of stockholders as will have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders, as called in accordance with the terms of the Certificate of Incorporation, at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors will be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 8 of Article II is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 8 of Article II. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 8(b) of Article II will be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event will the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The foregoing notice requirements of this Section 8(d) of Article II will not apply to director nominations pursuant the Pure Crown Side Letter.
(e)   Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 8 of Article II, and in accordance with the terms and requirements of the Certificate of Incorporation, the IRA, and the Pure Crown Side Letter, will be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business will be conducted at a meeting of stockholders as will have been brought before such annual meeting in accordance with the procedures set forth in this Section 8 of Article II. Except as otherwise provided by law, the Chairman will have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 of Article II (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 8(b)(iii)(F)) of Article II and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 8 of Article II, to declare that such nomination will be disregarded or that such proposed business will not be transacted. Notwithstanding the foregoing provisions of this Section 8 of Article II, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, as applicable, such nomination will be disregarded and such proposed business will not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 8 of Article II, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(f)   For purposes of this Section 8 of Article II, “public announcement” will include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(g)   Notwithstanding the foregoing provisions of this Section 8 of Article II, a stockholder will also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 8 of Article II; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and will not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 8 of Article II (including Sections 8(a)(iii) and 8(d) of this Article II), and compliance with Sections 8(a)(iii) and 8(d) of Article II will be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the third to last sentence of Section 8(b) of Article II, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 8 of Article II will be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act, (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or (c) any director nominations brought before any annual meeting pursuant to the terms of the Investors Rights Agreement (the “IRA”), dated as of [      ], by and among the Company, certain equityholders of PureCycle Technologies LLC and certain stockholders of Roth CH Acquisition I Co. (the “ROCH Investors”) and of the Pure Crown Side Letter.
SECTION 9.   Conduct of Meetings.
(a)   Meetings of stockholders will be presided over by the Chairman, or in the Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board. The Secretary will act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
(b)   The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it deems appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders will have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as will be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of any meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, will, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chairman should so determine, the chairman will so declare to the meeting and any such matter or business not properly brought before the meeting will not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders will not be required to be held in accordance with the rules of parliamentary procedure.

(c)   The chairman of the meeting will announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.
(d)   In advance of any meeting of stockholders, the Board of Directors will appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting will appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election.
SECTION 10.   No Right to Have Proposal/Nominees Included.   A stockholder is not entitled to have its proposal for business or nominees included in the Corporation’s proxy statement and form of proxy solely as a result of such stockholder’s compliance with the foregoing provisions of Section 8, Article II.
ARTICLE III
DIRECTORS
SECTION 1.   Powers.   The business affairs of the Corporation will be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders. The Board of Directors may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these bylaws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation.
SECTION 2.   Number, Qualifications, Term.
(a)   Subject to the terms of the IRA and the Pure Crown Side Letter, the Board of Directors will consist of not less than five nor more than nine members. Subject to the IRA and the Pure Crown Side Letter, the number of directors will be fixed by the Board of Directors and may thereafter be changed from time to time by resolution of the Board of Directors; provided, however, that (a) until the second anniversary of the effective date of the IRA, at each annual or special meeting of stockholders, the ROCH Investors who represent a majority in interest of the capital stock of the Corporation held by all ROCH Investors will have the right to designate two individuals to serve as directors on the Board of Directors (each of whom will qualify as an independent director) (each a “ROCH Designated Director”), and (b) Pure Crown will have the right to designate one individual to serve as a director on the Board of Directors (“Pure Crown Director”). Directors need not be residents of the State of Delaware nor stockholders of the Corporation. Directors will be elected at each annual meeting of stockholders and, subject to clause (b) below, will serve for three years after being elected or and until their successors are elected and qualified; provided that any directors that are to be elected by the holders of any series of the Preferred Stock will be so elected in the manner provided in the applicable Preferred Stock Designation (as defined in the Certificate of Incorporation).
(b)   Notwithstanding clause (a) above, all directors elected at meetings of stockholders held on or after the Sunset Date (as defined in the Certificate of Incorporation) will be elected for terms expiring at the next annual meeting of stockholders and will not be subject to the classification provision set forth in Section 3(b) of Article VII of the Certificate of Incorporation.
SECTION 3.   Vacancies; Newly-Created Directorships.   Subject to the Certificate of Incorporation, the rights of holders of any series of Preferred Stock, the Investor Rights Agreement and the Pure Crown Side Letter, vacancies and newly created directorships resulting from any increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification, removal or other cause may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen will hold office until the next annual election and until their successors are duly elected and will qualify, and will not be filled by the stockholders; provided, that, (a) for so long as the ROCH Investors have a right to nominate the ROCH Designated Directors, any vacancy resulting from the death, resignation, removal, disqualification or other cause in respect of any ROCH Designated Director, including the failure of any ROCH Designated Directors to be elected, will be filled only by the investors signatory to the IRA, and (ii) for so long as Pure Crown has a right to nominate the Pure Crown Director pursuant to the Pure Crown Side Letter, any vacancy resulting from the death, resignation, removal, disqualification or other cause in respect of the Pure Crown Director, will be filled only by Pure Crown. Any director elected to fill a vacancy not resulting from an increase in the number of directors will hold office for the remaining term of his or her predecessor. No decrease in the authorized number of directors will shorten the term of any incumbent director.
SECTION 4.   Place of Meetings.   Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.
SECTION 5.   Regular Meetings.   Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as will from time to time be determined by the Board of Directors; provided that any director who is absent when such a determination is made will be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
SECTION 6.   Special Meetings.   Special meetings of the Board of Directors may be called by the Chairman or by the number of directors who then legally constitute a quorum. Notice of the date, place and time of any special meeting of the Board will be given to each director by the Secretary or by the person or persons calling the meeting. Notice will be duly given to each director (a) in person or by telephone at least 24 hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, facsimile or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least 24 hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting.
SECTION 7.   Notice; Waiver.   A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, will be deemed equivalent to notice required to be given to such person. Attendance of a director at any meeting will constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
SECTION 8.   Quorum.   At all meetings of the Board, a majority of the directors then in office will constitute a quorum for the transaction of business unless a greater number is required by law, by the Certificate of Incorporation or by these bylaws. If a quorum is not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
SECTION 9.   Meetings by Conference Communications Equipment.   Directors may participate in meetings of the Board of Directors or any committee thereof by means of video or telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means will constitute presence in person at such meeting.
SECTION 10.   Action Without A Meeting.   Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, will be signed by all of the directors entitled to vote with respect to the subject matter thereof.
SECTION 11.   Action.   Except as otherwise provided by law or in the Certificate of Incorporation or these bylaws, if a quorum is present, the affirmative vote of a majority of the members of the Board of Directors will be required for any action.
SECTION 12.   Removal of Directors.   Subject to any provisions of applicable law and the Certificate of Incorporation, any or all of the directors may be removed, until the Sunset Date, only for cause and, following the Sunset Date, with or without cause, by the holders of a majority of the share then entitled to vote at an election of directors; provided, however that (a) no ROCH Designated Director may be removed from office unless: (i) such removal is directed or approved by the affirmative vote of the ROCH Investors entitled under the IRA to designate such ROCH Designated Director, or (ii) the Director Designation Period (as defined in the IRA) has expired, and (b) the Pure Crown Director may not be removed from office unless such removal is directed or approved by Pure Crown.
SECTION 13.   Resignation.   Any director may resign at any time by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman, the Chief Executive Officer or the Secretary. Such resignation will be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.
SECTION 14.   Compensation of Directors.   Directors may be paid such compensation for their services provided to the Company at the request of the Board and such reimbursement for expenses of attendance at meetings of the Board of Directors or any committee thereof as the Board of Directors may from time to time determine. No such payment will preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.
ARTICLE IV
COMMITTEES
SECTION 1.   Designation of Committees.   The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees, each of which will, except as otherwise prescribed by law, have such authority of the Board of Directors as will be specified in the resolution of the Board of Directors designating such committee; provided that no committee will have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any provision of these bylaws. The Board of Directors will have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided in the Certificate of Incorporation, these bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee
SECTION 2.   Procedure; Meetings; Quorum.   Committee meetings, of which no notice will be necessary, may be held at such times and places as will be fixed by resolution adopted by a majority of the members thereof. So far as applicable, the provisions of Article III relating to notice, quorum and voting requirements applicable to meetings of the Board of Directors will govern meetings of any committee of the Board of Directors. Except as the Board of Directors may otherwise determine, any committee may make, alter and repeal rules for the conduct of its business, but unless otherwise provided in such rules, its business will be conducted as nearly as possible in the same manner as is provided in these bylaws for the Board of Directors. Any resolution of the Board establishing or directing any committee of the Board or establishing or amending the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these bylaws and, to the extent that there is any inconsistency between these bylaws and any such resolution or charter, the terms of these bylaws will control. Each committee of the Board of Directors will keep written minutes of its proceedings and circulate summaries of such written minutes to the Board of Directors before or at the next meeting of the Board of Directors.
ARTICLE V
OFFICERS
SECTION 1.   Number.   The Board of Directors at its first meeting after each annual meeting of stockholders will choose a Chief Executive Officer, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors. The Board of Directors may also choose a Chairman from among the directors, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), one or more Assistant Secretaries, and one or more Assistant Treasurers. The

Board of Directors may appoint such other officers and agents as it deems necessary, who will hold their offices for such terms and will exercise such powers and perform such duties as will be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.
SECTION 2.   Compensation.   Officers of the Corporation will be entitled to such salaries, compensation or reimbursement as may be fixed or allowed from time to time by the Board of Directors or by a committee of the Board of Directors. The Chief Executive Officer of the Corporation will have the authority to fix the salaries, compensation or reimbursements of all other officers of the Corporation. No officer will be prevented from receiving a salary or other compensation by reason of the fact that he is also a director. Except as the Board may otherwise determine, no officer who resigns or is removed will have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.
SECTION 3.   Term; Removal; Vacancy.   The officers of the Corporation will hold office until their successors are chosen and qualify. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Board of Directors, the Chief Executive Officer or the Secretary. Such resignation will be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors and may, in the Board of Director’s discretion, be left unfilled, for such period as it may determine, any offices.
SECTION 4.   Chairman.   The Chairman will be the Chief Executive Officer of the Corporation. The Chairman shall not be considered an officer of the Corporation in his or her capacity as such. The Chairman will preside at all meetings of the stockholders and all meetings of the Board of Directors. The Chairman will perform such other duties and may exercise such other powers as may from time to time be assigned by these bylaws or by the Board of Directors. In the absence of the Chairman, such other director of the Corporation designated by the Chairman or by the Board of Directors shall act as chairman of any such meeting. The Chairman or the Board of Directors may appoint a vice chairman of the Board of Directors to exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Chairman or by the Board of Directors.
SECTION 5.   Chief Executive Officer.   The Chief Executive Officer will have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors, and will perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board of Directors from time to time. In the event of the absence, inability or refusal to act of the Chief Executive Officer, the Vice President (or if there is more than one, the Vice Presidents in the order determined by the Board) will perform the duties of the Chief Executive Officer and when so performing such duties will have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
SECTION 6.   Vice President.   Each Vice President will perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.
SECTION 7.   Secretary.   The Secretary will perform such duties and will have such powers as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary will perform such duties and have such powers as are incident to the office of the secretary, including attending all meetings of the Board of Directors and all meetings of the stockholders, recording all proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, maintaining a stock ledger and preparing lists of stockholders and their addresses as require and being custodian of corporate records. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer or the committees designated by the Board of Directors. The Secretary will have custody of the corporate seal of the corporation and the Secretary, or an assistant secretary, will have the authority to affix the same to an instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.
SECTION 8.   Assistant Secretary.   The Assistant Secretary, if there is one or more than one, the assistant secretaries in the order determined by the Board of Directors, will, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and will perform such other duties and have such powers as the Board of Directors may from time to time prescribe.
SECTION 10.   Treasurer.   The Treasurer or Chief Financial Officer will perform such duties and will have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Treasurer will perform such duties and have such powers as are incident to the office of treasurer, including custody of the corporate funds, securities and other property of the Corporation, keeping full and accurate accounts of receipts and disbursements in books belonging to the Corporation, depositing all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, disbursing the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and rendering to the Chairman, the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.
SECTION 11.   Assistant Treasurer.   The Assistant Treasurer, if there is one or more than one, the Assistant Treasurers in the order determined by the Board of Directors, will, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and will perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
SECTION 12.   Delegation of Authority.   The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
SECTION 13.   Voting Securities Owned by the Corporation.   Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of stockholders of any company in which the Corporation may own securities and at any such meeting will possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
ARTICLE VI
CAPITAL STOCK
SECTION 1.   Issuance of Stock.   Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.
SECTION 2.   Uncertificated Shares.   The Corporation shall issue shares in uncertificated form. The Corporation shall not issue stock certificates unless specifically requested by a stockholder upon written request by such stockholder to the Secretary. The Corporation shall provide to the record holders of such shares a written statement of the information required by the DGCL to be included on stock certificates. In the event that the Corporation issues shares of stock represented by certificates pursuant to a stockholders request, such certificates shall be in such form as prescribed by the Board or a duly authorized officer, shall contain the statements and information required by the DGCL and shall be signed by the officers of the Corporation in the manner permitted by the DGCL. Each such certificate will be numbered and signed in a manner that complies with Section 158 of the DGCL. Any or all of the signatures on a certificate may be a facsimile signature. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation will send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
SECTION 3.   Lost and Destroyed Certificates.   If the Corporation issues certificates as set forth in Section 2 of this Article VI, the Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities or bonds as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.
SECTION 4.   Transfer of Shares.   Shares of stock of the Corporation will be transferable in the manner prescribed by law, the Certificate of Incorporation and in these bylaws. Transfers of shares of stock of the Corporation will be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates will be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these bylaws, the Corporation is entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these bylaws.
SECTION 5.   Record Date.
(a)   In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date will, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date will also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting will be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case will also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted, and which will not be more than 60 days prior to such action.

If no such record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the day on which the Board adopts the resolution relating thereto.
ARTICLE VII
GENERAL PROVISIONS
SECTION 1.   Checks.   All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
SECTION 2.   Fiscal Year.   The fiscal year of the Corporation will be determined, and may be changed, by resolution of the Board of Directors.
SECTION 3.   Seal.   The corporate seal will have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
SECTION 4.   Pronouns.   All pronouns used in these bylaws will be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
SECTION 5.   Reliance upon Books, Reports and Records.   Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person or entity as to matters the director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
SECTION 6.   Evidence of Authority.   A certificate by the Secretary, or an Assistant Secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation will as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
SECTION 7.   Severability.   Any determination that any provision of these bylaws is for any reason inapplicable, illegal or ineffective will not affect or invalidate any other provision of these bylaws.
SECTION 8.   Electronic Transmission.   For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
SECTION 9.   Certificate of Incorporation.   All references in these bylaws to the Certificate of Incorporation will be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.
SECTION 10.   Defined Terms.   Capitalized terms used herein and not otherwise defined have the meanings given to them in the Certificate of Incorporation.
ARTICLE IX
AMENDMENTS
Except as otherwise provided by law or by the Certificate of Incorporation, these bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and these bylaws. Notwithstanding the foregoing and anything contained in these bylaws to the contrary, Sections 1, 2, 8, and 9 of Article II, Sections 2, 3, and 12 of Article III, and Article IX may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without (a) until the Sunset Date, the affirmative vote of the holders of at least 66 2/3% of the capital stock of the Corporation, voting together as a single class and (b) following the Sunset Date, the affirmative vote of the holders of a majority of the capital stock of the Corporation, voting together as a single class.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
The Amended and Restated Certificate of Incorporation, which will become effective upon consummation of the Business Combination, will provide that no Director of the Combined Company will be personally liable to the Combined Company or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a director of the Combined Company. In addition, the Amended and Restated Certificate of Incorporation will provide that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Combined Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Amended and Restated Certificate of Incorporation will further provide that any repeal or modification of such article by its stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.
The Amended and Restated Certificate of Incorporation will provide that it will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Combined Company) by reason of the fact that he or she is or was, or has agreed to become, the Combined Company’s director or officer, or is or was serving, or has agreed to serve, at the Combined Company’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all Indemnifiable Losses if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Combined Company’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful, subject to limited exceptions. The Amended and Restated Certificate of Incorporation will also provide that it will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.
In connection with the Business Combination, the Combined Company will enter into indemnification agreements with each of its directors and executive officers. These agreements will provide that the Combined Company will indemnify each of its directors and such officers to the fullest extent permitted by law and its charter and its bylaws.
The Combined Company will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of the Combined Company arising out of claims based on acts or omissions in their capacities as directors or officers.
ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a)   Exhibits
Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of November 16, 2020, by and among Roth CH Acquisition I Co., Roth CH Acquisition I Co. Parent Corp., Roth CH Merger Sub, LLC, Roth CH Merger Sub, Inc. and PureCycle Technologies LLC (included as Annex A to the proxy statement/prospectus, which is part of this Registration Statement, and incorporated herein by reference). †
3.1	Certificate of Incorporation of Roth CH Acquisition I Co. Parent Corp.
3.2	Bylaws of Roth CH Acquisition I Co. Parent Corp.
3.3	Form of Amended and Restated Certificate of Incorporation of the Combined Company, to be effective upon consummation of the Business Combination (included as Annex C to the proxy statement/prospectus, which is a part of this Registration Statement, and incorporated herein by reference).
3.4	Form of Amended and Restated Bylaws of the Combined Company, to be effective upon consummation of the Business Combination (included as Annex D to the proxy statement/prospectus, which is a part of this Registration Statement, and incorporated herein by reference).
4.1	Specimen Common Stock Certificate.*
4.2	Specimen Warrant Certificate. (1)
4.3	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Roth CH Acquisition I Co. (1)
4.4	Indenture, dated as of October 7, 2020, by and between PureCycle Technologies LLC and U.S. Bank National Association, in its capacity as trustee and collateral agent.†
4.5	Form of 5.875% Convertible Senior Secured Note (included as Exhibit A to the Indenture filed as Exhibit 4.4 to this Registration Statement).
4.6	The Indenture of Trust, dated as of October 1, 2020, between Southern Ohio Port Authority and UMB Bank, N.A.†
4.7	Form of Series 2020A Bond (included as Exhibit A-1 to the Indenture of Trust filed as Exhibit 4.6 to this Registration Statement).
4.8	Form of Series 2020B Bond (included as Exhibit A-2 to the Indenture of Trust filed as Exhibit 4.6 to this Registration Statement).

Exhibit Number	Description of Exhibit
4.9	Form of Series 2020C Bond (included as Exhibit A-3 to the Indenture of Trust filed as Exhibit 4.6 to this Registration Statement).
4.10	Redeemable Conditional Warrant to Purchase Securities of Roth CH Acquisition I Co. Parent Corp., dated November 16, 2020, by and between Roth CH Acquisition I Co. Parent Corp., PureCycle Technologies LLC, and Recycled Resin Investors, LLC.
5.1	Opinion of Loeb & Loeb LLP*
10.1	Form of Letter Agreement among Roth CH Acquisition I Co., Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC and Roth CH Acquisition I Co.’s officers, directors and stockholders. (1)
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Roth CH Acquisition I Co. (1)
10.3	Form of Escrow Agreement between Roth CH Acquisition I Co., Continental Stock Transfer & Trust Company and the initial stockholders of Roth CH Acquisition I Co. (1)
10.4	Form of Subscription Agreement among the Roth CH Acquisition I Co, the initial stockholders, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC. (1)
10.5	Form of Registration Rights Agreement among Roth CH Acquisition I Co. and the initial stockholders and Continental Stock Transfer & Trust Company. (1)
10.6	Form of Indemnity Agreement. (1)
10.7	Founder Support Agreement, dated as of November 16, 2020, by and among Roth CH Acquisition I Co., PureCycle Technologies LLC, and the founding members of Roth CH Acquisition I Co. (2)
10.8	Company Support Agreement, dated as of November 16, 2020, by and among Roth CH Acquisition I Co., PureCycle Technologies LLC, and the founding members of PureCycle Technologies LLC. (2)
10.9	Form of Subscription Agreement for the PIPE Placement. (2)
10.10	Form of PIPE Registration Rights Agreement. (2)
10.11	Form of Investor Rights Agreement.
10.12	Loan Agreement, dated as of October 1, 2020, by and between Purecycle: Ohio LLC and Southern Ohio Port Authority.†
10.13	Form of the Series 2020A Promissory Note (included as Exhibit A-1 to the Loan Agreement filed as Exhibit 10.12 to this Registration Statement).
10.14	Form of the Series 2020B Promissory Note (included as Exhibit A-2 to the Loan Agreement filed as Exhibit 10.12 to this Registration Statement).
10.15	Form of the Series 2020C Promissory Note (included as Exhibit A-3 to the Loan Agreement filed as Exhibit 10.12 to this Registration Statement).
10.16	Guaranty of Completion, dated as of October 7, 2020, by PureCycle Technologies LLC in favor of UMB Bank, N.A.†
10.17	Security Agreement, dated as of October 7, 2020, by and between Purecycle: Ohio LLC and UMB Bank, N.A.†
10.18	Right of First Refusal Agreement, dated as of October 7, 2020, by and between PureCycle Technologies LLC and the Investors signatory thereto.
10.19	Side Letter Agreement, dated as of October 5, 2020, by and between PureCycle Technologies LLC and Pure Crown LLC.†
10.20	Amended and Restated Patent License Agreement, dated July 28, 2020, by and between PureCycle Technologies LLC and The Procter & Gamble Company.**

Exhibit Number	Description of Exhibit
10.21	PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan (included as Annex B to the proxy statement/prospectus, which is part of this Registration Statement, and incorporated herein by reference).
10.22	Form of PureCycle Technologies, Inc. Restricted Stock Agreement.
10.23	Amended and Restated Purchase Option Agreement, dated , 2020, by and between PureCycle Technologies LLC, Roth CH Acquisition Co. Parent Corp., and AptarGroup, Inc.*
10.24	CEO Executive Employment Agreement between Michael Otworth and PureCycle Technologies LLC, dated November 14, 2020.
10.25	Executive Employment Agreement between Michael Dee and PureCycle Technologies LLC, dated November 15, 2020.
10.26	Executive Employment Agreement between David Brenner and PureCycle Technologies LLC, dated November 14, 2020.
10.27	Form of PureCycle Technologies LLC Restrictive Covenants Agreement.
21.1	Subsidiaries of the Registrant.
23.1	Consent of Marcum LLP.
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page hereto).
99.1	Form of Proxy Card.*
99.2	Consent of Michael J. Otworth to be named as a director.
99.3	Consent of Dr. John Scott to be named as a director.
99.4	Consent of Richard Brenner to be named as a director.
99.5	Consent of Tanya Burnell to be named as a director.
99.6	Consent of Timothy Glockner to be named as a director.
99.7	Consent of Jeffrey Fieler to be named as director.

(1)
Previously filed as an exhibit to Roth CH Acquisition I Co.’s Registration Statement on Form S-1, as amended (File No. 333- 236852)

(2)
Previously filed as an exhibit to Roth CH Acquisition I Co.’s Current Report on Form 8-K filed on November 16, 2020

*
To be filed by amendment.

**
Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

†
Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

(b)   Financial Statement Schedules
None.

ITEM 22.   UNDERTAKINGS
(1)   To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 20th day of November 2020.
ROTH CH ACQUISITION I CO. PARENT CORP.
By:
/s/ Byron Roth

Name:
Byron Roth

Title:
CEO & Chairman

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Byron Roth and Aaron Gurewitz, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Byron Roth Byron Roth	Chairman and Chief Executive Officer (Principal Executive Officer)	November 20, 2020
/s/ Gordon Roth Gordon Roth	Chief Financial Officer (Principal Financial and Accounting Officer)	November 20, 2020
/s/ John Lipman John Lipman	Chief Operating Officer and Director	November 20, 2020
/s/ Molly Hemmeter Molly Hemmeter	Director	November 20, 2020
/s/ Adam Rothstein Adam Rothstein	Director	November 20, 2020
/s/ Daniel M. Friedberg Daniel M. Friedberg	Director	November 20, 2020